1 US_ACTIVE\122519180\V-5 THIRD AMENDMENT TO FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT AND AMENDMENT TO UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE THIS THIRD AMENDMENT TO FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT AND AMENDMENT TO UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE (this “Amendment”), dated as of December 20, 2022, by and among the undersigned parties executing this Amendment as “Borrowers” (collectively, “Borrowers”), the undersigned parties executing this Amendment as “Guarantors” (collectively, “Guarantors”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”) and the other Lenders party hereto (collectively, the “Lenders”), and KeyBank as Administrative Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Administrative Agent, is hereinafter referred to as “Administrative Agent”). W I T N E S S E T H: WHEREAS, Borrowers, Administrative Agent and the Lenders are parties to that certain First Amended and Restated Senior Secured Credit Agreement dated as of September 5, 2019, as amended by that certain First Amendment to First Amended and Restated Senior Secured Credit Agreement dated as of April 30, 2021 and that certain Second Amendment to First Amended and Restated Senior Secured Credit Agreement dated as of September 29, 2021 (as varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time prior to the effectiveness of this Amendment, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by this Amendment is referred to herein as the “Credit Agreement”); WHEREAS, in connection with the Credit Agreement, the Guarantors executed and delivered to Agent and Lenders that certain Unconditional Guaranty of Payment and Performance dated as of September 5, 2019 (as varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time prior to the effectiveness of this Amendment, the “Existing Guaranty”, and the Existing Guaranty, as amended by this Amendment is referred to herein as the “Guaranty”) WHEREAS, Borrowers and the Guarantors have requested that Administrative Agent and the Lenders make certain modifications to the Existing Credit Agreement and the Existing Guaranty, and Administrative Agent and the Lenders have consented to such modifications, subject to the execution and delivery of this Amendment. NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows: 1. Definitions. Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement. 2. Amendment of the Credit Agreement. Subject to all of the terms and conditions set forth in this Amendment, Borrowers, Guarantors, the Lenders and the Administrative Agent hereby agree that the Existing Credit Agreement (other than the schedules and exhibits thereto, except as expressly provided herein) is amended to incorporate the changes marked to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth on the copy of the Credit Agreement attached as Annex I. Schedule 1.1(a) to the Existing Credit Agreement is hereby deleted in its 2 US_ACTIVE\122519180\V-5 entirety and replaced with Schedule 1.1(a) attached hereto and made a part hereof. Exhibit F attached to the Existing Credit Agreement is hereby deleted in its entirety and replaced with Exhibit F attached hereto and made a part hereof. Each reference to a “LIBOR Rate Loan” appearing in Section 7(d) of Exhibit M attached to the Credit Agreement shall be deemed to be a reference to a “Term SOFR Loan”. None of the other Schedules or Exhibits to the Existing Credit Agreement shall be revised pursuant to this Amendment. 3. Amendment of Guaranty. Administrative Agent and Guarantors do hereby modify and amend the Existing Guaranty by deleting the figure “$325,000,000.00” appearing in paragraph (a) of the Existing Guaranty, appearing on page 1 thereof, and inserting in lieu thereof the figure “$365,000,000.00”. 4. Commitment Increase. (a) Borrowers and Guarantors hereby acknowledge and agree that as of the Effective Date (as hereinafter defined) and following satisfaction of all conditions thereto as provided herein, the amount of each Real Estate Revolving Loan Lender’s Real Estate Revolving Loan Commitment shall be the amount set forth on Schedule 1.1(a) attached hereto (the amount by which the Total Real Estate Revolving Loan Commitment is being increased hereby being referred to herein as the “Commitment Increase”). In connection with the Commitment Increase, each Real Estate Revolving Loan Lender which is increasing its Real Estate Revolving Loan Commitment shall be issued a new Real Estate Revolving Loan Note in the principal face amount of its Real Estate Revolving Loan Commitment, which will be a “Real Estate Revolving Loan Note” under the Credit Agreement, and each such increasing Lender will promptly after receipt of such new Real Estate Revolving Loan Note return to Borrower its existing Real Estate Revolving Loan Note, marked “Replaced.” (b) On the Effective Date, the outstanding principal balance of the Real Estate Revolving Loans shall be reallocated among the Real Estate Revolving Loan Lenders such that the outstanding principal amount of Real Estate Revolving Loans owed to each Real Estate Revolving Loan Lender shall be equal to such Real Estate Revolving Loan Lender’s Real Estate Revolving Loan Commitment Percentage of the outstanding principal amount of all Real Estate Revolving Loans. The participation interests of the Real Estate Revolving Loan Lenders in Swing Loans and Letters of Credit shall be similarly adjusted. Each of those Real Estate Revolving Loan Lenders whose Real Estate Revolving Loan Commitment Percentage is increasing shall advance the funds to the Administrative Agent and the funds so advanced shall be distributed among the Real Estate Revolving Loan Lenders whose Real Estate Revolving Loan Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Real Estate Revolving Loans, as necessary to accomplish the required reallocation of the outstanding principal balance of the Real Estate Revolving Loans. 5. References to Credit Agreement and the Guaranty. All references in the Loan Documents to the Credit Agreement and the Guaranty shall be deemed a reference to the Credit Agreement and the Guaranty, as applicable, as modified and amended herein. 6. Consent and Acknowledgment of Borrowers and Guarantors. By execution of this Amendment, Guarantors hereby expressly consents to the modifications and amendments relating to the Credit Agreement as set forth herein and any other agreements or instruments executed in connection herewith, and Borrowers and Guarantors hereby acknowledge, represent and agree that (a) the Credit Agreement, as modified and amended herein, and the other Loan Documents remain in full force and effect and constitute the valid and legally binding obligation of Borrowers and Guarantors, as applicable, enforceable against such Persons in accordance with their respective terms, (b) that the Guaranty extends to and applies to the Credit Agreement as modified and amended herein, and (c) that the execution and delivery of this Amendment and any other agreements or instruments executed in connection herewith does 3 US_ACTIVE\122519180\V-5 not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of any Borrower’s or any Guarantor’s obligations under the Loan Documents. 7. Representations. Borrowers and Guarantors represent and warrant to Administrative Agent and the Lenders as follows: (a) Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrowers and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of such Person, (v) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of any material agreement or other instrument binding upon, such Person or any of its properties, and (vi) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person other than the liens and encumbrances in favor of Administrative Agent contemplated by the Credit Agreement and the other Loan Documents. (b) Enforceability. This Amendment and any other agreements or instruments executed in connection herewith to which any of Borrowers or Guarantors is a party are the valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity. (c) Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of or approval of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and delivered to Administrative Agent. (d) Reaffirmation. Borrowers and Guarantors reaffirm and restate as of the date hereof each and every representation and warranty made by such Persons in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date. The representations and warranties made by Borrowers, Guarantors or their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith or after the date of the Credit Agreement were true and correct in all material respects when made and are true and correct in all material respects as of the hereof, except to the extent of changes in the facts and circumstances after the date such representation and warranty was made that resulted from actions or inactions not prohibited by the Credit Agreement (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date). (e) No Default. By execution hereof, Borrowers and Guarantors certify that such Persons are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment and the other documents executed in connection herewith, and that no Default or Event of Default has occurred and is continuing. 4 US_ACTIVE\122519180\V-5 8. Waiver of Claims. Borrowers and Guarantors acknowledge, represent and agree that such Persons as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Administrative Agent or any Lender, or any past or present officers, agents or employees of Administrative Agent or any Lender, and each of Borrowers and Guarantors does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any. 9. Ratification. Except as hereinabove set forth or in any other document previously executed or executed in connection herewith, all terms, covenants and provisions of the Credit Agreement and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement, the Guaranty and the other Loan Documents. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrowers and Guarantors under the Loan Documents. 10. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement. 11. Miscellaneous. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement. This Amendment shall constitute a Loan Document. 12. Effective Date. The effectiveness of this Amendment is subject to confirmation by the Administrative Agent of the satisfaction of the following conditions: (a) Execution and delivery of this Amendment by Borrowers, Guarantors, Administrative Agent and all of the Lenders; (b) Receipt by Administrative Agent of evidence that the Borrower shall have paid all fees due and payable with respect to this Amendment and the Commitment Increase; and I Receipt by Administrative Agent of such other resolutions, certificates, documents, customary searches (credit, judgment, lien, bankruptcy, etc.), instruments and agreements as the Agent may reasonably request on or prior to the date of this Amendment. 13. Fees and Expenses. Borrowers will pay the reasonable fees and expenses of Administrative Agent in connection with this Amendment and the transactions contemplated hereby in accordance with Section 15 of the Credit Agreement. 14. Electronic Signatures. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or as an attachment to an electronic mail message in .pdf, .jpeg, .TIFF or similar electronic format shall be effective as delivery of a manually executed counterpart of this Amendment for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and any other Loan Document to be signed in connection with this Amendment, the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as manually executed signature, physical delivery thereof or the

5 US_ACTIVE\122519180\V-5 use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior written consent. For the purposes hereof, “Electronic Signatures” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute the Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents. Without limiting the generality of the foregoing, each Borrower and Guarantor hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among any of the Agent or the Lenders and any of the Borrowers or Guarantors, electronic images of this Amendment or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of any Loan Document based solely on the lack of paper original copies of such Loan Document, including with respect to any signature pages thereto. [CONTINUED ON NEXT PAGE]

Signature Page to Third Amendment to First Amended and Restated Senior Secured Credit Agreement (KeyBank/Trilogy) Confidential ADMINISTRATIVE AGENT AND LENDERS: KEYBANK NATIONAL ASSOCIATION, individually as a Lender and as Administrative Agent By: Name: Laura Conway Title: Senior Vice President CIT BANK, N.A., as a Lender By: Name: Title: REGIONS BANK, as a Lender By: Name: John E. Boudler Title: Senior Vice President BANK OF AMERICA, N.A., as a Lender By: Name: Title: THE HUNTINGTON NATIONAL BANK, as a Lender By: Name: Title: [SIGNATURES CONTINUED ON NEXT PAGE] Type text here

Signature Page to Third Amendment to First Amended and Restated Senior Secured Credit Agreement (KeyBank/Trilogy) SYNOVUS FINANCIAL CORPORATION, as a Lender By: Name: Title: PACIFIC WESTERN BANK, a California state chartered bank, as a Lender By: Name: Title: CIBC BANK USA, as a Lender By: Name: Adam D. Panos Title: Managing Director BOKF, NA dba BANK OF OKLAHOMA, as a Lender By: Name: Title: BANK OF THE WEST, as a Lender By: Name: Title:

SYNOVUS FINANCIAL CORPORATION, as a Lender

By:________________________________
Name: ______________________________
Title: ______________________________

PACIFIC WESTERN BANK, a California state chartered bank, as a Lender

By:________________________________
Name: ______________________________
Title: ______________________________

CIBC BANK USA, as a Lender

By:________________________________
Name: ______________________________
Title: ______________________________

BOKF, NA dba BANK OF OKLAHOMA, as a Lender

By:________________________________
Name: ______________________________
Title: ______________________________

BANK OF THE WEST, as a Lender

By: Adam Shifrin
Name: Adam Shifrin
Title: 11/18/22

Signature Page to Third Amendment to First Amended and Restated Senior Secured Credit Agreement (KeyBank/Trilogy)

SCHEDULE 1.1(a)

LENDERS, COMMITMENTS AND COMMITMENT PERCENTAGES

Name and Address	A/R Revolving Loan Commitment	A/R Revolving Loan Commitment Percentage	Real Estate Revolving Loan Commitment	Real Estate Revolving Loan Commitment Percentage	Total Commitment	Total Commitment Percentage
KeyBank National Association Applicable Lending Office: KeyBank National Association Mailcode: NY-00-72-0100 726 Exchange Street, Suite 900 Buffalo, New York 14210 Attn: Yolanda M. Fields Notices: See Section 19	$5,347,000.00	15.277142857143 %	$64,653,000.00	17.713150684932 %	$70,000,000.00	17.500000000000 %
Regions Bank Applicable Lending Office: Regions Bank One Indiana Square Indianapolis, Indiana 46204 Attn: Jack Boudler Notices: See Section 19	$5,347,000.00	15.277142857143 %	$49,653,000.00	13.603561643836 %	$55,000,000.00	13.750000000000 %

US_ACTIVE\122519180\V-5

Name and Address	A/R Revolving Loan Commitment	A/R Revolving Loan Commitment Percentage	Real Estate Revolving Loan Commitment	Real Estate Revolving Loan Commitment Percentage	Total Commitment	Total Commitment Percentage
The Huntington National Bank Applicable Lending Office: The Huntington National Bank 10200 Forest Green Boulevard, Suite 112 Louisville, Kentucky 40223 Attn: Michael Kinnick Notices: See Section 19	$3,889,000.00	11.111428571429 %	$46,111,000.00	12.633150684932 %	$50,000,000.00	12.500000000000 %
Bank of America, N.A. Applicable Lending Office: Bank of America, N.A. 222 2nd Ave. S., Suite 2440 Nashville, Tennessee 37201 Attn: Hope Walker Notices: See Section 19	$3,889,000.00	11.111428571429 %	$36,111,000.00	9.893424657534%	$40,000,000.00	10.000000000000 %
CIT Bank, N.A. Applicable Lending Office: CIT Bank, N.A. 11 w. 42ND Street, 12th Floor New York, New York 10036 Attn: Thomas Gatsios Notices: See Section 19	$3,403,000.00	9.722857142857%	$31,597,000.00	8.656712328767%	$35,000,000.00	8.750000000000%

US_ACTIVE\122519180\V-5

Name and Address	A/R Revolving Loan Commitment	A/R Revolving Loan Commitment Percentage	Real Estate Revolving Loan Commitment	Real Estate Revolving Loan Commitment Percentage	Total Commitment	Total Commitment Percentage
Synovus Financial Corporation Applicable Lending Office: Synovus Financial Corporation 800 Shades Creek Parkway, Suite 325 Birmingham, Alabama 35209 Attn: Kathyrn H. Buchanan Notices: See Section 19	$3,403,000.00	9.722857142857%	$31,597,000.00	8.656712328767%	$35,000,000.00	8.750000000000%
BOKF, NA dba Bank of Oklahoma Applicable Lending Office: BOKF One Williams Center, 8th Floor Tulsa, Oklahoma 74172 Attn: Chris Rollman Notices: See Section 19	$1,944,000.00	5.554285714286%	$33,056,000.00	9.056438356164%	$35,000,000.00	8.750000000000%
CIBC Bank USA Applicable Lending Office: CIBC Bank USA 120 S. LaSalle Street Chicago, Illinois 60603 Attn: Michael Velazquez Notices: See Section 19	$2,917,000.00	8.334285714286%	$27,083,000.00	7.420000000000%	$30,000,000.00	7.500000000000%

US_ACTIVE\122519180\V-5

Name and Address	A/R Revolving Loan Commitment	A/R Revolving Loan Commitment Percentage	Real Estate Revolving Loan Commitment	Real Estate Revolving Loan Commitment Percentage	Total Commitment	Total Commitment Percentage
Pacific Western Bank Applicable Lending Office: Pacific Western Bank 5404 Wisconsin Ave., 2nd Floor Chevy Chase, Maryland 20815 Attn: Jason Schwartz Notices: See Section 19	$2,917,000.00	8.334285714286%	$27,083,000.00	7.420000000000%	$30,000,000.00	7.500000000000%
Bank of the West Applicable Lending Office: Bank of the West 2527 Camino Ramon San Ramon, California 94583 Attn: Adam Shifrin Notices: See Section 19	$1,944,000.00	5.554285714286%	$18,056,000.00	4.946849315068%	$20,000,000.00	5.000000000000%
TOTAL	$35,000,000.00	100%*	$365,000,000.00	100%*	$400,000,000.00	100%*

* Percentages may not equal 100% due to rounding.

US_ACTIVE\122519180\V-5

EXHIBIT F

FORM OF REQUEST FOR LOAN/CONVERSION

KeyBank National Association,
as Administrative Agent
Mailcode: NY-00-72-0100
726 Exchange Street, Suite 900
Buffalo, New York 14210
Attn: Yolanda M. Fields

Ladies and Gentlemen:

This request is delivered pursuant to the provisions of Section [2.6/4.1] of that certain First Amended and Restated Senior Secured Credit Agreement dated as of September 5, 2019 (as the same may hereafter be amended, the "Credit Agreement"), among TRILOGY RER, LLC, a Delaware limited liability company, as a Borrower ("Parent") and the other Persons now or thereafter party thereto as Borrowers, KeyBank National Association, as Administrative Agent, CIT Bank, N.A., as Revolving Agent, and the Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement. Parent hereby requests, on behalf of itself and the other Borrowers, and certifies as follows:

1. Loan. Borrowers hereby request a [Real Estate Revolving Loan under Section 2.1] [A/R Revolving Loan under Section 2.2] [A/R Swing Loan under Section 2.4] [Real Estate Swing Loan under Section 2.4] [conversion of a Loan under Section 4.1] of the Credit Agreement:

Principal Amount: $__________

Type (Base Rate Loan; Daily Simple SOFR Loan; Term SOFR Loan):

Drawdown/Conversion Date:

Interest Period for Term SOFR Loans:

[If a request of a Loan under Section 2.1 or Section 2.2 or a Swing Loan under Section 2.4, add the following: by credit to the general account of [designate Borrower] with Administrative Agent at Administrative Agent's Head Office.]

[If the requested Loan is a Swing Loan and Borrowers desire for such Loan to be a Term SOFR Loan following its conversion as provided in Section 2.4(d), specify the Interest Period following conversion:________________]

2. Use of Proceeds. Such Loan shall be used in accordance with the terms of Section 2.8 of the Credit Agreement.

3. No Default. The undersigned Authorized Officer of Parent certifies, on behalf of Borrowers, that Loan Parties are and will be in compliance with all covenants under the Loan Documents after giving effect to the making or conversion, as the case may be, of the Loan requested hereby and no Default or Event of Default has occurred and is continuing.

4. Borrowing Base Certificate. [If a request of an A/R Revolving Loan or Real Estate Revolving Loan under Section 2.1 or Section 2.2 or Swing Loan under Section 2.4, add the following:

US_ACTIVE\122519180\V-5

Attached hereto is [an A/R] [a Real Estate] Borrowing Base Certificate setting forth a calculation of the [A/R/Real Estate] Borrowing Base Availability after giving effect to the [A/R/Real Estate] Revolving Loan requested hereby. After giving effect to the making of such Loan, (a) the Aggregate A/R Revolving Credit Obligations shall not be greater than the lesser of (i) the Total A/R Revolving Loan Commitment and (ii) the A/R Borrowing Base Availability, and (b) the Aggregate Real Estate Revolving Credit Obligations shall not be greater than the lesser of (i) the Total Real Estate Revolving Loan Commitment and (ii) the Real Estate Borrowing Base Availability.]

[INCLUDE IF NOTICE IS DELIVERED IN CONNECTION WITH A DRAW:

5. Representations True. The undersigned certifies, represents and agrees, on behalf of Borrowers, that each of the representations and warranties made by any Loan Party contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered by or on behalf of any Loan Party to Administrative Agent, Revolving Agent or the Lenders pursuant to or in connection with the Credit Agreement shall be true and correct in all material respects both as of the date as of which they were made and shall also be true and correct in all material respects as of the time of the making of such Loan, with the same effect as if made at and as of that time, except to the extent of changes in the facts and circumstances after the date such representation and warranty was made that resulted from actions or inactions not prohibited by the Credit Agreement (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing.]

[5/6]. Other Conditions. The undersigned certifies, represents and agrees, on behalf of Borrowers, that all conditions to the making or conversion, as the case may be, of the Loan requested hereby set forth in the Credit Agreement have been satisfied or waived in writing.

[6/7]. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

IN WITNESS WHEREOF, the undersigned has duly executed this request this _____ day of _____________, 20__.

TRILOGY RER, LLC, a Delaware limited liability company, on behalf of Borrowers

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

US_ACTIVE\122519180\V-5

ANNEX I

Revised Credit Agreement

[Attached]

US_ACTIVE\122519180\V-5

First Amended and Restated Senior Credit Agreement - 9/5/2019 First Amendment to First Amended and Restated Senior Credit Agreement - 4/30/2021 Second Amendment to First Amended and Restated Senior Credit Agreement - 9/29/2021 Third Amendment to First Amended and Restated Senior Credit Agreement – 12/20/2022 __________________________________________________________________________ FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT DATED AS OF SEPTEMBER 5, 2019 among THE INITIAL PARTIES HERETO EXECUTING AS BORROWERS, as Borrowers, KEYBANK NATIONAL ASSOCIATION, as a Lender, The other Lenders which are parties hereto from time to time, and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent, CIT BANK, N.A., as Revolving Agent, REGIONS BANK, as Syndication Agent, KEYBANC CAPITAL MARKETS, INC. AND REGIONS CAPITAL MARKETS, as Co-Lead Arrangers and Co-Book Runners, and BANK OF AMERICA, N.A. and THE HUNTINGTON NATIONAL BANK, as Co-Documentation Agents US_Active\120558968\V-3US_ACTIVE\122519032\V-4 FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT THIS FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT (this “Agreement”) is made as of September 5, 2019, among THE INITIAL PARTIES HERETO EXECUTING AS BORROWERS (collectively, the “Initial Borrowers”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as a Lender, the other lending institutions which are parties to this Agreement as Lenders, the other lending institutions that may become parties hereto as Lenders pursuant to Sections 2.10 or 18, KEYBANK NATIONAL ASSOCIATION, as Administrative Agent, and CIT BANK, N.A., as Revolving Agent. R E C I T A L S Certain of the Initial Borrowers, KeyBank, certain of the Lenders and Administrative Agent have entered into that certain Senior Secured Credit Agreement dated as of December 1, 2015, as amended by that certain First Amendment to Senior Secured Credit Agreement dated March 21, 2016 (as so amended, the “Original Credit Agreement”). The parties hereto desire to enter into this Agreement to amend and restate the Original Credit Agreement in its entirety. In consideration of the mutual covenants and agreements contained herein, the parties hereto hereby amend and restate the Original Credit Agreement and covenant and agree as follows: SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION. Section 1.1 Definitions. The following terms shall have the meanings set forth in this Section l or elsewhere in the provisions of this Agreement referred to below: “A/R Borrowing Base Availability” means, at any time, subject to adjustment as provided below, an amount equal to the sum of, without duplication: (a) up to 85% of the amount of Operating Company Eligible Accounts multiplied by the Expected Net Value, less the Credit and Unapplied Collection Account, plus (b) up to 75% of the amount of Ancillary Business Eligible Accounts multiplied by the Expected Net Value, less the Credit and Unapplied Collection Account, less (c) the aggregate amount of Reserves established by Revolving Agent as provided below; provided, that Revolving Agent may, in the exercise of its Permitted Discretion, reduce the percentages in clauses (a) and (b) above from time to time with at least three (3) Business Days’ notice to Parent (which notice shall not be required during the existence of an Event of Default). Revolving Agent shall give prompt written notice to Administrative Agent and the A/R Revolving Loan Lenders of any adjustments effected pursuant to this proviso, but a non-willful failure of Revolving Agent to so notify shall not be a breach of this Agreement. Anything to the contrary in this definition notwithstanding, Revolving Agent shall have the right (but not the obligation), in the exercise of its Permitted Discretion, to establish and increase or decrease the Receivable Reserves, Bank Product Reserves and other Reserves against the A/R Borrowing Base Availability; provided that Revolving Agent shall endeavor to notify Borrowers at or before the US_Active\120558968\V-3US_ACTIVE\122519032\V-4 time any such reserve in a material amount is to be established or increased, but a non-willful failure of Revolving Agent to so notify Borrowers shall not be a breach of this Agreement and shall not cause such establishment or increase of a reserve to be ineffective. The amount of any Receivable Reserve, Bank Product Reserve or other Reserve established by Revolving Agent shall have a reasonable relationship to the event, condition, other circumstance or fact that is the basis for such reserve and shall not be duplicative of any other reserve established and currently maintained. “A/R Borrowing Base Certificate” has the meaning set forth in Section 7.4(a)(x). “A/R Borrowing Base Review” has the meaning set forth in Section 7.9(b). “A/R Revolving Loan Commitment” means, with respect to each A/R Revolving Loan Lender, the amount set forth on Schedule 1.1(a) as the amount of such A/R Revolving Loan Lender’s A/R Revolving Loan Commitment to make or maintain A/R Revolving Loans to Borrowers or to participate in A/R Swing Loans, as the same may be changed from time to time in accordance with the terms of this Agreement. “A/R Revolving Loan Commitment Percentage” means, with respect to each A/R Revolving Loan Lender, the percentage set forth on Schedule 1.1(a) as such A/R Revolving Loan Lender’s percentage of the aggregate A/R Revolving Loan Commitments of all of the A/R Revolving Loan Lenders, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the A/R Revolving Loan Commitments of the A/R Revolving Loan Lenders have been terminated as provided in this Agreement, then the A/R Revolving Loan Commitment Percentage of each A/R Revolving Loan Lender shall be determined based on the A/R Revolving Loan Commitment Percentage of such A/R Revolving Loan Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms thereof. “A/R Revolving Loan” or “A/R Revolving Loans” means an individual A/R Revolving Loan or the aggregate A/R Revolving Loans, as the case may be, made by A/R Revolving Loan Lenders hereunder to Borrowers, as more particularly described in Section 2.2. Those Borrowers as of the Closing Date providing Collateral included in the calculation of A/R Borrowing Base Availability are described on Schedule1.1(d) attached hereto. “A/R Revolving Loan Lenders” means, collectively, the Lenders which have an A/R Revolving Loan Commitment, the initial A/R Revolving Loan Lenders being identified on Schedule 1.1(a). “A/R Revolving Loan Note” means a promissory note made by Borrowers in favor of an A/R Revolving Loan Lender in the principal face amount equal to such A/R Revolving Loan Lender’s A/R Revolving Loan Commitment, or if less, the outstanding amount of all A/R Revolving Loans made by such A/R Revolving Loan Lender, in substantially the form of Exhibit A. “A/R Swing Loan” means a Swing Loan made hereunder pursuant to the A/R Borrowing Base Availability. “A/R Unused Fee Percentage” means with respect to any day during a calendar quarter, (a) 0.15% per annum, if the sum of the Aggregate A/R Revolving Credit Obligations outstanding on such day is greater than 50% of the Total A/R Revolving Loan Commitment, or (b) 0.20% per annum if the sum of the Aggregate A/R Revolving Credit Obligations outstanding on such day is less than or equal to 50% of the Total A/R Revolving Loan Commitment. 2 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 “Account” means an account (as that term is defined in the UCC), including all health-care-insurance receivables (as that term is defined in the UCC). “Account Debtor” means any Person who is obligated on an Account, an IGT Account, chattel paper or a general intangible. “Acknowledgments” means, collectively, each of the Acknowledgments executed by a Borrower in favor of Administrative Agent, acknowledging the pledge of Equity Interests in such Borrower to Administrative Agent, such Acknowledgment to be in the form to which Administrative Agent agrees on the Closing Date. “Adjusted Daily Simple SOFR” means, with respect to a Daily Simple SOFR Loan, an interest rate per annum equal to the greater of (1) the sum of (a) Daily Simple SOFR and (b) the applicable SOFR Index Adjustment and (2) the Floor. “Adjusted Term SOFR” means, for any Available Tenor and Interest Period with respect to a Term SOFR Loan, an interest rate per annum equal to (a) Term SOFR for such Interest Period, plus (b) the applicable SOFR Index Adjustment; provided that if Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Administrative Agent” means KeyBank National Association, acting as administrative agent for the Secured Parties, and its successors and assigns. “Administrative Agent Fee Letter” means that certain fee letter dated July 31, 2019, among KeyBank, KeyBanc Capital Markets, Inc., and Trilogy Investors. “Administrative Agent’s Head Office” means Administrative Agent’s head office located at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other location as Administrative Agent may designate from time to time by notice to Parent, Revolving Agent and the Lenders. “Administrative Agent’s Special Counsel” means Dentons US LLP or such other counsel selected by Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affected Lender” has the meaning set forth in Section 4.14. “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the power to direct, or cause the direction of, the management and policies of such Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise, and including the ownership of a general partnership interest or a managing member’s or manager’s interest in a limited liability company; provided, that, for purposes of the definition of Eligible Accounts and Section 8.12: (a) any Person which owns directly or indirectly ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or ten percent (10%) or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) 3 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person. For purposes hereof, neither Trilogy Management Services, LLC, Trilogy Management Profit Interests, LLC nor any of their wholly-owned Subsidiaries shall be deemed an Affiliate of any Loan Party. “Agents” means, collectively, Administrative Agent and Revolving Agent. “Aggregate A/R Revolving Credit Obligations” means, as of any particular time, the sum of (a) the aggregate principal amount of all A/R Revolving Loans then outstanding plus (b) the aggregate principal amount of all A/R Swing Loans then outstanding. “Aggregate Real Estate Revolving Credit Obligations” means, as of any particular time, the sum of (a) the aggregate principal amount of all Real Estate Revolving Loans then outstanding, plus (b) the aggregate principal amount of all Real Estate Swing Loans then outstanding, plus (c) the aggregate Letter of Credit Liabilities. “Agreement” means this First Amended and Restated Senior Secured Credit Agreement, including the Schedules and Exhibits. “Ancillary Business Eligible Accounts” means Eligible Accounts generated by Ancillary Services. “Ancillary Services” means pharmacy services and rehabilitation services. “Ancillary Services Borrowing Base Value” means, with respect to any date, an amount equal to (a) the sum of that portion of the EBITDA of each of Paragon and PCA (excluding their Subsidiaries for the purposes hereof) derived solely from its Ancillary Services provided at independent living facilities, assisted living facilities, skilled nursing facilities, memory care facilities or rehabilitation facilities that are neither owned, leased or operated by Trilogy Investors or any of its Subsidiaries or Unconsolidated Affiliates and without including any contribution from any Subsidiary of Paragon or PCA, in each case so long as such Person is a Borrower, for the four (4) fiscal quarters most recently ended as of such date, multiplied by (b) 3.00. “Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations, guidelines and orders of all Governmental Authorities and all orders and binding decrees of all applicable courts, tribunals and arbitrators. “Applicable Lending Office” means, with respect to each Lender, the office designated by such Lender to the Administrative Agent as such Lender’s lending office for all purposes of this Agreement. A Lender may have a different Applicable Lending Office for Base Rate Loans and SOFR Rate Loans. “Applicable Margin” means, on any date, (a) for LIBORSOFR Rate Loans, two and three-quarter percent (2.75%) per annum, and (b) for Base Rate Loans, one and three-quarter percent (1.75%) per annum. “Appraisal” means an MAI appraisal of the value of a parcel of Real Estate, determined on, with respect to the Collateral Properties (other than Villa Units that are included in the calculation of clause (b) of the definition of Real Estate Borrowing Base Availability), an “as-is” value basis, and with respect to the Villa Units that are included in the calculation of clause (b) of the definition of Real Estate Borrowing Base Availability, an “as-stabilized” basis, performed by an independent appraiser selected by 4 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Administrative Agent who is not an employee of Trilogy Investors, any of its Subsidiaries or Affiliates, Administrative Agent or a Lender, the form and substance of such appraisal and the identity of the appraiser to be in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the rules and regulations adopted pursuant thereto and all other regulatory laws and policies (both regulatory and internal) applicable to the Lenders and otherwise acceptable to Administrative Agent and Majority Real Estate Revolving Loan Lenders. “Appraised Value” means (a) with respect to the Collateral Properties (other than Villa Units that are included in the calculation of clause (b) of the definition of Real Estate Borrowing Base Availability), the “as-is” value of a parcel of Real Estate determined by the Appraisal of such Real Estate, unless otherwise expressly provided in this Agreement, most recently completed and (b) with respect to the Villa Units that are included in the calculation of clause (b) of the definition of Real Estate Borrowing Base Availability, the “as-stabilized” value of such Villa Units determined by the Appraisal of such Villa Units, unless otherwise expressly provided in this Agreement. “Assignment and Acceptance Agreement” has the meaning set forth in Section 18.1. “Assignment of Leases and Rents” means each of the assignments of leases and rents from a Borrower that is an owner or lessee of Real Estate to Administrative Agent in substantially the form delivered on the Closing Date with such changes thereto as Administrative Agent may reasonably require as a result of Applicable Law or practice, pursuant to which there shall be assigned to Administrative Agent for the benefit of the Secured Parties a security interest in the interest of such Borrower, as lessor with respect to all Leases of all or any part of such Real Estate. “Authorized Officer” means any of the following Persons: Randall J. Bufford, Leigh Ann Barney, David Davis, Brad Williamson, Robin Barber, and Michael Bryant and such other Persons as Parent shall designate in a written notice to Administrative Agent. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.15(d). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEAAffected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Balance Sheet Date” means June 30, 2019. 5 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 “Bank Account Address” has the meaning set forth in Section 7.19(d). “Bank Product Obligations” means, collectively, all obligations and other liabilities of any Loan Party to any Bank Product Provider arising out of any Bank Products relating to the Senior Care Properties. “Bank Product Provider” means KeyBank, any Affiliate thereof and any other Person that, at the time it provides any Bank Products to any Loan Party, is a Lender or an Affiliate of a Lender. “Bank Products” means any of the following services provided to any Loan Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer services, depository services (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts; and (b) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, payroll, stored value and gift cards, merchant services processing, and debit card services. “Bank Products Reserve” means a reserve which shall reduce availability under the A/R Borrowing Base Availability by, as of any date of determination, an amount equal to the aggregate amount that would be payable by any Loan Party to the Bank Product Providers in the event the Bank Product Obligations were terminated as of such date, as communicated by the Bank Product Providers to Revolving Agent or as otherwise determined by Revolving Agent in its Permitted Discretion. “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.). “Base Rate” means the greatest of (a) the, for any day, a fluctuating annualrate per annum equal to the highest of (i) the Federal Funds Effective Rate in effect on such day plus 0.50%, (ii) the rate of interest announcedin effect for such day as established from time to time by Administrative Agent at Administrative Agent’s Head Office as its “prime rate”, (b) one half of one percent (0.5%) above the Federal Funds Effective Rate andwhether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit, (ciii) LIBOR for an Interest Period ofAdjusted Term SOFR for a one (1) month tenor in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1.00%). The rate described in clause (a) of the preceding sentence is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting fromBase Rate due to a change in the Baseprime rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall becomebe effective as of 12:01 a.m. on the Business Day on whichfrom and including the effective date of such change in the Base Rate becomes effective, without notice or demand of any kindprime rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively. “Base Rate Loans” means, collectively, (a) the A/R Revolving Loans bearing interest calculated by reference to the Base Rate, (b) the Swing Loans and (c) the Real Estate Revolving Loans bearing interest calculated by reference to the Base Rate. “Benchmark” means, initially, with respect to (a) any Daily Simple SOFR Loan, Daily Simple SOFR, and (b) any Term SOFR Loan, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable 6 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.15. “Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in U.S. Dollars at such time and (ii) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), if any, that has been selected by the Administrative Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated syndicated credit facilities. “Benchmark Replacement Date” means, the earlier to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark: 7 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication). “Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.5 and (ii) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.15. “Beneficial Ownership Certification” means as to a Borrower, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation which is otherwise in form and substance satisfactory to Administrative Agent or any Lender requesting the same. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. 8 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 “BHC Act Affiliate”, with respect to any Person, shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person. “Borrowers” means collectively (a) the Initial Borrowers and (b) the Subsidiary Borrowers. “Breakage Costs” means the cost incurred (or reasonably expected to be incurred) by any Lender of re-employing funds bearing interest at LIBOR in connection with (a) any payment of any portion of the Loans bearing interest at LIBOR prior to the termination of any applicable Interest Period, (b) the conversion of a LIBOR Rate Loan to any other applicable interest rate on a date other than the last day of the relevant Interest Period, or (c) the failure of Borrowers to draw down, on the first day of the applicable Interest Period, any amount as to which Borrowers have elected a LIBOR Rate Loan. “Building” means, with respect to each Collateral Property, all of the buildings, structures and improvements now or hereafter located thereon, including Villa Units. “Business Day” means (i) any day other than a Saturday, a Sunday or aany other day on which banking institutions located in the same city and State as Administrative Agent’s Head Officecommercial banks in Cleveland, Ohio or inNew York, New York are required or authorized or required by law to close, in the case of LIBOR and (ii) with respect to any matters relating to SOFR Rate Loans, which also is a LIBORSOFR Business Day. “Capital Reserve” means, for any four (4) fiscal quarter period, an amount equal to (a) $500 per bed (as defined in accordance with the operations conducted on the relevant Senior Care Property) multiplied by (b) the aggregate number of available beds at the Senior Care Properties (as defined in accordance with the operations conducted on the relevant Senior Care Property). “Cash Equivalents” means, as of any date, (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one (1) year from such date, (b) time deposits and certificates of deposits having maturities of not more than one (1) year from such date and issued by any domestic commercial bank having (i) senior long term unsecured debt rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody’s or (ii) capital and surplus in excess of $100,000,000.00, (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within one hundred twenty (120) days from such date, and (d) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s. “CERCLA” means the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and federal regulations promulgated thereunder. “CHAMPUS” means, collectively, the Civilian Health and Medical Program of the Uniformed Services, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws, rules, regulations, manuals, orders, guidelines or requirements of any Governmental Authority pertaining to such program, including (a) all federal statutes (whether set forth in 10 U.S.C. §§ 1071-1106 or elsewhere) affecting such program, and (b) all rules, regulations (including 32 C.F.R. § 199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law). 9 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 “CHAMPUS Receivable” means an Account payable pursuant to CHAMPUS. “Change of Control” means the occurrence of any of the following without the prior written consent of Administrative Agent and the Majority Lenders, which may be granted in their sole discretion: (a) a merger of GAHR where GAHR is or should reasonably be deemed to be the acquired entity, including, without limitation, a transaction which results in Persons acquiring fifty percent (50%) or more of the ownership interests or voting power in GAHR, other than with a Permitted Transferee (provided that the Permitted Transfer Requirements are met, with such merger being considered a transfer thereunder); (b) GAHR or a Permitted Transferee fails to (i) own, directly or indirectly, free of any lien, encumbrance or other adverse claim, at least fifty-one (51%) of the economic, voting and beneficial interest of Trilogy Investors, or (ii) control Trilogy Investors and its Subsidiaries; (c) Trilogy Investors fails to (i) own, directly or indirectly, free of any lien, encumbrance or other adverse claim, one hundred percent (100%) of the economic, voting and beneficial interest of each Guarantor and Borrower , or (ii) control each Guarantor and Borrower; (d) Trilogy Healthcare Holdings fails to (i) directly own, free of any lien, encumbrance or other adverse claim, one hundred percent (100%) of the economic, voting and beneficial interest of OpCo or Trilogy Pro Services, or (ii) control OpCo or Trilogy Pro Services; (e) OpCo fails to (i) own, directly or indirectly, free of any lien, encumbrance or other adverse claim, one hundred percent (100%) of the economic, voting and beneficial interest of any OpCo Affiliate that is a party to a Lease, or (ii) control any OpCo Affiliate that is a party to a Lease; (f) Parent fails to (i) own, directly or indirectly, free of any lien, encumbrance or other adverse claim (other than the Lien of Administrative Agent granted pursuant to the Loan Documents), one hundred percent (100%) of the economic, voting and beneficial interest of each Borrower that owns or leases under a Ground Lease a Collateral Property or (ii) control any of Borrowers that own or lease under a Ground Lease a Collateral Property; or (g) Trilogy Pro Services fails to (i) own, directly or indirectly, free of any lien, encumbrance or other adverse claim, one hundred percent (100%) of the economic, voting and beneficial interest of Paragon or PCA, or (ii) control Paragon or PCA. “CIT” means CIT Bank, N.A. “CIT’s System” means CIT’s StuckyNet or other internet-based loan accounting and reporting system. “Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 10.1 shall be satisfied or waived in a manner in accordance with this Agreement. “CME” means CME Group Benchmark Administration Ltd. “CMS” means the U.S. Centers for Medicare and Medicaid Services. 10 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 “Co-Lead Arrangers” means KeyBanc Capital Markets, Inc. and Regions Capital Markets, a division of Regions Bank, acting as co-lead arrangers and co-book runners, and any successor thereof. “Code” means the Internal Revenue Code of 1986. “Collateral” means all of the property, rights and interests of Borrowers, Guarantors and the IGT Hospitals that are subject to the security interests, security title, liens and mortgages in favor of the Secured Parties created by the Security Documents. “Collateral Account” means a special deposit account established by Administrative Agent pursuant to Section 12.5 and under its sole dominion and control. “Collateral Pool Value” means, as of any date of determination for the Collateral Properties or the Villa Units, as the case may be, the aggregate Appraised Value of such Collateral Properties or Villa Units, respectively, as most recently determined under this Agreement, excluding the Appraised Value of any excess undeveloped land of any Collateral Property. “Collateral Property” means the Real Estate that is a Senior Care Property owned by a Borrower that is leased to another Borrower that is an OpCo Affiliate and, if such Senior Care Property is an IGT Facility, subleased to an IGT Hospital, and that has been pledged to Administrative Agent pursuant to a Mortgage. “Collections Account” means a Deposit Account maintained by one or more Borrowers with KeyBank. “Commitment” means, with respect to each Lender, the aggregate of (a) the A/R Revolving Loan Commitment of such Lender and (b) the Real Estate Revolving Loan Commitment of such Lender. “Commitment Increase” has the meaning set forth in Section 2.10(a). “Commitment Increase Request Notice” has the meaning set forth in Section 2.10(a). “Commitment Percentage” means, with respect to each Lender, the percentage set forth on Schedule 1.1(a) as such Lender’s percentage of the Total Commitment, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if any Commitments of the Lenders have been terminated as provided in this Agreement, then such Commitment Percentage of each Lender shall be determined based on the applicable Commitment Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.). “Compliance Certificate” has the meaning set forth in Section 7.4(a)(iii)(A). “CON” means a certificate of need or similar certificate, license or approval issued by the applicable state department of health or other applicable state regulatory agency for a Senior Care Property. “Conforming Changes” means, with respect to either the use or administration of Daily Simple SOFR or Term SOFR, or the use, administration, adoption or implementation of any Benchmark 11 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 4.7 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Consolidated” means, with reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP. “Consolidated Fixed Charges” means, with respect to any period, the sum of (a) Debt Service for such period, plus all (b) Preferred Distributions of Trilogy Investors and its Subsidiaries, if any, made during such period, plus (c) cash income tax payments, and cash Distributions, in respect of income taxes of Trilogy Investors and its Subsidiaries, plus (d) rental payments made under any ground lease of Trilogy Investors and its Subsidiaries, in each case, if any, made during such period plus (e) all base rent and additional rent due and payable by Trilogy Investors and its Subsidiaries during such period. Such Person’s Equity Percentage in the fixed charges referred to above of its Unconsolidated Affiliates shall be included in the determination of Consolidated Fixed Charges. “Consolidated Interest Expense” means, with respect to any period, without duplication, total Interest Expense of Trilogy Investors and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP for such period, plus Trilogy Investor’s Equity Percentage of the Interest Expense of its Unconsolidated Subsidiaries. “Consolidated Net Worth” means, as of any date of determination, the result of (a) Consolidated Total Asset Value minus (b) Consolidated Total Indebtedness minus (c) Indebtedness of any Unconsolidated Affiliate of Trilogy Investors as to which the undepreciated book value, determined in accordance with GAAP, of Trilogy Investors in such Unconsolidated Affiliate is not greater than zero. “Consolidated Total Asset Value” means the sum of (a) the total undepreciated book value, determined in accordance with GAAP, of Trilogy Investors and its Subsidiaries on a Consolidated basis, less (b) those assets identified on the balance sheet of Trilogy Investors as “right of use assets”. “Consolidated Total Indebtedness” means all Indebtedness of Trilogy Investors and its Subsidiaries determined on a Consolidated basis. “Construction Budget” means each budget for the construction of Villa Units on a Collateral Property through the completion date therefor delivered by Parent pursuant to Section 5.4, in form and substance reasonably satisfactory to Administrative Agent. “Construction Costs” means the costs, fees and expenses for the construction of Villa Units on a Collateral Property set forth on the Construction Budget for such Villa Units. Construction 12 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Costs shall not include costs associated with the acquisition of land unless the applicable Villa Units are to be constructed on newly-acquired land. “Contribution Agreement” means that certain First Amended and Restated Contribution Agreement dated as of the Closing Date among the Loan Parties. “Continue, Continuation and Continued” refers to a continuation of a SOFR Rate Loan for an additional Interest Period as provided in Section 4.1. “Conversion/Continuation Request” means a written notice given by Parent to Administrative Agent of Borrowers’ election to convert a Loan in accordance with Section 4.1, which notice shall specify (A) the Loan (or portion thereof) to be continued or converted, (B) the requested effective date of the continuation or conversion (which shall be a Business Day), (C) whether the resulting Loan is to be a Base Rate Loan or a SOFR Rate Loan, and (D) in the case of a continuation or conversion resulting in a SOFR Rate Loan, the Interest Period applicable thereto. “Covenant Relief Period” means the period commencing on September 29, 2021, and ending on (and including) the Covenant Relief Period Termination Date. “Covenant Relief Period Termination Date” means the earlier of (a) June 30, 2022 and (b) the date specified in the Covenant Relief Period Termination Notice on which the Borrowers irrevocably elect to terminate the Covenant Relief Period. “Covenant Relief Period Termination Notice” means a notice executed by the chief executive officer, president, chief financial officer or treasurer or controller of Parent (a) stating that Borrowers irrevocably elect to terminate the Covenant Relief Period effective as of the last day of the fiscal quarter specified in such notice (provided, that such notice shall have been delivered to the Administrative Agent not later than the date of delivery of the Compliance Certificate for such specified fiscal quarter pursuant to Section 7.4(a)(iii)), (b) reserved, and (c) enclosing a Compliance Certificate for such specified fiscal quarter demonstrating compliance with the covenants contained in Section 9 of the Credit Agreement and the other covenants set forth in such Compliance Certificate, in each case, after giving effect to the termination of the Covenant Relief Period. “Covenant Relief Period Permitted Recourse Indebtedness” means (x) the obligations of Trilogy Investors and/or one or more of its Subsidiaries in connection with that certain purchase option with respect to the real property located at 3001- 3101 N Hurstbourne Parkway, Louisville, Kentucky 40241, not to exceed $20,000,000.00 in the aggregate, and (y) Obligations under the Credit Agreement and the other Loan Documents. “Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b). “Covered Party” shall have the meaning set forth in Section 38. “Credit and Unapplied Collection Amount” means, at any time, the sum of (a) any credit charges of any Account Debtors of Eligible Accounts that are aged greater than (i) if such Eligible Account is for Ancillary Services, one hundred twenty (120) days from the invoice date, and (ii) if such 13 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Eligible Account is for other Medical Services, one hundred fifty (150) days from the invoice date and (b) any collections that have been received by a Borrower but have not yet been applied to the invoice. “Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum (rounded in accordance with Administrative Agent’s customary practice) equal to SOFR for the day (such day, the “SOFR Determination Day”) that is five (5) SOFR Business Days prior to (i) if such SOFR Rate Day is a SOFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a SOFR Business Day, the SOFR Business Day immediately preceding such SOFR Rate Day, in each case, as and when SOFR for such SOFR Rate Day is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (New York City time) on the second (2nd) SOFR Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding SOFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to Borrowers. “Daily Simple SOFR Loan” means each Loan bearing interest at a rate based upon Daily Simple SOFR. “Debt Service” means (a) Consolidated Interest Expense including interest expense attributable to Deferred Financing Leases of Trilogy Investors and its Subsidiaries (net of deferred financing fees), plus (b) all regularly-scheduled principal payments paid with respect to Indebtedness (including payments made with respect to Deferred Financing Leases) of Trilogy Investors and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays or defeases such Indebtedness in full and any related defeasance premiums, plus (c) each such Person’s Equity Percentage of such scheduled principal payments of its Unconsolidated Affiliates for such period. “Default” means the occurrence of an event, which, if the giving of notice or the lapse of time or both is required, would constitute an Event of Default following such notice or lapse of time, as applicable. “Default Rate” has the meaning set forth in Section 4.11. “Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means any Lender that, as reasonably determined by Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Loans, within two (2) Business Days of the date required to be funded by it hereunder and such failure is continuing, unless such failure arises out of a good faith dispute between such Lender and either any Borrower or Administrative Agent, (b) (i) has notified any Borrower, Administrative Agent or any Lender that it does not intend to comply with its funding obligations hereunder or (ii) has made a public statement to that effect with respect to its funding obligations under other agreements generally in which it commits to extend credit, unless with respect to this clause (b), such failure is subject to a good faith dispute, (c) has failed, within two (2) Business Days after request by Administrative Agent, to confirm in a manner reasonably satisfactory to Administrative Agent that it will comply with its funding obligations; provided that, notwithstanding the provisions of Section 2.12, such Lender shall cease to be a Defaulting Lender upon Administrative Agent’s receipt of 14 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 confirmation that such Defaulting Lender will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency, reorganization, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, receivership, rearrangement or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect, including any law for the appointment of the Federal Deposit Insurance Corporation or any other state or federal regulatory authority as receiver, conservator, trustee, administrator or any similar capacity, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, charged with reorganization or liquidation of its business or assets, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority (including any agency, instrumentality, regulatory body, central bank or other authority) so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts of the United States or from the enforcement of judgments or writs of attachment of its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Person), or (iv) is the subject of a Bail-In Action. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(g)) upon delivery of written notice of such determination to Parent and each Lender. “Deferred Financing Lease” means a lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP (excluding any Leases between Wholly-Owned Subsidiaries of Trilogy Investors). “Deposit Account” means a deposit account (as that term is defined in the UCC). “Derivatives Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement of similar type, including any such obligations or liabilities under any such master agreement. “Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more 15 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Administrative Agent or any Lender). “Directions” has the meaning set forth in Section 14.14. “Distribution” means any (a) dividend or other distribution, direct or indirect, on account of any Equity Interest of a Person or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Equity Interests of the Person making such dividend or other distribution to the holders of that class, (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of a Person or any of its Subsidiaries now or hereafter outstanding and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of a Person or any of its Subsidiaries now or hereafter outstanding. “Dollars” or “$” means Dollars in lawful currency of the United States. “Domestic Lending Office” means, initially, the office of each Lender designated as such on Schedule 1.1(a); thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans. “Domestic Subsidiary” of any Person, means any Subsidiary of such Person that is organized or incorporated in the United States or any State or territory thereof. “Drawdown Date” means the date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date is converted in accordance with Section 4.1. “EBITDA” means, with respect to any Person and its Subsidiaries with respect to any period (without duplication), Net Income on a Consolidated basis, in accordance with GAAP plus, only to the extent deducted in determination of such Net Income: (a) depreciation and amortization expense; (b) Consolidated Interest Expense; (c) income tax expense; and (d) extraordinary or non-recurring losses and costs (including losses on the sale of assets); and minus: only to the extent included in determination of such Net Income, extraordinary or non-recurring gains (including gains on the sale of assets or payment of Indebtedness); provided, however, that straight line leveling adjustments required under GAAP and amortization of intangibles pursuant to FAS 141R shall be excluded from the calculation of EBITDA. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. 16 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 “EIK” means Trilogy Management Services, LLC, a Delaware limited liability company. “EIK Manager” means EIK and any other eligible independent contractor approved by the Majority Lenders (such approval not to be unreasonably withheld, delayed or conditioned) that shall manage the Collateral Properties. On the Closing Date, EIK Manager shall be EIK. “Eligible Accounts” means those Accounts created by a Borrower or an IGT Hospital in the ordinary course of its business, that arise out of such Borrower’s (including on behalf of an IGT Hospital pursuant to an IGT Transaction) sale of goods or rendition of Medical Services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Revolving Agent in Revolving Agent’s Permitted Discretion to address the results of any field examination performed by (or on behalf of) Revolving Agent from time to time after the Closing Date; and provided, further, that Revolving Agent shall endeavor to provide written notice to Borrowers and Administrative Agent not less than three (3) Business Days prior to the date on which any such eligibility criteria are revised (except such notice shall not be required if an Event of Default exists). In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, taxes, discounts, credits, allowances, and rebates. Eligible Accounts shall not include the following: (a) Accounts that the Account Debtor has failed to pay within (i) if such Account is for Ancillary Services, one hundred twenty (120) days after the original invoice date, and (ii) if such Account is for other Medical Services, one hundred fifty (150) days after the original invoice date; (b) Accounts owed by an Account Debtor (or its Affiliates) (other than Government Receivables generated under Medicare or Medicaid) where fifty percent (50%) or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above; (c) Accounts that have not been invoiced within thirty (30) days (or in a timely manner in accordance with the normal invoicing policies and timing procedures of such Borrower but in any event within sixty (60) days) following the date that goods are sold or services are provided; (d) Accounts with respect to which the Account Debtor is a natural person, any Loan Party, an Affiliate of any Loan Party, any IGT Hospital or any Subsidiary thereof, or an employee or agent of any Loan Party, any IGT Hospital or any Subsidiary thereof or any Affiliate of any Loan Party; (e) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional; (f) Accounts that are not payable in Dollars; (g) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; (h) Accounts with respect to which the Account Debtor is not a Third Party Payor; 17 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (i) Accounts with respect to which the Account Debtor is a creditor of a Borrower or an IGT Hospital, has or has asserted a right of recoupment, setoff, defense, counterclaim, deduction, discount, credit, chargeback, allowance or adjustment of any kind, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment, setoff, defense, counterclaim, deduction, discount, credit, chargeback, allowance, adjustment or dispute; (j) Accounts with respect to an Account Debtor (other than Government Receivables generated under Medicare or Medicaid) whose total obligations owing to Borrowers and IGT Hospitals exceed ten percent (10%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Revolving Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit; (k) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor; (l) Accounts, the collection of which Revolving Agent, in its Permitted Discretion, believes to be doubtful, including by reason of the Account Debtor’s financial condition; provided, that Revolving Agent shall endeavor to provide three (3) Business Days’ prior written notice of such determination to Borrowers (except such notice shall not be required during an Event of Default); (m) Accounts that are not subject to a valid and perfected first priority Lien in favor of Administrative Agent, or, with respect to IGT Accounts, such IGT Accounts that are not subject to a valid and perfected first priority IGT Lien in favor of both (i) the applicable IGT Borrower, which IGT Lien has been assigned to Administrative Agent, and (ii) Administrative Agent; (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the Medical Services giving rise to such Account have not been performed and billed to the Account Debtor; (o) Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity; (p) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower or IGT Hospital of the subject contract for goods or Medical Services; (q) Accounts arising out of a cost report settlement or expected settlement; (r) Accounts owned by a target acquired in connection with an acquisition permitted under Section 8.3 or owned by a Subsidiary of OpCo, in each case if such target or Subsidiary becomes a Borrower under the Loan Documents in accordance with the terms and conditions of Section 5.5(a) or 5.5(b), until the completion of an appraisal and field examination with respect to such target or Subsidiary, as applicable, in each case, reasonably satisfactory to Revolving Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition or the joinder of such target or Subsidiary as a Borrower); 18 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (s) the Account represents amounts owing with respect to any IGT UPL Payment or IGT UPL Account; (t) the Account represents amounts owing to any IGT Borrower by an IGT Hospital with respect to any IGT Fees; (u) Accounts of any IGT Hospital if any Insolvency Proceeding has been commenced by or against such IGT Hospital; (v) Accounts that are pending Medicaid approval by the applicable Governmental Authority for a period in excess of thirty (30) days; (w) the Account includes late charges or finance charges (but only such portion of the Account shall be ineligible); (x) the Account is subject to a Lien other than a Permitted Lien and liens described in clause (m) above; (y) the Account is not evidenced by an invoice, statement or other documentary evidence satisfactory to Revolving Agent in its Permitted Discretion; (z) Accounts owed by a Private Payor; or (aa) any Person denies that it has any liability or obligation under any Intercreditor Agreement to which it is a party relating to such Account, or shall notify Administrative Agent, Revolving Agent or any of the Lenders of such Person’s intention to attempt to cancel or terminate such Intercreditor Agreement relating to such Account, or shall fail to observe or comply with any term, covenant, condition or agreement under such Intercreditor Agreement relating to such Account. “Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder. “Eligible Owned Real Estate” means Real Estate (other than Villa Units that are included in the calculation of clause (b) of the definition of Real Estate Borrowing Base Availability) one hundred percent (100%) directly owned by a Borrower: (a) that is located within the mainland United States; (b) that is (i) improved by an operating income-producing Senior Care Property leased by such Borrower to another Borrower that is an OpCo Affiliate, (ii) operated and managed by EIK Manager and (iii) not a “special focus facility” as determined by CMS; (c) as to which all of the representations set forth in this Agreement and the other Loan Documents concerning the subject Real Estate are true and correct in all material respects; (d) as to which Administrative Agent has received and approved in its reasonable discretion all Eligible Owned Real Estate Qualification Documents, or will receive and approve them prior to inclusion of such Real Estate as a Collateral Property; and (e) with respect to any Real Estate acquired by a Borrower after the Closing Date that is not listed on Schedule 1.1(b), as to which, notwithstanding anything to the contrary contained 19 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 herein, Administrative Agent and the Majority Real Estate Revolving Loan Lenders have approved for inclusion in the Real Estate Borrowing Base Availability. “Eligible Owned Real Estate Qualification Documents” means the items set forth on Schedule 10.10. “Eligible Villa Unit” means a Villa Unit one hundred percent (100%) directly owned by a Borrower: (a) located on Eligible Owned Real Estate that is a Collateral Property; (b) that will be, upon completion of construction thereof, (i) leased by such Borrower to another Borrower that is an OpCo Affiliate, (ii) operated and managed by EIK Manager and (iii) not a “special focus facility” as determined by CMS; (c) as to which all of the representations set forth in this Agreement and the other Loan Documents concerning the subject Villa Unit are true and correct in all material respects; (d) as to which Administrative Agent has received and approved all Eligible Villa Unit Qualification Documents, or will receive and approve them prior to inclusion of such Villa Units in the calculation of Real Estate Borrowing Base Availability; and (e) with respect to any Villa Units acquired by a Borrower after the Closing Date that are not listed on Schedule 1.1(c), as to which, notwithstanding anything to the contrary contained herein, Administrative Agent and the Majority Real Estate Revolving Loan Lenders have approved for inclusion in the Real Estate Borrowing Base Availability. “Eligible Villa Unit Qualification Documents” means the items set forth on Schedule 10.11. “Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by any Loan Party or any ERISA Affiliate, other than a Multiemployer Plan. “Environmental Engineer” means any firm of independent professional engineers or other professionals experienced in the detection, analysis and remediation of Hazardous Substances and related environmental matters and acceptable to Administrative Agent in its reasonable discretion. “Environmental Laws” means as defined in the Indemnity Agreement. “Environmental Reports” has the meaning set forth in Section 6.19. “EPA” has the meaning set forth in Section 6.19(b). “Equity Interests” means, with respect to any Person, (a) any share of capital stock of (or other ownership or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of (i) any share of capital stock of (or other ownership or profit interests in) such Person, or (ii) any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests) and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of 20 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 determination, and (c) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether, in each case of clauses (a), (b) and (c), voting or nonvoting. “Equity Offering” means the issuance and sale after the Closing Date by Trilogy Investors or its Subsidiaries of any equity securities of such Person (other than equity securities issued to Trilogy Investors or any one or more of its Subsidiaries in their respective Subsidiaries). “Equity Percentage” means the aggregate ownership percentage of any Person or its Subsidiaries in each Unconsolidated Affiliate, which shall be calculated as the greater of (a) such Person’s direct or indirect nominal capital ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate’s organizational documents, and (b) such Person’s direct or indirect economic ownership interest in the Unconsolidated Affiliate reflecting such Person’s current allocable share of income and expenses of the Unconsolidated Affiliate. “ERISA” means the Employee Retirement Income Security Act of 1974 and all federal regulations and formal guidelines issued by a Governmental Authority thereunder. “ERISA Affiliate” means any Person which is treated as a single employer with any Loan Party and its Subsidiaries under Section 414 of the Code or Section 4001 of ERISA and any predecessor entity of any of them. “ERISA Reportable Event” means a reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived or any other event with respect to which a Loan Party or an ERISA Affiliate could have liability under Section 4062(e) or Section 4063 of ERISA. “Erroneous Payment” has the meaning assigned to it in Section 14.9(a). “Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 14.9(d). “Erroneous Payment Impacted Class” has the meaning assigned to it in Section 14.9(d). “Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 14.9(d). “Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 14.9(d). “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default” has the meaning set forth in Section 12.1. “Exchange Act” means the Securities and Exchange Act of 1934, as amended. “Excluded Hedge Obligation” means, with respect to any Borrower or any Guarantor, any Hedge Obligation, if, and to the extent that, all or a portion of the guarantee of such Borrower or such Guarantor of, or the grant by such Borrower or such Guarantor of a security interest to secure, such Hedge Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule regulation or order of the Commodity Futures Trading Commission (or the application or 21 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 official interpretation of any thereof) by virtue of such Borrower or such Guarantor’s failure for any reason to constitute an Eligible Contract Participant at the time the guarantee of such Borrower or such Guarantor or the grant of such security interest becomes effective with respect to such Hedge Obligation. If a Hedge Obligation arises under a master agreement governing more than one (1) swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending officeApplicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or its Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or its Commitment (other than pursuant to an assignment request by Borrowers under Section 4.14 as a result of costs sought to be reimbursed pursuant to Section 4.3) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any U.S. federal withholding Taxes imposed under FATCA. “Exiting Lenders” has the meaning set forth on the signature pages hereto. “Expected Net Value” means percentages that Revolving Agent deems necessary or appropriate, in its Permitted Discretion, adjusted from time to time to reduce Eligible Accounts by payor class (e.g., Medicare, Medicaid, commercial insurance, etc.) based upon Borrowers’ historical collection history, contractual allowances, returns, rebates, discounts, credits and other allowances that may result in the non-payment or diminution in value of Eligible Accounts. “Extension Request” has the meaning set forth in Section 2.11(a). “Facility Occupancy Report” means a monthly report prepared by EIK Manager or Borrowers showing each Senior Care Property’s average daily census, number of days billed and average rate billed for patients or residents under each payor type (Medicare, Medicaid, private pay, etc.), in substantially the form presented to Administrative Agent on or immediately prior to the Closing Date or in such other form as may be reasonably acceptable to Administrative Agent. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future federal regulations or official governmental interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements to implement such Sections of the Code entered into between any relevant Governmental Authorities on behalf of the United States and such jurisdiction. “FDA” means the U.S. Food and Drug Administration and any Governmental Authority successor thereto. “Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upward to the nearest one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of 22 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate”, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three (3) Federal funds brokers of recognized standing selected by Administrative Agent; provided that if the Federal Funds Effective Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “FF&E Leases” has the meaning set forth in Section 8.1. “Floor” means a rate of interest equal to zero percent (0.00%) per annum. “Foreign Lender” means a Lender that is not a U.S. Person. “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Real Estate Revolving Loan Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Real Estate Revolving Loan Lenders or cash collateral or other credit support acceptable to the Issuing Lender shall have been provided in accordance with the terms hereof, and (b) with respect to the Swing Loan Lender, such Defaulting Lender’s Real Estate Revolving Loan Commitment Percentage of the outstanding Real Estate Swing Loans and such Defaulting Lender’s A/R Revolving Loan Commitment Percentage of the outstanding A/R Swing Loans, as applicable, other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Real Estate Revolving Loan Lenders or A/R Revolving Loan Lenders, as applicable, repaid by Borrowers or for which cash collateral or other credit support acceptable to the Swing Loan Lender shall have been provided in accordance with the terms hereof. “Funds from Operations” means, with respect to any Person for any period, on a Consolidated basis, an amount equal to (a) the Net Income of such Person computed in accordance with GAAP, calculated without regard to gains (or losses) from debt restructuring and sales of property during such period, plus (b) depreciation with respect to such Person’s real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, all after adjustment for unconsolidated partnerships and joint ventures, plus (c) expenses (not otherwise capitalized) associated with upfront costs of acquisitions. Adjustments for Unconsolidated Affiliates will be calculated to reflect funds from operations on the same basis. Without limiting the foregoing, Funds from Operations shall be calculated in accordance with NAREIT policies. “GAAP” means principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (b) consistently applied. “GAHR” means, (a) at all times prior to the satisfaction of the Transaction Requirements, Griffin-American Healthcare REIT III Inc., a Maryland corporation, and (b) at all times after the satisfaction of the Transaction Requirements, Griffin-American Healthcare REIT IV, Inc., a Maryland corporation. 23 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

“GAHR Operating Partnership” means Griffin-American Healthcare REIT III Holdings, LP, a Delaware limited partnership. “Government Receivables” means, collectively, any and all Accounts which are (a) Medicare Receivables, (b) Medicaid Receivables, (c) TRICARE Receivables, (d) CHAMPUS Receivables or (e) any other Accounts payable by a Governmental Authority approved by Revolving Agent in its Permitted Discretion. “Governmental Authority” means any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility, including any agency, branch or other governmental body charged with the responsibility or vested with the authority to administer or enforce any Healthcare Laws. “Ground Lease” means a ground lease of a Collateral Property pursuant to which a Borrower has a leasehold interest in a Collateral Property, each such Ground Lease, other than that certain Ground Lease dated December 27, 1999, by and between Schleters’, LLC, an Indiana limited liability company, as ground lessor, and Trilogy Real Estate of Seymour, LLC, a Delaware limited liability company, as tenant, demising the real property located at 1675 West Tipton Street, Seymore, Indiana 47274-8659, consisting of approximately 5.913 acres, to be in form and substance reasonably satisfactory to Agent. “Ground Lessor” means the applicable owner of the fee interest in a Collateral Property that is subject to a Ground Lease. “Guaranteed Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by any Loan Party or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan. “Guarantor” means Trilogy Investors, Trilogy Healthcare Holdings, Trilogy Pro Services and OpCo, and collectively all of them. “Guaranty” means the Unconditional Guaranty of Payment and Performance dated as of the Closing Date executed by Guarantor in favor of Administrative Agent for the benefit of the Secured Parties. “Hazardous Substances” has the meaning set forth in the Indemnity Agreement. “Healthcare Investigations” means any written inquiries, investigations, probes, audits, reviews or proceedings concerning the business affairs, practices, licensing or reimbursement entitlements of any Borrower, EIK Manager or any other Operator to the extent relating to the Collateral Properties or the operations of a Senior Care Property by any Governmental Authority or third party Person engaged thereby (including written inquiries involving the Comprehensive Error Rate Testing and any written inquiries, investigations, probes, audits, reviews or proceedings initiated by any Fiscal Intermediary/Medicare Administrator Contractor, any Medicaid Integrity Contractor, any Recovery Audit Contractor, any Program Safeguard Contractor, any Zone Program Integrity Contractor, any Medicaid Fraud Control Unit, any Attorney General, any Department of Insurance, the Office of Inspector General, the Department of Justice, the CMS or any similar governmental agency or contractor for such agency). 24 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 “Healthcare Laws” means all applicable state and federal statutes, codes, ordinances, orders, rules and regulations relating to (a) patient healthcare or patient healthcare information, including HIPAA, the Health Information Technology for Economic Clinical Health Act provisions of the American Recovery and Investment Act of 2009 and the respective rules and regulations promulgated thereunder by any Governmental Authority, and all other applicable state and federal laws regarding the privacy and security of protected health information and other confidential patient information, (b) the establishment, construction, ownership, operation, licensure, use or occupancy of any Collateral Property or any part thereof as a healthcare facility, as the case may be, (c) Medicaid Regulations and Medicare Regulations including all conditions of participation pursuant to Medicare or Medicaid certification, and (d) all applicable state and federal statutes, codes, ordinances, orders, rules, and regulations relating to fraud and abuse, including Public Law No. 111-148 (2010) (Patient Protection and Affordable Care Act, as amended, commonly referred to as the “PPACA”), Section 1128B(b) of the Social Security Act, 42 U.S.C. Sections 1320a-7, 1320a-7(a) and 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” and Section 1877 of the Social Security Act, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as the “Stark Law,” Section 1128A of the Social Security Act, as amended, 42 U.S.C. Section 1320q-7(a) (Civil Monetary Penalties), commonly referred to as the “Civil Monetary Penalties Law,” and 31 U.S.C. Section 3729-33, commonly referred to as the “False Claims Act”. “Hedge Obligations” means all obligations of any Borrower thereof to any Lender Hedge Provider under any agreement with respect to a Derivatives Contract, any agreement with respect to an interest rate swap, collar, cap or floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure relating to the Obligations, and any confirming letter executed pursuant to such hedging agreement and which shall include any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, all as amended, restated or otherwise modified. Under no circumstances shall any of the Hedge Obligations secured or guaranteed by any Loan Document as to a Borrower or a Guarantor include any obligation that constitutes an Excluded Hedge Obligation of such Borrower or such Guarantor or that relates to obligations unrelated to the Loans. “HHS” has the meaning set forth in the definition of Medicare Regulations. “HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and any and all rules or regulations promulgated by any Governmental Authority from time to time thereunder. “IGT Accounts” means the Accounts of an IGT Hospital generated by the IGT Facility leased to such IGT Hospital and operated by an IGT Borrower pursuant to the IGT Documents to which such IGT Hospital and such IGT Borrower are a party. “IGT Borrowers” means, collectively, (a) Borrowers party to IGT Transactions as of the Closing Date that have complied with the requirements of Section 7.30(a) and (b) the Borrowers that enter into IGT Transactions after the Closing Date in accordance with the terms and conditions of Section 7.30(b). “IGT Documents” means, collectively, those certain sublease agreements, management agreements, intangible property license agreements, security agreements, operations transfer agreements and assignment and assumption of admission agreements, authorization to occupy/licenses to which the IGT Borrowers and the IGT Hospitals are parties, and all other agreements, instruments, licenses, valuations and other documents executed in connection therewith, each of which, to the extent executed 25 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 after the Closing Date, comply with the terms of Section 7.30 applicable thereto and are otherwise in form and substance reasonably satisfactory to Administrative Agent. “IGT Facilities” means, collectively, (a) the Senior Care Properties subject to IGT Transactions as of the Closing Date so long as the requirements of Section 7.30(a) have been satisfied with respect to such Senior Care Properties and (b) any additional Senior Care Properties subject to IGT Transactions after the Closing Date in accordance with the terms and conditions of Section 7.30(b). “IGT Fees” means, collectively, the management fees, rent and royalty fees due to the IGT Borrowers in connection with the IGT Transactions. “IGT Hospital” means a government-owned hospital party to an IGT Transaction that complies with the requirements of Section 7.30. “IGT Lien” means the first priority Liens granted by an IGT Hospital under an IGT Security Agreement to (a) the applicable IGT Borrowers (and assigned to Administrative Agent) and (b) Administrative Agent, in each case on the IGT Accounts (other than IGT UPL Payments) of such IGT Hospital, the Deposit Accounts into which payments of such IGT Accounts are deposited and certain other collateral described in the IGT Documents to which such IGT Hospital is a party. “IGT Obligations” means all of the obligations, liabilities and duties of an IGT Hospital under the IGT Documents to which such IGT Hospital is a party, including the management fees, rent and royalty fees due to the IGT Borrowers party to such IGT Documents. “IGT Security Agreement” means, with respect to each IGT Hospital, the security agreement, by and among such IGT Hospital, as grantor, and Administrative Agent and the applicable IGT Borrower, as secured parties. “IGT Transaction” means the following transactions: (a) lease of an IGT Facility by an IGT Borrower to an IGT Hospital; (b) the license of certain government permits and approvals and intellectual property relating to such IGT Facility from an IGT Borrower to such IGT Hospital; (c) the management of such IGT Facility by an IGT Borrower on behalf of such IGT Hospital, and the submanagement of such IGT Facility by EIK Manager; (d) the advance of Permitted IGT Loans; and (e) the granting of a first priority IGT Lien by such IGT Hospital to Administrative Agent and to the applicable IGT Borrower in connection with the obligations of such IGT Hospital under the foregoing transactions. “IGT UPL Accounts” means the Accounts of an IGT Hospital representing IGT UPL Payments. “IGT UPL Payment” means any “upper payment limit” (as defined by CMS or Medicaid regulations) payment received or accrued by an IGT Hospital in connection with an IGT Facility or an IGT Transaction. “Implied Debt Service” means, on any date of determination, an amount equal to the annual principal and interest payment sufficient to amortize in full during a thirty (30) year period, a loan in an amount equal to the sum of the aggregate outstanding principal balance of the Real Estate Revolving Loans, Letter of Credit Liabilities and Real Estate Swing Loans obtained pursuant to clause (a) or clause (b) of the definition of Real Estate Borrowing Base Availability, as applicable, as of such date, calculated using an interest rate equal to the greater of (a) the then current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination as 26 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 determined by Administrative Agent plus two and one-half percent (2.50%), (b) six percent (6.00%) per annum (provided that during the Covenant Relief Period, such rate shall be five percent (5.00%) per annum), and (c) the blended current effective interest rate (including any spread or margin) applicable to the Real Estate Revolving Loans. “Increase Effective Date” has the meaning set forth in Section 2.10(a). “Increase Joinder” has the meaning set forth in Section 2.10(c)(i). “Increase Notice” has the meaning set forth in Section 2.10(a). “Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication), if any: (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business which is not more than one hundred twenty (120) days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) obligations of such Person as a lessee or obligor under a Deferred Financing Lease and guaranties thereof; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all obligations of such Person in respect of Synthetic Leases; (f) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied solely by the issuance of Equity Interests); (g) net obligations under any Derivatives Contract, in an amount equal to the Derivatives Termination Value thereof; (h) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violations of “special purpose entity” covenants, voluntary or involuntary bankruptcies and other similar exceptions to recourse liability until a claim is made with respect thereto, and then shall be included only to the extent of the amount of such claim), including liability of a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute “Indebtedness” hereunder, any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, including through an agreement to purchase property, securities, goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (j) such Person’s pro rata share of the Indebtedness (based upon its Equity Percentage) of any Unconsolidated Affiliate of such Person. “Indebtedness” shall be adjusted to remove any impact of intangibles pursuant to FAS 141, as issued by the Financial Accounting Standards Board in June of 2001 and shall not include intercompany liabilities arising in the ordinary course of business, including for cash management purposes. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venture only to the extent of such Person’s pro rata share of the ownership of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in 27 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

which case the greater of such Person’s pro rata portion of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower or any Guarantor under any Loan Document to which it is a party and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes. “Indemnity Agreement” means that certain First Amended and Restated Indemnity Agreement Regarding Hazardous Materials dated as of the Closing Date made by Borrowers and Guarantors in favor of Administrative Agent and the Lenders. “Initial Borrowers” has the meaning set forth in the Preamble. “Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally. “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Insolvency Law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief. “Insurer” means any non-individual Person, other than a Governmental Authority (including Medicare, Medicaid and TRICARE), located in the United States which, in the ordinary course of its business or activities, agrees to pay for healthcare goods and services received by individuals at a Collateral Property, including a commercial insurance company, a nonprofit insurance company (such as a Blue Cross/Blue Shield entity), an employer or union who self-insures for employee or member health insurance, an HMO and a PPO. “Intercreditor Agreements” means any intercreditor agreement or subordination agreement to which Administrative Agent is a party in connection with the Real Estate, the Accounts or the Obligations. “Interest Expense” means, with respect to any period, with respect to any Person and its Subsidiaries or any Real Estate, as applicable, without duplication, total interest expense accruing or paid on Indebtedness of such Person and its Subsidiaries or such Real Estate, as applicable, on a Consolidated basis, during such period (including interest expense attributable to Deferred Financing Leases and amounts attributable to interest incurred under Derivatives Contracts, but excluding, to the extent non-cash, amortization of defeasance financing costs and charges, and non-cash charges relating to Hedge Obligations), determined in accordance with GAAP, and including (without duplication) the Equity Percentage of Interest Expense for the Unconsolidated Affiliates of such Person and its Subsidiaries. Interest Expense shall not include capitalized interest funded under a construction loan by an interest reserve. “Interest Payment Date” means, (a) as to each Base Rate Loan (other than a Swing Loan) or any Daily Simple SOFR Loan, to the extent applicable, the first day of each calendar month during the term of such Loan, the date of any prepayment of such Loan or portion thereof and on the Maturity Date, and (b) as to each LIBOR RateTerm SOFR Loan, to the extent applicable, the last day of each Interest Period therefor, the date of any prepayment of such Loan or portion thereof and on the Maturity Date; 28 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 provided, however, in the case of clause (b) above, if any Interest Period for a LIBOR RateTerm SOFR Loan exceeds one (1) month, interest shall also be payable with respect to such LIBOR Rate LoansTerm SOFR Loan in arrears in one-month intervals on the first day of each calendar such one-month interval during the term of such Loan, the date of any prepayment of such Loan or portion thereof and on the Maturity Date, and (c) with respect to any Swing Loan, the day that such Loan is required to be repaid. “Interest Period” means, with respect to each LIBOR RateTerm SOFR Loan, (a) initially, the period commencing on the Drawdown Date of such LIBOR Rate Loan and endingof one (1), two (2), three (3) or six (6) months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next precedingas selected by the Borrowers; provided, however, that (i) the initial Interest Period applicable to suchfor any borrowing of a Term SOFR Loan and endingshall commence on the last daydate of one (1) of the periods set forth above, as selected by Parent on behalfsuch borrowing (the date of Borrowers in a Loan Request or, to the extent applicable,borrowing resulting from a Conversion or Continuation shall be the date of such Conversion/ or Continuation Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following: (a) and each Interest Period occurring thereafter in respect of such borrowing shall commence on the first day after the last day of the next preceding Interest Period; (ii) if any Interest Period with respect to a LIBOR Rate Loanbegins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise endexpire on a day that is not a LIBOR Business Day, such Interest Period shall endexpire on the next succeeding LIBOR Business Day, unless such next succeeding LIBOR; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in the next calendarsuch month, in which case such Interest Period shall endexpire on the next preceding LIBOR Business Day; (b) if Borrowers shall fail to give notice of conversion as provided in Section 4.1, Borrowers shall be deemed to have requested a continuation of an affected LIBOR Rate Loan that has an Interest Period of (i) one (1), two (2) or three (3) months as a LIBOR Rate Loan with an Interest Period the same as the expiring LIBOR Rate Loan, and (ii) six (6) months as a LIBOR Rate Loan with an Interest Period of one (1) month, in each case, on the last day of the then (iv) no Interest Period for any Term SOFR Loan may be selected that would end after the Maturity Date; and (v) if, upon the expiration of any Interest Period, the Borrowers have failed to (or may not) elect a new Interest Period to be applicable to the respective borrowing of Term SOFR Loans as provided above, the Borrowers shall be deemed to have elected to convert such borrowing to Base Rate Loans effective as of the expiration date of such current Interest Period with respect thereto; (c) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the applicable calendar month; and(d) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date. “Investments” means, with respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), or extensions of credit to, or contributions to the capital of, any other Person (other than any other Borrower), all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property; provided, however, that the term “Investment” shall 29 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 not include (x) equipment, inventory and other tangible personal property acquired for use in Borrowers’ business, or (y) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital; and (d) there shall not be deducted in respect of any Investment any decrease in the value thereof. “IRS” means the United States Internal Revenue Service. “Issuing Lender” means KeyBank in its capacity as the Real Estate Revolving Loan Lender issuing the Letters of Credit and any successor thereto. “Joinder” means a joinder and supplement with respect to this Agreement, the Notes, the Contribution Agreement and the Indemnity Agreement to be executed and delivered pursuant to Section 7.20 by a Subsidiary of any Borrower or by any new Borrower pursuant to Section 5.5(a) or Section 5.5(b), such Joinder to be in the form of Exhibit D. “Key Principal” means Randall J. Bufford or Leigh Ann Barney and any other Person approved after the Closing Date by Majority Lenders as provided in Section 7.22. “KeyBank” has the meaning set forth in the Preamble. “KeyBanc” means KeyBanc Capital Markets, Inc., in its capacity as a Co-Lead Arranger, and any successor thereof. “Lease Default” has the meaning set forth in Section 6.35. “Leasehold Property” means a property that is leased by a Borrower from a third party who is not also a Borrower. “Leases” means leases, licenses, subleases, sublicenses and occupancy agreements (other than occupancy agreements with patients or residents and Permitted Subleases), whether written or oral, relating to the use or occupation of space in any Building or of any Real Estate, including all leases between one or more Borrowers and one or more OpCo Affiliates, which leases shall be in a form approved by Administrative Agent with such changes thereto (i) permitted hereunder, (ii) requested by Borrowers that are reasonably satisfactory to Administrative Agent or (iii) as Administrative Agent may require as a result of Applicable Law. “Lender Hedge Provider” means, with respect to any Hedge Obligations, KeyBank, any Affiliate thereof and any other counterparty thereto that, at the time the applicable hedge agreement was entered into with Borrower, was a Lender or an Affiliate of a Lender. “Lenders” means KeyBank, the other lending institutions which are party hereto and any other Person which becomes an assignee of any rights of a Lender pursuant to Section 18 (but not including any participant as described in Section 18). Each of the Issuing Lender and the Swing Loan Lender (as to Real Estate Swing Loans) shall be a Real Estate Revolving Loan Lender, as applicable. The Swing Loan Lender, as to A/R Swing Loans, shall be an A/R Revolving Loan Lender, as applicable. 30 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 “Letter of Credit” means any standby letter of credit issued at the request of a Borrower and for the account of a Borrower in accordance with Section 2.9. “Letter of Credit Commitment” means an amount equal to Fifteen Million and No/100 Dollars ($15,000,000.00), as the same may be changed from time to time in accordance with the terms of this Agreement. “Letter of Credit Liabilities” means at any time and in respect of any Letter of Credit, the sum of (a) the maximum undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all drawings made under such Letter of Credit which have not been repaid (including repayment by a Real Estate Revolving Loan). For purposes of this Agreement, a Real Estate Revolving Loan Lender (other than the Real Estate Revolving Loan Lender acting as the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.9, and the Real Estate Revolving Loan Lender acting as the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Real Estate Revolving Loan Lenders other than the Real Estate Revolving Loan Lender acting as the Issuing Lender of their participation interests under Section 2.9. “Letter of Credit Request” has the meaning set forth in Section 2.9(a). “LIBOR” means, for any LIBOR Rate Loan for any Interest Period, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person which takes over the administration of that rate) or a comparable or successor rate which is approved by Administrative Agent as shown in Reuters Screen LIBOR 01 Page (or any successor service, or if such Person no longer reports such rate as determined by Administrative Agent, by another commercially available source providing such quotations approved by Administrative Agent) at which deposits in U.S. dollars are offered by first-class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations. If such service or such other Person approved by Administrative Agent described above no longer reports such rate or Administrative Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Administrative Agent in the London Interbank Market, Loans shall accrue interest at the Base Rate plus the Applicable Margin for such Loan. For any period during which a Reserve Percentage shall apply, LIBOR with respect to LIBOR Rate Loans shall be equal to the amount determined above divided by an amount equal to one (1) minus the Reserve Percentage. Notwithstanding the foregoing, if the rate shown on Reuters Screen LIBOR01 Page (or any successor service designated pursuant to this definition) shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “LIBOR Business Day” means any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England. “LIBOR Lending Office” means, initially, the office of each Lender designated as such on Schedule 1.1(a); thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans. “LIBOR Rate Loans” means those Loans bearing interest calculated by reference to LIBOR. 31 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

“Lien” has the meaning set forth in Section 8.2. “LLC Division” means in the event any Borrower or any Guarantor is a limited liability company, (i) the division of any such Borrower or any such Guarantor into two or more newly formed limited liability companies (whether or not any such Borrower or any such Guarantor is a surviving entity following any such division) pursuant to, in the event any such Borrower or any such Guarantor is organized under the laws of the State of Delaware, Section 18-217 of the Delaware Limited Liability Company Act or, in the event any such Borrower or any such Guarantor is organized under the laws of a State or Commonwealth of the United States (other than Delaware) or of the District of Columbia, any similar provision under any similar act governing limited liability companies organized under the laws of such State or Commonwealth or of the District of Columbia, or (ii) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Authority that results or may result in, any such division. “Loan” and “Loans” means an individual loan or the aggregate loans (including a Swing Loan, a Real Estate Revolving Loan and an A/R Revolving Loan (or Loans)), as the case may be, in the maximum principal amount of the Total Commitment. All Loans shall be made in Dollars. Amounts drawn under a Letter of Credit shall also be considered Real Estate Revolving Loans as provided in Section 2.9. “Loan Documents” means this Agreement, the Notes, the Guaranty, the Security Documents, the Administrative Agent Fee Letter, the Revolving Agent Fee Letter, each Subordination of Management Agreement, each Letter of Credit Request, each A/R Borrowing Base Certificate, each Real Estate Borrowing Base Certificate, the Intercreditor Agreements and all other documents, instruments or agreements now or hereafter executed by any Loan Party or delivered to Administrative Agent or any Lender by any Loan Party in connection with any of the foregoing or the Loans. “Loan Parties” means, collectively, Borrowers and Guarantors. “Loan Request” has the meaning set forth in Section 2.6. “Majority A/R Revolving Loan Lenders” means as of any date, the A/R Revolving Loan Lender or A/R Revolving Loan Lenders whose aggregate A/R Revolving Loan Commitment Percentage is greater than fifty percent (50%); provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the A/R Revolving Loan Commitment Percentages of the A/R Revolving Loan Lenders shall be re-determined for voting purposes only to exclude the A/R Revolving Loan Commitment Percentages of such Defaulting Lenders. “Majority Lenders” means as of any date, the Lender or Lenders whose aggregate Commitment Percentage is greater than fifty percent (50%); provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Commitment Percentages of the Lenders shall be re-determined for voting purposes only to exclude the Commitment Percentages of such Defaulting Lenders. “Majority Real Estate Revolving Loan Lenders” means as of any date, the Real Estate Revolving Loan Lender or Real Estate Revolving Loan Lenders whose aggregate Real Estate Revolving Loan Commitment Percentage is greater than fifty percent (50%); provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Real Estate Revolving Loan Commitment Percentages of the Real Estate Revolving Loan Lenders 32 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 shall be re-determined for voting purposes only to exclude the Real Estate Revolving Loan Commitment Percentages of such Defaulting Lenders. “Management Agreements” means agreements to which any Person, including EIK Manager, is a party, whether written or oral, providing for the management of Real Estate or any portion thereof with a Borrower (including relating to the IGT Hospitals in connection with IGT Transactions). “Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (but prior to the date 180 days after the Maturity Date (after giving effect to all potential extensions thereof as provided in Section 2.11)) (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock at the option of the holder thereof, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests). “Material Acquisition” means the acquisition by Borrowers or their Subsidiaries of Leasehold Properties from Conficare, DMK and Ramsey for a gross purchase price equal to or in excess of $150,000,000.00. “Material Adverse Effect” means (a) a material adverse effect on (i) the business, properties, assets, condition (financial or otherwise) or results of operations of Borrowers, taken as a whole, or Guarantors, taken as a whole, (ii) the ability of any Guarantor or three (3) or more Borrowers to perform any of its or their material obligations under the Loan Documents, (iii) the validity or enforceability of any of the Loan Documents or the creation, perfection and priority of any Liens of Administrative Agent in the Collateral, or (iv) the rights or remedies of Administrative Agent, Revolving Agent or the Lenders thereunder; and (b) with respect to a Senior Care Property, a material adverse effect on the business, properties, assets, condition (financial or otherwise) or results of operations of such Senior Care Property. “Maturity Date” means September 5, 2023, as such date may be extended as provided in Section 2.11, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof. “Medicaid” means the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. § 1396 et seq.) and any statutes succeeding thereto. “Medicaid Provider Agreement” means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care provider or supplier, under which the health care provider or supplier agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations. “Medicaid Receivable” means any Account with respect to which the obligor is a state or, to the extent provided by law, the United States acting through a state’s Medicaid agency that arises out of charges reimbursable to any Borrower or, with respect to an IGT Facility, an IGT Hospital under Medicaid. “Medicaid Regulations” means, collectively, (a) all federal statutes set forth in Title XIX of the Social Security Act affecting Medicaid, (b) all applicable provisions of all federal rules, 33 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 regulations, and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above having the force of law promulgated pursuant to or in connection with the statutes described in clause (a) above, (c) all state statutes for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above, and (d) all applicable provisions of all rules, regulations, and orders of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (c) above. “Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. § 1995 et seq.) and any statutes succeeding thereto. “Medical Services” means (a) Ancillary Services and (b) medical and health care items, services or supplies provided to a patient, including physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided by Borrower to a patient for a valid and proper medical or health purpose. “Medicare Provider Agreement” means an agreement entered into between CMS (or other such entity administering the Medicare program on behalf of the CMS) and a health care provider or supplier, under which such health care provider or supplier agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations. “Medicare Receivable” means any Account with respect to which the obligor is the United States that arises out of charges reimbursable to any Borrower or, with respect to an IGT Facility, an IGT Hospital under Medicare. “Medicare Regulations” means, collectively, all federal statutes set forth in Title XVIII of the Social Security Act affecting Medicare, together with all applicable provisions of all rules, regulations, and orders having the force of law of all applicable Governmental Authorities (including Health and Human Services (“HHS”), CMS, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law. “Michigan Lessee” means each OpCo Affiliate that is a lessee of a Collateral Property located in the State of Michigan. “Minimum REIT Distributions” has the meaning set forth in Section 9.5. “Moody’s” means Moody’s Investor Service, Inc. “Mortgages” means the mortgages, deeds to secure debt or deeds of trust from one or more Borrowers to Administrative Agent for the benefit of Administrative Agent and the other Secured Parties (or to trustees named therein acting on behalf of Administrative Agent for the benefit of Administrative Agent and the other Secured Parties) in substantially the form as delivered to Administrative Agent on the Closing Date with such changes thereto as Administrative Agent may reasonably require as a result of Applicable Law or practice, pursuant to which such Borrower or Borrowers has conveyed or granted a mortgage lien upon or a conveyance in fee simple (or of a leasehold, if applicable) of any Collateral Property and the OpCo Affiliate’s leasehold interest, as security for the Obligations. 34 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 “Multiemployer Plan” means any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by any Loan Party or any ERISA Affiliate. “Net Income” means, with respect to any Person (or any asset of any Person) with respect to any period, the net income (or loss) of such Person (or attributable to such asset), determined in accordance with GAAP. “Net Offering Proceeds” means the gross cash proceeds received by Trilogy Investors or any of its Subsidiaries as a result of an Equity Offering less the customary and reasonable costs and expenses paid by Trilogy Investors or such Subsidiary in connection therewith. Net Offering Proceeds shall not include cash proceeds received by Trilogy Investors as a result of an investment by a joint venture partner. “Non-Consenting Lender” has the meaning set forth in Section 18.8. “Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time. “Non-Recourse Exclusions” means, with respect to any Non-Recourse Indebtedness of any Person, any usual and customary exclusions from the non-recourse limitations governing such Indebtedness, including exclusions for claims that (a) are based on fraud, intentional or material misrepresentation, misapplication of funds, gross negligence or willful misconduct, (b) result from intentional mismanagement of or waste at the Real Estate securing such Non-Recourse Indebtedness, (c) arise from the presence of Hazardous Substances on the Real Estate securing such Non-Recourse Indebtedness, (d) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document) or (e) result from such Person or its assets becoming the subject of a voluntary or involuntary bankruptcy, insolvency or similar proceeding. “Non-Recourse Indebtedness” means, with respect to a Person, (a) Indebtedness owed to a financial institution with respect to Real Estate (and assets used in connection with such Real Estate) and in respect of which recourse for payment (except for Non-Recourse Exclusions until a claim is made with respect thereto, and then such Indebtedness shall not constitute Non-Recourse Indebtedness only to the extent of the amount of such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness of such Person. “Notes” means, collectively, the A/R Revolving Loan Notes, the Real Estate Revolving Loan Notes and the Swing Loan Note. “Notice” has the meaning set forth in Section 19. “Obligations” means (a) all indebtedness, obligations and liabilities of any Loan Party to any of the Secured Parties, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Notes or the Letters of Credit, or other instruments at any time evidencing any of the foregoing, whether existing on the Closing Date or arising or incurred thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise (including, without limitation, Erroneous Payment Subrogation Rights), (b) Bank Product Obligations and (c) Hedge Obligations. 35 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

“OFAC” means Office of Foreign Asset Control of the Department of the Treasury of the United States. “OpCo” means Trilogy OpCo, LLC, a Delaware limited liability company. “OpCo Affiliate” means each wholly-owned Domestic Subsidiary of OpCo that is leasing a Collateral Property under a Lease with a Borrower or is a Borrower that is the lessee of a Leasehold Property. “Operating Company Eligible Accounts” means Eligible Accounts generated by all Medical Services other than Ancillary Services. “Operator(s)” means EIK Manager, any other manager of a Collateral Property, any OpCo Affiliate, each IGT Hospital with respect to the Collateral Property leased by such IGT Hospital pursuant to an IGT Transaction, any OpCo Affiliate leasing a Collateral Property or any other tenant under a Lease, any property sublessee under a material sublease (excluding Permitted Subleases) or the operator under any Management Agreement, Lease, IGT Document or other similar agreement regarding the management and operation of a Collateral Property between a Borrower or any Subsidiary thereof, on the one hand, and such other Person, on the other hand. Notwithstanding the foregoing, the inclusion of any Person in the definition of Operator shall not be deemed to be an approval of such Person being EIK Manager, a tenant under a Lease, a sublessee or the like, any approval thereof being determined as expressly provided in this Agreement. As used herein, any references to any IGT Hospital as “Operator” shall only be deemed to reference such entity to the extent applicable to a Senior Care Property. “Original Credit Agreement” has the meaning set forth in the Recitals. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.14 as a result of costs sought to be reimbursed pursuant to Section 4.3). “Owned Real Estate Borrowing Base Debt Service Coverage Ratio” means the ratio of the Total Adjusted EBITDAR (Real Estate) (excluding IGT UPL Payments and Villa Units that are included in the calculation of clause (b) of the definition of Real Estate Borrowing Base Availability) of the Eligible Owned Real Estate for the four (4) fiscal quarters most recently ended as of such date, to, in each case, the Implied Debt Service. For the purposes of calculating the Owned Real Estate Borrowing Base Debt Service Coverage Ratio, Borrowers may, upon prior written notice to Administrative Agent, exclude from the calculation of Total Adjusted EBITDAR (Real Estate) any amounts included in the calculation thereof from a Collateral Property whose Total Adjusted EBITDAR (Real Estate), as calculated solely for that Collateral Property, is less than zero. 36 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 “Owned Real Estate Borrowing Base Value” means, for the Eligible Owned Real Estate owned by Borrowers included in the Collateral Properties, shall be the amount which is seventy percent (70%) of the sum of the Collateral Pool Value of such Eligible Owned Real Estate as most recently determined under this Agreement. “Paragon” means Paragon Outpatient Rehabilitation Services, LLC, an Indiana limited liability company. “Parent” means Trilogy RER LLC, a Delaware limited liability company. “Participant Register” has the meaning set forth in Section 18.4. “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and corresponding provisions of future laws. “Payment Direction Letter” has the meaning set forth in Section 7.19(d). “Payment Recipient” has the meaning assigned to it in Section 14.9(a). “PBGC” means the Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities. “PCA” means PCA Corrections, LLC, a Kentucky limited liability company. “Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment. “Permitted IGT Loans” means loans made pursuant to the IGT Documents and consisting of advances made by an IGT Borrower to fund the working capital needs of the applicable IGT Facility in connection with the operation thereof (so long as such amounts are not advanced in cash to the applicable IGT Hospital), the aggregate outstanding principal amount of which loans shall not exceed $20,000,000 at any time. “Permitted Liens” has the meaning set forth in Section 8.2. “Permitted Management Fee Payments” means as to EIK or any Collateral Property, the sum of (a) up to 5.0% of the Gross Revenues (as such term is defined in the Management Agreement with EIK), (b) up to 10% of the Pharmacy/Rehab G&A Costs (as such term is defined in the Management Agreement with EIK), and (c) reimbursement of employment related costs necessary to keep the collateral facilities functioning and maintain residents’ safety which are required to be paid pursuant to the Management Agreement with EIK. “Permitted Sublease” shall have the meaning set forth in Section 8.16. 37 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 “Permitted Transfer Requirements” means that each of the following conditions are satisfied to Administrative Agent’s satisfaction in all respects: (a) Borrowers shall have paid to Administrative Agent, for the benefit of the Lenders, a fee equal to one-fourth of one percent (0.25%) of the Total Commitment; (b) the applicable Permitted Transferee shall have complied with the Patriot Act/OFAC and the other know your customer requests of Agent and the Lenders and shall have not had any negative findings pursuant to any Patriot Act/OFAC Credit investigations and other customary credit, regulatory and know your customer and anti-money laundering investigations; (c) no Default or Event of Default shall have occurred and be continuing or will occur as a result of such transfer; (d) the proposed transferee or sponsor shall be a reputable institutional investor (such as a pension fund, real estate investment trust, real estate operating company, health system, insurance company, or other financial institution) or a reputable developer, owner, or manager with adequate qualifications, operating and management experience, and creditworthiness of owning and managing first class, commercial real estate; (e) the proposed transferee shall own or operate not less than one million five hundred thousand (1,500,000) square feet of medical office, skilled nursing, senior housing, assisted living, independent living, memory care or other healthcare real estate; (f) the proposed transferee shall be domiciled in the United States; (g) Administrative Agent shall have received notice of such proposed transfer, together with any financial statements of and information regarding the proposed transferee and transfer as Administrative Agent shall reasonably request at least fifteen (15) days prior to any such proposed transfer (h) there shall be no material litigation or regulatory action pending or threatened against such Permitted Transferee or any other Person owned or controlled, directly or indirectly, by such Permitted Transferee which is not reasonably acceptable to Administrative Agent; (i) such Permitted Transferee, before giving effect to the transfer, shall have a net worth not less than $650,000,000.00; (j) if EIK Manager will be terminated or removed as the result of the transfer, then the Majority Lenders will have approved any replacement EIK Manager, which approval shall not be unreasonably withheld, delayed or conditioned; (l) Borrowers shall deliver, at Borrowers’ sole cost and expense, customary searches (credit, judgment, lien bankruptcy, etc.) reasonably acceptable to Administrative Agent with respect to such Permitted Transferee and its Affiliates as Administrative Agent may reasonably require; (m) such Permitted Transferee must be to a Person with whom the Lenders may do business without violating any legal requirements; and (n) such Permitted Transferee shall have paid to Administrative Agent all reasonable and documented out-of-pocket costs and expenses incurred in connection with such transfer; and 38 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (o) Administrative Agent and the Majority Lenders shall have approved such transfer in their reasonable discretion. “Permitted Transferee” means a Person approved as a transferee pursuant to the Permitted Transfer Requirements, provided that all of the Permitted Transfer Requirements are satisfied to Administrative Agent’s satisfaction in all respects at the time of the transfer of equity interests, and provided, further, except as provided in the proviso below, in no event shall there be more than one (1) Permitted Transferee at any time during the term of this Agreement, including any extension period, provided however that there may be one (1) additional transfer to a Permitted Transferee in accordance with the Permitted Transfer Requirements in the event of a transfer pursuant to a merger subject to clause (a) of the definition of Change of Control (provided further that for the avoidance of doubt there may only be one (1) Permitted Transferee pursuant to a transfer subject to clause (a) of the definition of Change of Control at any time during the term of this Agreement, including any extension period). “Person” means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, limited partnership, institution, public benefit corporation, joint venture, entity or Governmental Authority (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof). “Plan Assets” means assets of any employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA. “Plans and Specifications” means detailed plans and specifications for a Villa Unit complex, as delivered or made available to Administrative Agent, as modified thereafter with Administrative Agent’s approval, which shall not be unreasonably withheld, conditioned, or delayed, or as otherwise expressly permitted by this Agreement. “Pledge Agreements” means those certain Pledge Agreements dated as of the Closing Date between Administrative Agent, on the one hand, and each Guarantor that owns the Equity Interests of a Borrower, on the other hand. “Potential Collateral” means any property of a Borrower which is not at the time included in the Collateral and which consists of (a) Eligible Owned Real Estate, (b) Eligible Villa Units or (c) Real Estate which is capable of becoming Eligible Owned Real Estate or Eligible Villa Units, as applicable, through the inclusion of such property on Schedule 1.1(b) or 1.1(c) or the approval of the Majority Real Estate Revolving Loan Lenders and Administrative Agent and the completion and delivery of Eligible Owned Real Estate Qualification Documents or Eligible Villa Unit Qualification Documents, as applicable. “Preferred Distributions” means, with respect to any period and without duplication, all Distributions paid, declared but not yet paid or otherwise due and payable during such period on Preferred Securities issued by Trilogy Investors or any of its Subsidiaries. Preferred Distributions shall not, however, include dividends or distributions (a) paid or payable solely in Equity Interests of the Person making such dividend or distribution (other than Mandatorily Redeemable Stock) of identical class payable to holders of such class of Equity Interests, (b) paid or payable to Trilogy Investors or any Subsidiary of Trilogy Investors or (c) constituting or resulting in the redemption of Preferred Securities, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full. 39 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

“Preferred Securities” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation, or both. “Primary Licenses” means (a) with respect to any Senior Care Property or Person operating all or a portion of such Senior Care Property, as the case may be, the CON, permit or license to operate as a Senior Care Property, as the case may be, and each Medicaid Provider Agreement, Medicare Provider Agreement, TRICARE provider agreement or any other Third Party Payor Program provider agreement or similar agreement, each as applicable, (b) with respect to any Person performing an Ancillary Service at any Senior Care Property or whose Accounts are included in the calculation of A/R Borrowing Base Availability, the permit or license to provide such Ancillary Service and each Medicaid Provider Agreement, Medicare Provider Agreement, TRICARE provider agreement or any other Third Party Payor Program provider agreement or similar agreement, each as applicable, and (c) all other Permits necessary for the proper and lawful operation of a Senior Care Property, the business of any Borrower and the business of EIK Manager or any IGT Hospital with respect to any Senior Care Property, including provider identification numbers. “Private Payor” means any Account Debtor that is a natural person. “Private REIT” means Trilogy Real Estate Investment Trust, a Maryland statutory trust. “Public Health Laws” means all applicable laws, regulations and other requirements relating to the procurement, development, manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, sale, or promotion of any drug, medical device, food, dietary supplement, or other product subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and similar state laws, controlled substances laws, pharmacy laws, or consumer product safety laws. “QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” shall have the meaning set forth in Section 38. “RCP” has the meaning set forth in Section 7.14(g). “Real Estate” means all real property at the time of determination then owned or leased (as lessee or sublessee) in whole or in part, or operated, by any Borrower. “Real Estate Borrowing Base Availability” means the amount which is the sum of (a) the lesser of (i) the Owned Real Estate Borrowing Base Value of the Collateral Properties (other than Villa Units that are included in the calculation of clause (b) below) and (ii) the maximum principal amount (including Letter of Credit Liabilities) which would not cause the Owned Real Estate Borrowing Base Debt Service Coverage Ratio with respect to the Collateral Properties to be less than 1.75 to 1.0 plus (b) the least of (i) $25,000,000.00, (ii) with respect to each Villa Unit complex included as Eligible Villa Units (which shall not be eligible for more than eighteen (18) months), the Villa Unit Borrowing Base Value and (iii) with respect to each Villa Unit complex included as Eligible Villa Units (which shall not be eligible for more than eighteen (18) months), the maximum principal amount (including Letter of Credit Liabilities) which would not cause the Villa Unit Borrowing Base Debt Service Coverage Ratio with respect to the Villa Units to be less than 1.75 to 1.0; provided, however, that the availability under this clause (b) shall (i) only be used to pay Construction Costs for Villa Units on a Collateral Property and (ii) shall only be created and available for Villa Units on a particular Collateral Property after 40 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Borrowers have evidenced to Administrative Agent the contribution of cash equity towards such Construction Costs of such Villa Units of not less than thirty percent (30%) of the total Construction Costs for such Villa Units and the use of such contribution, in its entirety, for Construction Costs, plus (c) the Ancillary Services Borrowing Base Value. Notwithstanding the foregoing, in no event shall the sum of (x) Ancillary Services Borrowing Base Value plus (y) the A/R Borrowing Base Availability attributable to clause (b) of the definition of A/R Borrowing Base Availability exceed twenty percent (20%) of the Real Estate Borrowing Base Availability, and any excess shall be excluded from the Real Estate Borrowing Base Availability. For the avoidance of doubt, the Real Estate Borrowing Base Availability created under clause (b) above shall only be included in the calculation of Real Estate Borrowing Base Availability with respect to any Real Estate Revolving Loan (or Loans) requested for Construction Costs at such Villa Unit and shall not be available to support other Real Estate Revolving Loans. Notwithstanding the foregoing, if the Appraised Value for a Collateral Property increases after such property first becomes a Collateral Property, such increased value shall not be included in the calculation of Real Estate Borrowing Base Availability until Borrowers increase the coverage under the Title Policy for such Collateral Property (and any tie-in endorsements included in the Title Policies for the other Collateral Properties) to an amount not less than such increased Appraised Value (unless the allocable title insurance amount under such Title Policy allocable to such Collateral Property is already in such amount or a greater amount). “Real Estate Borrowing Base Certificate” has the meaning set forth in Section 7.4(a)(iii)(A). “Real Estate Revolving Loan Commitment” means, with respect to each Real Estate Revolving Loan Lender, the amount set forth on Schedule 1.1(a) as the amount of such Real Estate Revolving Loan Lender’s Real Estate Revolving Loan Commitment to make or maintain Real Estate Revolving Loans to Borrowers or to participate in Letters of Credit or Real Estate Swing Loans, as the same may be changed from time to time in accordance with the terms of this Agreement. “Real Estate Revolving Loan Commitment Percentage” means, with respect to each Real Estate Revolving Loan Lender, the percentage set forth on Schedule 1.1(a) as such Real Estate Revolving Loan Lender’s percentage of the aggregate Real Estate Revolving Loan Commitments of all of the Real Estate Revolving Loan Lenders, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the Real Estate Revolving Loan Commitments of the Real Estate Revolving Loan Lenders have been terminated as provided in this Agreement, then the Real Estate Revolving Loan Commitment Percentage of each Real Estate Revolving Loan Lender shall be determined based on the Real Estate Revolving Loan Commitment Percentage of such Real Estate Revolving Loan Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms thereof. “Real Estate Revolving Loan” or “Real Estate Revolving Loans” means an individual Real Estate Revolving Loan or the aggregate Real Estate Revolving Loans, as the case may be, made by Real Estate Revolving Loan Lenders hereunder to Borrowers, as more particularly described in Section 2.1. Amounts drawn under a Letter of Credit shall also be considering Real Estate Revolving Loans as provided in Section 2.9(f). The Borrowers as of the Closing Date that own or lease a Collateral Property are described on Schedule 1.1(e) attached hereto. 41 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 “Real Estate Revolving Loan Lenders” means, collectively, the Lenders which have a Real Estate Revolving Loan Commitment, the initial Real Estate Revolving Loan Lenders being identified on Schedule 1.1(a). “Real Estate Revolving Loan Note” means a promissory note made by Borrowers in favor of a Real Estate Revolving Loan Lender in the principal face amount equal to such Real Estate Revolving Loan Lender’s Real Estate Revolving Loan Commitment, or if less, the outstanding amount of all Real Estate Revolving Loans made by such Real Estate Revolving Loan Lender, in substantially the form of Exhibit B. “Real Estate Swing Loan” means a Swing Loan made hereunder pursuant to the Real Estate Borrowing Base Availability. “Real Estate Unused Fee Percentage”. With respect to any day during a calendar quarter, (a) 0.15% per annum, if the sum of the Aggregate Real Estate Revolving Credit Obligations outstanding on such day is greater than 50% of the Total Real Estate Revolving Loan Commitment, or (b) 0.20% per annum if the sum of the Aggregate Real Estate Revolving Credit Obligations outstanding on such day is less than or equal to 50% of the Total Real Estate Revolving Loan Commitment. “Receivable Reserves” means, as of any date of determination, (a) those reserves that Revolving Agent deems necessary or appropriate, in its Permitted Discretion and subject to the proviso in the definition of A/R Borrowing Base Availability, to establish and maintain (including reserves for rebates, discounts, warranty claims, and returns) with respect to the Eligible Accounts and (b) reserves equal to the sum of (i) the amount of retroactive settlements estimated to be due and owing to a Governmental Authority and (ii) without duplication, one hundred percent (100%) of those amounts for which payment plans have been established with the appropriate Governmental Authority. “Recipient” means any Agent and any Lender. “Record” means the grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by Administrative Agent with respect to any Loan referred to in such Note. “Recourse Indebtedness” means, with respect to any Person, as of any date of determination, any Indebtedness (whether secured or unsecured) which is recourse to such Person, including Deferred Financing Leases, guaranties of Deferred Financing Leases and equipment financings. Recourse Indebtedness shall not include Non-Recourse Indebtedness, but shall include any Non-Recourse Exclusions at such time a written claim is made with respect thereto, unless such claim is paid in full in cash or otherwise finally resolved with no further obligation on the part of such Person. “Register” has the meaning set forth in Section 18.2. “Registrations” has the meaning set forth in Section 6.33(a). “REIT Status” means with respect to a Person, its status as a real estate investment trust as defined in Section 856(a) of the Code. “Related Fund” means, with respect to any Lender which is a fund that invests in loans, any Affiliate of such Lender or any other fund that invests in loans that is managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such investment advisor. 42 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 “Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (other than the storing of materials in reasonable quantities to the extent necessary for the operation of property in the ordinary course of business, and in any event in compliance with all Environmental Laws) of Hazardous Substances. “Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto. “Reserve Percentage” means, for any Interest Period, that percentage which is specified three (3) Business Days before the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other Governmental Authority with jurisdiction over Administrative Agent or any Lender for determining the maximum reserve requirement (including any marginal reserve requirement) for Administrative Agent or any Lender with respect to liabilities constituting of or including (among other liabilities) Eurocurrency liabilities in an amount equal to that portion of the Loan affected by such Interest Period and with a maturity equal to such Interest Period. “Reserves” means (a) the Bank Products Reserve, (b) the Receivables Reserve and (c) as of any date of determination, those other reserves that Revolving Agent deems necessary or appropriate, in its Permitted Discretion and subject to the proviso in the definition of A/R Borrowing Base Availability, to establish and maintain (including reserves with respect to (x) sums that any Loan Party is required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, and (y) amounts owing by a Loan Party to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Administrative Agent likely would have a priority superior to Administrative Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral) with respect to A/R Borrowing Base Availability. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Revolving Agent” means CIT Bank, N.A., acting as revolving agent for the Secured Parties, and its successors and assigns. “Revolving Agent Fee Letter” means that certain fee letter between Borrowers and Revolving Agent dated August 28, 2019. “RHS Entities” means RHS PropCo Mooresville, LLC, Trilogy Real Estate Bloomington, LLC, Trilogy Real Estate Floyd, LLC, RHS Partners of Mooresville, LLC, Trilogy Healthcare of Bloomington, LLC, Trilogy Healthcare of Floyd, LLC, LCS Avon, LLC, RHS Partners of Bloomington, LLC, RHS Partners of Carmel, LLC, LCS Crawfordsville, LLC, RHS Partners of Arlington, LLC, RHS Partners of Castleton, LLC, LCS Kokomo, LLC, RHS Partners of Lafayette, LLC, RHS Partners of Richmond, LLC, LCS South Bend LLC, RHS Partners of Terre Haute, LLC, LCS Wabash LLC, and LCS Westfield LLC. “Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government or (d) a Person resident in or determined to be resident in a country, in each case of clauses 43 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

(a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC. “Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above. “Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (d) any other Governmental Authority with jurisdiction over any Agent, any Lender or any Loan Party or any of their respective Subsidiaries or Affiliates. Sanctions shall not include civil monetary penalties under Healthcare Laws. “S&P” means S&P Global, Inc. “SEC” means the federal Securities and Exchange Commission. “Secured Parties” means Administrative Agent, Revolving Agent, the Lenders, Issuing Lender, the Bank Product Providers and the Lender Hedge Providers. “Security Agreement” means that certain Pledge and Security Agreement dated as of the date hereof among Administrative Agent and Borrowers. “Security Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Acknowledgments, any Mortgages, any Assignments of Leases and Rents, the Indemnity Agreement, each IGT Security Agreement, any UCC-1 financing statements contemplated by any other Security Document, any Joinder, any other joinder agreements relating to any of the foregoing, any control agreements, any other security agreement or instrument and any further collateral assignments to Administrative Agent for the benefit of the Secured Parties as security for the Obligations. “Senior Care Property” means single owned facilities consisting of independent living facilities and residences, assisted living facilities, skilled nursing facilities, memory care facilities and rehabilitation facilities, or any combination of the foregoing, and the medical office building located at 9702 Stonestreet Road, Louisville, Kentucky, which is owned, leased or operated by or on behalf of a Borrower. “Single Asset Entity” means a bankruptcy remote, single purpose entity that (a) is a Subsidiary of a Borrower, (b) is not a Borrower or a Guarantor or an owner of a direct or indirect interest in a Borrower or a Guarantor and (c) owns Real Estate and related assets which are security for Indebtedness of such Person, and which Indebtedness does not constitute Indebtedness of any other Person except as provided in the definition of Non-Recourse Indebtedness (except for Non-Recourse Exclusions). 44 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”. “SOFR Index Adjustment” means, for any calculation with respect to a SOFR Rate Loan and for any applicable Interest Period, 0.10% per annum. “SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “SOFR Rate Loan” means each Loan bearing interest at a rate based upon (a) Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of “Base Rate”) or (b) Adjusted Daily Simple SOFR. “Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital and (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5). “State” means a state of the United States and the District of Columbia. “Subordination and Attornment Agreement” means any agreement among Administrative Agent, one or more Borrowers that is the fee owner or ground lessee of a Collateral Property and one or more Borrowers that is the tenant under a Lease pursuant to which such tenant agrees to subordinate its rights under the Lease to the lien or security title of the applicable Mortgage and agrees to recognize the Agent or its successor in interest as landlord under the Lease in the event of a foreclosure under such Mortgage, such agreement to be in form and substance reasonably satisfactory to Administrative Agent. 45 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 “Subordination of Management Agreement” means an agreement pursuant to which a manager of a Collateral Property subordinated certain of its rights under a Management Agreement to the Loan Documents and agrees to cooperate with Administrative Agent and the Lenders in connection with any transition of management of the Collateral Properties, in form and substance reasonably satisfactory to Administrative Agent. “Subsidiary” means, subject to Section 5.3, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP. Based upon its ownership as of the Closing Date, PCA Iowa, LLC is not a Subsidiary of Trilogy Pro Services as of the Closing Date. “Subsidiary Borrower” means each Wholly-Owned Domestic Subsidiary of Parent, OpCo or Trilogy Pro Services which becomes a Borrower pursuant to Section 5.5(a) or (b) or Section 7.20. “Supported QFC” shall have the meaning set forth in in Section 38. “Survey” means an instrument survey of each parcel of Real Estate comprising a Collateral Property or Villa Units prepared by a registered land surveyor which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the relevant Title Policy, shall show that all buildings and structures are within the lot lines of such Real Estate and shall not show any encroachments by others (or to the extent any encroachments are shown, such encroachments shall be acceptable to Administrative Agent in its reasonable discretion), and shall show whether or not such Real Estate is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to Administrative Agent. “Surveyor Certification” means, with respect to each parcel of Real Estate, a certificate executed by the surveyor who prepared the Survey with respect thereto, dated as of a recent date prior to inclusion of such Real Estate as Collateral and containing such information relating to such parcel as Administrative Agent or, as applicable, the Title Insurance Company may reasonably require, such certificate to be in form and substance reasonably satisfactory to Administrative Agent. “Swing Loan” has the meaning set forth in Section 2.4(a). Swing Loans include the A/R Swing Loans and the Real Estate Swing Loans. “Swing Loan Commitment” means an amount equal to $35,000,000.00, as the same may be changed from time to time in accordance with the terms of this Agreement. “Swing Loan Lender” means KeyBank, in its capacity as the Real Estate Revolving Loan Lender making Swing Loans, and any successor thereof. “Swing Loan Note” has the meaning set forth in Section 2.4(b). 46 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 “Syndication Agent” means Regions Bank, or any successor thereof. “Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP. “Taking” means the taking or appropriation (including by deed in lieu of condemnation) of any Collateral Property, or any part thereof or interest therein, whether permanently or temporarily, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” means (a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Lookback Day”) that is two SOFR Business Days prior to the first day of such Interest Period (and rounded in accordance with the Administrative Agent’s customary practice), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three SOFR Business Days prior to such Lookback Day, and (b) for any calculation with respect to a Base Rate Loan, the Term SOFR Reference Rate for a tenor of one month on the day that is two SOFR Business Days prior to the date the Base Rate is determined, subject to the proviso provided above. “Term SOFR Administrator” means CME (or a successor administrator of the Term SOFR Reference Rate, as selected by the Administrative Agent in its reasonable discretion). “Term SOFR Loan” means each Loan bearing interest at a rate based upon Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of Base Rate). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Third Party Insurance Accounts” means, collectively, any and all Accounts that are not Government Receivables. “Third Party Payor” means any governmental entity, insurance company, health maintenance organization, professional provider organization or similar entity that is obligated to make payments on any account receivable in connection with healthcare services rendered at a Collateral Property or with respect to any Accounts relating to or arising at or from a Senior Care Property or Medical Services. “Third Party Payor Programs” means any participation or provider agreements with any Third Party Payor, including Medicare, Medicaid, TRICARE, any non-individual Person, other than a 47 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

Governmental Authority, located in the United States which, in the ordinary course of its business or activities, agrees to pay for healthcare goods and services received by individuals, including a commercial insurance company, a nonprofit insurance company (such as a Blue Cross/Blue Shield entity), an employer or union who self-insures for employee or member health insurance, an HMO, a PPO, and any other insurance company issuing health, personal injury, workmen’s compensation or other types of insurance, and any other private commercial insurance managed care and employee assistance program, to which any Borrower or any Operator may be subject with respect to a Collateral Property or with respect to any Accounts relating to or arising at or from a Senior Care Property or Medical Services. “Titled Agents” means, collectively, Co-Lead Arrangers and the Syndication Agent. “Title Insurance Company” means First American Title Company and any other title insurance company or companies approved by Administrative Agent and Parent, such approval not to be unreasonably withheld, conditioned or delayed. “Title Policy” means, with respect to each parcel of Collateral Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent, legally promulgated form of mortgagee title insurance policy reasonably acceptable to Administrative Agent) issued by a Title Insurance Company (with such reinsurance as Administrative Agent may reasonably require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in an amount as Administrative Agent may reasonably require based upon the fair market value of such Collateral Property insuring the priority of the Mortgage thereon and that the Loan Party executing such Mortgage holds marketable or indefeasible fee simple title or a valid and subsisting leasehold interest to such parcel, subject only to the encumbrances acceptable to Administrative Agent in its reasonable discretion and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases and residents and patients under unrecorded move-in agreements) or matters which would be shown by a Survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to Administrative Agent in its reasonable discretion, and shall contain, to the extent available in the state or jurisdiction of the Collateral Property (a) a revolving credit endorsement and (b) such other endorsements and affirmative insurance as Administrative Agent may reasonably require and is available in the State in which such Collateral Property is located, including, to the extent available in the state or jurisdiction of the Collateral Property, (i) a comprehensive endorsement, (ii) a variable rate of interest endorsement, (iii) a usury endorsement, (iv) a doing business endorsement, (v) an ALTA form 3.1 zoning endorsement, (vi) a “tie-in” endorsement relating to all Title Policies issued by such Title Insurance Company in respect of other Collateral Properties, (vii) “first loss” and “last dollar” endorsements, and (viii) a utility location endorsement. “Total Adjusted EBITDA” means, with respect to any period, an amount equal to (a) the EBITDA of Trilogy Investors and its Subsidiaries plus (b) each such Person’s pro rata share of EBITDA of its Unconsolidated Affiliates as provided below. With respect to Unconsolidated Affiliates, EBITDA attributable to such entities shall be excluded but EBITDA shall include a Person’s Equity Percentage of Net Income from such Unconsolidated Affiliates plus its Equity Percentage of, only to the extent deducted in determination of such Net Income: (a) depreciation and amortization expense; (b) interest expense; (c) income tax expense; and (d) extraordinary or non-recurring losses and costs (including losses on the sale of assets or payment of Indebtedness); and minus (e) only to the extent included in determination of such Net Income, extraordinary or non-recurring gains (including gains on the sale of assets); provided, however, that straight line leveling adjustments required under GAAP and amortization of intangibles pursuant to FAS 141R shall be excluded from such calculation. 48 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 “Total Adjusted EBITDA (Real Estate)” means, with respect to the Collateral Properties (other than Villa Units that are included in the calculation of clause (b) of the definition of Real Estate Borrowing Base Availability), with respect to any period (without duplication), (a) Net Income of the OpCo Affiliates leasing such Collateral Properties on a Consolidated basis, in accordance with GAAP plus (b) only to the extent deducted in determination of such Net Income: (i) depreciation and amortization expense; (ii) total Interest Expense of such OpCo Affiliates; (iii) income tax expense; and (iv) management fee expense minus: (b)(i) the amount equal to Capital Reserves for such period; (ii) the aggregate amount of IGT UPL Payments received and (iii) an amount equal to five percent (5%) of the gross revenues generated by the Collateral Properties during such period and net of (c) intercompany profits and losses; provided, however, that straight line leveling adjustments required under GAAP and amortization of intangibles pursuant to FAS 141R shall be excluded from such calculation. “Total Adjusted EBITDAR” means the sum of (a) Total Adjusted EBITDA plus (b) all base rent and additional rent due and payable by Trilogy Investors and its Subsidiaries during such period. “Total Adjusted EBITDAR (Real Estate)” means Total Adjusted EBITDA (Real Estate) plus Total Rental Expense during the applicable period calculated on a Consolidated basis. “Total A/R Revolving Loan Commitment” means the sum of the A/R Revolving Loan Commitments of the A/R Revolving Loan Lenders, as in effect from time to time. As of the date of this Agreement, the Total A/R Revolving Loan Commitment is $35,000,000.00. The Total A/R Revolving Loan Commitment may increase in accordance with Section 2.10. “Total Commitment” means the sum of the Commitments of the Lenders, as in effect from time to time in accordance with the terms hereof. As of the date of this AgreementDecember 20, 2022, the Total Commitment is $360,000,000.00400,000,000.00. The Total Commitment may increase in accordance with Section 2.10 or decrease in accordance with Section 2.14. “Total Real Estate Revolving Loan Commitment” means the sum of the Real Estate Revolving Loan Commitments of the Real Estate Revolving Loan Lenders, as in effect from time to time. As of the date of this AgreementDecember 20, 2022, the Total Real Estate Revolving Loan Commitment is $325,000,000.00365,000,000.00. The Total Real Estate Revolving Loan Commitment may increase in accordance with Section 2.10 or decrease in accordance with Section 2.14. “Total Rental Expense” means, for any period, all base rent and additional rent due and payable to Borrowers that are the owners or lessees under a Ground Lease with respect to the Collateral Properties (other than Villa Units that are included in the calculation of clause (b) of the definition of Real Estate Borrowing Base Availability) during such period. “Transaction Requirements” means, receipt and/or confirmation, as applicable, by the Administrative Agent of the following: (a) Receipt by Administrative Agent of a certification by the chief executive officer, president, chief financial officer or treasurer or controller of Parent certifying that (A) the Transaction (as defined in that certain letter dated April 22, 2021 from Trilogy RER, LLC to the Administrative Agent) has been consummated in accordance with the terms of said letter and that the resulting organizational structure of Trilogy Investors is the same as the “Post-Merger Structure” attached as Attachment I thereto, (B) that any consents, licenses or approvals required in connection with the Transaction have been obtained 49 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (except for such consents, licenses or approvals, the failure of which to obtain would not be reasonably expected to result in a Material Adverse Effect), (C) that no litigation, regulatory action or other proceeding or order (whether temporary, preliminary or permanent) of a court of competent jurisdiction has been filed or threated in writing that could reasonably be expected to prevent, restrain or enjoin the consummation of the Transaction or have a Material Adverse Effect; and (D) that no Default or Event of Default has occurred and is continuing, together with such other evidence as may be reasonably requested by Administrative Agent evidencing the consummation of the Transaction in accordance with the terms of said letter, such as copies of filed documents effectuating the Transaction from the appropriate Governmental Authorities; and (b) No Default or Event of Default shall have occurred and be continuing as a result of such Transaction or otherwise. For the avoidance of doubt, subject to the satisfaction of the Transaction Requirements, the Transaction shall not constitute a Change of Control under this Agreement. “TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, which program was formerly known as the Civilian Health and Medical Program of the Uniformed Services (CHAMPUS), and all laws, rules, regulations, and orders of all applicable Governmental Authorities promulgated in connection with such program and having the force of law. “TRICARE Receivable” means any Account payable pursuant to TRICARE. “Trilogy Investors” means Trilogy Investors, LLC, a Delaware limited liability company. “Trilogy REIT JV” means Trilogy REIT Holdings, LLC, a Delaware limited liability company. “Trilogy Healthcare Holdings” means Trilogy Healthcare Holdings, Inc., a Delaware corporation. “Trilogy Pharmacy Company” means each and any of Trilogy Mission RX, LLC, a Delaware limited liability company, PCA, Trilogy NuScriptRx, LLC, a Delaware limited liability company, and any other Borrower formed or acquired after the Closing Date that operates a business of providing pharmacy services. “Trilogy Pro Services” means Trilogy Pro Services, LLC, a Delaware limited liability company. “Trilogy Rehab Company” means each and any of Trilogy Rehab Services, LLC, a Delaware limited liability company, Paragon, and any other Borrower formed or acquired after the Closing Date that operates a business of providing rehabilitative services. “Type” means as to any type of Loan, its nature as determined with respect to the interest option applicable thereto, which in each case shall be a Base Rate Loan, a Daily Simple SOFR Loan or a LIBOR RateTerm SOFR Loan. 50 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 “UCC” means the Uniform Commercial Code as in effect in the State of New York. “UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unconsolidated Affiliate” means in respect of any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person if such financial statements were prepared in accordance with the full consolidation method of GAAP as of such date. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “U.S. Special Resolution Regimes” shall have the meaning set forth in Section 38. “United States” means the United States of America. “Villa Unit” means (a) independent senior living residences within a Borrower campus setting and (b) an expansion of an existing Building on a Collateral Property. “Villa Unit Borrowing Base Debt Service Coverage Ratio” means the ratio of the aggregate adjusted “EBITDAR” for the Eligible Villa Units (based on a pro forma, as-stabilized basis as shown on the Appraisals for such Villa Units), divided by, in each case, the Implied Debt Service. “Villa Unit Borrowing Base Value” means, for the Eligible Villa Units owned by Borrowers included in the Villa Units, the amount which is the lesser of (a) seventy percent (70%) of the sum of the Collateral Pool Value of the Villa Units and (b) seventy percent (70%) of the sum of the Construction Costs of the Villa Units, in each case, as most recently determined under this Agreement. “Wholly-Owned Domestic Subsidiary” means as to any Borrower, any Domestic Subsidiary of any Borrower that is directly or indirectly owned one hundred percent (100%) by such Borrower. “Withholding Agent” means Parent, any Guarantor and Administrative Agent, as applicable. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United 51 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.2 Rules of Interpretation. (a) A reference to any formation document, governing document, agreement or other contractual instrument, including the Loan Documents, shall include such document, agreement or instrument as amended, restated, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement. (b) The singular includes the plural and the plural includes the singular. (c) Unless otherwise expressly provided herein, references to any constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such constitution, law, statute, ordinance, rules, treaty, regulation, permit, license, approval, interpretation and order. (d) A reference to any Person includes its permitted successors and permitted assigns and in the event any Borrower or a Guarantor is a limited liability company and shall undertake an LLC Division (any such LLC Division being a violation of this Agreement), shall be deemed to include each limited liability company resulting from any such LLC Division. (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer. (f) The words “include”, “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. (g) The words “approval” and “approved”, as the context requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted. (h) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein. (i) “Section”, “Annex”, “clause”, “Schedule” and “Exhibit” references are to this Agreement unless otherwise specified. (j) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement. (k) In the event of any change in GAAP after the date hereof or any other change in accounting procedures pursuant to Section 7.3 which would affect the computation of any financial covenant, ratio or other requirement set forth in any Loan Document, then upon the request of Parent or Administrative Agent, Borrowers, Guarantors, Administrative Agent and the Lenders shall negotiate promptly, diligently and in good faith in order to amend the provisions of the Loan Documents such that 52 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 such financial covenant, ratio or other requirement shall continue to provide substantially the same financial tests or restrictions of the Loan Parties as in effect prior to such accounting change, as determined by the Majority Lenders in their good faith judgment. Until such time as such amendment shall have been executed and delivered by Borrowers, Administrative Agent and the Majority Lenders, such financial covenants, ratio and other requirements, and all financial statements and other documents required to be delivered under the Loan Documents, shall be calculated and reported as if such change had not occurred and no Event of Default shall be deemed to have occurred solely as a result of such change. (l) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of a Person or any of its Subsidiaries at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. (m) To the extent that any of the representations and warranties contained in this Agreement or any other Loan Document is qualified by “Material Adverse Effect” or any other materiality qualifier, then the qualifier “in all material respects” contained in Sections 2.10(d)(iv), 2.12(c)(iii), 10.1(g) and 11.1 shall not apply with respect to any such representations and warranties. (n) Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). (o) Any Person referred to herein in respect of, or in connection with, any document, agreement or instrument shall include such Person’s successors and assigns in such capacity thereunder, to the extent such succession or assignment is permitted hereunder. (p) For all purposes under the Loan Documents, in connection with any LLC Division: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. (q) The interest rate on Loans denominated in Dollars may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to USD LIBOR (as defined in Section 4.15) or with respect tothe Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative or, successor benchmark thereto, or replacement rate therefor or thereofthereto (including any Benchmark Replacement), including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 4.15, (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, USD LIBOR or any other benchmark or have the same volume or liquidity as 53 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 did USD LIBOR, the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other benchmarkBenchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. Administrative Agent may select information sources or services in its reasonable good faith discretion to ascertain the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Administrative Agent will, in keeping with industry practice, continue using its current rounding practices in connection with the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. In connection with the use or administration of Daily Simple SOFR and Term SOFR, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Simple SOFR and Term SOFR. Section 1.3 Rates. Administrative Agent does not warrant or accept responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBORSOFR”. SECTION 2. THE CREDIT FACILITY. Section 2.1 Real Estate Revolving Loans. (a) Subject to the terms and conditions set forth in this Agreement, each of the Real Estate Revolving Loan Lenders severally agrees to lend to Borrowers, and Borrowers may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by Borrowers to Administrative Agent given in accordance with Section 2.6, such sums as are requested by Borrowers for the purposes set forth in Section 2.8 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (i) the sum of such Real Estate Revolving Loan Lender’s Real Estate Revolving Loan Commitment and (ii) such Real Estate Revolving Loan Lender’s Real Estate Revolving Loan Commitment Percentage of the Real Estate Borrowing Base Availability (after giving pro forma effect to the addition of any assets increasing the Real Estate Borrowing Base Availability as set forth in the applicable updated Real Estate Borrowing Base Certificate); provided, that in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the Aggregate Real Estate Revolving Credit Obligations shall not at any time (i) exceed the lesser of (A) the Real Estate Borrowing Base Availability (after giving pro forma effect to the addition of any assets increasing the Real Estate Borrowing Base Availability as set forth in the applicable updated Real Estate Borrowing Base Certificate) and (B) the Total Real Estate Revolving Loan Commitment or (ii) cause a violation of the covenant set forth in Section 9.1. The Real 54 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Estate Revolving Loans shall be made pro rata in accordance with each Real Estate Revolving Loan Lender’s Real Estate Revolving Loan Commitment Percentage. Each request for a Real Estate Revolving Loan hereunder shall constitute a representation and warranty by Borrowers that all of the conditions required of Borrowers set forth in Sections 10 and 11 have been satisfied on the date of such request. Administrative Agent may assume that the conditions in Sections 10 and 11 have been satisfied unless it receives prior written notice from a Real Estate Revolving Loan Lender that such conditions have not been satisfied. No Real Estate Revolving Loan Lender shall have any obligation to make Real Estate Revolving Loans to Borrowers or participate in Letter of Credit Liabilities in an aggregate principal outstanding amount of more than its Real Estate Revolving Loan Commitment Percentage of the Total Real Estate Revolving Loan Commitment. (b) The Real Estate Revolving Loans shall be evidenced by separate Real Estate Revolving Loan Notes for each Real Estate Revolving Loan Lender based on its Real Estate Revolving Loan Commitment. One Real Estate Revolving Loan Note shall be payable to the order of each Real Estate Revolving Loan Lender in the principal amount equal to such Real Estate Revolving Loan Lender’s Real Estate Revolving Loan Commitment or, if less, the outstanding amount of all Real Estate Revolving Loans made by such Real Estate Revolving Loan Lender, plus interest accrued thereon, as set forth below. Each Borrower irrevocably authorizes Administrative Agent to make or cause to be made, at or about the time of the Drawdown Date of any Real Estate Revolving Loan or the time of receipt of any payment of principal thereof, an appropriate notation on Administrative Agent’s Record reflecting the making of such Real Estate Revolving Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Real Estate Revolving Loans set forth on Administrative Agent’s Record shall be, absent manifest error, prima facie evidence of the principal amount thereof owing and unpaid to each Real Estate Revolving Loan Lender, but the failure to record, or any error in so recording, any such amount on Administrative Agent’s Record shall not limit or otherwise affect the obligations of Borrowers hereunder or under any Real Estate Revolving Loan Note to make payments of principal of or interest on any Real Estate Revolving Loan Note when due. Section 2.2 A/R Revolving Loans. (a) Subject to the terms and conditions set forth in this Agreement, each of the A/R Revolving Loan Lenders severally agrees to lend to Borrowers, and Borrowers may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by Borrowers to Administrative Agent given in accordance with Section 2.6, such sums as are requested by Borrowers for the purposes set forth in Section 2.8 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (i) the sum of such A/R Revolving Loan Lender’s A/R Revolving Loan Commitment and (ii) such A/R Revolving Loan Lender’s A/R Revolving Loan Commitment Percentage of the sum of the A/R Borrowing Base Availability; provided, that in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the Aggregate A/R Revolving Credit Obligations shall not at any time (i) exceed the lesser of (A) the A/R Borrowing Base Availability and (B) the Total A/R Revolving Loan Commitment or (ii) cause a violation of the covenant set forth in Section 9.1. The A/R Revolving Loans shall be made pro rata in accordance with each A/R Revolving Loan Lender’s A/R Revolving Loan Commitment Percentage. Each request for an A/R Revolving Loan hereunder shall constitute a representation and warranty by Borrowers that all of the conditions required of Borrowers set forth in Sections 10 and 11 have been satisfied on the date of such request. Administrative Agent may assume that the conditions in Sections 10 and 11 have been satisfied unless it receives prior written notice from an A/R Revolving Loan Lender that such conditions have not been satisfied. No A/R Revolving Loan Lender shall have any obligation to make A/R Revolving Loans to Borrowers in the maximum aggregate 55 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 principal outstanding balance of more than the amount equal to its A/R Revolving Loan Commitment Percentage of the Total A/R Revolving Loan Commitments. (b) The A/R Revolving Loans shall be evidenced by separate A/R Revolving Loan Notes for each A/R Revolving Loan Lender based on its A/R Revolving Loan Commitment. One A/R Revolving Loan Note shall be payable to the order of each A/R Revolving Loan Lender in the principal amount equal to such A/R Revolving Loan Lender’s A/R Revolving Loan Commitment or, if less, the outstanding amount of all A/R Revolving Loans made by such A/R Revolving Loan Lender, plus interest accrued thereon, as set forth below. Each Borrower irrevocably authorizes Administrative Agent to make or cause to be made, at or about the time of the Drawdown Date of any A/R Revolving Loan or the time of receipt of any payment of principal thereof, an appropriate notation on Administrative Agent’s Record reflecting the making of such A/R Revolving Loan or (as the case may be) the receipt of such payment. The outstanding amount of the A/R Revolving Loans set forth on Administrative Agent’s Record shall be, absent manifest error, prima facie evidence of the principal amount thereof owing and unpaid to each A/R Revolving Loan Lender, but the failure to record, or any error in so recording, any such amount on Administrative Agent’s Record shall not limit or otherwise affect the obligations of Borrowers hereunder or under any A/R Revolving Loan Note to make payments of principal of or interest on any A/R Revolving Loan Note when due. (c) Revolving Agent’s determination of the Expected Net Value of the Eligible Accounts and other amounts to be determined or calculated under this Agreement shall, if determined in its Permitted Discretion in the absence of manifest error, be binding and conclusive. Section 2.3 Facility Unused Fees. (a) Each Borrower agrees to pay to Administrative Agent, for the account and ratable benefit of the Real Estate Revolving Loan Lenders (other than a Defaulting Lender for such period of time as such Real Estate Revolving Loan Lender is a Defaulting Lender) in accordance with their respective Real Estate Revolving Loan Commitment Percentages a facility unused fee calculated by multiplying the Real Estate Unused Fee Percentage applicable to such day, calculated as a per diem rate, times the excess of the Total Real Estate Revolving Loan Commitment over the Aggregate Real Estate Revolving Credit Obligations outstanding on such day, commencing on the Closing Date and ending on the Maturity Date. The facility unused fee pursuant to this Section 2.3(a) shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, with a final payment on the Maturity Date. (b) Each Borrower agrees to pay to Administrative Agent for the account and ratable benefit of the A/R Revolving Loan Lenders (other than a Defaulting Lender for such period of time as such A/R Revolving Loan Lender is a Defaulting Lender) in accordance with their respective A/R Revolving Loan Commitment Percentages a facility unused fee calculated by multiplying the A/R Unused Fee Percentage applicable to such day, calculated as a per diem rate, times the excess of the Total A/R Revolving Loan Commitment over the Aggregate A/R Revolving Credit Obligations outstanding on such day commencing on the Closing Date and ending on the Maturity Date. The facility unused fee pursuant to this Section 2.3(b) shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, with a final payment on the Maturity Date. Section 2.4 Swing Loan Commitment. (a) Subject to the terms and conditions set forth in this Agreement, the Swing Loan Lender agrees to lend to Borrowers (the “Swing Loans”), and Borrowers may borrow (and repay and 56 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 reborrow) from time to time between the Closing Date and the date which is five (5) Business Days prior to the Maturity Date upon notice by Borrowers to the Swing Loan Lender given in accordance with this Section 2.4, such sums as are requested by Borrowers for the purposes set forth in Section 2.8 in an aggregate principal amount at any one time outstanding not exceeding the Swing Loan Commitment; provided that in all events (i) no Default or Event of Default shall have occurred and be continuing; (ii) the Aggregate Real Estate Revolving Credit Obligations (after giving effect to all amounts requested) shall not at any time exceed the lesser of (A) the Total Real Estate Revolving Loan Commitment and (B) the Real Estate Borrowing Base Availability (after giving pro forma effect to the addition of any assets increasing the Real Estate Borrowing Base Availability as set forth in the applicable updated Real Estate Borrowing Base Certificate), or cause a violation of the covenant set forth in Section 9.1; (iii) the Aggregate A/R Revolving Credit Obligations (after giving effect to all amounts requested) shall not at any time exceed the lesser of (A) the Total A/R Revolving Loan Commitment and (B) the A/R Borrowing Base Availability; and (iv) the aggregate A/R Swing Loans and Real Estate Swing Loans shall not exceed the Swing Loan Commitment. Subject to the terms hereof, the Swing Loan Lender shall make Swing Loans available to Borrowers based on the Swing Loan Commitment regardless of amounts advanced by the Swing Loan Lender individually in its capacity as a Real Estate Revolving Loan Lender or an A/R Revolving Loan Lender or amounts remaining to be funded by it individually as a Lender under its Real Estate Revolving Loan Commitment or its A/R Revolving Loan Commitment, as applicable. Notwithstanding anything to the contrary contained in this Section 2.4, the Swing Loan Lender shall not be obligated to make any A/R Swing Loan or Real Estate Swing Loan at a time when any other A/R Revolving Loan Lender or Real Estate Revolving Loan Lender, as applicable, is a Defaulting Lender, unless the Swing Loan Lender is satisfied that the participation therein will otherwise be fully allocated to the A/R Revolving Loan Lenders or Real Estate Revolving Loan Lenders, as applicable, that are Non-Defaulting Lenders consistent with Section 2.12(c) and the Defaulting Lender shall not participate therein, except to the extent the Swing Loan Lender has entered into arrangements with Borrowers or such Defaulting Lender that are satisfactory to the Swing Loan Lender in its good faith determination to eliminate the Swing Loan Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral. A/R Swing Loans shall constitute “A/R Revolving Loans” for all purposes hereunder, and Real Estate Swing Loans shall constitute “Real Estate Revolving Loans” for all purposes hereunder. The funding of a Swing Loan hereunder shall constitute a representation and warranty by Borrowers that all of the conditions set forth in Sections 10 and 11 have been satisfied on the date of such funding. The Swing Loan Lender may assume that the conditions in Sections 10 and 11 have been satisfied unless the Swing Loan Lender has received written notice from an A/R Revolving Loan Lender or a Real Estate Revolving Loan Lender, as applicable, that such conditions have not been satisfied. Each Swing Loan shall be due and payable within five (5) Business Days of the date such Swing Loan was provided and each Borrower hereby agrees (to the extent not repaid as contemplated by Section 2.4(d)) to repay each Swing Loan on or before the date that is five (5) Business Days from the date such Swing Loan was provided. A Swing Loan may not be refinanced with another Swing Loan. (b) The Swing Loans shall be evidenced by a separate promissory note of Borrowers in substantially the form of Exhibit C (the “Swing Loan Note”), dated the date of this Agreement for the Swing Loan Lender based on its Swing Loan Commitment. The Swing Loan Note shall be payable to the order of the Swing Loan Lender in the principal face amount equal to the Swing Loan Commitment and shall be payable as set forth below. Each Borrower irrevocably authorizes the Swing Loan Lender to make or cause to be made, at or about the time of the Drawdown Date of any Swing Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Swing Loan Lender’s Record reflecting the making of such Swing Loan, whether such Swing Loan is an A/R Swing Loan or a Real Estate Swing Loan, or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Loans (and A/R Swing Loans and Real Estate Swing Loans) set forth on the Swing Loan Lender’s Record shall be, absent manifest error, prima facie evidence of the principal amount thereof 57 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 owing and unpaid to the Swing Loan Lender, but the failure to record, or any error in so recording, any such amount on the Swing Loan Lender’s Record shall not limit or otherwise affect the obligations of Borrowers hereunder or under the Swing Loan Note to make payments of principal of or interest on any Swing Loan Note when due. (c) Parent shall request a Swing Loan on behalf of Borrowers by delivering to the Swing Loan Lender a Loan Request executed by an Authorized Officer of Parent no later than 11:00 a.m. (Cleveland time) on the requested Drawdown Date specifying the amount of the requested Swing Loan (which shall be in the minimum amount of $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof), specifying whether such Swing Loan shall be an A/R Swing Loan or a Real Estate Swing Loan and providing the wire instructions for the delivery of the Swing Loan proceeds. The Loan Request shall also contain the statements and certifications required by Sections 2.6(a) and 2.6(b). Each such Loan Request shall be irrevocable and binding on Borrowers and shall obligate Borrowers to accept such Swing Loan on the Drawdown Date. Notwithstanding anything herein to the contrary, a Swing Loan shall be a Base Rate Loan and shall bear interest at the Base Rate plus the Applicable Margin. The proceeds of the Swing Loan will be disbursed by wire by the Swing Loan Lender to Borrowers no later than 1:00 p.m. (Cleveland time). (d) The Swing Loan Lender shall, within five (5) Business Days after the Drawdown Date with respect to such Swing Loan, other than a Swing Loan made pursuant to Section 2.4(h), request each A/R Revolving Loan Lender (with respect to A/R Swing Loans) or Real Estate Revolving Loan Lender (with respect to Real Estate Swing Loans) to make an A/R Revolving Loan or Real Estate Revolving Loan, as applicable, pursuant to Section 2.1 in an amount equal to such A/R Revolving Loan Lenders A/R Revolving Loan Commitment Percentage or such Real Estate Revolving Loan Lender’s Real Estate Revolving Loan Commitment Percentage, as applicable, of the amount of the A/R Swing Loan or Real Estate Swing Loan, as applicable, outstanding on the date such notice is given. In the event that Borrowers do not notify Administrative Agent in writing otherwise on or before noon on the Business Day of the Drawdown Date with respect to such Swing Loan, Administrative Agent shall notify the applicable A/R Revolving Loan Lenders or Real Estate Revolving Loan Lenders that such A/R Revolving Loan or Real Estate Revolving Loan shall be a LIBOR RateTerm SOFR Loan with an Interest Period of one (1) month, provided that the making of such LIBOR RateTerm SOFR Loan will not be in contravention of any other provision of this Agreement, or if the making of a LIBOR RateTerm SOFR Loan would be in contravention of this Agreement, then such notice shall indicate that such A/R Revolving Loan or Real Estate Revolving Loan, as applicable, shall be a Base Rate Loan. Each Borrower hereby irrevocably authorizes and directs the Swing Loan Lender to so act on its behalf, and agrees that any amount advanced to Administrative Agent for the benefit of the Swing Loan Lender pursuant to this Section 2.4(d) shall be considered an A/R Revolving Loan or a Real Estate Revolving Loan pursuant to Section 2.1. Unless any of the events described in Section 12.1(h), 12.1(i) or 12.1(j) shall have occurred (in which event the procedures of Section 2.4(e) shall apply), each A/R Revolving Loan Lender (with respect to A/R Swing Loans) or Real Estate Revolving Loan Lender (with respect to Real Estate Swing Loans) shall make the proceeds of its A/R Revolving Loan or Real Estate Revolving Loan available to the Swing Loan Lender for the account of the Swing Loan Lender at Administrative Agent’s Head Office prior to 12:00 noon in funds immediately available no later than one (1) Business Day after the date such request was made by the Swing Line Lender just as if the A/R Revolving Loan Lenders or the Real Estate Revolving Loan Lenders, as applicable, were funding directly to Borrowers, so that thereafter such Obligations shall be evidenced by the A/R Revolving Loan Notes or the Real Estate Revolving Loan Notes, as applicable. The proceeds of such A/R Revolving Loan or Real Estate Revolving Loan, as applicable, shall be immediately applied to repay the applicable Swing Loans. (e) If for any reason a Swing Loan cannot be refinanced by an A/R Revolving Loan or a Real Estate Revolving Loan, as applicable, pursuant to Section 2.4(d) or if such Swing Loan was 58 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 made pursuant to Section 2.4(h), each A/R Revolving Loan Lender or Real Estate Revolving Loan Lender, as applicable, will, on the date such A/R Revolving Loan or Real Estate Revolving Loan pursuant to Section 2.4(d) was to have been made (or automatically and without any action on the part of the Swing Loan Lender, if such Swing Loan was made pursuant to Section 2.4(h) or any of the events described in any of the events described in Section 12.1(h), 12.1(i) or 12.1(j) shall have occurred), purchase an undivided participation interest in the Swing Loan in an amount equal to its A/R Revolving Loan Commitment Percentage or Real Estate Revolving Loan Commitment Percentage, as applicable, of such Swing Loan. Each A/R Revolving Loan Lender or Real Estate Revolving Loan Lender, as applicable, will immediately transfer to the Swing Loan Lender in immediately available funds the amount of its participation and upon receipt thereof the Swing Loan Lender will deliver to such A/R Revolving Loan Lender or Real Estate Revolving Loan Lender, as applicable, a Swing Loan participation certificate dated the date of receipt of such funds and in such amount. (f) Whenever at any time after the Swing Loan Lender has received from any A/R Revolving Loan Lender or Real Estate Revolving Loan Lender, as applicable, such A/R Revolving Loan Lender’s or Real Estate Revolving Loan Lender’s participation interest in a Swing Loan, the Swing Loan Lender receives any payment on account thereof, the Swing Loan Lender will distribute to such A/R Revolving Loan Lender or Real Estate Revolving Loan Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such A/R Revolving Loan Lender’s or Real Estate Revolving Loan Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Loan Lender is required to be returned, such A/R Revolving Loan Lender or Real Estate Revolving Loan Lender will return to the Swing Loan Lender any portion thereof previously distributed by the Swing Loan Lender to it. (g) Each A/R Revolving Loan Lender’s obligation to fund an A/R Revolving Loan and Real Estate Revolving Loan Lender’s obligation to fund a Real Estate Revolving Loan as provided in Section 2.4(d) or to purchase participation interests pursuant to Section 2.4(e) shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any setoff, counterclaim, recoupment, defense or other right which such A/R Revolving Loan Lender or Real Estate Revolving Loan Lender or any Borrower may have against the Swing Loan Lender, any Borrower or anyone else for any reason whatsoever; (b) the occurrence or continuance of a Default or an Event of Default; (c) any adverse change in the condition (financial or otherwise) of any Loan Party or any of their Subsidiaries; (d) any breach of this Agreement or any of the other Loan Documents by any Loan Party or any Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Any portions of a Swing Loan not so purchased or converted may be treated by Administrative Agent and the Swing Loan Lender as against such applicable A/R Revolving Loan Lender as an A/R Revolving Loan or against such Real Estate Revolving Loan Lender as a Real Estate Revolving Loan which was not funded by the non-purchasing A/R Revolving Loan Lender or Real Estate Revolving Loan Lender, thereby making such A/R Revolving Loan Lender or Real Estate Revolving Loan Lender, as applicable, a Defaulting Lender. Each Swing Loan, once so sold or converted, shall cease to be a Swing Loan for the purposes of this Agreement, but shall be an A/R Revolving Loan made by such A/R Revolving Loan Lender under its A/R Revolving Loan Commitment or a Real Estate Revolving Loan made by each Real Estate Revolving Loan Lender under its Real Estate Revolving Loan Commitment, as applicable. (h) Notwithstanding the foregoing or any other contrary provision of this Agreement, the Lenders hereby authorize the Swing Loan Lender, at the direction of Administrative Agent in Administrative Agent’s reasonable discretion, and Swing Loan Lender shall, at the direction of Administrative Agent, knowingly and intentionally, continue to make Real Estate Swing Loans to Borrowers, notwithstanding that the Aggregate Real Estate Revolving Credit Obligations (after giving 59 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 effect to all amounts requested) exceed, or would exceed after the making of such Real Estate Swing Loan, the lesser of (A) the Total Real Estate Revolving Loan Commitment and (B) the Real Estate Borrowing Base Availability, in an aggregate amount outstanding at any time not to exceed $10,000,000.00, so long as (i) after giving effect to each such Real Estate Swing Loan, the outstanding Aggregate Real Estate Revolving Credit Obligations do not exceed the Total Real Estate Revolving Loan Commitment, and (ii) Administrative Agent, in its reasonable business judgment, deems such Real Estate Swing Loan necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof or (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations. The foregoing sentence is for the exclusive benefit of Administrative Agent, the Swing Loan Lender, and the Lenders and is not intended to benefit Borrowers in any way. The Majority Real Estate Revolving Loan Lenders may at any time revoke Administrative Agent’s authority to direct the Swing Loan Lender to make Real Estate Swing Loans pursuant to the preceding sentence of this Section 2.4(h). Any such revocation must be in writing and shall become effective prospectively upon Administrative Agent’s receipt thereof. (i) The obligations of Borrowers to the A/R Revolving Loan Lenders and the Real Estate Revolving Loan Lenders under this Agreement with respect to Swing Loans (and of the A/R Revolving Loan Lenders and the Real Estate Revolving Loan Lenders to make payments to the Swing Loan Lender with respect to Swing Loans) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (ii) the existence of any claim, set-off, defense or any right which any Borrower or any of its Subsidiaries or Affiliates may have at any time against any Lender (other than the defense of payment to the Lenders in accordance with the terms of this Agreement) or any other person, whether in connection with this Agreement, any other Loan Document, or any unrelated transaction; (iii) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (iv) the occurrence of any Default or Event of Default; and (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing. Section 2.5 Interest on Loans. (a) Subject to Section 4.11, each Base Rate Loan shall bear interest for the period commencing with (and including) the Drawdown Date thereof and ending on (and excluding, with respect to repayment, if such repayment is received by Administrative Agent no later than 2:00 pm as required by Section 4.3(a)) the date on which such Base Rate Loan is repaid or converted to a LIBORSOFR Rate Loan at the rate per annum equal to the sum of the Base Rate plus the Applicable Margin. (b) Subject to Section 4.11, each LIBOR Rate(i) Daily Simple SOFR Loan shall bear interest for the period commencing with (and including) the Drawdown Date thereof and ending on (and excluding, with respect to repayment, if such repayment is received by Administrative Agent no later than 2:00 pm as required by Section 4.3(a)) the last day of each Interest Period with respect thereto or, if earlier, the date on which such LIBOR Rate Loan is repaid or converted to a Base Rate Loan,the date on which such Daily Simple SOFR Loan is repaid or is converted to a Loan of another Type at the rate per annum equal to the sum of Adjusted Daily Simple SOFR plus the Applicable Margin for SOFR Rate Loans, and (ii) Term SOFR Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of LIBORAdjusted Term SOFR determined for such Interest Period plus the Applicable Margin for SOFR Rate Loans. 60 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (c) Borrowers promise to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto. (d) Base Rate Loans and LIBORSOFR Rate Loans may be converted to Loans of the other Type as provided in Section 4.1. Section 2.6 Requests for Loans. Parent, on behalf of the applicable Borrowers, shall give to Administrative Agent written notice executed by an Authorized Officer of Parent in the form of Exhibit F (or telephonic notice confirmed in writing in the form of Exhibit F) of each Loan requested hereunder (a “Loan Request”) by 11:00 a.m. (X) one (1) Business Day prior to the proposed Drawdown Date with respect to Base Rate Loans and, (Y) on the same Business Day as the proposed Drawdown Date with respect to Daily Simple SOFR Loans, or (Z) three (3) Business Days prior to the proposed Drawdown Date with respect to LIBOR RateTerm SOFR Loans. Each such notice shall specify with respect to the requested Loan the proposed principal amount of such Loan, whether the Loan is a Real Estate Revolving Loan or an A/R Revolving Loan, the Type of Loan, the initial Interest Period (if applicable) for such Loan and the Drawdown Date. Each such notice shall also contain (a) a statement that the proceeds of such Loan shall be used in accordance with the terms of Section 2.8 and (b) a certification by the chief executive officer, president, chief financial officer or treasurer or controller of Parent that the Loan Parties are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan. Promptly upon receipt of any such notice, Administrative Agent shall notify each of the applicable Lenders thereof. Each such Loan Request shall be irrevocable and binding on Borrowers and shall obligate Borrowers to accept the Loan requested from the applicable Lenders on the proposed Drawdown Date. Nothing herein shall prevent Borrowers from seeking recourse against any Lender that fails to advance its proportionate share of a requested Loan as required by this Agreement. Each Loan Request shall be in a minimum aggregate amount of $500,000.00 or an integral multiple of $100,000.00 in excess thereof; provided, however, that there shall be no more than ten (10) LIBORSOFR Rate Loans outstanding at any one time. At Revolving Agent’s reasonable request, Administrative Agent shall provide information with respect to A/R Revolving Loan balances. Section 2.7 Funds for Loans. (a) Not later than (i) the time specified by Administrative Agent to the Lenders with respect to the initial advance of the Loans on the Closing Date, and (ii) 1:00 p.m. on the proposed Drawdown Date of any Loans, each of the applicable Lenders will make available to Administrative Agent, at Administrative Agent’s Head Office, in immediately available funds, the amount of such Lender’s A/R Revolving Loan Commitment Percentage or Real Estate Revolving Loan Commitment Percentage, as applicable, of the amount of the requested Loans which may be disbursed pursuant to Section 2.1 or 2.2. Upon receipt from each such Lender of such amount, and upon receipt of the documents required by Sections 10 and 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, Administrative Agent will make available to Borrowers the aggregate amount of such Loans made available to Administrative Agent by the applicable Lenders by crediting such amount to the account of Borrowers maintained at Administrative Agent’s Head Office or wiring such funds in accordance with Borrowers’ written instructions. The failure or refusal of any Lender to make available to Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to Administrative Agent the amount of such other Lender’s Commitment Percentage of any requested Loans, including any additional A/R Revolving Loans or Real Estate Revolving Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Lender so failing or refusing. 61 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (b) Unless Administrative Agent shall have been notified by any Lender prior to the applicable Drawdown Date that such Lender will not make available to Administrative Agent such Lender’s Commitment Percentage of a proposed Loan, Administrative Agent may in its discretion assume that such Lender has made such Loan available to Administrative Agent in accordance with the provisions of this Agreement and Administrative Agent may, if it chooses, in reliance upon such assumption make such Loan available to Borrowers, and such Lender shall be liable to Administrative Agent for the amount of such advance. If such Lender does not pay such corresponding amount upon Administrative Agent’s demand therefor, Administrative Agent will promptly notify Parent, and Borrowers shall promptly pay such corresponding amount to Administrative Agent. Administrative Agent shall also be entitled to recover from the Lender or Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrowers to the date such corresponding amount is recovered by Administrative Agent at a per annum rate equal to (i) from Borrowers at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate. Section 2.8 Use of Proceeds. Borrowers will use (a) the proceeds of Real Estate Revolving Loans available pursuant to clause (b) of the definition of Real Estate Borrowing Base Availability only as expressly permitted by such clause (b), and (b) the proceeds of all other Loans for acquisitions, debt repayment, general corporate and working capital purposes, including Construction Costs for Eligible Villa Units, Investments permitted under Section 8.3 and Permitted Distributions, in each case to the extent otherwise consistent with the terms of this Agreement. Section 2.9 Letters of Credit. (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the day that is ninety (90) days prior to the Maturity Date, the Issuing Lender shall issue such Letters of Credit as Borrowers may request upon the delivery of a written request in the form of Exhibit G (a “Letter of Credit Request”) to the Issuing Lender, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) upon issuance of such Letter of Credit, the aggregate Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment, (iii) in no event shall the Aggregate Real Estate Revolving Credit Obligations (after giving effect to any requested Letters of Credit) exceed the lesser of the Total Real Estate Revolving Loan Commitment and the Real Estate Borrowing Base Availability or cause a violation of the covenant set forth in Section 9.1, (iv) the conditions set forth in Sections 10 and 11 shall have been satisfied, and (v) in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit. Notwithstanding anything to the contrary contained in this Section 2.9, the Issuing Lender shall not be obligated to issue, amend, extend, renew or increase any Letter of Credit at a time when any other Real Estate Revolving Loan Lender is a Defaulting Lender, unless the Issuing Lender is satisfied that the participation therein will otherwise be fully allocated to the Real Estate Revolving Loan Lenders that are Non-Defaulting Lenders consistent with Section 2.12(c) and the Defaulting Lender shall have no participation therein, except to the extent the Issuing Lender has entered into arrangements with Borrowers or such Defaulting Lender which are satisfactory to the Issuing Lender in its good faith determination to eliminate the Issuing Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral. The Issuing Lender may assume that the conditions in Sections 10 and 11 have been satisfied unless it receives written notice from a Real Estate Revolving Loan Lender that such conditions have not been satisfied. Each Letter of Credit Request shall be executed by an Authorized Officer of Parent. The Issuing Lender shall be entitled to conclusively rely on such Person’s authority to request a Letter of Credit on behalf of Borrowers. The Issuing Lender shall have no duty to verify the authenticity of any signature appearing on a Letter of Credit Request. Each Borrower assumes all risks with respect to the use of the Letters of Credit. Unless the Issuing Lender and the Majority Real Estate Revolving Loan Lenders otherwise 62 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 consent, the term of any Letter of Credit shall not exceed a period of time commencing on the issuance of the Letter of Credit and ending one (1) year after the date of issuance thereof, subject to extension pursuant to an “evergreen” clause acceptable to Administrative Agent and the Issuing Lender (but in any event the term shall not extend beyond five (5) Business Days prior to the Maturity Date). The amount available to be drawn under any Letter of Credit shall reduce on a dollar-for-dollar basis the amount available to be drawn under the Total Real Estate Revolving Loan Commitment as a Real Estate Revolving Loan. (b) Each Letter of Credit Request shall be submitted to the Issuing Lender at least five (5) Business Days (or such shorter period as the Issuing Lender may approve) prior to the date upon which the requested Letter of Credit is to be issued. Each such Letter of Credit Request shall contain (i) a statement as to the purpose for which such Letter of Credit shall be used (which purpose shall be in accordance with the terms of this Agreement), and (ii) a certification by the chief financial officer of Parent that the Loan Parties are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of such Letter of Credit. Borrowers shall further deliver to the Issuing Lender such additional applications (the form of application as of the date hereof being attached hereto as Exhibit H) and documents as the Issuing Lender may require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit; provided that in the event of any conflict, the terms of this Agreement shall control. (c) The Issuing Lender shall, subject to the conditions set forth in this Agreement, issue the Letter of Credit on or before five (5) Business Days following receipt of the documents last due pursuant to Section 2.9(b). Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Lender in its reasonable discretion. (d) Upon the issuance of a Letter of Credit, each Real Estate Revolving Loan Lender shall be deemed to have purchased a participation therein from the Issuing Lender in an amount equal to its respective Real Estate Revolving Loan Commitment Percentage of the amount of such Letter of Credit. No Real Estate Revolving Loan Lender’s obligation to participate in a Letter of Credit shall be affected by any other Real Estate Revolving Loan Lender’s failure to perform as required herein with respect to such Letter of Credit or any other Letter of Credit. (e) Upon the issuance of each Letter of Credit, Borrowers shall pay to the Issuing Lender (i) for its own account, a Letter of Credit fronting fee calculated at the rate equal to one-eighth of one percent (0.125%) of the face amount of such Letter of Credit (which fee shall not be less than $1,500 in any event) and an administrative charge of $250, and (ii) for the accounts of the Real Estate Revolving Loan Lenders that are Non-Defaulting Lenders (including the Issuing Lender) in accordance with their respective percentage shares of participation in such Letter of Credit, a Letter of Credit fee calculated at the rate per annum equal to the sum of Adjusted Term SOFR plus Applicable Margin then applicable to LIBORSOFR Rate Loans on the face amount of such Letter of Credit. Such fees shall be payable in quarterly installments in arrears with respect to each Letter of Credit on the first day of each calendar quarter following the date of issuance and continuing on each quarter or portion thereof thereafter, as applicable, or on any earlier date on which the Real Estate Revolving Loan Commitments shall terminate and on the expiration or return of any Letter of Credit. In addition, Borrowers shall pay to the Issuing Lender for its own account within five (5) days of demand of the Issuing Lender the standard issuance, documentation and service charges for Letters of Credit issued from time to time by the Issuing Lender. (f) In the event that any amount is drawn under a Letter of Credit by the beneficiary thereof, Borrowers shall reimburse the Issuing Lender by having such amount drawn treated as an outstanding Real Estate Revolving Loan that is a Base Rate Loan under this Agreement (Borrowers being deemed to have requested a Base Rate Loan on such date in an amount equal to the amount of such 63 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 drawing and such amount drawn shall be a Real Estate Revolving Loan that is a Base Rate Loan under this Agreement) and Administrative Agent shall promptly notify each Real Estate Revolving Loan Lender by telecopy, telephone (confirmed in writing) or other similar means of transmission, and each Real Estate Revolving Loan Lender shall promptly and unconditionally pay to Administrative Agent, for the Issuing Lender’s own account, an amount equal to such Real Estate Revolving Loan Lender’s Real Estate Revolving Loan Commitment Percentage of such Letter of Credit (to the extent of the amount drawn). If and to the extent any Real Estate Revolving Loan Lender shall not make such amount available on the Business Day on which such draw is funded, such Real Estate Revolving Loan Lender agrees to pay such amount to Administrative Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw was funded until the date on which such amount is paid to Administrative Agent, at the Federal Funds Effective Rate until three (3) days after the date on which Administrative Agent gives notice of such draw and at the Federal Funds Effective Rate plus one percent (1%) for each day thereafter. Further, such Real Estate Revolving Loan Lender shall be deemed to have assigned any and all payments made of principal and interest on its Real Estate Revolving Loans, amounts due with respect to its participations in Letters of Credit and any other amounts due to it hereunder to Administrative Agent to fund the amount of any drawn Letter of Credit which such Real Estate Revolving Loan Lender was required to fund pursuant to this Section 2.9(f) until such amount has been funded (as a result of such assignment or otherwise). In the event of any such failure or refusal, the Real Estate Revolving Loan Lenders not so failing or refusing shall be entitled to a priority secured position for such amounts as provided in Section 3.6. The failure of any Real Estate Revolving Loan Lender to make funds available to Administrative Agent in such amount shall not relieve any other Real Estate Revolving Loan Lender of its obligation hereunder to make funds available to Administrative Agent pursuant to this Section 2.9(f). (g) If after the issuance of a Letter of Credit pursuant to Section 2.9(c) by the Issuing Lender, but prior to the funding of any portion thereof by a Real Estate Revolving Loan Lender, for any reason a drawing under a Letter of Credit cannot be refinanced as an Real Estate Revolving Loan, each Real Estate Revolving Loan Lender will, on the date such Real Estate Revolving Loan pursuant to Section 2.9(f) was to have been made, purchase an undivided participation interest in the Letter of Credit in an amount equal to its Real Estate Revolving Loan Commitment Percentage of the amount of such Letter of Credit. Each Real Estate Revolving Loan Lender will immediately transfer to the Issuing Lender in immediately available funds the amount of its participation and upon receipt thereof the Issuing Lender will deliver to such Real Estate Revolving Loan Lender a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount. (h) Whenever at any time after the Issuing Lender has received from any Real Estate Revolving Loan Lender any such Real Estate Revolving Loan Lender’s payment of funds under a Letter of Credit and thereafter the Issuing Lender receives any payment on account thereof, then the Issuing Lender will distribute to such Real Estate Revolving Loan Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Real Estate Revolving Loan Lender’s participation interest was outstanding and funded); provided, however, that in the event that such payment received by the Issuing Lender is required to be returned, such Real Estate Revolving Loan Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it. (i) The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit. (j) Each Borrower assumes all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither Administrative Agent, the Issuing Lender nor any Real 64 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Estate Revolving Loan Lender will be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of any beneficiary of any Letter of Credit to comply fully with the conditions required in order to demand payment under a Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary in order to make a disbursement under a Letter of Credit or the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of Administrative Agent or any Real Estate Revolving Loan Lender. None of the foregoing will affect, impair or prevent the vesting of any of the rights or powers granted to Administrative Agent, the Issuing Lender or the Real Estate Revolving Loan Lenders hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any act taken or omitted to be taken by Administrative Agent, the Issuing Lender or the other Real Estate Revolving Loan Lenders in good faith will be binding on Borrowers and will not put Administrative Agent, the Issuing Lender or the other Real Estate Revolving Loan Lenders under any resulting liability to Borrowers; provided nothing contained herein shall relieve the Issuing Lender for liability to Borrowers arising as a result of the gross negligence or willful misconduct of the Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods. Section 2.10 Increase in Commitments. (a) Provided that no Default or Event of Default has occurred and is continuing, subject to the terms and conditions set forth in this Section 2.10 and with the approval of Administrative Agent, Borrowers shall have the option, at any time and from time to time, before the Maturity Date to request the increase of the Total Real Estate Revolving Loan Commitment or the increase of the Total A/R Revolving Loan Commitment (each, a “Commitment Increase”), in an aggregate amount not to exceed $140,000,000.00100,000,000.00 (such that the Total Commitment shall not exceed $500,000,000.00), by giving written notice to Administrative Agent (each, an “Increase Notice”), each of which shall specify the date (each, an “Increase Effective Date”) on which Borrowers propose that the applicable Commitment Increase shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent, and the Commitment to be increased; provided that any such individual increase of the Real Estate Revolving Loan Commitment or the A/R Revolving Loan Commitment must be in a minimum amount of $5,000,000.00 and increments of $5,000,000.00 in excess thereof unless otherwise approved by Administrative Agent in its sole discretion. Upon receipt of any Increase Notice, Administrative Agent shall consult with KeyBanc and shall notify Parent of the amount of the facility fees to be paid to any Real Estate Revolving Loan Lenders or A/R Revolving Loan Lenders, as the case may be, who provide a portion of the Commitment Increase pursuant to such Increase Notice in connection with such increase in the Total Real Estate Revolving Loan Commitment or Total A/R Revolving Loan Commitment, as the case may be (which shall be in addition to the fees to be paid to Administrative Agent and KeyBanc pursuant to the Administrative Agent Fee Letter). If Borrowers agree to pay the facility fees so determined, Administrative Agent shall send a notice to all Real Estate Revolving Loan Lenders or A/R Revolving Loan Lenders, as the case may be (each, a “Commitment Increase Request Notice”), informing them of Borrowers’ request to increase the Total Real Estate Revolving Loan Commitment or Total A/R Revolving Loan Commitment, as the case may be, and of the facility fees to be paid with respect thereto. Each Real Estate Revolving 65 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Loan Lender or A/R Revolving Loan Lender, as the case may be, who desires to provide a portion of the Commitment Increase upon such terms shall provide Administrative Agent with a written commitment letter specifying the portion of the Commitment Increase which it is willing to provide prior to such deadline as may be specified in the Commitment Increase Request Notice. If the requested increase is oversubscribed, Administrative Agent and KeyBanc shall allocate the Commitment Increase among the Real Estate Revolving Loan Lenders or A/R Revolving Loan Lenders, as the case may be, who provide such commitment letters on such basis as Administrative Agent and KeyBanc shall determine in their sole discretion. If the increases to the Total Real Estate Revolving Loan Commitment or Total A/R Revolving Loan Commitment, as the case may be, so provided are not sufficient to provide the full amount of the Commitment Increase requested by Borrowers, then Administrative Agent, KeyBanc or Borrowers may, but shall not be obligated to, invite one or more banks or lending institutions (which banks or lending institutions shall be acceptable to Administrative Agent, KeyBanc and Parent) to become a Real Estate Revolving Loan Lender or an A/R Revolving Loan Lenders, as the case may be, and provide a portion of the Commitment Increase. Administrative Agent shall provide all Lenders with a notice setting forth the amount, if any, of the Commitment Increase to be provided by each Real Estate Revolving Loan Lender or A/R Revolving Loan Lender, as the case may be, and the revised Real Estate Revolving Loan Commitment Percentages or A/R Revolving Loan Commitment Percentages, as the case may be, which shall be applicable after the Increase Effective Date. In no event shall any Lender be obligated to increase its Real Estate Revolving Loan Commitment or A/R Revolving Loan Commitment, as the case may be. (b) The terms and provisions of the Real Estate Revolving Loans or A/R Revolving Loans, as the case may be, made pursuant to the Commitment Increases shall be as follows: (i) terms and provisions of Loans made pursuant to the Commitment Increases shall be identical to the existing Real Estate Revolving Loans or A/R Revolving Loans, as the case may be (except as otherwise set forth in Section 2.10(a) with respect to the facility fees paid in connection therewith), it being understood that the Loans made pursuant to the Commitment Increases will be, for all intents and purposes, Real Estate Revolving Loans or A/R Revolving Loans, as the case may be, and all references in the Loan Documents to Real Estate Revolving Loans or A/R Revolving Loans, as the case may be, shall be deemed, unless the context otherwise requires, to include references to Loans made pursuant to the Commitment Increases that are Real Estate Revolving Loans or A/R Revolving Loans, as the case may be, made pursuant to this Agreement; and (ii) the maturity date of Real Estate Revolving Loans or A/R Revolving Loans, as the case may be, shall be the Maturity Date. (c) Upon each Increase Effective Date of each increase in the Total Real Estate Revolving Loan Commitment or Total A/R Revolving Loan Commitment, as the case may be, pursuant to this Section 2.10, (i) the applicable Commitment Increase shall be effected by a joinder agreement (the “Increase Joinder”) executed by Borrowers, Guarantors, Administrative Agent and each Lender making a portion of such Commitment Increase, in form and substance reasonably satisfactory to each of them, and the Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Administrative Agent, to effect the provisions of this Section 2.10, (ii) Administrative Agent may unilaterally revise Schedule 1.1(a) to reflect the name and address, Real Estate Revolving Loan Commitment or A/R Revolving Loan Commitment, as the case may be, and Real Estate Revolving Loan Commitment Percentage or A/R Revolving Loan Commitment Percentage, as the case may be, of each Lender following such increase and (iii) Borrowers shall execute and deliver to Administrative Agent a new Real Estate Revolving Loan Note or A/R Revolving Loan Note, as the case may be, for each Real Estate Revolving Loan Lender or A/R Revolving Loan Lender, as the case may be, whose Real Estate 66 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Revolving Loan Commitment or A/R Revolving Loan Commitment, as the case may be, has changed so that the principal amount of such Real Estate Revolving Loan Lender’s or A/R Revolving Loan Lender’s, as the case may be, Real Estate Revolving Loan Note or A/R Revolving Loan Note, as the case may be, shall equal its Real Estate Revolving Loan Commitment or A/R Revolving Loan Commitment, as the case may be. Administrative Agent shall deliver such replacement Real Estate Revolving Loan Note or A/R Revolving Loan Note, as the case may be, to the respective Real Estate Revolving Loan Lenders or A/R Revolving Loan Lenders, as the case may be, in exchange for the Real Estate Revolving Loan Note or A/R Revolving Loan Note, as the case may be, replaced thereby which shall be surrendered by such Real Estate Revolving Loan Lenders or A/R Revolving Loan Lenders, as the case may be. Each such new Real Estate Revolving Loan Note or A/R Revolving Loan Note, as the case may be, shall provide that it is a replacement for the applicable surrendered Real Estate Revolving Loan Note or A/R Revolving Loan Note, as the case may be, and that it does not constitute a novation, shall be dated as of the applicable Increase Effective Date and shall otherwise be in substantially the form of the replaced Real Estate Revolving Loan Note or A/R Revolving Loan Note, as the case may be. Concurrently with the issuance of any new Real Estate Revolving Loan Note or A/R Revolving Loan Note, as the case may be, pursuant to this Section 2.10(c), Borrowers shall deliver an opinion of counsel, addressed to the Lenders and Administrative Agent, relating to the due authorization, execution and delivery of such new Real Estate Revolving Loan Note or A/R Revolving Loan Note, as the case may be, and the enforceability thereof, in form and substance substantially similar to the opinion delivered in connection with the first disbursement under this Agreement. The surrendered Real Estate Revolving Loan Note or A/R Revolving Loan Note, as the case may be, shall be canceled and returned to Borrowers. (d) Notwithstanding anything to the contrary contained herein, Borrowers may not request any Commitment Increase unless the following conditions precedent are satisfied prior to the effectiveness of thereof, which conditions cannot be waived without the consent of all of the Lenders: (i) Payment of Activation Fee. Borrowers shall pay (A) to Administrative Agent and KeyBanc those fees described in and contemplated by the Administrative Agent Fee Letter with respect to the applicable Commitment Increase, and (B) to KeyBanc such facility fees as the Real Estate Revolving Loan Lenders or A/R Revolving Loan Lenders, as the case may be, who are providing a portion of such Commitment Increase may require to fund such increase, which fees shall, when paid, be fully earned and non-refundable under any circumstances. KeyBanc shall pay to the Lenders providing a portion of such Commitment Increase such facility fees pursuant to their separate agreement; (ii) [Intentionally Omitted]; (iii) Sections 10 and 11. On the date any Increase Notice is given and on the Increase Effective Date, both immediately before and after the Total Real Estate Revolving Loan Commitment or Total A/R Revolving Loan Commitment, as the case may be, is increased, the conditions set forth in Sections 10 and 11 are satisfied at the time of such reallocation; (iv) Representations True. The representations and warranties made by the Loan Parties in the Loan Documents or otherwise made by or on behalf of the Loan Parties in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects (except on account of changes in the facts and circumstances after the date such representation and warranty was made that resulted from actions or inactions not prohibited by this Agreement) on the date of such Increase Notice and on the date the Total Real Estate Revolving Loan Commitment or Total A/R Revolving Loan Commitment, as the case may be, is increased, both immediately before and after the Total Real Estate Revolving Loan Commitment or Total A/R Revolving Loan Commitment, as the case may be, is increased; 67 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

(v) Additional Documents and Expenses. The Loan Parties shall execute and deliver to Administrative Agent and the Lenders such additional documents (including amendments to the Security Documents), instruments, certifications and opinions as Administrative Agent may reasonably require (including, in the case of Borrowers, a Compliance Certificate demonstrating compliance with all covenants, representations and warranties set forth in the Loan Documents after giving effect to the increase) and Borrowers shall pay the cost of any mortgagee’s title insurance policy or any endorsement or update thereto or any updated UCC searches, all recording, field examination and audit and Appraisal costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges or any similar fees, taxes or expenses which are incurred by Administrative Agent, KeyBanc or the Lenders in connection with such increase; and (vi) Beneficial Ownership Certification. If requested by Administrative Agent or any Lender, Borrowers shall have delivered, at least two (2) Business Days prior to the Increase Effective Date, to Administrative Agent (and any such Lender) a completed and executed Beneficial Ownership Certification. (e) On any Increase Effective Date on which a Commitment Increase is effective, subject to the satisfaction of the foregoing terms and conditions, the outstanding principal balance of the Real Estate Revolving Loans or A/R Revolving Loans, as applicable, shall be reallocated among the applicable Lenders such that after such Increase Effective Date the outstanding principal amount of Real Estate Revolving Loans or A/R Revolving Loans owed to each applicable Lender shall be equal to such Lender’s Real Estate Revolving Loan Commitment Percentage or A/R Revolving Loan Commitment Percentage (as in effect after such Increase Effective Date) of the outstanding principal amount of all Real Estate Revolving Loans or A/R Revolving Loans, as applicable. The participation interests of the Real Estate Revolving CreditLoan Lenders in the Real Estate Swing Loans and Letters of Credit and of the A/R Revolving Loan Lenders in the A/R Swing Loans shall be similarly adjusted. On any Increase Effective Date, each of those Lenders whose Real Estate Revolving Loan Commitment Percentage or A/R Revolving Loan Commitment Percentage is increasing shall advance the funds to Administrative Agent and the funds so advanced shall be distributed among the Lenders whose Real Estate Revolving Loan Commitment Percentage or A/R Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Real Estate Revolving Loans or A/R Revolving Loans. (f) The Loans made pursuant to this Section 2.10 shall constitute Real Estate Revolving Loans or A/R Revolving Loans, as the case may be, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from security interests created by the Security Documents and the guarantees of Guarantors. The Loan Parties shall take any actions reasonably required by Administrative Agent to ensure or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the Uniform Commercial Code or otherwise after giving effect to the making of any such Real Estate Revolving Loans or A/R Revolving Loans, as the case may be. Section 2.11 Extension of Maturity Date. Borrowers shall have the one-time right and option to extend the Maturity Date to September 5, 2024, upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Maturity Date: (a) Extension Request. Parent shall deliver written notice of such request (the “Extension Request”) to Administrative Agent not earlier than the date which is one hundred fifty (150) days and not later than the date which is thirty (30) days prior to the Maturity Date (as determined without regard to such extension), or such shorter period of time as may be approved by Administrative 68 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Agent in its reasonable discretion. The Extension Request shall be irrevocable and binding on Borrowers. (b) Payment of Extension Fee. Borrowers shall pay to Administrative Agent for the pro rata accounts of the Lenders in accordance with their respective Commitments an extension fee in an amount equal to fifteen (15) basis points on the Total Commitment in effect on the Maturity Date (as determined without regard to such extension), which fee shall, when paid, be fully earned and non-refundable under any circumstances. The foregoing shall be in lieu of, and not in addition to, any extension fee required under the Administrative Agent Fee Letter. (c) No Default. On the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default and all conditions set forth in Sections 10 and 11 are satisfied. (d) Representations and Warranties. The representations and warranties made by the Loan Parties in the Loan Documents or otherwise made by or on behalf of the Loan Parties in connection therewith or after the date thereof pursuant to the Loan Documents shall have been true and correct in all material respects when made and shall also be true and correct in all material respects (except on account of changes in the facts and circumstances after the date such representation and warranty was made that resulted from actions or inactions not prohibited by this Agreement), it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date) on the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension). (e) Additional Documents and Expenses. The Loan Parties shall execute and deliver to Administrative Agent and the Lenders such additional commercially reasonable opinions, consents and affirmations and other documents (including amendments to the Security Documents) as Administrative Agent may reasonably require; provided that none of the foregoing shall create any new obligations on any Borrowers, Guarantors or any Operator, or reduce the rights of such parties, and Borrowers shall pay the out-of-pocket cost of any title endorsement or update thereto or any update of UCC searches, recordings costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges or any other fees, taxes, charges or expenses which are required to be paid in connection with such extension. (f) Beneficial Ownership Certification. If requested by Administrative Agent or any Lender, Borrowers shall have delivered, at least two (2) Business Days prior to the Maturity Date (as determined without regard to such extension), to Administrative Agent (and any such Lender) a completed and executed Beneficial Ownership Certification. (g) Appraisals. Administrative Agent shall have obtained at Borrowers’ expense new Appraisals or an update to the existing Appraisals of the Collateral Properties and determined the current Appraised Value of the Collateral Properties. Section 2.12 Defaulting Lenders. (a) If for any reason any Lender shall be a Defaulting Lender, then, in addition to the rights and remedies that may be available to Administrative Agent or Borrowers under this Agreement or applicable law, such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including any right to vote in respect of, to consent to or to direct any action or inaction of any Agent or to be taken into account in the calculation of the Majority Lenders, the Majority Real Estate Revolving Loan Lenders, the Majority A/R Revolving 69 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Loan Lenders or all of the Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to Administrative Agent or Revolving Agent of any amount required to be paid to such Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which such Agent or Borrowers may have under the immediately preceding provisions or otherwise, such Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Effective Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by any Agent in respect of a Defaulting Lender’s Loans shall be applied as set forth in Section 2.12(d). (b) Any Non-Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire all or a portion of a Defaulting Lender’s Commitments. Any Lender desiring to exercise such right shall give written notice thereof to Administrative Agent and Borrowers no sooner than two (2) Business Days and not later than five (5) Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender’s Commitments in proportion to the Commitments of the other Lenders exercising such right. If after such fifth Business Day, the Lenders have not elected to purchase all of the Commitments of such Defaulting Lender, then Borrowers (so long as no Event of Default exists) or the Majority Lenders may, by giving written notice thereof to Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitments to an eligible assignee subject to and in accordance with the provisions of Section 18.1 for the purchase price provided for below. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an eligible assignee. Upon any such purchase or assignment, and any such demand with respect to which the conditions specified in Section 18.1 have been satisfied, the Defaulting Lender’s interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement. The purchase price for the Commitments of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by Borrowers to the Defaulting Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees. Prior to payment of such purchase price to a Defaulting Lender, Administrative Agent shall apply against such purchase price any amounts retained by Administrative Agent pursuant to Section 2.12(d). (c) During any period in which there is a Defaulting Lender, all or any part of such Defaulting Lender’s obligation to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.9(g) or Swing Loans pursuant to Section 2.4(e) shall be reallocated among the A/R Revolving Loan Lenders (with respect to A/R Swing Loans) or Real Estate Revolving Loan Lenders (with respect to Real Estate Swing Loans and Letters of Credit) that are Non-Defaulting Lenders in accordance with their respective A/R Revolving Loan Commitment Percentages or Real Estate Revolving Loan Commitment Percentages, as applicable, (computed without giving effect to the A/R Revolving Loan Commitment or Real Estate Revolving Loans Commitment, as applicable, of such Defaulting Lender; provided that (i) the aggregate obligation of each Real Estate Revolving Loan Lender that is a Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Real Estate Swing Loans shall not exceed the positive difference, if any, of (A) the Real Estate Revolving Loan Commitment of that Non-Defaulting Lender minus (B) the sum of (1) the aggregate outstanding principal amount of the applicable Real Estate Revolving Loans of that Lender plus (2) such Lender’s pro rata 70 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 portion in accordance with its Real Estate Revolving Loan Commitment Percentage of outstanding Letter of Credit Liabilities and Real Estate Swing Loans, and (ii) the aggregate obligation of each A/R Revolving Loan Lender that is a Non-Defaulting Lender to acquire, refinance or fund participations in A/R Swing Loans shall not exceed the positive difference, if any, of (A) the A/R Revolving Loan Commitment of that Non-Defaulting Lender minus (B) the sum of (1) the aggregate outstanding principal amount of the applicable A/R Revolving Loans of that Lender plus (2) such Lender’s pro rata portion in accordance with its A/R Revolving Loan Commitment Percentage of outstanding A/R Swing Loans. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (d) Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to Administrative Agent for the account of such Defaulting Lender pursuant to Section 13), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender pro rata to Agents hereunder (other than with respect to Letter of Credit Liabilities); second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Lender (with respect to Letter of Credit Liabilities) and/or the Swing Loan Lender hereunder; third, if so determined by Administrative Agent or requested by the Issuing Lender or the Swing Loan Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swing Loan; fourth, as Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrowers, to be held in a non-interest bearing Deposit Account and released pro rata in order to (x) satisfy obligations of such Defaulting Lender to fund Loans or participations under this Agreement and (y) be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swing Loan; sixth, to the payment of any amounts owing to any Agent or the Lenders (including the Issuing Lender and the Swing Loan Lender) as a result of any judgment of a court of competent jurisdiction obtained by any Agent or any Lender (including the Issuing Lender and the Swing Loan Lender) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrowers as a result of any judgment of a court of competent jurisdiction obtained by Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swing Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Loans or funded participations in Letters of Credit or Swing Loans were made at a time when the conditions set forth in Sections 10 and 11, to the extent required by this Agreement, were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit and Swing Loans owed to, all Non-Defaulting Lenders that are Lenders with the applicable Commitment on a pro rata basis until such time as all Loans and funded and unfunded participations in Letters of Credit or Swing Loans are held by the Lenders pro rata in accordance with their Commitment Percentages without regard to Section 2.12(c), prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit and Swing Loans owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.12(d) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably 71 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

consents hereto, and to the extent allocated to the repayment of principal of the Loans, shall not be considered outstanding principal under this Agreement. (e) Within five (5) Business Days of demand by the Issuing Lender or the Swing Loan Lender from time to time, Borrowers shall deliver to Administrative Agent for the benefit of the Issuing Lender and the Swing Loan Lender cash collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Sections 2.4(a), 2.9(a) and 2.12(c)) on terms satisfactory to the Issuing Lender and/or the Swing Loan Lender in its good faith determination (and such cash collateral shall be in Dollars). Any such cash collateral shall be deposited in the Collateral Account as collateral (solely for the benefit of the Issuing Lender and/or the Swing Loan Lender) for the payment and performance of each Defaulting Lender’s pro rata portion in accordance with their respective Real Estate Revolving Loan Commitment Percentages of outstanding Letter of Credit Liabilities and Real Estate Swing Loans and A/R Revolving Loan Commitment Percentages of outstanding A/R Swing Loans. Moneys in the Collateral Account deposited pursuant to this Section 2.12(e) shall be applied by Administrative Agent to reimburse the Issuing Lender and/or the Swing Loan Lender immediately for each Defaulting Lender’s pro rata portion in accordance with their respective Real Estate Revolving Loan Commitment Percentages or A/R Revolving Loan Commitment Percentages, as applicable, of any funding obligation with respect to a Letter of Credit or Swing Loan which has not otherwise been reimbursed by Borrowers or such Defaulting Lender. (f) (i) Each Lender that is a Defaulting Lender shall not be entitled to receive any facility unused fee pursuant to Section 2.3 for any period during which such Lender is a Defaulting Lender. (ii) Each Lender that is a Defaulting Lender shall not be entitled to receive Letter of Credit fees pursuant to Section 2.9(e) due to it for any period during which such Lender is a Defaulting Lender. (iii) With respect to any facility unused fee or Letter of Credit fee not required to be paid to any Defaulting Lender pursuant to clause (i) or (ii) above, Borrowers shall (A) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.12(c), (B) pay to the Issuing Lender and the Swing Loan Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s or the Swing Loan Lender’s Fronting Exposure to such Defaulting Lender and (C) not be required to pay any remaining amount of any such fee. (g) If Parent (so long as no Default or Event of Default exists) and Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held on a pro rata basis by the Lenders in accordance with their Commitments (without giving effect to Section 2.12(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrowers while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from 72 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender. Section 2.13 Borrowing Agency Provisions; Joint and Several Liability; Waivers; Subrogation; Subordination. (a) Each Borrower hereby irrevocably appoints Parent, and Parent hereby irrevocably agrees, to act under this Agreement and the other Loan Documents, as the agent and representative of itself and each other Borrower for all purposes under this Agreement and the other Loan Documents, including requesting Loans and Letters of Credit, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Loan or a LIBORSOFR Rate Loan, and receiving account statements and other notices and communications to Borrowers (or any of them) from Administrative Agent or Revolving Agent. Administrative Agent and Revolving Agent may rely, and shall be fully protected in relying, on any Loan Request, Letter of Credit Request, Increase Notice, Conversion/Continuation Request, Real Estate Borrowing Base Certificate, A/R Borrowing Base Certificate, Compliance Certificate, disbursement instructions, reports, information, or any other notice or communication made or given by Parent, whether in its own name, on behalf of any Borrower or on behalf of “Borrowers”, and neither Administrative Agent nor Revolving Agent shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such Loan Request, Letter of Credit Request, Increase Notice, Conversion/Continuation Request, Real Estate Borrowing Base Certificate, A/R Borrowing Base Certificate, Compliance Certificate, instruction, report, information or other notice or communication, nor shall the joint and several character of Borrowers’ liability for the Obligations be affected. Each Borrower hereby irrevocably authorizes Administrative Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Parent. (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. None of Administrative Agent, Revolving Agent nor any Lender shall incur liability to Borrowers as a result of structuring the facility as a co-borrowing facility. To induce Administrative Agent, Revolving Agent and the Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Administrative Agent, Revolving Agent and each Lender and holds Administrative Agent, Revolving Agent and each Lender harmless from and against any and all liabilities and claims of damage or injury asserted and actual out-of-pocket expenses, losses and damages against or of Administrative Agent, Revolving Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Administrative Agent, Revolving Agent or any Lender on any request or instruction from Parent or any other action taken by Administrative Agent, Revolving Agent or any Lender with respect to this Section 2.13 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment). (c) All Obligations shall constitute joint and several obligations of Borrowers and shall be secured by Administrative Agent’s security interest (on behalf of the Secured Parties) and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time hereafter granted by each Loan Party to the Secured Parties, or any of them, to the extent provided in the Security Documents under which such Lien arises. Each Borrower expressly represents and acknowledges that it is part of a common enterprise with the other Borrowers and that any financial accommodations by the Secured Parties, or any of them, to any other Borrower hereunder and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to all Borrowers. Each Borrower acknowledges that any Loan Request, Letter of Credit Request, Conversion or other notice given by any Borrower to Administrative Agent, Revolving Agent or any Lender shall bind 73 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 all Borrowers, and that any notice given by Administrative Agent, Revolving Agent or any Lender to any Borrower shall be effective with respect to all Borrowers. Each Borrower acknowledges and agrees that each Borrower shall be liable, on a joint and several basis, for all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any of the Loans or other extensions of credit or the amount of such Loans or other extensions of credit received or the manner in which Administrative Agent or any Lender accounts among Borrowers for such Loans or the other Obligations on its books and records, and further acknowledges and agrees that Loans and other extensions of credit to any Borrower inure to the mutual benefit of all of Borrowers and that the Secured Parties are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations under the Loan Documents, the Bank Products Documents and the documents evidencing Hedge Obligations. (d) Each of Borrowers represents, warrants and covenants to the Lenders and Agents that in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against any of the other Borrowers at any time following the execution and delivery of this Agreement, none of Borrowers shall seek a supplemental stay or any other relief in any bankruptcy case of any of such other Borrowers, whether injunctive or otherwise, pursuant to Section 105 of the Bankruptcy Code or any other provision of the Bankruptcy Code, to stay, interdict, condition, reduce or inhibit the ability of the Lenders or any Agent to enforce any rights it has by virtue of this Agreement, the other Loan Documents, or at law or in equity, or any other rights the Lenders or any Agent has, whether now or hereafter acquired, against the other Borrowers or against any property owned by such other Borrowers. (e) Each of Borrowers hereby waives and agrees not to assert or take advantage of any defense based upon: (i) Any right to require any Agent or the Lenders to proceed against the other Borrowers or any other Person or to proceed against or exhaust any security held by any Agent or the Lenders at any time or to pursue any other remedy in any Agent’s or any Lender’s power or under any other agreement before proceeding against a Borrower hereunder or under any other Loan Document; (ii) The defense of the statute of limitations in any action hereunder or the payment or performance of any of the Hedge Obligations, the Bank Product Obligations or the other Obligations; (iii) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of any Agent or any Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (iv) Any failure on the part of Administrative Agent, Revolving Agent or any Lender to ascertain the extent or nature of any Collateral or any insurance or other rights with respect thereto, or the liability of any party liable under the Loan Documents or the obligations evidenced or secured thereby; (v) Demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind (except for such notices as are specifically required to be provided to Borrowers pursuant to the Loan Documents), or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any Borrower, Administrative Agent, Revolving Agent, any Lender, any endorser or creditor of Borrowers or on the part 74 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 of any other Person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by any Agent or any Lender; (vi) Any defense based upon an election of remedies by any Agent or any Lender, including any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of a Borrower or the rights of a Borrower to proceed against the other Borrowers for reimbursement, or both; (vii) Any right or claim of right to cause a marshaling of the assets of any other Borrower or any Guarantor; (viii) Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement; (ix) Any duty on the part of Administrative Agent, Revolving Agent or any Lender to disclose to Borrowers any facts any Agent or any Lender may now or hereafter know about Borrowers, any Guarantor or the Collateral, regardless of whether Administrative Agent, Revolving Agent or any Lender has reason to believe that any such facts materially increase the risk beyond that which each Borrower intends to assume or has reason to believe that such facts are unknown to Borrowers or has a reasonable opportunity to communicate such facts to Borrowers, it being understood and agreed that each Borrower is fully responsible for being and keeping informed of the financial condition of the other Borrowers, of the condition of the Collateral Properties or the other Collateral and of any and all circumstances bearing on the risk that liability may be incurred by Borrowers hereunder and under the other Loan Documents; (x) Any lack of notice of disposition or of manner of disposition of any Collateral; (xi) Any inaccuracy of any representation or other provision contained in any Loan Document; (xii) Any sale or assignment of the Loan Documents, or any interest therein; (xiii) Any sale or assignment by a Borrower or any other Person of any Collateral, or any portion thereof or interest therein, whether or not consented to by any Agent or any Lender; (xiv) Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents; (xv) Any lack of commercial reasonableness in dealing with the Collateral; (xvi) Any deficiencies in the Collateral, the nonperfection or impairment of any security interest or other Lien on any Collateral, or any deficiency in the ability of Administrative Agent, Revolving Agent or any Lender to collect or to obtain performance from any Persons now or hereafter liable for the payment and performance of any obligation hereby guaranteed; 75 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

(xvii) An assertion or claim that the automatic stay provided by 11 U.S.C. Section 362 (arising upon the voluntary or involuntary bankruptcy proceeding of any of the other Borrowers) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever (arising upon any proceeding of any of the other Borrowers), now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of any Agent or any Lender to enforce any of its rights, whether now or hereafter required, which any Agent or any Lender may have against such Borrower or the Collateral owned by it; (xviii) Any modifications of the Loan Documents or any obligation of Borrowers relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Code, any other debtor relief law (whether statutory, common law, case law or other law) or at equity of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; (xix) Any release of a Borrower or of any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Administrative Agent’s or the Lenders’ voluntary act or otherwise (except as to a particular Borrower released, the release of such Borrower pursuant to Section 5.3 or 5.6); (xx) Any action, occurrence, event or matter consented to by Borrowers under any provision hereof, or otherwise; (xxi) The dissolution or termination of existence of any Borrower or Guarantor, or the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any Borrower or Guarantor; (xxii) Either with or without notice to Borrowers, any renewal, extension, modification, amendment or another changes in any of the Hedge Obligations, the Bank Product Obligations or the other Obligations, including any material alteration of the terms of payment or performance of any of the Hedge Obligations, the Bank Product Obligations or the other Obligations; (xxiii) Any defense of Borrowers, including the invalidity, illegality or unenforceability of any of the Hedge Obligations, the Bank Product Obligations or the other Obligations, other than payment in full of the Obligations; (xxiv) Any voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any Borrower or any Guarantor or any other Person; (xxv) Any voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, any Borrower or any Guarantor or any other Person, or any of any Borrower’s or any Guarantor’s or any other Person’s properties or assets; (xxvi) Any damage, destruction, condemnation, foreclosure or surrender of all or any part of the Collateral (including any Collateral Property), any other Real Estate or any of the improvements located thereon; 76 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (xxvii) Any failure or delay of Lender to commence an action against any Borrower or any other Person, to assert or enforce any remedies against any Borrower under the Notes or the other Loan Documents, or to realize upon any security; (xxviii) Any LLC Division of any Borrower or any Guarantor, notwithstanding the prohibition contained in this Agreement or the Guaranty; or (xxix) To the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Borrowers might otherwise be entitled (other than payment in full of the Obligations), it being the intention that the obligations of Borrowers hereunder are absolute, unconditional and irrevocable other than to the extent satisfied by Borrowers as required hereby. (f) Each of Borrowers waives, to the fullest extent that each may lawfully so do, the benefit of all appraisement, valuation, stay, extension, homestead, exemption and redemption laws which such Person may claim or seek to take advantage of in order to prevent or hinder the enforcement of any of the Loan Documents or the exercise by Lenders or any Agent of any of their respective remedies under the Loan Documents and, to the fullest extent that Borrowers may lawfully so do, such Person waives any and all right to have the assets comprised in the security intended to be created by the Security Documents (including those assets owned by the other of Borrowers or any Guarantor) marshaled upon any foreclosure of the lien created by such Security Documents. Each of Borrowers further agrees that the Lenders and any Agent shall be entitled to exercise their respective rights and remedies under the Loan Documents or at law or in equity in such order as they may elect. Without limiting the foregoing, each of Borrowers further agrees that upon the occurrence and during the continuance of an Event of Default, the Lenders and any Agent may exercise any of such rights and remedies without notice to either of Borrowers except as required by law or the Loan Documents and agrees that neither the Lenders nor any Agent shall be required to proceed against the other Borrowers or any other Person or to proceed against or to exhaust any other security held by the Lenders or any Agent at any time or to pursue any other remedy in Lender’s or any Agent’s power or under any of the Loan Documents before proceeding against a Borrower or its assets under the Loan Documents. (g) Except as set forth in the Contribution Agreement, each of Borrowers hereby expressly waives any right of contribution from or indemnity against the other, whether at law or in equity, arising from any payments made by such Person pursuant to the terms of this Agreement or the Loan Documents, and each of Borrowers acknowledges that it has no right whatsoever to proceed against the other or any Guarantor for reimbursement of any such payments. In connection with the foregoing, each of Borrowers expressly waives any and all rights of subrogation to the Lenders or any Agent against the other Borrowers and Guarantors, and each of Borrowers hereby waives any rights to enforce any remedy which the Lenders or any Agent may have against the other Borrowers and Guarantors and any rights to participate in any Collateral or any other assets of the other Borrowers and Guarantors. In addition to and without in any way limiting the foregoing, each Borrower hereby subordinates any and all indebtedness it may now or hereafter be owed by any other Borrower or Guarantor to the Obligations, and agrees with the Lenders and Agents that none of Borrowers shall claim any offset or other reduction of such Borrower’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the Collateral or any other assets of the other Borrowers. Section 2.14 Termination or Reduction of the Commitments. (a) Borrowers shall have the right, at any time and from time to time upon five (5) Business Days’ prior written notice by Parent to Administrative Agent, to reduce any of the Commitments by $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof (provided that in no event shall the Total Commitment be reduced in such manner to an amount less $150,000,000) or to 77 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 terminate entirely the Commitments, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty except as otherwise set forth in Section 4.7; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the sum of outstanding Real Estate Revolving Loans and the outstanding Real Estate Swing Loans and Letter of Credit Liabilities would exceed the Real Estate Revolving Loan Commitments of the Real Estate Revolving Loan Lenders as so terminated or reduced; and provided, further, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the sum of outstanding A/R Revolving Loans and the outstanding A/R Swing Loans would exceed the A/R Revolving Loan Commitments of the A/R Revolving Loan Lenders as so terminated or reduced. (b) Promptly after receiving any notice from Parent delivered pursuant to this Section 2.14, Administrative Agent will notify the Lenders of the substance thereof. Any reduction of the A/R Revolving Loan Commitments or the Real Estate Revolving Loan Commitments shall also result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000.00) in the Swing Loan Commitment, and any reduction in the Real Estate Revolving Loan Commitments shall also result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000.00) in the Letter of Credit Commitment. Upon the effective date of any such reduction or termination, Borrowers shall pay to Administrative Agent for the respective accounts of the Lenders the full amount of any facility fee under Section 2.3 then accrued. No reduction or termination of the Commitments may be reinstated. Section 2.15 No Novation. By delivery of this Agreement and any Swing Loan Note or Real Estate Revolving Loan Note, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the Indebtedness evidenced by the Original Credit Agreement, the “Revolving Loan Notes” or the “Swing Loan Note” described in the Original Credit Agreement, which Indebtedness is instead allocated among the Swing Loan Lender and the Real Estate Revolving Loan Lenders, respectively, as of the date hereof in accordance with the Swing Loan Commitment and their respective Real Estate Revolving Loan Commitment Percentages, and is evidenced by this Agreement, the Swing Loan Note and any Real Estate Revolving Loan Notes, and the Real Estate Revolving Loan Lenders shall as of the date hereof make such adjustments to the outstanding Real Estate Revolving Loans of such Real Estate Revolving Loan Lenders so that such outstanding Real Estate Revolving Loans are consistent with their respective Real Estate Revolving Loan Commitment Percentages. SECTION 3. REPAYMENT OF THE LOANS. Section 3.1 Stated Maturity. Borrowers promise to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans, Swing Loans and Letter of Credit Liabilities outstanding on such date, together with any and all accrued and unpaid interest thereon. Section 3.2 Mandatory Prepayments. (a) If at any time the Aggregate Real Estate Revolving Credit Obligations exceed the lesser of (i) the Total Real Estate Revolving Loan Commitment and (ii) the Real Estate Borrowing Base Availability, then Borrowers shall, within one (1) Business Day of such occurrence, pay the amount of such excess to Administrative Agent for the respective accounts of the Real Estate Revolving Loan Lenders for application to the Aggregate Real Estate Revolving Credit Obligations as provided in Section 3.4, together with any additional amounts payable pursuant to Section 4.7, except that the amount of any Real Estate Swing Loans shall be paid solely to the Swing Loan Lender. 78 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (b) If at any time the Aggregate A/R Revolving Credit Obligations exceed the lesser of (i) the Total A/R Revolving Loan Commitment and (ii) the A/R Borrowing Base Availability, then Borrowers shall, within one (1) Business Day of such occurrence, pay the amount of such excess to Administrative Agent for the respective accounts of the A/R Revolving Loan Lenders for application to the Aggregate A/R Revolving Credit Obligations as provided in Section 3.4, together with any additional amounts payable pursuant to Section 4.7, except that the amount of any A/R Swing Loans shall be paid solely to the Swing Loan Lender. (c) In addition to the foregoing, Borrowers hereby promise, jointly and severally, to pay (i) all Obligations (other than Obligations in respect of Bank Products and Hedge Obligations), including the principal amount of the Loans, amounts drawn under Letters of Credit and interest and fees on the foregoing, as the same become due and payable hereunder and, in any event, on the Maturity Date and (ii) all Obligations in respect of Bank Products and Hedge Obligations as the same become due and payable under the applicable Bank Products Documents or documents relating to such Hedge Obligations. Section 3.3 Optional Prepayments. (a) Borrowers shall have the right, at their election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium; provided, that if any prepayment of the outstanding amount of any LIBOR RateTerm SOFR Loans pursuant to this Section 3.3 is made on a date that is not the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to Section 4.7. (b) Borrowers shall give Administrative Agent, no later than 3:00 p.m. at least three (3) Business Days prior written notice of any prepayment pursuant to this Section 3.3, in each case specifying the proposed date of prepayment of the Loans and the principal amount to be prepaid (provided that any such notice may be revoked or modified upon one (1) day’s prior notice to Administrative Agent). Notwithstanding the foregoing, no prior notice shall be required for the prepayment of any Swing Loan. Section 3.4 Partial Prepayments. Each prepayment under Section 3.2 shall be applied to the applicable Loan as provided therein and, in the absence of instruction by Borrowers, first to the principal of Base Rate Loans and then to the principal of LIBORSOFR Rate Loans. Each partial prepayment of the Loans under Section 3.3 shall be in a minimum amount of $500,000.00 or an integral multiple of $100,000.00 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by Borrowers, first to the principal of any outstanding Real Estate Swing Loans, then to the principal of any outstanding A/R Swing Loans, then to the principal of the Real Estate Revolving Loans and then to the principal of the A/R Revolving Loans, and within each category, first to the principal of the Base Rate Loans, second to the principal of Daily Simple SOFR Loans and thenthird to the principal of the LIBOR RateTerm SOFR Loans. Section 3.5 Effect of Prepayments. Amounts of the Loans prepaid under Sections 3.2 and 3.3 prior to the Maturity Date may be reborrowed as provided in Section 2. Section 3.6 Application of Payments. (a) Payments Prior to Event of Default. Prior to the occurrence and continuance of an Event of Default, all amounts received by Administrative Agent from the Loan Parties (other than payments specifically earmarked by a Loan Party for application to certain principal, interest, fees or 79 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 expenses hereunder or payments made pursuant to Section 3.2 (which shall be applied as earmarked or, with respect to payments under Section 3.2, as set forth in Section 3.2)), shall be distributed by Administrative Agent in the following order of priority: FIRST, to payment of that portion of the Obligations constituting fees, indemnities, actual out-of-pocket costs and expenses and other amounts (including reasonable, out-of-pocket fees, charges and disbursements of legal counsel to Administrative Agent) due and payable to Administrative Agent in its capacity as such; SECOND, pro rata, to the payment of that portion of the Obligations constituting fees, indemnities, actual out-of-pocket costs and expenses and other amounts due and payable to Revolving Agent and payment of any fees due and payable to the Issuing Lender and the Swing Loan Lender hereunder or under any other Loan Documents; THIRD, pro rata, to the payment of accrued fees and interest then due and payable to the Lenders hereunder; FOURTH, to the payment of principal then due and payable on the Swing Loans; FIFTH, pro rata, to (i) the payment of principal on the A/R Revolving Loans then outstanding, (ii) the payment of principal on the Real Estate Revolving Loans and Letter of Credit Liabilities then outstanding and (iii) the payment of the Bank Product Obligations and Hedge Obligations then due and payable; and SIXTH, to the payment of all other Obligations under any other Loan Document not otherwise referred to in this Section 3.6(a) then due and payable. (b) Payments Subsequent to Event of Default. During the continuance of an Event of Default, Administrative Agent may, and upon the direction of Majority Lenders shall, apply any and all payments received by Administrative Agent in respect of any Obligation (including payments by any IGT Hospital under any IGT Security Agreement) in accordance with clauses first through eighth below. Notwithstanding any provision herein to the contrary, all payments made after the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows: FIRST, to payment of that portion of the Obligations constituting fees, indemnities, actual out-of-pocket costs and expenses and other amounts (including fees, charges and disbursements of legal counsel to Administrative Agent) due and payable to Administrative Agent in its capacity as such; SECOND, pro rata, to the payment of that portion of the Obligations constituting fees, indemnities, actual out-of-pocket costs and expenses and other amounts payable to Revolving Agent and payment of any fees payable to the Issuing Lender and the Swing Loan Lender hereunder or under any other Loan Documents; THIRD, to the payment of out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Lenders incurred in connection with the enforcement of their respective rights under the Loan Documents; FOURTH, to the payment of all obligations consisting of accrued fees and interest payable to the Lenders hereunder; 80 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 FIFTH, to the payment of the principal of the Swing Loans then outstanding; SIXTH, pro rata, to (i) the payment of principal on the A/R Revolving Loans then outstanding, (ii) the Collateral Account to the extent of one hundred five percent (105%) of any Letter of Credit Liabilities then outstanding, (iii) the payment of principal on the Real Estate Revolving Loans then outstanding and (iv) the payment of the Bank Product Obligations and Hedge Obligations then due and payable; SEVENTH, to any other Obligations not otherwise referred to in this Section 3.6(b); and EIGHTH, upon satisfaction in full of all Obligations, to Borrowers or as otherwise required by law. SECTION 4. CERTAIN GENERAL PROVISIONS. Section 4.1 Conversion/Continuation Options. (a) Borrowers may elect from time to time to convert any of their outstanding Loans to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a LIBORSOFR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBORSOFR Rate Loan to a Base Rate Loan or, if applicable, any such conversion of a SOFR Rate Loan that is a Term SOFR Loan to a Daily Simple SOFR Loan, an Authorized Officer of Parent, on behalf of Borrowers, shall give Administrative Agent a Conversion/Continuation Request with respect to such election at least two (2) Business Days prior written noticeto the requested date of such electionconversion, in the form of Exhibit F, and such conversion shall only be made on (X) the last day of the Interest Period with respect to any SOFR Rate Loan that is a Term SOFR Loan, or (Y) the applicable Interest Payment Date with respect to any such LIBORSOFR Rate Loan that is a Daily Simple SOFR Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBORSOFR Rate Loan of any Type or, if applicable, any such conversion of a SOFR Rate Loan that is a Daily Simple SOFR Loan to a Term SOFR Loan (provided that such conversion shall only be made on the applicable Interest Payment Date with respect to such Daily Simple SOFR Loan), an Authorized Officer of Parent, on behalf of Borrowers, shall give Administrative Agent a Conversion/Continuation Request with respect to such election at least three (3) LIBORSOFR Business Days prior written notice ofto the requested date such electionconversion, in the form of Exhibit F, and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $500,000.00 or an integral multiple of $100,000.00 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than ten (10) LIBORSOFR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBORSOFR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that each partial conversion shall result in a Base Rate Loan in a principal amount of not less than $500,000.00 or an integral multiple of $100,000.00 in excess thereof or a LIBORSOFR Rate Loan in a principal amount of not less than $500,000.00 or an integral multiple of $100,000.00 in excess thereof. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentages of such Loans to its DomesticApplicable Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion/Continuation Request relating to the conversion of a Base Rate Loan to a LIBORSOFR Rate Loan shall be irrevocable by Borrowers. (b) Subject to the other termterms of this Agreement, any LIBORSOFR Rate Loan shall be continued as such Type upon the expiration of an Interest Period with respect thereto (for a Term SOFR Loan) or following the Interest Payment Date with respect thereto (for a Daily Simple SOFR 81 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Loan) until such time as Parent delivers a Conversion/Continuation Request in compliance with the terms of this Section 4.1; provided that no LIBORSOFR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default. Section 4.2 Fees. (a) Each Borrower agrees to pay to (a) Administrative Agent and KeyBanc such fees to be paid pursuant to the Administrative Agent Fee Letter and (b) Revolving Agent such fees as are set forth in the Revolving Agent Fee Letter, and each Borrower assumes all obligations of Trilogy Investors under the Administrative Agent Fee Letter, notwithstanding that such Borrower is not a signatory thereto. All such fees shall be fully earned when paid and nonrefundable under any circumstances. (b) Borrowers shall pay to Revolving Agent reasonable and documented fees, costs, expenses and charges incurred by Revolving Agent in connection with field examinations, appraisals and valuations, as and when incurred or chargeable, including, without limitation, fees and reasonable and documented out-of-pocket costs and expenses (including travel, meals, and lodging) of one or more third Persons to perform field examinations of the Borrowers; provided that, so long as no Event of Default shall have occurred and be continuing, Borrowers shall not be obligated to reimburse Revolving Agent for more than two (2) field examinations during any calendar year. Section 4.3 Funds for Payments. (a) All payments of principal, interest, facility fees, Letter of Credit fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to Administrative Agent, for the respective accounts of the Lenders, Administrative Agent and Revolving Agent, as the case may be, at Administrative Agent’s Head Office, not later than 2:00 p.m. on the day when due (or such later time on such day as is acceptable to the Administrative Agent in the event of a payment in full of all Loans, return of all Letters of Credit, and a termination of Commitments hereunder), in each case in lawful money of the United States in immediately available funds. To the extent not already timely paid pursuant to the preceding sentence, the Administrative Agent is hereby authorized to charge any accounts of any Borrower with KeyBank set forth on Schedule 4.3, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, actual out-of-pocket expenses and other amounts owing to Administrative Agent, Revolving Agent or the Lenders (including the Swing Loan Lender) under the Loan Documents. Subject to the foregoing, all payments made to Administrative Agent on behalf of the Lenders, and actually received by Administrative Agent, shall be deemed received by the Lenders on the date actually received by Administrative Agent. (b) All payments by Borrowers or the Guarantors hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim, and free and clear of and without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by Borrowers or any applicable Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.3) the 82 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Administrative Agent, timely reimburse it for the payment of, any Other Taxes. (d) Borrowers shall jointly and severally indemnify each Recipient, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.3) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Parent by a Lender or Revolving Agent (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the determinations in such statement are made on a reasonable basis and in good faith. (e) Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 18.4 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this Section 4.3(e). (f) As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 4.3, such Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Parent and Administrative Agent, at the time or times reasonably requested by Parent or Administrative Agent, such properly completed and executed documentation reasonably requested by Parent or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Parent or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Parent or Administrative Agent as will enable Parent or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or 83 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person: (A) any Lender that is a U.S. Person shall deliver to Parent and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Parent or Administrative Agent), an electronic copy (or an original if requested by Parent or Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Parent and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Parent or Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by Parent or Administrative Agent) of an executed an appropriate IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an appropriate IRS Form W 8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) an electronic copy (or an original if requested by Parent or Administrative Agent) of an executed IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of an appropriate IRS Form W-8BEN; or (4) to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by Parent or Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, an appropriate IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Parent and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement 84 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (and from time to time thereafter upon the reasonable request of Parent or Administrative Agent), an electronic copy (or an original if requested by Parent or Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Parent or Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Parent and Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by Parent or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Parent or Administrative Agent as may be necessary for Parent and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Parent and Administrative Agent in writing of its legal inability to do so. (g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.3 (including by the payment of additional amounts pursuant to this Section 4.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.3(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.3(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.3(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund has not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 4.3(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person. (h) Each party’s obligations under this Section 4.3 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. (i) The obligations of Borrowers to the Lenders under this Agreement with respect to Letters of Credit (and of the Real Estate Revolving Loan Lenders to make payments to the Issuing Lender with respect to Letters of Credit and of the Lenders to the Swing Loan Lender with respect to 85 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Swing Loans) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents; (ii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (iii) the existence of any claim, set-off, defense or any right which any Borrower or any of its Subsidiaries or Affiliates may have at any time against any beneficiary or any transferee of any Letter of Credit (or persons or entities for whom any such beneficiary or any such transferee may be acting) or the Lenders (other than the defense of payment to the Lenders in accordance with the terms of this Agreement) or any other person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction; (iv) any draft, demand, certificate, statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) any breach of any agreement between any Borrower or any of its Subsidiaries or Affiliates or any Guarantor and any beneficiary or transferee of any Letter of Credit; (vi) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; (vii) payment by the Issuing Lender under any Letter of Credit against presentation of a sight draft, demand, certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods; (viii) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of such Letter of Credit; (ix) the legality, validity, form, regularity or enforceability of the Letter of Credit; (x) the failure of any payment by the Issuing Lender to conform to the terms of a Letter of Credit (if, in the Issuing Lender’s good faith judgment, such payment is determined to be appropriate); (xi) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (xii) the occurrence of any Default or Event of Default; and (xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing. Section 4.4 Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR RateTerm SOFR Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension; provided, however, that if such due date is the Maturity Date, such payment shall be due on the immediately preceding Business Day. The outstanding Loans and Letter of Credit Liabilities as reflected on the records of Administrative Agent from time to time shall be considered prima facie evidence of such amount absent manifest error. Section 4.5 Suspension of LIBOR Rate LoansTemporary Inability to Determine Rates. Subject to Section 4.15 below, in the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, Administrative Agent shall determine that adequate and reasonable methods do not exist for ascertaining LIBOR for suchIf (A) the Administrative Agent reasonably and in good faith determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Daily Simple SOFR or Adjusted Term SOFR cannot be determined pursuant to the definition thereof or (B) the Majority Lenders determine that for any reason in connection with any request for a SOFR Rate Loan or a conversion thereto or a continuation thereof that Adjusted Daily Simple SOFR or Adjusted Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Majority Lenders have provided notice of such determination to the Administrative Agent, in each case of (A) and (B), on or prior to the first day of any Interest Period, orthe Administrative Agent shall reasonably and in 86 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 good faith determine that LIBOR will not accurately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Rate Loans for suchwill promptly so notify the Borrowers and each Lender. Upon notice thereof by the Administrative Agent to the Borrowers, (i) any obligation of the Lenders to make or continue the applicable SOFR Rate Loans or to convert Base Rate Loans to SOFR Rate Loans shall be suspended (to the extent of the affected Interest Period,Periods) until the Administrative Agent shall forthwith giverevokes such notice ofand (ii) if such determination (which shall be conclusive and binding on Borrowers and the Lenders) to Parent and the Lenders. In such event (a) any Loan Request with respect to a LIBOR Rate Loan shall be automatically withdrawn and shallaffects the calculation of the Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of any applicable SOFR Rate Loans (to the extent of the affected SOFR Rate Loans or affected Interest Periods) or, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate LoanLoans in the amount specified therein and (bii) each LIBORany outstanding affected SOFR Rate LoanLoans will automatically, onbe deemed to have been converted into Base Rate Loans at the last dayend of the then currentapplicable Interest Period applicable thereto, become a Base Rate Loan, and the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 4.7. If the Administrative Agent determines in its good faith discretion that the circumstances giving rise to such suspension no longer exist, whereupon Administrative Agent shall so notify Parent and the Lenders(which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination. Section 4.6 Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other Governmental Authority having jurisdiction over a Lender or its LIBORApplicable Lending Office shall assert that it is unlawful, for any Lender, in such Lender’s good faith discretion, to make or maintain LIBORSOFR Rate Loans, such Lender shall forthwith give notice of such circumstances to Administrative Agent and Parent and thereupon (a) the commitment of the Lenders to make LIBORSOFR Rate Loans or convert Loans of another Type to LIBORSOFR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans(i) any such Term SOFR Loan then outstanding shall be converted automatically to Base Rate Loansinto (X) a Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of this Section 4.6 or (Y) a Base Rate Loan if the Adjusted Daily Simple SOFR also is the subject of this Section 4.6, in each case, on the last day of each Interest Period applicable to such LIBOR Rate LoansTerm SOFR Loan (or the next succeeding Business Day if such day is not a Business Day) or within such earlier period as may be required by law, and (ii) any such Daily Simple SOFR Loan then outstanding shall be converted automatically into a Base Rate Loan upon the occurrence of such event or within such earlier period as may be required by law. Notwithstanding the foregoing, before giving such notice, the applicable Lender shall designate a different lending office if such designation will void the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender or increase any costs payable by Borrowers hereunder. Section 4.7 Additional InterestBreakage Compensation. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, including as a result of an acceleration of the Loans pursuant to Section 12.1, or if Borrowers fail to draw down on the first day of 87 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

the applicable Interest Period any amount as to which Borrowers have elected a LIBOR Rate Loan, Borrowers will pay to Administrative Agent upon demand for the account of the applicable Lenders in accordance with their respective Commitment Percentages (or to the Swing Loan Lender with respect to a Swing Loan), in addition to any amounts of interest otherwise payable hereunder, the Breakage Costs. Each Borrower understands, agrees and acknowledges the following: (a) no Lender has any obligation to purchase, sell or match funds in connection with the use of LIBOR as a basis for calculating the rate of interest on a LIBOR Rate Loan; (b) LIBOR is used merely as a reference in determining such rate; and (c) such Borrower has accepted LIBOR as a reasonable and fair basis for calculating such rate and any Breakage Costs. Each Borrower further agrees to pay the Breakage Costs, if any, whether or not a Lender elects to purchase, sell or match funds. The Borrowers shall compensate each Lender upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its SOFR Rate Loans but not including any lost profits) which such Lender may sustain in connection with any of the following: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a borrowing of SOFR Rate Loans does not occur on a date specified therefor in a Notice of borrowing or a Notice of Continuation or Conversion; (ii) if any repayment, prepayment, Conversion or Continuation of any SOFR Rate Loan occurs on a date that is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its SOFR Rate Loans is not made on any date specified in a notice of prepayment given by the Borrowers; (iv) as a result of an assignment by a Lender of any SOFR Rate Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by the Borrowers in accordance herewith or (v) as a consequence of (y) any other default by the Borrowers to repay or prepay any SOFR Rate Loans when required by the terms of this Agreement. The written request of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such request within fifteen (15) days after receipt thereof. Section 4.8 Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any present or future Applicable Law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time (or from time to time) hereafter made upon or otherwise issued to any Lender or any Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall: (a) subject any Lender or any Agent to any Tax of any nature with respect to this Agreement, the other Loan Documents, such Lender’s Commitments, a Letter of Credit or the Loans (other than any Indemnified Tax, any Tax described in clauses (b) through (d) of the definition of Excluded Taxes, and any Connection Income Tax), or (b) impose on any Lender or Issuing Lender or the London interbankrelevant local market for obtaining quotations for any Benchmark, any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein, or (c) impose or increase or render applicable any special deposit, compulsory loan, insurance charge, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by Borrowers 88 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or (d) impose on any Lender or any Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender’s Commitments, a Letter of Credit or any class of loans or commitments of which any of the Loans or such Lender’s Commitments forms a part; and the result of any of the foregoing is: (i) to increase the cost to any Lender of making, continuing, converting to, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Lender’s Commitments, or (ii) to reduce the amount of principal, interest or other amount payable to any Lender or any Agent hereunder on account of such Lender’s Commitments or any of the Loans or the Letters of Credit, or (iii) to require any Lender or any Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or any Agent from Borrowers hereunder, then, and in each such case, Borrowers will, within fifteen (15) days of demand made by such Lender or (as the case may be) Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or Agent such additional amounts as such Lender or Agent shall determine in good faith to be sufficient to compensate such Lender or Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Lender and Agent in determining such amounts may use any reasonable averaging and attribution methods generally applied by such Lender or Agent. Notwithstanding the foregoing, Borrowers shall not be required to compensate Lenders pursuant to this Section 4.8 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender notifies Parent of the event giving rise to such increased costs or reductions and such Lender’s intent to claim compensation therefor; provided, however, that if any such change giving rise to such increased costs or reduction is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof. Section 4.9 Capital Adequacy. If after the date hereof any Lender determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital or liquidity ratios or requirements for banks or bank holding companies or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy or liquidity (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital or liquidity as a consequence of such Lender’s commitment to make Loans or participate in Letters of Credit or Swing Loans hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy or liquidity and assuming the full utilization of such entity’s capital) by any amount deemed in good faith by such Lender to be material, then such Lender may notify Parent thereof. Borrowers agree to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is reasonably determined, within thirty (30) days of presentation by such Lender of a statement of the amount setting forth such Lender’s calculation thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender. For purposes of Section 4.8 and this Section 4.9, the Dodd-Frank Wall Street Reform 89 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 and Consumer Protection Act and all requests, rules, publications, orders, guidelines and directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to have been adopted and gone into effect after the date hereof regardless of when adopted, enacted or issued. Notwithstanding the foregoing, Borrowers shall not be required to compensate Lenders pursuant to this Section 4.9 for any in good faith reductions suffered more than six (6) months prior to the date that such Lender notifies Parent of the event giving rise to such increased costs or reductions and such Lender’s intent to claim compensation therefor; provided, however, that if any such change giving rise to such increased costs or reduction is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof. Section 4.10 Breakage CostsIntentionally Omitted. Borrowers shall pay all Breakage Costs required to be paid by it pursuant to this Agreement and incurred from time to time by any Lender upon demand within fifteen (15) days from receipt of written notice from Administrative Agent, or such earlier date as may be required by this Agreement.. Section 4.11 Default Interest; Late Charge. Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not Administrative Agent or the Lenders shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin plus four percent (4%) (the “Default Rate”), until such amount shall be paid in full (after as well as before judgment) and the fee payable with respect to Letters of Credit shall be increased to a rate equal to four percent (4%) above the Letter of Credit fee that would otherwise be applicable to such time, or if any of such amounts shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law. In addition, Borrowers shall pay a late charge equal to four percent (4%) of any amount of interest or principal payable on the Loans or any other amounts payable hereunder or under the other Loan Documents, which is not paid by Borrowers within ten (10) days of the date when due; provided, however, that such late charge shall not be payable in connection with a payment of the Loans after the Maturity Date or in connection with an acceleration of the Loans. Section 4.12 Certificate. A certificate setting forth any amounts payable pursuant to Section 4.7, 4.8, 4.9, 4.10 or 4.11 and a reasonably detailed explanation of such amounts which are due, submitted by any Lender or any Agent to Parent, shall be conclusive in the absence of manifest error, and shall be promptly provided to any Agent and Parent upon their written request. Section 4.13 Limitation on Interest. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Loan Parties, the Lenders and Administrative Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to Borrowers. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in 90 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This Section 4.13 shall control all agreements between or among any or all of the Loan Parties, the Lenders and Administrative Agent relating to the Loans. Section 4.14 Certain Provisions Relating to Increased Costs. If a Lender gives notice of the existence of the circumstances set forth in Section 4.8 or any Lender requests compensation for any losses, costs or Taxes to be reimbursed or paid pursuant to any one or more of the provisions of Section 4.3, 4.8 or 4.9, then, upon request of Parent, such Lender, as applicable, shall use reasonable efforts in a manner consistent with such institution’s practice in connection with loans like the Loan of such Lender to eliminate, mitigate or reduce amounts that would otherwise be payable by Borrowers under the foregoing provisions, including by designating another of such Lender’s offices, branches or Affiliates; provided that such action would not be otherwise prejudicial to such Lender, and Borrowers hereby agree to pay all reasonably incurred out-of-pocket costs and expenses incurred by such Lender in connection with any such action. Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, if any Lender has given notice of the existence of the circumstances set forth in Section 4.8 or has requested payment or compensation for any losses, costs or Taxes to be reimbursed or paid pursuant to any one or more of the provisions of Section 4.3, 4.8 or 4.9 and following the request of Parent has been unable to take the steps described above to mitigate such amounts (each, an “Affected Lender”), then, within thirty (30) days after such notice or request for payment or compensation, Borrowers shall have the one-time right as to such Affected Lender, to be exercised by delivery of written notice delivered to Administrative Agent and the Affected Lender within thirty (30) days of receipt of such notice, to elect to cause the Affected Lender to transfer its Commitment to an assignee reasonably acceptable to Administrative Agent. Upon any such purchase of the Commitment of the Affected Lender, the Affected Lender’s interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest. The purchase price for the Affected Lender’s Commitment shall equal any and all amounts outstanding and owed by Borrowers to the Affected Lender including principal, prepayment premium or fee, and all accrued and unpaid interest or fees. Section 4.15 Successor LIBOR Rate Index. Permanent Ability to Determine Rate; Benchmark Replacement. (a) Replacing USD LIBOR. On March 5, 2021, the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earliest of (i) July 1, 2023, (ii) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (iii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action by or consent of any other party to, this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis. (a) (b) Benchmark Replacement Future Benchmarks. If any Benchmark Transition Event occurs after the date hereof (other than as described above with respect to USD LIBOR), the then-current Benchmark will be replaced with the Benchmark Replacement for all purposes hereunder and under any Loan Document in respect of any Benchmark setting on the later of (i) as of. 91 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrower or (ii) such other date as may be determined by the Administrative Agent, in each case, without any further action or consent of any other party to this Agreement or any other Loan Document,Administrative Agent has posted such proposed amendment to all Lenders and the Borrowers so long as the Administrative Agent has not received, by such time (or, in the case of clause (ii) above, such time as may be specified by the Administrative Agent as a deadline to receive objections, but in any case, no less than five (5) Business Days after the date such notice is provided to the Lenders and the Borrower), written notice of objection to such Benchmark Replacementamendment from Lenders comprising the Majority Lenders. At any time that the administratorNo replacement of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to suchwith a Benchmark Replacement pursuant to this Section 4.15 will occur prior to the applicable Benchmark Transition Start Date. Unless and until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower willis effective in accordance with this clause (a), all Loans shall be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in accordance with the foregoing sentence, the component of the Base Rate based upon the Benchmark will not be used in any determination of the Base Rateprovisions of Section 4.5 above. (b) (c) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation and administration of a Benchmark Replacement (whether in connection with the replacement of USD LIBOR or any future Benchmark), the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (c) (d) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the BorrowerBorrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. The Administrative Agent will notify the Borrowers and the removal or reinstatement of any tenor of a Benchmark. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 4.15, including, without limitation, any determination with respect to a tenor, rate or adjustment, or implementation of any Benchmark Replacement Conforming Changes, the timing of implementation of any Benchmark Replacement or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Documenthereto, except, in each case, as expressly required pursuant to this Section 4.15, and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually by each party hereto. 92 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (d) (e) Unavailability of Tenor of Benchmark. AtNotwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if theany then-current Benchmark is a term rate (including the Term SOFR or USD LIBOR)Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove any tenor of such Benchmark that is unavailable or, non-representative for such Benchmark (including any Benchmark Replacement) settings, non-compliant or non-aligned tenor and (ii) if sucha tenor becomes available or representative,that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate anysuch previously removed tenor for such Benchmark (including any Benchmark Replacement) settings. (f) Certain Defined Terms. As used in this Section 4.15: “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date. “Benchmark” means, initially, USD LIBOR; provided that if a replacement for the Benchmark has occurred pursuant to this Section 4.15, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof. “Benchmark Replacement” means, for any Available Tenor: (1) for purposes of clause (a) of this Section 4.15, the first alternative set forth below that can be determined by the Administrative Agent (a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration; or 93 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment for an Available Tenor of one-month’s duration (0.11448% (11.448 basis points)); and (2) for purposes of clause (b) of this Section 4.15, the sum of: (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value, or zero), in each case, that has been selected pursuant to this clause (2) by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for all purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Transition Event” means, with respect to any then-current Benchmark (other than USD LIBOR), the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such 94 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Benchmark is intended to measure and that representativeness will not be restored. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Majority Lenders. “Early Opt-in Election” means the occurrence of: (1) a notification by the Administrative Agent to each of the other parties hereto that at least five (5) currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR. “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. “SOFR” means, for any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org. (or any successor source for the secured overnight financing rate identified as such by the administrator of the 95 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

secured overnight financing rate from time to time), on the immediately succeeding Business Day. “Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “USD LIBOR” means the London interbank offered rate for U.S. dollars. (e) Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for the applicable SOFR Rate Loan of, conversion to or continuation of SOFR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon Adjusted Term SOFR (or then-current Benchmark) will not be used in any determination of Base Rate. SECTION 5. COLLATERAL SECURITY. Section 5.1 Collateral. The Obligations shall be secured by a perfected first priority lien and security interest to be held by Administrative Agent for the benefit of the Lenders on the Collateral, pursuant to, and in accordance with, the terms of the Security Documents. Section 5.2 Appraisals. (a) At Borrowers’ option (but as to any Collateral Property, not more than one time during the term of this Agreement and one time with respect to a Villa Unit complex becoming Eligible Owned Real Estate), Administrative Agent shall, on behalf of the Lenders, obtain current Appraisals of each of the Collateral Properties. Such Appraisals will be ordered by Administrative Agent, in order to determine the current Appraised Value of the Collateral Properties, and Borrowers shall pay to Administrative Agent within ten (10) days of demand all reasonable costs of such Appraisals. For the avoidance of doubt, the Appraisals must be acceptable to Administrative Agent. (b) Administrative Agent may obtain new Appraisals or an update to existing Appraisals with respect to the Real Estate, or any of them, as Administrative Agent shall determine (i) at any time that the regulatory requirements of any Lender generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Lender shall require that such Lender obtain a new or updated Appraisal in order to comply with such regulatory requirements, (ii) in connection with an expansion of a Collateral Property (but only with respect to such Collateral Property), (iii) at any time that a Default or Event of Default has occurred and is continuing, (iv) if Administrative Agent reasonably believes that there has been a casualty (which is not being restored in accordance with the terms of the Loan Documents), Taking or material adverse change or deterioration with respect to a Collateral Property itself (as opposed to a material adverse change in the market in which such Collateral Property is located or other changes in facts or circumstances that do not relate just to such Collateral Property), (v) in connection with a Commitment Increase, (vi) in connection with an extension of the Maturity Date as provided in Section 2.11, and (vii) at the request of the Majority Real Estate Revolving Loan Lenders, one (1) other time during the term of this Agreement. The expense of such Appraisals or updates performed pursuant to (x) Section 5.2(b)(i) and 5.2(b)(vii) shall be borne by Borrowers up to once per twelve (12) month period of the Loans (except upon and during the continuation of an Event of 96 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Default, in which event any and all Appraisals shall be at Borrowers’ expense prior to any foreclosure or deed in lieu transaction) and (y) Section 5.2(b)(ii), 5.2(b)(iii), 5.2(b)(iv), 5.2(b)(v) and 5.2(b)(vi) shall be borne by Borrowers and, in each case, payable to Administrative Agent within thirty (30) days following demand. Notwithstanding the foregoing, no Collateral Property shall be appraised more than once in any twelve (12)-month period for purposes of determining Real Estate Borrowing Base Availability. (c) Each Borrower acknowledges that Administrative Agent has the right to approve any Appraisal performed pursuant to this Agreement. Each Borrower further agrees that the Lenders and Administrative Agent do not make any representations or warranties with respect to any such Appraisal and shall have no liability as a result of or in connection with any such Appraisal for statements contained in such Appraisal, including the accuracy and completeness of information, estimates, conclusions and opinions contained in such Appraisal, or variance of such Appraisal from the fair value of such property that is the subject of such Appraisal given by the local tax assessor’s office, or such Borrower’s idea of the value of such property. Section 5.3 Release of Collateral Properties. Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this Section 5.3), Administrative Agent shall release, upon the request of Parent, (x) from the lien or security title of the Security Documents a Collateral Property and the personal property solely used on or with respect to such Collateral Property and (y) if such Borrower is not an owner or lessee of any other Collateral Property or owner of other Collateral, such Borrower from its obligations as a Borrower under the Credit Agreement and the other Loan Documents, in each case, subject to and upon the following terms and conditions: (a) Parent shall deliver to Administrative Agent, no later than five (5) Business Days prior to the date on which such release is to be effected, written notice of Borrowers’ desire to obtain such release; (b) Parent, on behalf of Borrowers shall submit to Administrative Agent with such request a Compliance Certificate prepared using the financial statements of Parent and Trilogy Investors most recently provided or required to be provided to Administrative Agent under Section 6.4 or 7.4 adjusted in the best good faith estimate of Borrowers to give effect to the proposed release and demonstrating that no Default or Event of Default with respect to the covenants set forth in Section 9 referred to therein shall exist after giving effect to such release; (c) If such release is in connection with a sale or refinancing, such sale or refinancing shall be with a Person that is not a Borrower or a Subsidiary thereof; (d) all release documents to be executed by Administrative Agent shall be in form and substance reasonably satisfactory to Administrative Agent; (e) Borrowers shall pay all reasonable, out-of-pocket costs and expenses of Administrative Agent in connection with such release, including reasonable attorney’s fees; (f) Borrowers shall pay to Administrative Agent, for the account of the Lenders, a release price, which payment shall be applied, notwithstanding the provisions of Section 3.6, to reduce the outstanding principal balance of the Real Estate Revolving Loans in an amount equal to the amount, if any, necessary for the Aggregate Revolving Credit Obligations to equal or be less than the Real Estate Borrowing Base Availability; 97 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (g) Before and after giving effect to such release, there shall be no violation of the covenant set forth in Section 9.6; (h) Parent, on behalf of Borrowers, shall submit to Administrative Agent with such request a Real Estate Borrowing Base Certificate reflecting the release of such Loan Party’s assets from the Lien of Administrative Agent; and (i) In connection with any release of a Collateral Property, Borrowers shall, as a condition to such release, pay any mortgage, recording, intangible, documentary stamp or other similar taxes that Administrative Agent reasonably determines to be payable to a Governmental Authority with respect to the remaining Collateral Properties as a consequence of said release. Notwithstanding the foregoing, in the event that any Collateral Property is to be released, Administrative Agent may condition such release upon the increase of the coverages under the Title Policies for the remaining Collateral Properties to an amount Administrative Agent may reasonably require based upon the fair market value of such remaining Collateral Properties. In the event that a Borrower that is an owner or lessee of a Collateral Property is released as provided in this Section 5.3, then such Person shall not be deemed, subject to the proviso below, a Subsidiary of a Borrower or otherwise bound by the terms of the Loan Documents, provided that for the avoidance of doubt such Person shall be subject to inclusion in the applicable financial covenants of Trilogy Investors and Sections 12.1(f), 12.1(h), 12.1(i), 12.1(j), 12.1(l) and 12.1(p). Section 5.4 Addition of Collateral Properties and Villa Units. (a) After the Closing Date, Borrowers may, upon satisfaction by Borrowers of the conditions set forth in this Section 5.4 and Section 5.5, add Potential Collateral to the Collateral. In the event Borrowers desire to or are required to add additional Potential Collateral as aforesaid, Borrowers shall provide written notice to Administrative Agent of such request (which Administrative Agent shall promptly furnish to the Lenders), together with all documentation and other information required to permit Administrative Agent to determine whether such Real Estate is Eligible Owned Real Estate or Eligible Villa Units, as the case may be. Thereafter, Administrative Agent shall have fifteen (15) Business Days from the date of the receipt of such documentation and other information to advise Borrowers whether Administrative Agent and the Majority Real Estate Revolving Loan Lenders consent to the acceptance of such Potential Collateral. If a Real Estate Revolving Loan Lender shall fail to respond to Administrative Agent within fifteen (15) Business Days from receipt of such documentation and information from Administrative Agent, such Real Estate Revolving Loan Lender shall be deemed to have approved such proposed Potential Collateral. Notwithstanding the foregoing, no Potential Collateral shall be included as Collateral unless and until the following conditions precedent shall have been satisfied: (i) such Potential Collateral shall be Eligible Owned Real Estate or Eligible Villa Units, as the case may be; (ii) if the owner or lessee of any Potential Collateral shall be a Subsidiary of a Borrower, each such Subsidiary shall have satisfied the conditions of Section 5.5; (iii) such Borrower or such Subsidiary, as applicable, shall have executed and delivered to Administrative Agent all Eligible Owned Real Estate Qualification Documents or 98 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Eligible Villa Unit Qualification Documents, as applicable, all of which instruments, documents or agreements shall be in form and substance reasonably satisfactory to Administrative Agent; (iv) after giving effect to the inclusion of such Potential Collateral, each of the representations and warranties made by or on behalf of Borrowers and Guarantors contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects (except on account of changes in the facts and circumstances after the date such representation and warranty was made that resulted from actions or inactions not prohibited by this Agreement) both as of the date as of which it was made and shall also be true as of the time of the addition of Collateral Properties or Villa Units, with the same effect as if made at and as of that time (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing, and Administrative Agent shall have received a certificate of Borrowers and the Guarantors to such effect; and (v) other than with respect to any Real Estate listed on Schedule 1.1(b) or Schedule 1.1(c), Administrative Agent shall have consented, and Administrative Agent shall have received the prior written consent of the Majority Real Estate Revolving Loan Lenders to, the inclusion of such Real Estate as a Collateral Property or as Villa Units (or deemed consent as set forth above). (b) Borrowers may, at their option, obtain preliminary approval of the Majority Real Estate Revolving Loan Lenders of Potential Collateral by delivering to Administrative Agent (and Administrative Agent shall deliver the following to the Real Estate Revolving Loan Lenders within three (3) Business Days of receipt) the following with respect to such Potential Collateral: (i) a physical description of the Real Estate (including maps, photographs, market studies and information regarding the market and submarket in which such Real Estate is located); (ii) (A) two (2) years of annual operating statements for such Real Estate, a year-to-date operating statement for such Real Estate and monthly operating statements for such Real Estate for the twelve (12) months most recently completed and (B) a pro forma calculation of Collateral Pool Value and covenant compliance certificate showing the impact of such Real Estate, in each case, reasonably satisfactory to the Majority Real Estate Revolving Loan Lenders; and (iii) a certification to the knowledge of Borrowers that such Real Estate will satisfy (or is anticipated to satisfy upon the acceptance of such Real Estate as a Collateral Property) each of the other conditions to the acceptance of such Real Estate as a Collateral Property. The Majority Real Estate Revolving Loan Lenders shall have fifteen (15) Business Days following receipt of all of the foregoing items to grant or deny preliminary approval for such proposed Potential Collateral. If a Real Estate Revolving Loan Lender shall fail to respond within such fifteen (15) Business Day period, such Real Estate Revolving Loan Lender shall be deemed to have approved such proposed Potential Collateral. Administrative Agent shall notify Parent if and when the Majority Real Estate Revolving Loan Lenders have granted such preliminary approval. In the event that the Majority Real Estate Revolving Loan Lenders grant such preliminary approval, Borrowers and the Guarantors shall satisfy the remaining requirements to the acceptance of such Collateral as provided in Section 5.4(a). Such Real Estate shall not be included in the calculation of the Real Estate Borrowing Base Availability until the requirements of Section 5.4(a) are satisfied. 99 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

Section 5.5 Additional Borrowers. (a) In the event that certain Real Estate of a Subsidiary of Parent which is leased to a Wholly-Owned Domestic Subsidiary of OpCo is to be included as a Collateral Property as contemplated by Section 5.4 and such Real Estate is approved for inclusion as a Collateral Property in accordance with the terms hereof, Borrowers shall cause each such Subsidiary that owns or leases such Collateral Property to execute and deliver to Administrative Agent the documents and other items required under Section 7.20, and such Subsidiary shall become a Borrower hereunder. Each such Subsidiary shall be specifically authorized, in accordance with its respective organizational documents, to be a Borrower hereunder and to comply with the requirements of Section 7.20. Borrowers shall further cause all representations, covenants and agreements in the Loan Documents with respect to Borrowers to be true and correct with respect to such Subsidiary. (b) After the Closing Date, Borrowers may, upon satisfaction by Borrowers of the conditions set forth in this Section 5.5(b), add an OpCo Affiliate that is the lessee of a Leasehold Property or a lessee under a Lease to this Agreement and the other Loan Documents as a Borrower. In the event Borrowers desire to or are required to add such OpCo Affiliate as aforesaid, Borrowers shall provide written notice to Administrative Agent and Revolving Agent of such request (which Administrative Agent shall promptly furnish to the Lenders), together with all documentation and other information required to permit Administrative Agent and Revolving Agent to evaluate such OpCo Affiliate as a potential Borrower, including a copy of the applicable Lease. Thereafter, Administrative Agent and Revolving Agent shall have fifteen (15) Business Days from the date of the receipt of such documentation and other information to advise Borrowers whether Administrative Agent, Revolving Agent and the Majority A/R Revolving Loan Lenders consent to the addition of such OpCo Affiliate as a Borrower. If an A/R Revolving Loan Lender shall fail to respond to Administrative Agent and Revolving Agent within fifteen (15) Business Days from receipt of such documentation and information, including a copy of the applicable Lease from Administrative Agent and Revolving Agent, such A/R Revolving Loan Lender shall be deemed to have approved such proposed addition. In the event such OpCo Affiliate is approved for inclusion as a Borrower in accordance with the terms hereof, Borrowers shall cause such OpCo Affiliate to execute or obtain and deliver to Administrative Agent the ground lessor estoppels and intercreditor agreements requested by Administrative Agent (in forms substantively identical to those provided by one or more OpCo Affiliates that are lessees of Leasehold Properties or under a Lease on the Closing Date) and the documents and other items required under Section 7.20, and such OpCo Affiliate shall become a Borrower hereunder. Each such OpCo Affiliate shall be specifically authorized, in accordance with its respective organizational documents, to be a Borrower hereunder and to comply with the requirements of Section 7.20. Borrowers shall further cause all representations, covenants and agreements in the Loan Documents with respect to Borrowers to be true and correct with respect to such OpCo Affiliate. Section 5.6 Release of Collateral. Upon the refinancing or repayment of the Obligations (excluding any contingent indemnification and reimbursement claims not then due) in full, the return of all Letters of Credit and termination of the obligation to provide additional Loans or issue Letters of Credit to Borrowers, Administrative Agent shall release the Collateral from the lien and security interest of the Security Documents and shall release Borrowers other than with respect to any indemnification or reimbursement obligations that expressly survive payment of the Obligations and termination of this Agreement or any of the other Loan Documents, provided that Administrative Agent either (a) has not received a notice from any Bank Product Provider or any Lender Hedge Provider as described in Section 34, or (b) has received notice from the holder of the Hedge Obligations that collateral or other credit support has been provided to such holder in form and substance satisfactory to such holder. 100 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 SECTION 6. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to Administrative Agent and the Lenders as follows. Section 6.1 Corporate Authority, Etc. (a) Formation; Good Standing. Each Borrower, each Guarantor and each of the Subsidiaries of each Borrower (i) is duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where it is organized and where, with respect to each Borrower, Real Estate owned or leased by it is located (to the extent required by applicable law) and in each other jurisdiction where a failure to be so qualified could have a Material Adverse Effect. (b) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Loan Party is a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of such Person, (v) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of any material agreement or other instrument binding upon, such Person or any of its properties, (vi) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person other than the Liens in favor of Administrative Agent contemplated by this Agreement and the other Loan Documents, and (vii) do not require the approval or consent of any Person other than those already obtained and delivered to Administrative Agent. (c) Enforceability. This Agreement and the other Loan Documents to which any Loan Party is a party are valid and legally binding obligations of such Loan Party enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity. Section 6.2 Governmental Approvals. Other than ministerial notices to be filed with Medicare and Medicaid by the OpCo Affiliates that are Borrowers, if any, in connection with the liens granted to Borrowers pursuant to the Leases or to Administrative Agent pursuant to the Loan Documents, the execution, delivery and performance of this Agreement and the other Loan Documents to which any Borrower or any Guarantor is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority, including with respect to the Primary Licenses, other than those already obtained, the filing of the Security Documents in the appropriate office with respect thereto including any required UCC-1 financing statements, and filings of disclosures with the SEC, or as may be required hereafter with respect to tenant improvements, repairs or other work with respect to any Real Estate. 101 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Section 6.3 Title to Properties. Except as indicated on Schedule 6.3, Borrowers own all of the assets necessary for the operation of the business of Borrowers, subject only to the Permitted Liens. Section 6.4 Financial Statements. Borrowers have furnished to Administrative Agent: (a) the consolidated balance sheet of Trilogy Investors and its Subsidiaries as of the Balance Sheet Date and the related consolidated statement of income and cash flow for the calendar year then ended certified by the chief financial officer of Trilogy Investors, and (b) certain other financial information relating to the Loan Parties, their respective Subsidiaries and the Collateral, including the Real Estate, as required by Section 10.1. The balance sheet and statements referred to in clauses (a) and (b) above have been prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial condition of Trilogy Investors and its Subsidiaries and Borrowers, respectively, as of such dates and the consolidated results of the operations of Trilogy Investors and its Subsidiaries and Borrowers, respectively, for such periods. There are no liabilities, contingent or otherwise, of Trilogy Investors, any of its Subsidiaries or Borrowers involving material amounts not disclosed in said financial statements and the related notes thereto. Section 6.5 No Material Changes. Since the Balance Sheet Date, no Material Adverse Effect has occurred. Section 6.6 Franchises, Patents, Copyrights, Etc. Borrowers, their respective Subsidiaries and the Guarantors possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others. Except as set forth on Schedule 6.6 or in any Mortgage accepted after the Closing Date, none of the Collateral Properties is owned or operated by Borrowers or their respective Subsidiaries under or by reference to any trademark, trade name, service mark or logo, and none of such trademarks, trade names, service marks or logos set forth on Schedule 6.6 are registered or subject to any license or provision of law limiting their assignability or use except as specifically set forth on Schedule 6.6 or in any Mortgage accepted after the Closing Date. Section 6.7 Litigation. Except as stated on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of any Borrower, threatened in writing against any Borrower or any Subsidiary thereof or any Guarantor before any court, tribunal, arbitrator, mediator or administrative agency or board which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, the Collateral or any lien, security title or security interest created or intended to be created pursuant hereto or thereto, or which if adversely determined could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 6.7, there are no judgments, final orders or awards outstanding against or adversely affecting any Borrower, any of their respective Subsidiaries, any Guarantor, or any Collateral as of the Closing Date. No injunction, writ, temporary restraining order or any written order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. As of the Closing Date, no Loan Party has received written notice that it is the subject of an audit (other than over payments in the ordinary course) by a Governmental Authority or, to any Borrower’s knowledge, any investigation or review by a Governmental Authority concerning the violation or possible violation of any Applicable Law, including any Healthcare Law. Section 6.8 No Material Adverse Contracts, Etc. None of any Borrower, any of their respective Subsidiaries nor any Guarantor is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or could reasonably be expected to have a 102 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Material Adverse Effect. None of any Borrower, any of their respective Subsidiaries nor any Guarantor is a party to any contract or agreement that has or could reasonably be expected to have a Material Adverse Effect. Section 6.9 Compliance with Other Instruments, Laws, Etc. No Loan Party is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, law, rule or regulation (excluding Healthcare Laws and Public Health Laws, which laws are covered by Sections 6.32 and 6.33), in any of the foregoing cases in a manner that has had or could reasonably be expected to have a Material Adverse Effect. Section 6.10 Tax Status. Each Loan Party (a) has made or filed all federal and state income tax, property tax and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject to be made or filed, or has obtained an extension for filing, (b) has paid prior to delinquency all real estate taxes and all other material taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, (c) has paid prior to delinquency all real estate and other material taxes due or purported to be due with respect to the Real Estate and (d) has set aside on its books provisions reasonably adequate for the payment of all material amounts of taxes for periods subsequent to the periods to which such returns, reports or declarations apply or such taxes are due. Except as set forth on Schedule 6.10, there are no unpaid taxes in any material amount claimed in writing to be due from any Loan Party by the taxing authority of any jurisdiction having authority over such Loan Party. Except as set forth on Schedule 6.10, there are no audits pending or, to the knowledge of any Borrower, threatened in writing with respect to any federal and state income tax, property tax or other material tax returns filed by any Loan Party. The taxpayer identification number for each Loan Party is set forth on Schedule 6.10. Section 6.11 No Event of Default. No Default or Event of Default has occurred and is continuing. Section 6.12 Investment Company Act. No Loan Party is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940. Section 6.13 Setoff, Etc. The Collateral and the rights of Administrative Agent and the Lenders with respect to the Collateral are not subject to any setoff, claims (except Permitted Liens, to the extent such claims are considered Liens), withholdings or other defenses by any Borrower or any of their respective Subsidiaries and with respect to Accounts, any claims of CMS in the ordinary course which would not otherwise be a violation of the terms of the Loan Documents or, to the best knowledge of Borrowers, any other Person. Section 6.14 Certain Transactions. Except as disclosed on Schedule 6.14, none of the partners, officers, trustees, managers, direct members, directors, or employees of any Borrower, is, nor shall any such Person become, a party to any transaction with any Loan Party or any Affiliate thereof (other than for services as partners, managers, direct members, employees, officers and directors), including any agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of Borrowers, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner which, with respect to any of the 103 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

foregoing, are on terms less favorable to any Loan Party than those that would be obtained in a comparable arms-length transaction. Section 6.15 Employee Benefit Plans. Each Borrower, each Guarantor and each ERISA Affiliate has fulfilled its obligation, if any, under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Neither any Borrower, any Guarantor nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any material contribution or payment to any Employee Benefit Plan or any contribution or payment to any Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the assets of any Borrower or any of their Subsidiaries, including any Collateral Property, constitutes a Plan Asset of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Section 6.16 Disclosure. All of the representations and warranties made by or on behalf of any Loan Party in this Agreement and the other Loan Documents or any document or instrument delivered to any Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and no Loan Party has failed to disclose such information as is necessary to make such representations and warranties not misleading. All written information contained in this Agreement, the other Loan Documents or otherwise furnished to or made available to any Agent or the Lenders by or on behalf of any Loan Party, as supplemented to date, is and, when delivered, will be true and correct in all material respects and, as supplemented to date, does not, and when delivered will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. The written information, reports and other papers and data with respect to any Borrower, any Guarantor, any Subsidiary of any Borrower or any Guarantor or the Collateral, including the Collateral Properties (other than projections and estimates) furnished to any Agent or the Lenders in connection with this Agreement or the obtaining of the Commitments of the Lenders hereunder is correct in all material respects and does not, taken together with all written information furnished, contain any untrue statement of a material fact or omit a material fact necessary to make the statements not materially misleading in light of the circumstances under which such statements were made, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any appraisal, title commitment, survey, or engineering and environmental reports prepared by third parties or legal conclusions or analysis provided by Borrowers’ or the Guarantors’ counsel (although Borrowers and the Guarantors have no reason to believe that any Agent and the Lenders may not rely on the accuracy thereof) or (b) budgets, projections and other forward-looking speculative information prepared in good faith by Borrowers. All financial projections concerning Borrowers or their Subsidiaries that have been furnished to any Agent or Lenders have been prepared in good faith based upon reasonable assumptions believed to be reasonable at the time made. Section 6.17 Trade Name; Place of Business. Except as disclosed on Schedule 6.17, neither any Borrower nor any Guarantor uses any trade name and conducts business under any name other than its actual name set forth in the Loan Documents. The principal place of business of the Loan Parties is Forum Office Park II, 303 N. Hurstbourne Parkway, Suite 200, Louisville, Kentucky 40222. 104 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Section 6.18 Regulations T, U and X. No portion of any Loan or Letter of Credit is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. Neither any Borrower nor any Guarantor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. Section 6.19 Environmental Compliance. Each Borrower has obtained and provided to Administrative Agent, or in the case of Collateral Properties acquired after the Closing Date will obtain and provide to Administrative Agent, written environmental site assessment reports of the Environmental Engineer, which reports shall be in form and substance satisfactory to Administrative Agent (collectively, the “Environmental Reports”). Except as set forth in the Environmental Reports with respect to the Collateral Properties, each Borrower makes the following representations and warranties: (a) None of Borrowers nor their respective Subsidiaries nor any Operator of the Real Estate, nor any tenant or operations thereon, is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under any Environmental Law, which violation involves any Collateral Property. (b) None of Borrowers nor any of their respective Subsidiaries has received notice from any third party including any Governmental Authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any Hazardous Substance(s) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with any Release, which in any case involves any Collateral Property and has not been fully remediated without any ongoing responsibilities (including monitoring) or liability. (c) (i) No portion of any Collateral Property has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of such Collateral Property except those which are being operated and maintained in compliance with Environmental Laws; (ii) in the course of any activities conducted by Borrowers, their respective Subsidiaries or the Operator of their properties, no Hazardous Substances have been generated or are being used on any Collateral Property except in the ordinary course of business of Borrowers and their respective Subsidiaries, or the Operator of such Collateral Property, and in accordance with applicable Environmental Laws; (iii) there has been no past or present Release or threatened Release of Hazardous Substances on, upon, into or from any Collateral Property which Release would have a material adverse effect on the value of such Collateral Property or adjacent properties; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of any of the Collateral Properties which, through soil or groundwater contamination, may have come to be located on and which could be reasonably anticipated to have a material adverse effect on the value of, any Collateral Property; and (v) any Hazardous Substances that have been generated on any of the Collateral Properties have been transported off-site in accordance with all applicable Environmental Laws. 105 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (d) None of Borrowers, their respective Subsidiaries nor any Collateral Property is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement in each case by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Mortgages or to the effectiveness of any other transactions contemplated hereby, except for such matters with which Borrowers and their respective Subsidiaries shall have complied of the Closing Date. (e) There are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities on or affecting any Collateral Property. (f) No Borrowers, nor to Borrower’s knowledge, any other Operator has received a written claim by any party that any use, operation, or condition of any Collateral Property has caused any nuisance or any other liability or adverse condition on any other property, nor, to Borrower’s knowledge, is there any basis for such a claim, which is reasonably likely to have a Material Adverse Effect. Section 6.20 Subsidiaries; Organizational Structure. Schedule 6.20(a) sets forth, as of the Closing Date, the ownership of Trilogy Investors (as reflected thereon but to no higher tiers), the direct subsidiaries of Trilogy Investors (including Parent and each other Guarantor), Borrowers and all of the Subsidiaries of Borrowers, the form and jurisdiction of organization of each of such Persons, and the direct and indirect ownership thereof (other than any higher tiers now shown thereon). Schedule 6.20(b) sets forth, as of the Closing Date, all of the Unconsolidated Affiliates of Borrowers and their Subsidiaries, the form and jurisdiction of organization of each of the Unconsolidated Affiliates, the applicable Borrower’s or its Subsidiary’s ownership interest therein and the other owners of the applicable Unconsolidated Affiliate. No Person owns any legal, equitable or beneficial interest in any of the Persons set forth on Schedules 6.20(a) and 6.20(b) except as set forth on such Schedules. Each lessee of a Collateral Property is an OpCo Affiliate that is a Borrower and all such Real Estate is operated and managed by EIK Manager. Section 6.21 Leases; Management Agreements; Key Principal. (a) An accurate and complete Lease and Facility Occupancy Report as of the most recent month ending prior to the acceptance of any Collateral Property or Villa Unit in the calculation of Real Estate Borrowing Base Availability with respect to each Collateral Property and the Villa Units on each Collateral Property has been provided to Administrative Agent. The Leases and the occupancy agreements reflected on such Facility Occupancy Report constitute as of the date thereof the sole agreements relating to leasing or use or occupancy licensing of such Senior Care Property relating thereto (other than subleases and sublicenses for providers of resident services, such as haircare, under immaterial subleases and sublicenses, and occupancy agreements with patients or residents). Except as reflected on such Facility Occupancy Report or on Schedule 6.21(a), no tenant under any Lease is entitled to any free rent, partial rent, rebate of rent payments, credit, offset or deduction in rent, including lease support payments, lease buy-outs or abatements or credits. The Leases and the occupancy agreements reflected in the Facility Occupancy Report are in full force and effect in accordance with their respective terms, without any payment default (beyond any applicable notice and cure period) or any other material default under such Leases (beyond any applicable notice and cure period), or any other default under such occupancy agreements (beyond any applicable notice and cure period), nor are there any defenses, counterclaims, offsets, concessions, rebates, tenant improvement allowances, contributions or landlord construction obligations available to any tenant thereunder, and, except as reflected in Schedule 6.21(a), no Loan Party has given or made any notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases, and to the best of 106 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 the knowledge and belief of each Borrower, there is no basis for any such claim or notice of default by any tenant. Except as reflected in Schedule 6.21(a) as to the Collateral Properties as of the Closing Date or as approved by Administrative Agent for Collateral Properties added after the Closing Date, no property, other than the Collateral Property which is the subject of the applicable Lease under which a Borrower is a lessor, is necessary to comply with the requirements (including parking requirements) contained in such Lease. An OpCo Affiliate that is a Borrower is the lessee under each Lease of a Collateral Property by a Borrower. There is no sublease or sublicense at any Collateral Property except for subleases in connection with an IGT Transaction, Permitted Subleases and occupancy agreements with patients or residents. (b) Borrowers have delivered a true and correct copy of each Lease under which any Loan Party is a party with respect to a Collateral Property as lessee or lessor, as amended, to Administrative Agent as of the date the applicable property becomes a Collateral Property and no such Lease has been modified, amended or assigned after the Closing Date except as otherwise expressly provided herein. There are no rights of a Borrower as lessor under a Lease to terminate such Lease other than such lessor’s right to terminate by reason of default, casualty, condemnation or other reasons, in each case as expressly set forth in the applicable Lease. Each such Lease is in full force and effect, except as otherwise expressly permitted under Section 8.16, and no payment or material breach or other material default or event that with the giving of notice or passage of time would constitute a breach or default under the applicable Lease exists or has occurred on the part of any Loan Party thereof or on the part of the lessor under any such Lease. No Borrower has received any written notice that a payment or other material default or event of default under any such Lease has occurred or exists, or that any lessor or lessee or any third party alleges the same to have occurred or exist. Except as reflected on Schedule 6.21(b), a Borrower is the exclusive owner of the lessee’s interest under and pursuant to each Lease under which any Borrower is the lessee and has not assigned, sublet, transferred or encumbered its interest in, to, or under such Lease. (c) True and correct copies of all Management Agreements in place as of the Closing Date or later date upon which an applicable property becomes a Collateral Property have been delivered to Administrative Agent, and a list of all such Management Agreements as of the Closing Date is set forth on Schedule 6.21(c). All such Management Agreements are in full force and effect and no payment or other material default or event of default exists thereunder. (d) EIK Manager is managed by a Key Principal, and Randall J. Bufford and Leigh Ann Barney are each a Key Principal as of the Closing Date; provided Lenders acknowledge Randall J. Bufford may elect not to be a Key Principal following the Closing Date. Section 6.22 Real Estate. (a) All Real Estate owned or leased by Borrowers as of the Closing Date is listed on Schedule 6.22(a), including, for each parcel of Real Estate, its address, its Operator(s) and, to the extent not one of the foregoing, any lessor, lessee, sublessor and sublessee of the Real Estate (other than sublessees and sublicensees for providers of resident services, such as haircare, under immaterial subleases and sublicenses, patients and residents). (b) Except as set forth on Schedule 6.22(b) and the property condition reports and Surveys and Title Policies for the Collateral Properties delivered to Administrative Agent on or before the Closing Date, (i) all of the Buildings, and all major building systems located therein, are structurally sound, in good condition and working order and free from material defects, subject to ordinary wear and tear and repairs and replacement in the ordinary course, (ii) the Real Estate, and the use and operation thereof, is in material compliance with all applicable federal and state law and governmental regulations 107 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

and any applicable local ordinances, orders or regulations, including laws, regulations and ordinances relating to zoning, building codes, subdivision, fire protection, health, safety, handicapped access, historic preservation and protection, wetlands and tidelands (but excluding for purposes of this Section 6.22(b), Environmental Laws), (iv) all water, sewer, electric, gas, telephone and other utilities necessary for the use and operation of Collateral Properties are installed to the property lines of the Real Estate through dedicated public rights of way or through perpetual private easements approved by Administrative Agent with respect to which, as applicable, the applicable Mortgage creates a valid and enforceable first lien (subject to Liens permitted by Section 8.2(v)) and, except in the case of drainage facilities, are connected to the Building located thereon with valid permits and are adequate to service the Building in material compliance with applicable law, (v) the streets abutting each Collateral Property are dedicated and accepted public roads, to which such Collateral Property has direct access, or are perpetual private ways to which the Collateral Property has direct access approved by Administrative Agent and with respect to which, as applicable, the applicable Mortgage creates a valid and enforceable first lien, (vi) to the extent applicable, sufficient private ways providing access to each Collateral Property are zoned in a manner which will permit access to the Building on such Collateral Property over such ways, (vii) there are no unpaid or outstanding real estate or other taxes or assessments on or against any of the Real Estate which are payable by any Borrower or any of their respective Subsidiaries (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as expressly permitted by this Agreement), (viii) each Real Estate asset is separately assessed for purposes of real estate tax assessment and payment, (ix) there are no unpaid or outstanding real estate or other taxes or assessments on or against any other property of Borrowers or any of their respective Subsidiaries which are payable by any of such Persons in any material amount (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as expressly permitted by this Agreement), (x) there are no pending, or to the knowledge of Borrowers, threatened in writing, eminent domain proceedings against any Real Estate, (xi) none of the Buildings is now damaged as a result of any fire, explosion, accident, flood or other casualty, (xii) none of Borrowers or any of their respective Subsidiaries has received any outstanding notice from any insurer or its agent requiring performance of any work with respect to any of the Real Estate or canceling or threatening to cancel any policy of insurance, and each of the Real Estate assets complies with the material requirements of all of Borrowers’ and their respective Subsidiaries’ insurance carriers, (xiii) no person or entity has any right or option to acquire any Real Estate or any Building thereon or any portion thereof or interest therein, (xiv) no Collateral Property is subject to a Management Agreement that has not been delivered to Administrative Agent, (xv) no Collateral Property is subject to a Management Agreement that does not comply with the terms of this Agreement, (xvi) there are no material claims or any bases for material claims in respect of any Real Estate or its operation by any party to any service agreement or Management Agreement, and (xvii) there are no material agreements (excluding Leases or subleases permitted under this Agreement) not otherwise terminable upon thirty (30) days’ notice pertaining to any Real Estate, any Building thereon or the operation or maintenance of either thereof other than as described in this Agreement (including the Schedules hereto) or, as applicable, the Title Policies. No default or event of default exists under any Management Agreement. (c) No change with respect to any Real Estate securing the obligations under the Original Credit Agreement and which is a Collateral Property under this Agreement that would be shown by a current Survey has occurred since the Survey obtained for such Real Estate in connection with the Original Credit Agreement. Section 6.23 Brokers. No Guarantor or Borrower has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder. Section 6.24 Other Debt. As of the Closing Date, (a) no Loan Party is in default of the payment of any Indebtedness, the performance of any related agreement, mortgage, deed of trust, security 108 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 agreement, financing agreement, indenture or lease to which any of them is a party, (b) no Indebtedness of any Loan Party has been accelerated and (c) no Borrower has, directly or indirectly, any Investments in, or obligations owed to, any of its Affiliates (other than the Loan Documents and the joint and several obligations of the Loan Parties thereunder, and Leases, as landlord or tenant, by a Borrower with any of its OpCo Affiliates that are Borrowers that are in full force and effect as of the Closing Date). No Loan Party is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of any Borrower or Guarantor. Schedule 6.24 sets forth all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon each Loan Party or the Collateral Properties and entered into by such Loan Party as of the Closing Date with respect to any Indebtedness of any Loan Party in an amount greater than $5,000,000.00, and Borrowers have notified Administrative Agent of such documents and provided Administrative Agent with such true, correct and complete copies thereof as requested by Administrative Agent. Section 6.25 Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, each Loan Party is Solvent. Section 6.26 No Bankruptcy Filing. No Loan Party is contemplating either the commencement of an Insolvency Proceeding or the liquidation of its assets or property, and no Borrower has any knowledge of three (3) or more Persons contemplating the commencement of an Insolvency Proceeding against it or any other Loan Party. Section 6.27 No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by any Borrower or Guarantor with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted. Section 6.28 Transaction in Best Interests of Borrowers and Guarantors; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of each Borrower and Guarantor. Borrowers and Guarantors are engaged in common business enterprises and will derive substantial direct and indirect benefit from the effectiveness and existence of this Agreement. The direct and indirect benefits to inure to each Borrower and Guarantor pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in Section 548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by Borrowers and Guarantors pursuant to this Agreement and the other Loan Documents, and but for the willingness of Guarantors to guaranty the Loans in accordance with the terms hereof and the other Loan Documents, Borrowers would be unable to obtain the financing contemplated hereunder which financing will enable each Borrower and Guarantor to have available financing to conduct and expand their business. Section 6.29 Contribution Agreement. Borrowers and Guarantors have executed and delivered the Contribution Agreement, and the Contribution Agreement constitutes the valid and legally binding obligations of such parties enforceable against them in accordance with the terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. 109 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Section 6.30 Representations and Warranties of Borrowers. No Borrower has any knowledge that any of the representations or warranties of any other Loan Party contained in any Loan Document to which such other Loan Party is a party are untrue or inaccurate in any material respect. Section 6.31 OFAC. No Loan Party or, to the knowledge of Borrowers, any of their respective directors, officers, employees, agents, advisors or Affiliates (a) is (or will be) a Person: (i) that is, or is owned or controlled by Persons that are: (x) the subject or target of any Sanctions or (y) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation Crimea, Cuba, Iran, North Korea and Syria or (ii) with whom any Lender is restricted from doing business under OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and (b) is not and shall not engage in any dealings or transactions or otherwise be associated with any such Person (any such Person, a “Designated Person”). In addition, Borrowers hereby agree to provide to the Lenders any additional information that a Lender reasonably deems necessary from time to time in order to ensure compliance with all applicable Laws (including, without limitation, any Sanctions) concerning money laundering and similar activities. Neither any Loan Party nor any director or officer of Loan Party or, to the knowledge of Borrowers, any Affiliate, agent or employee of any Loan Party, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction, including without limitation, any Sanctions. Section 6.32 Healthcare Representations. (a) Except as set forth on Schedule 6.32, each Borrower, each Senior Care Property, each Operator and each Ancillary Service provided at any Senior Care Property by any Person, as applicable: (i) has and maintains in full force and effect all Primary Licenses required, in each case, to operate each Senior Care Property and provide each Ancillary Service at each Senior Care Property in compliance with applicable law, and no such Primary License is currently restricted, limited, placed in provisionary or probationary status, suspended, revoked or terminated; (ii) is in compliance with all applicable Healthcare Laws and all other laws and requirements of Governmental Authorities having jurisdiction over the Ancillary Services performed at any Senior Care Property or included in the Ancillary Services Borrowing Base Value or any Senior Care Property, as applicable, including: (A) licensure requirements; (B) minimum staffing requirements; (C) health and fire safety codes, including quality and safety standards; (D) accepted professional standards and principles that apply to professionals providing Ancillary Services at any Senior Care Property or included in the Ancillary Services Borrowing Base Value or other services at each Senior Care Property; (E) those relating to the prevention of fraud and abuse; (F) government payment program requirements, conditions of participation and disclosure of ownership and related information reporting requirements; (G) requirements relating to the Senior Care Properties’ physical structure, environment, quality and adequacy of medical care and licensing, equipment, personnel, rate setting and fee splitting; and (H) those related to payment or reimbursement for any Ancillary Service performed at any Senior Care Property or for care or service provided by Operators with respect to the Senior Care Properties, except in any of the foregoing cases where the failure to comply is in process of remediation pursuant to a written plan of correction remitted to or accepted by the appropriate Governmental Authority and such failure to comply could not reasonably be expected, directly or indirectly, or with the passage of time (1) to have a Material Adverse Effect on any Senior Care Property or a material adverse effect on any Borrower’s or any Operator’s ability to accept or retain patients or residents, provide Ancillary Services 110 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 at any Senior Care Property or included in the Ancillary Services Borrowing Base Value or receive payment or reimbursement for care or services provided at, or operate, any Senior Care Property for its current use or result in a lower rate certification or a lower reimbursement rate for services rendered to eligible patients or residents, (2) to adversely modify, limit or result in the transfer, suspension, revocation, non-renewal or imposition of probationary use or other limitation of any of the Primary Licenses, (3) to adversely affect any Borrower’s, or any Operator’s continued participation in the Medicaid or Medicare programs or any other Third Party Payor Programs in which such Person participates in connection with any Senior Care Property, or any successor programs thereto, at then current rates, (4) to result in any material civil or criminal penalty or remedy, or (5) to result in the appointment of a receiver or manager for any Senior Care Property; or in any of the above cases, which has not otherwise been cured prior to the Closing Date; and (iii) has and maintains all records required to be maintained by it or with respect thereto under the Healthcare Laws and Public Health Laws for each Senior Care Property or the Ancillary Services provided thereon. (b) No waivers of any laws, rules, regulations or requirements (including minimum square foot requirements per bed) are required for the Real Estate, Borrowers, their Subsidiaries or the Operators to operate in compliance with applicable law, which have not already been obtained and delivered to Administrative Agent, and which waivers are reasonably satisfactory to Administrative Agent. (c) All Primary Licenses, and, unless Borrowers have elected, with respect to a Third Party Payor Program with an Insurer, to no longer participate in such program, all Medicaid Provider Agreements, Medicare Provider Agreements, TRICARE provider agreements and other Third Party Payor Program provider agreements or similar agreement, as the case may be, with respect to each Senior Care Property are in full force and effect and in the name of a Borrower or Operator, as appropriate, including approved provider status in any Third Party Payor Program in which any Borrower, any Subsidiary of any Borrower or any Operator participates. If and to the extent that any Borrower or any Operator have been or are required to make any filing, submission or notice with, or to take any other action to obtain approval from, any Governmental Authority or Third Party Payor Program in connection with the acquisition of any Primary License or Permit, all such filings, submissions, notices or actions have been fully made or taken. (d) Except as set forth on Schedule 6.32, there are no, and there have been no written notices with respect to, violations, statements of charges or deficiencies, penalties or fines, in each case by or against any Borrower, any Senior Care Property, any Ancillary Service performed at any Senior Care Property, any Operator with respect to such Senior Care Property or any officer, director, employee or agent of any of them, or any Healthcare Investigations or any other inquiries, reviews, investigations, probes, reviews, audits or proceedings by any Governmental Authority, Third Party Payor Program in which any such Person participates or any other third party or any patient, employee or resident (including whistleblower suits, or suits brought pursuant to federal or state “false claims acts” and Medicaid, Medicare or state fraud or abuse laws), that in any of the above cases is reasonably likely directly or indirectly, or with the passage of time (i) to have a Material Adverse Effect on any Senior Care Property or a material adverse effect on any Borrower’s or any Operator’s ability to accept or retain patients or residents, provide Ancillary Services at any Senior Care Property or included in the Ancillary Services Borrowing Base Value or receive payment or reimbursement for care or services provided at, or operate, any Senior Care Property for its current use or result in a lower rate certification or a lower reimbursement rate for services rendered to eligible patients or residents, (ii) to adversely modify, limit or result in the transfer, suspension, revocation, non-renewal or imposition of probationary use or other limitation of any of the Primary Licenses, (iii) to adversely affect any Borrower’s, or any Operator’s 111 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

continued participation in the Medicaid or Medicare programs or any other Third Party Payor Programs in which such Person participates in connection with any Senior Care Property, or any successor programs thereto, at then current rates, (iv) to result in any material civil or criminal penalty or remedy, or (v) to result in the appointment of a receiver or manager for any Senior Care Property; or in any of the above cases, which has not otherwise been cured prior to the Closing Date. (e) Except as set forth on Schedule 6.32, none of the Collateral Properties are excluded or suspended from participation, or are otherwise ineligible to participate, in the Medicare or Medicaid programs or, has committed any violation of Laws that is reasonably expected to serve as the basis for such exclusion or suspension. (f) No Collateral Property is a “special focus facility” as determined by CMS. (g) Unless Borrowers have elected, with respect to a Third Party Payor Program with an Insurer, to no longer participate in such program, each Medicaid Provider Agreement, Medicare Provider Agreement, TRICARE provider agreement or any other Third Party Payor Program provider agreement or similar agreement with respect to any Senior Care Property is in compliance with applicable law, and no such agreement is currently restricted, limited, placed in provisionary or probationary status, suspended, revoked or terminated. Section 6.33 FDA Regulatory Compliance. (a) Each Trilogy Pharmacy Company has, and it and its products are in material conformance with, all registrations, listings, authorizations, approvals, licenses, permits, clearances, certificates and exemptions (including device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, controlled substance registrations, and wholesale distributor permits) issued or allowed by the FDA or any comparable Governmental Authority (hereinafter “Registrations”) that are required to conduct its business as of the Closing Date. To the knowledge of each Borrower, neither the FDA nor any comparable Governmental Authority has stated in writing that it is considering limiting, suspending, or revoking any such Registration. To each Borrower’s knowledge, each Trilogy Pharmacy Company has fulfilled and performed its obligations, in all material respects, under each Registration, and no event has occurred or condition or state of facts exists which would constitute a breach or default under, or would reasonably be expected to cause revocation or termination of, any such Registration. (b) Each Trilogy Pharmacy Company is conducting its business and operations in compliance with all applicable Public Health Laws, except to the extent that any noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Trilogy Pharmacy Company is not subject to any obligation arising under an administrative or regulatory action, proceeding, investigation or inspection by or on behalf of the FDA or any comparable Governmental Authority, warning letter, untitled letter, notice of violation letter, consent decree, request for information or other notice, response or commitment made to or with the FDA or any comparable Governmental Authority, and no such obligation has been threatened in writing, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All products prepared, assembled, packaged, labeled, distributed, sold or marketed by or on behalf of any Trilogy Pharmacy Company that are subject to the jurisdiction of the FDA have been and are being prepared, assembled, packaged, labeled, distributed, sold and marketed in compliance, in all material respects, with the Public Health Laws. As of the Closing Date, no Trilogy Pharmacy Company is undergoing any inspection related to any activities or products that are subject to Public Health Laws, other than routine inspections occurring in the ordinary course of business. 112 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Section 6.34 Accounts. As to each Account that is identified by Borrowers as an Eligible Account in an A/R Borrowing Base Certificate submitted to Revolving Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of inventory (as defined in the UCC) or the rendition of Medical Services to a patient in the ordinary course of Borrowers’ business (including on behalf of an IGT Hospital pursuant to an IGT Transaction), (b) owed to a Borrower or an IGT Hospital without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Revolving Agent-discretionary criteria) set forth in the definition of Eligible Accounts. Each Account that is identified by Borrower in an A/R Borrowing Base Certificate submitted to Revolving Agent as an Eligible Account reimbursed pursuant to a Third Party Payor Program (x) will be originated in compliance with the reimbursement policies of the applicable Third Party Payor Program and (y) shall not exceed the amount the applicable Borrower is entitled to receive under any applicable capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to such Borrower’s usual charges. Section 6.35 Ground Lease. Each Ground Lease contains the entire agreement of the applicable Borrower and the applicable Ground Lessor pertaining to the applicable Collateral Property covered thereby. The applicable Borrower has no estate, right, title or interest in or to any Collateral Property subject to a Ground Lease except under and pursuant to the applicable Ground Lease. Borrowers have delivered to Administrative Agent a true and correct copy of each Ground Lease pertaining to a Collateral Property, and each such Ground Lease has not been modified, amended or assigned, with the exception of written instruments that have been delivered to Administrative Agent. Each Ground Lease is in full force and effect and no default or event of default (after the expiration of any applicable notice and cure period) under any Ground Lease has occurred and is continuing on the part of any Borrower (a “Lease Default”) or, to Borrowers’ knowledge, on the part of the applicable Ground Lessor. All base rent and additional rent, if any, due and payable under each Ground Lease has been paid and no Borrower is required to pay any deferred or accrued rent under any Ground Lease for any period prior to the Closing Date. No Borrower has received any written notice or otherwise has any knowledge that a Lease Default exists or that Ground Lessor or any third party alleges the same to have occurred or exist. The applicable Borrower is the exclusive owner of the ground lessee’s interest under and pursuant to the applicable Ground Lease, and has not assigned, transferred or encumbered its interest in, to, or under such Ground Lease, except as permitted in Section 8.2(v). Section 6.36 Labor Matters. (a) No Borrower or any Subsidiary of a Borrower has, within the two-year period preceding the date of this Agreement, taken any action which would have constituted or resulted in a “plant closing” or “mass layoff” within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law, and no Borrower has any reasonable expectation that any such action is or will be required at any time prior to the Maturity Date; and (b) on the Closing Date (i) no Borrower or any Subsidiary of a Borrower is a party to any labor dispute (other than any immaterial disputes with such Borrower’s or such Subsidiary’s employees as individuals and not affecting such Borrower’s or such Subsidiary’s relations with any labor group or its workforce as a whole) and (ii) there are no pending or, to each Borrower’s knowledge, threatened strikes or walkouts relating to any material labor contracts to which any Borrower or any Subsidiary of a Borrower is a party or is otherwise subject. No labor contract to which any Borrower or any Subsidiary of a Borrower is a party or is otherwise subject is scheduled to expire prior to the Maturity Date. None of the employees of any Borrower or a Subsidiary of a Borrower is a party to any collective bargaining agreement with any Borrower or a Subsidiary of a Borrower, as applicable. 113 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Section 6.37 Single Purpose Entity/Separateness. Each Borrower represents and warrants, until the Obligations have been paid and satisfied in full and the Total Commitment under this Agreement has been terminated and each Letter of Credit returned, that each Borrower: (a) except as expressly permitted by Section 8.4, will not merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure (for the avoidance of doubt, change in ownership of such Borrower shall not be a change of its legal structure); (b) except as expressly permitted by Section 8.4, has not and will not (i) fail to observe all organizational formalities, (ii) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable legal requirements of the jurisdiction of its organization or formation, or (iii) amend, modify (except for amendments and modifications prior to the Closing Date approved by Administrative Agent), terminate or fail to comply with the provisions of its organizational documents; (c) is not and will not commingle its funds or assets with the funds or assets of any other Person other than the other Borrowers (Administrative Agent and the Lenders acknowledge the making of Distributions by a Borrower does not constitute a commingling of funds or assets with another Person); (d) will not fail to maintain all of its books, records, financial statements and bank accounts separate from those of any other Person (including OpCo, its Subsidiaries and any other Affiliates) other than the other Borrowers; will not fail to maintain its books, records, resolutions and agreements as official records; and will not list the assets of Borrowers and their Subsidiaries on the financial statement of any other Person (including OpCo, its Subsidiaries and any other Affiliates but excluding parents of Borrowers consolidated therewith in accordance with GAAP; provided, however, that any such consolidated financial statement contains a note indicating that no Borrower’s separate assets and credit are available to pay the debts of such Affiliate and that no Borrower’s liabilities constitute obligations of the consolidated entity); (e) has not entered into (unless as of the “Initial Funding Date” under the Original Credit Agreement no longer in effect), and will not enter into, any contract or agreement with any general partner, member, shareholder, principal or Affiliate, except (i) upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties, (ii) for Leases with OpCo Affiliates at Collateral Properties, so long as each such Lease is in the form delivered to and approved by Administrative Agent as provided in Section 8.16, and (iii) as otherwise permitted by Section 8.12; (f) has not maintained and will not maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person (other than other Borrowers); (g) (i) will not assume or guaranty the debts of Trilogy Investors or any of its Subsidiaries (other than other Borrowers) or hold itself out to be responsible for the debts of Trilogy Investors or any of its Subsidiaries (other than other Borrowers); and has not (unless as of the Closing Date no longer in effect) and will not otherwise pledge its assets for the benefit of Trilogy Investors or any of its Subsidiaries (other than other Borrowers) or hold out its credit as being available to satisfy the obligations of Trilogy Investors or any of its Subsidiaries (other than other Borrowers) and (ii) has not 114 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 done any of the foregoing described in this subsection (g) (except to the extent as of the Closing Date no longer in effect) effective as of the Closing Date; (h) has not made (unless as of the “Initial Funding Date” under the Original Credit Agreement no longer in effect) and will not make any loans or advances to Trilogy Investors or any of its Subsidiaries (other than other Borrowers), and has not (unless as of the Closing Date no longer in effect) and will not incur any Indebtedness or undertake any other obligations that are, or would be, owed to Trilogy Investors or any of its Subsidiaries (other than other Borrowers), other than Leases that are in full force and effect as of the Closing Date; (i) has not failed and will not fail to file its own tax returns (unless prohibited by Applicable Law from doing so or unless constituting a pass-through entity for tax purposes for which no tax returns are required to be filed), as appropriate; (j) has not failed and will not fail to (i) hold itself out to the public and identify itself, in each case, as a legal entity separate and distinct from any other Person (other than other Borrowers) and not as a division or part of any other Person (other than other Borrowers), (ii) conduct its business solely in its own name, (iii) hold its assets in its own name or (iv) correct any known misunderstanding regarding its separate legal identity; (k) has not failed and will not fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided that the foregoing shall only apply to the extent it has available cash to maintain such capital and shall not require the contribution of additional capital to Borrowers; (l) has not failed and will not fail to allocate shared expenses (including shared office space) or fail to use separate stationery, invoices and checks (provided, however, that Borrowers may use combined stationery, invoices and checks with other Borrowers and may operate under a tradename); (m) will pay its own liabilities (including salaries of its own employees, if any) only from its own funds (including amounts received pursuant to the Leases) (and, with respect to the Obligations, funds of other Borrowers); (n) has not acquired (unless as of the Closing Date no longer owned) and will not acquire obligations, securities or other Equity Interests of its partners, members, shareholders or other Affiliates, as applicable, other than other Borrowers (or as to Parent, its Subsidiaries which are Borrowers); and (o) has not and will not identify its partners, members, shareholders or other Affiliates (other than other Borrowers or with an entity one hundred percent (100%) owned by Parent), as applicable, as a division or part of it. Section 6.38 Holding Companies. (a) Parent is a holding company that aggregates capital and does not (i) hold any property other than the Equity Interests of its Subsidiaries, (ii) have any liabilities other than incidental corporate expenses in the ordinary course of business and the Obligations or (iii) engage in any business or activities other than governing its unit holders and raising and furnishing equity funds for its Subsidiaries and owning the Equity Interests of its Subsidiaries and activities incidental or related 115 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 thereto, including its governance responsibilities as Member of its Subsidiaries and granting a Lien on its property pursuant to the Security Agreement. Section 6.39 Michigan Lessees. As of the Closing Date, each Michigan Lessee is a holder of a certificate of need properly issued by the Michigan Department of Health and Human Services (“MDHHS”) and is the holder of nursing home license properly issued by the Michigan Department of Licensing and Regulatory Affairs to operate the applicable Collateral Property as a Senior Care Property and with the number of beds approved as of the Closing Date under the Lease in effect as of the Closing Date. The transactions contemplated by the Loan Documents shall not cause the suspension, loss, termination or review of any such certificate of need or license held by a Michigan Lessee. SECTION 7. AFFIRMATIVE COVENANTS. Each Borrower covenants and agrees that, so long as any Obligation is outstanding or any Lender has any obligation to make any Loans or issue Letters of Credit: Section 7.1 Punctual Payment. Each Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to, and in accordance with, the Loan Documents. Section 7.2 Maintenance of Office. Each Borrower and each Guarantor will maintain their respective chief executive office at 303 N. Hurstbourne Parkway, Suite 200, Louisville, Kentucky 40222, or at such other place in the United States as any Borrower or any Guarantor shall designate, upon thirty (30) days prior written notice to Administrative Agent and the Lenders, where notices, presentations and demands to or upon such Borrower or such Guarantor in respect of the Loan Documents may be given or made. Section 7.3 Records and Accounts. Each Borrower and each Guarantor will (a) keep, and cause each of their respective Subsidiaries to keep, true and accurate records and books of account, including with respect to IGT Accounts, in which full, true and correct entries will be made in accordance with GAAP, subject to adjustments in accordance with GAAP, and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies and other reserves, with respect to the Collateral Properties and business. Neither any Borrower, any Guarantor nor any of their respective Subsidiaries shall, without the prior written consent of Administrative Agent, (x) make any material change to the accounting policies/principles used by such Person in preparing the financial statements and other information described in Section 6.4 or 7.4, or (y) change its fiscal year. Administrative Agent and the Lenders acknowledge that Borrowers’ and Guarantors’ fiscal year is a calendar year. Section 7.4 Financial Statements; Borrowing Base Information; other Certificates and Information. (a) Borrowers will deliver or cause to be delivered to Administrative Agent (and Revolving Agent, as applicable), in form and substance satisfactory to Administrative Agent (and Revolving Agent, as applicable): (i) not later than one-hundred twenty (120) days after the end of each fiscal year of Trilogy Investors, (A) the audited consolidated balance sheet of Trilogy Investors and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, shareholders’ equity, changes in capital and cash flows for such year, setting forth in comparative form 116 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by the chief financial officer or chief accounting officer of Parent and Trilogy Investors that the information contained in such financial statements fairly presents the financial position of Trilogy Investors and its Subsidiaries, and accompanied by an auditor’s report prepared without qualification (other than a qualification permitted by the Securities and Exchange Commission regarding the internal controls of a company acquired during such period pursuant to a material acquisition by a Borrower or any of its Subsidiaries) as to the scope of the audit by a nationally recognized accounting firm reasonably approved by Administrative Agent and who shall have authorized Trilogy Investors and Parent to deliver such financial statements and report thereof to Administrative Agent and the Lenders, and (B) within a reasonable period of time following request therefor, any other information the Lenders may reasonably request to complete a financial analysis of Trilogy Investors and its Subsidiaries; (ii) not later than forty-five (45) days after the end of each fiscal quarter of Trilogy Investors (including the fourth quarter of each fiscal year), copies of the unaudited consolidated balance sheet of Trilogy Investors and its Subsidiaries, at the end of such quarter, and the related unaudited consolidated statements of income, unaudited consolidated balance sheet and cash flows for the portion of Trilogy Investors’ fiscal year then elapsed, each setting forth in comparative form the figures for the previous fiscal year and all in reasonable detail and prepared in accordance with GAAP, together with a certification by the chief financial officer or chief accounting officer of Trilogy Investors that the information contained in such financial statements fairly presents the financial position of Trilogy Investors and its Subsidiaries on the date thereof (subject to year-end adjustments) (it being understood that the delivery of quarterly reports on Form 10-Q or reports on Form 6-K (or any successor or comparable forms) of Trilogy Investors shall satisfy the requirements of this Section 7.4(a)(ii) to the extent such reports include the information specified herein); (iii) simultaneously with the delivery of the financial statements referred to in Sections 7.4(a)(i) and 7.4(a)(ii), (A) a Real Estate Borrowing Base Certificate in the form of Exhibit J (a “Real Estate Borrowing Base Certificate”) pursuant to which Borrowers shall calculate the amount of the Real Estate Borrowing Base Availability as of the end of the immediately preceding calendar month and a statement (a “Compliance Certificate”) certified by the chief financial officer or chief accounting officer of Parent, in the form of Exhibit L (or in such other form as Administrative Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance or non-compliance (as the case may be) with the covenants contained in Section 9 and the other covenants described in such certificate and (if applicable) setting forth reconciliations to reflect changes in GAAP since the Balance Sheet Date and with all necessary back-up calculations, including the lessee’s and sublessee’s property level operating statements, rent rolls, occupancy reports and any other information Agent may reasonably request relating to the Collateral Properties. All income, expense and value associated with Real Estate or other Investments or operations acquired or disposed of during any quarter will be adjusted, where applicable, (B) (1) the Total Adjusted EBITDA (Real Estate), Total Adjusted EBITDAR (Real Estate) and cash flow for the Senior Care Properties of Borrowers, on a property-by-property basis, and a summary thereof in form satisfactory to Administrative Agent as of the end of each calendar quarter (including the fourth calendar quarter in each year), (2) a copy of each Lease or amendment to any Lease entered into with respect to a Senior Care Property or any other Real Estate during such calendar quarter (including the fourth calendar quarter in each year), and (3) other 117 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 evidence reasonably required by Administrative Agent to determine compliance with the covenants contained in Section 9, (C) a statement listing (1) for each Senior Care Property owned by a Borrower as of the Closing Date, the net operating income and, if applicable, the IGT UPL Payments thereof, (2) for each parcel of Real Estate acquired after the Closing Date, the aggregate acquisition cost thereof, the location thereof, the date such parcel was acquired, the net operating income thereof and the appraised value thereof, and (3) the Indebtedness of Trilogy Investors and its Subsidiaries and Borrowers and their Subsidiaries (excluding Indebtedness of the type described in Sections 8.1(a) through 8.1(d), 8.1(f) and 8.1(k) through 8.1(p)), which statement shall include, if changed since the prior disclosure pursuant to this Section 7.4(a)(iii)(C) or Section 6.24, the current principal amount of such Indebtedness outstanding, the holder, the maturity date, any extension options, and the interest rate thereof, the collateral provided for such Indebtedness and whether such Indebtedness is Recourse Indebtedness or Non-Recourse Indebtedness, (D) a management discussion and analysis prepared by Trilogy Investors for the period covered by such financial statements, (E) financial statements for Borrowers’ Senior Care Properties (other than balance sheets), including statements of income and expenses, utilization reports, quarterly census information of each separate parcel of Real Estate as of the end of such quarterly period in sufficient detail to show patient-mix, occupancy, payor mix and per diems (private pay, Medicare, Medicaid and other, and the Ancillary Services of Borrowers and their Subsidiaries), setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, to the extent applicable, and certified by an Authorized Officer as fairly presenting, in all material respects, the financial position of the operations at each separate Senior Care Property being reported on and their results of operations and cash flows, and (iv) not later than one-hundred twenty (120) days after the end of each fiscal year of Trilogy Investors, an internally-prepared schedule listing, on a property-by-property basis, all Real Estate of Trilogy Investors and its Subsidiaries; (v) within twenty (20) days after the end of each fiscal quarter, a Facility Occupancy Report, on a property-by-property basis, and a summary thereof in form satisfactory to Administrative Agent as of the end of each calendar quarter (including the fourth calendar quarter in each year); (vi) promptly following Administrative Agent’s request, after they are filed with the Internal Revenue Service, copies of any annual federal income tax returns and amendments thereto of each Loan Party thereof; (vii) notice of any audits pending or threatened in writing with respect to any tax returns filed by any Guarantor, any Borrower or any of Borrowers’ Subsidiaries promptly following notice of such audit; (viii) upon the written request of Administrative Agent, evidence of the timely payment of all real estate taxes for the Senior Care Properties and all sales taxes and payroll taxes of Borrowers; 118 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (ix) no later than sixty (60) days after the beginning of each fiscal year of Trilogy Investors, a quarter-by-quarter projected operating budget and cash flow of Trilogy Investors and its Subsidiaries and of Borrowers for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such budget and cash flow to be accompanied by a certificate signed by the chief financial officer or chief accounting officer of Trilogy Investors to the effect that to his/her knowledge such budget and cash flow have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such budget and cash flow were prepared; (x) no later than twenty (20) days after the end of each month (provided that if (i) an Event of Default exists or (ii) the Aggregate A/R Revolving Credit Obligations are equal to or greater than eighty percent (80%) of the A/R Borrowing Base Availability, such items shall be provided weekly (no later than the 3rd Business Day of such week)), (A) an executed A/R Borrowing Base Certificate in the form of Exhibit K (an “A/R Borrowing Base Certificate”), (B) a detailed aging, by total, of Borrowers’ Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting), (C) a detailed calculation of those Accounts that are not Eligible Accounts, if Borrowers have not implemented electronic reporting, (D) a summary aging, by vendor, of Borrowers’ accounts payable and any book overdraft (delivered electronically in an acceptable format) and an aging, by vendor, of any held checks, (E) estimates of Accounts which are subject to offset by CMS or any other Governmental Authority and (F) a reconciliation of the Trilogy Investors, LLC consolidated Accounts and accounts payable, and Revolving Agent shall (x) confirm to Administrative Agent that the A/R Borrowing Base Certificate is acceptable, or notify Parent and Administrative Agent of any changes thereto, within five (5) Business Days after receipt thereof and (y) notify Administrative Agent promptly with respect to any changes in reserves and Eligible Account criteria that Revolving Agent implements that result in a change in A/R Borrowing Base Availability; (xi) not later than forty-five (45) days after the end of each quarter, a quarterly Account roll-forward with supporting details supplied from sales, journals, collection journals, credit registers and other records, in a format acceptable to Revolving Agent in its reasonable discretion, tied to the beginning and ending account receivable balances of each Borrower’s general ledger; (xii) not later than forty-five (45) days after the end of each fiscal quarter of Trilogy Investors (including the fourth quarter of each fiscal year), copies of the unaudited and unconsolidated balance sheet of the Trilogy Pharmacy Companies and the Trilogy Rehab Companies, at the end of such quarter, and the related unaudited and unconsolidated statements of income, unaudited and unconsolidated balance sheet and cash flows for the portion of such Person’s fiscal year then elapsed, each setting forth in comparative form the figures for the previous fiscal year and all in reasonable detail and prepared in accordance with GAAP, including, together with a certification by the chief financial officer or chief accounting officer of Paragon and PCA, respectively, that the information contained in such financial statements fairly presents the financial position of the Trilogy Pharmacy Companies and the Trilogy Rehab Companies respectively, on the date thereof (subject to year-end adjustments); (xiii) within five (5) Business Days of receipt, copies of any written claim made with respect to any Non-Recourse Exclusion; (xiv) without limiting the terms of Section 2.10 and Section 2.11, a completed and executed Beneficial Ownership Certification if requested by Administrative Agent or any Lender at 119 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

any time Administrative Agent or such Lender determines that it is required by law to obtain such certification; (xv) within five (5) Business Days of the occurrence of any of the following: (A) receipt of written notice by any Borrower or any Subsidiary of any Borrower that any Borrower or any Subsidiary of any Borrower, or any owner, officer, director or managing employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §420.201) in any Borrower or any Subsidiary of any Borrower: (1) is subject to any investigations or audits (including cost reports or similar audits regarding the valuation of receivables payments) conducted by any federal, state or county Governmental Authority or its agents or designees, (2) has had a civil monetary penalty assessed pursuant to 42 U.S.C. §1320a-7a or is the subject of a proceeding seeking to assess such penalty; (3) has been excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. §1320a-7b) or is the subject of a proceeding seeking to assess such penalty; (4) has been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347, 1518 or is the subject of a proceeding seeking to assess such penalty; or (5) has been named in a U.S. Attorney complaint made pursuant to the False Claims Act under 31 U.S.C. §§3729-3731 or in any qui tam action brought pursuant to 31 U.S.C. §3729 et seq.; (B) receipt of written notice by any Borrower or any Subsidiary of any Borrower of (1) any material reduction to any rate for reimbursement under any Third Party Payor Program, (2) any claim to recover any alleged overpayments with respect to any Accounts in excess of $250,000 and (3) any material validation review, program integrity review or material reimbursement audits related to any Borrower or any Subsidiary of any Borrower in connection with any material Third Party Payor Program; or the written disclosure by any Borrower or any Subsidiary of a Borrower to the Office of the Inspector General of the United States Department of Health and Human Services, or any Third Party Payor Program (including to any intermediary, carrier or contractor of such program), of an overpayment involving the submission of claims in an amount greater than $250,000; (C) receipt of written notice by any Borrower or any Subsidiary of any Borrower from an accrediting organization that any Borrower or any Subsidiary of any Borrower is (1) subject to or is required to file a plan of correction with respect to any accreditation survey, or (2) in danger of losing its accreditation due to a failure to comply with a plan of correction, to the extent that, in either case of clauses (1) and (2), any such loss of accreditation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (D) receipt of written notice by any Borrower or any Subsidiary of a Borrower of the pending or threatened imposition of any material fine or penalty by any Governmental Authority under any Healthcare Law against any Borrower or any Subsidiary of any Borrower that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (E) receipt of written notice by any Borrower or any Subsidiary of a Borrower of any pending or threatened revocation, suspension, termination, probation, restriction, denial, or non-renewal with respect to any Primary License or Third Party Payor Program, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (F) any non-routine and material inspection of any facility of any Borrower or any Subsidiary of any Borrower by any Governmental Authority; 120 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (G) submission of any insurance claim in an amount in excess of $250,000 by a Borrower to the applicable insurer, and (H) notice of entering into any settlement agreement or other extended payment agreement with CMS or any Account Debtor under a Government Receivable; (xvi) (A) within five (5) Business Days after the date that any Authorized Officer of any Borrower or any of their Affiliates determines that any proceeds of property or business interruption insurance or condemnation awards will be paid in connection with any Senior Care Property and (B) within one (1) Business Day after the date that any Borrower actually receives proceeds of property or business interruption insurance or condemnation awards in connection with any Senior Care Property or such proceeds were deposited into a Deposit Account of a Borrower, notice thereof; (xvii) promptly following a request by Revolving Agent, (A) such other reports as to the Collateral or the financial condition of Borrowers, (B) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrowers’ Accounts in excess of $250,000 and (C) copies of invoices, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Revolving Agent, from time to time; (xviii) promptly following receipt by a Borrower, copies of all reports, financial information and other performance and census data received pursuant to the Management Agreements; and (xix) from time to time, such other financial data and information in the possession of Borrowers or any of their Subsidiaries or any Guarantor (including auditors’ management letters, status of litigation or investigations against any Borrower or any of their Subsidiaries or any Guarantor and any settlement discussions relating thereto, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting Borrower or any of their Subsidiaries or any Guarantor) as Administrative Agent may reasonably request. (b) Each Borrower shall use commercially reasonable efforts to deliver to Administrative Agent and, as applicable, Revolving Agent, upon the request of Administrative Agent or Revolving Agent, as applicable, materials or information provided by or on behalf of such Borrower or Guarantor in a format that allows Administrative Agent or Revolving Agent, as applicable to distribute materials or information through an Electronic System (as defined below). Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of such Borrower or Guarantor to Administrative Agent and, as applicable, Revolving Agent, and the Lenders (collectively, “Information Materials”) pursuant to this Section 7.4. Any material to be delivered pursuant to this Section 7.4 may be delivered electronically directly to Administrative Agent, Revolving Agent and the Lenders provided that such material is in a format reasonably acceptable to Administrative Agent, and as applicable, Revolving Agent, and such material shall be deemed to have been delivered to Administrative Agent, or as to materials to be delivered to Revolving Agent, to Revolving Agent, and the Lenders upon Administrative Agent’s or Revolving Agent’s receipt thereof, as applicable. Upon the request of Administrative Agent, and as applicable, Revolving Agent, Borrowers shall deliver paper copies thereof to Administrative Agent, Revolving Agent and the Lenders. Each Borrower authorizes Administrative Agent, Revolving Agent, and Co-Lead Arrangers to disseminate any such materials, including the Information Materials through the use of Intralinks, SyndTrak, Debtdomain or any other electronic information dissemination system (an “Electronic System”) to the other Lenders and potential Lenders. Any such Electronic System is provided “as is” and “as available.” Administrative Agent, Revolving Agent and Co-Lead Arrangers do not warrant the adequacy of any Electronic System and expressly 121 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 disclaim liability for errors or omissions in any notice, demand, communication, information or other material provided by or on behalf of any Borrower or any Guarantor that is distributed over or by any such Electronic System (“Communications”) except to the extent solely caused by Administrative Agent’s or Revolving Agent’s or Co-Lead Arranger’s gross negligence or willful misconduct (as determined in a final, non-appealable decision by a court having competent jurisdiction). No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by Administrative Agent, Revolving Agent or Co-Lead Arrangers in connection with the Communications or the Electronic System. In no event shall Administrative Agent, Revolving Agent, Co-Lead Arrangers or any of their directors, officers, employees, agents or attorneys have any liability to any Borrower, any Guarantor, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the any Borrower’s, any Guarantor’s, Administrative Agent’s, Revolving Agent’s or Co-Lead Arrangers’ transmission of Communications through the Electronic System, and Borrowers and the Guarantors release Administrative Agent, Revolving Agent, Co-Lead Arrangers and the Lenders from any liability in connection therewith. Section 7.5 Notices. (a) Defaults. Borrowers will, within five (5) Business Days of becoming aware of same, notify Administrative Agent in writing of the occurrence of any Default or Event of Default, which notice shall describe such occurrence with reasonable specificity and shall state that such notice is a “notice of default”. If any Person shall give any notice of the existence of a claimed default or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which any Borrower, any Guarantor or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would either cause an Event of Default or have a Material Adverse Effect, Borrowers shall forthwith give written notice thereof to Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default. (b) Environmental Events. Borrowers will give notice to Administrative Agent within five (5) Business Days of any Borrower becoming aware of (i) any potential or known Release, or threat of Release, of any Hazardous Substances in violation of any applicable Environmental Law at a Collateral Property; (ii) any violation of any Environmental Law that any Borrower or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency relating to a Collateral Property or (iii) any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in any case involves (A) a Collateral Property or (B) Administrative Agent’s Liens on the Collateral pursuant to the Security Documents. (c) Notification of Claims Against Collateral. Borrowers will give notice to Administrative Agent in writing within five (5) Business Days of becoming aware of any material setoff, claims (including environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of Administrative Agent or the Lenders with respect to the Collateral, are subject. (d) Notice of Litigation and Judgments. Borrowers will give notice to Administrative Agent in writing within five (5) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any Borrower, any 122 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Guarantor or any of their respective Subsidiaries or to which any Borrower, any Guarantor or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against any Borrower, any Guarantor or any of their respective Subsidiaries that could either reasonably be expected to cause an Event of Default or could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. Borrowers will give notice to Administrative Agent, in writing, in form and detail reasonably satisfactory to Administrative Agent and each of the Lenders, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against any Borrower or any of its Subsidiaries in an amount in excess of $2,500,000.00. (e) ERISA. Borrowers will give notice to Administrative Agent within ten (10) Business Days after any Borrower, any Guarantor or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives any notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any such plan. (f) Notices of Default Under Leases and Management Agreement. Borrowers will give notice to Administrative Agent in writing within five (5) Business Days after any Borrower (i) receives written notice from a Borrower or an OpCo Affiliate under a Lease of a Collateral Property of a default by a Borrower as the landlord or tenant under such Lease, (ii) delivers a written notice to any landlord or tenant under a Lease of a Collateral Property of a default by such landlord or tenant under its Lease, (iii) receives written notice from EIK Manager or any other Person a party to a Management Agreement of a default by a Borrower under such Management Agreement, or (iv) delivers a written notice to EIK Manager or any other Person under a Management Agreement of a default by such Person under such Management Agreement. (g) Governmental Authority Notices. (i) Borrowers will give prompt written notice to Administrative Agent (A) of the institution of any investigation, review or proceeding against any Borrower, any of its Subsidiaries or any Operator to suspend, revoke or terminate (or that could reasonably be expected to result in the suspension, revocation or termination of) any Medicare Provider Agreement, Medicaid Provider Agreement or any other agreement or participation with another Third Party Payor Program in which any such Person participates (unless Borrowers have elected, with respect to a Third Party Payor Program with an Insurer, to no longer participate in such program), (B) of the institution of any other investigation, review or proceeding against any Borrower or any of its Subsidiaries or any Operator under any Healthcare Law that could result in a Material Adverse Effect or a Material Adverse Effect on any Senior Care Property, (C) of any notice of loss or threatened (in writing) (other than relating to survey tags and plans of correction in the ordinary course) loss of (1) any material accreditation or certification or (2) any participation under any Third Party Payor Program (unless Borrowers have elected, with respect to a Third Party Payor Program with an Insurer, to no longer participate in such program), (D) if any Primary License becomes provisionary, probationary or is made subject to material restrictions or (E) of any other Healthcare Investigation that could reasonably be expected to result in a Material Adverse Effect or a Material Adverse Effect on any Senior Care Property, and, in each case, any non-privileged information reasonably requested by Administrative Agent in connection with the foregoing. (ii) Borrowers will give written notice to Administrative Agent within five (5) Business Days of any Operator of receiving any documents, correspondence or written notice from any Governmental Authority where such document, correspondence or notice relates to threatened or 123 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

actual change or development that could reasonably be expected to have a Material Adverse Effect or a Material Adverse Effect on any Senior Care Property. (iii) upon the written request of Administrative Agent, Borrowers will, and will cause each Operator to, give Administrative Agent copies of all Medicare and Medicaid cost reports with respect to the Senior Care Properties and the Ancillary Services provided at the Senior Care Properties or included in the Ancillary Services Borrowing Base Value that are subject to such request. (iv) upon the written request of Administrative Agent, Borrowers will, and will cause each Operator to, give Administrative Agent copies of the most recent Department of Health (or similar entity) surveys from the States in which the Senior Care Properties are operated with respect to the Senior Care Properties, including follow-up revisits, plans of corrective actions and letters indicating that the Senior Care Properties are in substantial compliance with the requirements of the Department of Health (or similar entity) of the applicable State. (h) Notification of Lenders. Within five (5) Business Days after receiving any notice under this Section 7.5, Administrative Agent will forward a copy thereof to each of the Lenders, together with copies of any certificates or other written information that accompanied such notice. Section 7.6 Existence; Maintenance of Properties. (a) Except as expressly permitted under Sections 8.4 and 8.8, each Borrower will preserve and keep in full force and effect their legal existence as a single purpose, bankruptcy remote entity in the jurisdiction of its incorporation or formation. Each Guarantor will preserve and keep in full force and effect its legal existence in the jurisdiction of its incorporation or formation. Each Borrower and each Guarantor will preserve and keep in full force all of their rights and franchises and those of their respective Subsidiaries, the preservation of which is necessary to the conduct of their business. (b) Each Borrower and each Guarantor (i) will cause all of its properties and those of the Subsidiaries of Borrowers used or useful in the conduct of its or their business to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, in each case, to the extent necessary to the conduct of its business. Section 7.7 Insurance; Condemnation. (a) Each Borrower will, and will cause each Operator to (to the extent not duplicative), at its expense, procure and maintain for the benefit of each Borrower, such Operator and Administrative Agent, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are reasonably acceptable to Administrative Agent, providing the following types of insurance covering each Collateral Property: (i) “Cause of Loss-Special Form” property insurance (including broad form flood, broad form earthquake, coverage from loss or damage arising from windstorm, hail and acts of terrorism, and comprehensive boiler and machinery coverages) on each Building and on the contents of each Building of Borrowers in an amount not less than one hundred percent (100%) of the full replacement cost of each Building and the contents therein of Borrowers, or such other amount as Administrative Agent may approve in its reasonable discretion, with deductibles not to exceed $55,000.00 for any one occurrence, with a replacement cost coverage endorsement, an agreed amount 124 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 endorsement, and, if reasonably requested by Administrative Agent, a contingent liability from operation of building laws endorsement in such amounts as Administrative Agent may reasonably require. Full replacement cost as used herein means the cost of replacing the Building (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the contents therein of Borrowers without deduction for physical depreciation thereof; (ii) During the course of construction or repair of any Building, the insurance required by clause (i) above shall be written on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Collateral Property, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement; (iii) Flood insurance if at any time any Building is located in any federally designated “special hazard area” (including any area having special flood, mudslide or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, V1-30, VE, V, M or E) and the broad form flood coverage required by clause (i) above is not available, in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program; (iv) (A) Rent loss insurance in an amount sufficient to recover at least the total estimated gross receipts from all sources of income, including rental income, for the Collateral Property for a twelve (12) month period, and (B) business interruption insurance in an amount sufficient to recover at least the total estimated gross receipts from all sources of income (less any avoided expenses) for each Borrower for a twelve (12) month period with an extended period of recovery provision covering at least 180 days following the resumption of operations; (v) Commercial general liability insurance against claims for personal injury (to include bodily injury and personal and advertising injury) and property damage liability, all on a claims-made basis, with such coverages as Administrative Agent may reasonably request (including contractual liability coverage, completed operations coverage for a period of two (2) years following completion of construction of any improvements on the Collateral Property, and coverages at least as broad as an ISO broad form endorsement or a substitute form providing equivalent coverage), coverage not less than $1,000,000 per occurrence, $3,000,000 general aggregate limit, $3,000,000 products-completed operations and $10,000 medical payments; (vi) During the course of construction or repair of any improvements on the Collateral Property, the general contractor selected to oversee such improvements shall provide commercial general liability insurance (including completed operations coverage) naming the applicable Borrower as an additional insured, or in lieu thereof, may provide for such coverage by way of an owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (v) above; (vii) Employer’s liability insurance with respect to the employees of Borrowers and their Subsidiaries with limits of $1,000,000 each accident / $1,000,000 each employee / $1,000,000 policy limit; (viii) Umbrella/Excess liability insurance with limits of not less than $10,000,000.00 to be in excess of the limits of the insurance required by clauses (v) and (vii) above, with 125 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 coverage at least as broad as the underlying coverages of the insurance required by clauses (v), (vi) and (vii) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall be endorsed to provide defense coverage obligations; (ix) Statutory Workers’ compensation insurance for all employees of Borrowers, their Subsidiaries and EIK Manager engaged on or with respect to the Collateral Property with limits as required by applicable law (or if such Person has no employees, for all employees of the managers under the Management Agreements); and (x) Such other insurance in such form and in such amounts as may from time to time be reasonably required by Administrative Agent against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Collateral Property. (b) In addition to the foregoing, Borrowers will procure and maintain (or cause to be maintained) insurance covering Borrowers and the Collateral and their other assets in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy, and shall: (i) keep all its insurable properties and properties in which such Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrowers, including business interruption insurance; (ii) maintain insurance coverage in such amounts as is customary in the case of companies engaged in businesses similar to Borrowers insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of any Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which any Borrower is engaged in business; and (v) furnish Administrative Agent with appropriate endorsements in form and substance reasonably satisfactory to Administrative Agent, naming Administrative Agent as a co-insured and lender loss payee as its interests may appear with respect to all insurance coverage referred to in Sections 7.7(a)(i) and 7.7(a)(iii) relating to the Collateral Properties, and providing (1) that all proceeds thereunder shall be payable to Administrative Agent, (2) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (3) that such policy and lender loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days (or ten (10) days in the case of nonpayment of premiums) prior written notice is given to Administrative Agent. The carriers named therein hereby are directed by Administrative Agent and Borrowers to make payment for such loss to Administrative Agent and not to Borrowers and Administrative Agent jointly. If any such insurance losses are paid by check, draft or other instrument payable to Borrowers and Administrative Agent jointly, Administrative Agent may endorse Borrowers’ names thereon and do such other things as Administrative Agent may deem advisable to reduce the same to cash. Administrative Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in Section 7.7(a)(i) relating to the Collateral Properties. All loss recoveries received by Administrative Agent upon any such insurance may be applied to the Obligations, in such order as Administrative Agent in its sole discretion shall determine. Any surplus shall be paid by Administrative Agent to Borrowers or applied as may be otherwise required by applicable law. Any deficiency thereon shall be paid by Borrowers to Administrative Agent, on demand. Each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. 126 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (c) Borrowers shall pay all premiums on insurance policies. The insurance policies with respect to all Collateral Property provided for in Sections 7.7(a)(v), 7.7(a)(vi) and 7.7(a)(viii) shall name Administrative Agent as an additional insured and shall contain a cross liability/severability endorsement as their interest may appear. The insurance policies provided for in Sections 7.7(a)(i), 7.7(a)(ii), 7.7(a)(iii) and 7.7(a)(iv) shall name Administrative Agent as mortgagee and loss payee, shall be first payable in case of loss to Administrative Agent, and shall contain mortgage clauses and lender’s loss payable endorsements in form and substance reasonably acceptable to Administrative Agent. Borrowers shall deliver certificates of insurance evidencing all such policies to Administrative Agent, and Borrowers shall promptly furnish to Administrative Agent all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid. Not less than ten (10) days prior to the expiration date of the policies, as the same may be reduced by Administrative Agent, Borrowers shall deliver to Administrative Agent evidence of continued coverage, as may be reasonably satisfactory to Administrative Agent, and within five (5) Business Days after the renewal date of such policies, Borrowers shall deliver a certificate of insurance to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent. (d) All policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (i) no act or omission of any Borrower, any of their respective Subsidiaries or any Operator or anyone acting for any Borrower, any of their respective Subsidiaries or any Operator (including any representations made in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Real Estate or the Collateral for purposes more hazardous than permitted by the terms of the policy, and no foreclosure or any other change in title to the Real Estate or the Collateral or any part thereof, shall affect the validity or enforceability of such insurance insofar as Administrative Agent is concerned, (ii) the insurer waives any subrogation in respect of any liability of any Borrower or any of their respective Subsidiaries and Administrative Agent, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified so as to reduce or in any way negatively affect insurance coverage on any Real Estate or any Collateral, canceled or terminated prior to the scheduled expiration date thereof without the Borrowers giving reasonable written notice to Administrative Agent by certified or registered mail; provided, however, that only ten (10) days prior written notice to Administrative Agent shall be required if such cancellation or termination is due to non-payment of any insurance premium, and (v) that no Agent or Lender shall be liable for any premiums thereon or subject to any assessments thereunder, and such policies of insurance shall in all events be in amounts sufficient to avoid any coinsurance liability. (e) The insurance required by this Agreement may be secured through a blanket policy or policies covering additional locations and property of Borrowers not included in the Real Estate or the Collateral, provided that such blanket policy or policies comply with all of the terms and provisions of this Section 7.7, including Administrative Agent’s reasonable determination based on a review of the schedule of locations and values that the amount of such coverage is sufficient in light of the other risks and properties insured under the blanket policy. (f) All policies of insurance required by this Agreement shall be issued by companies licensed to do business in the State where the policy is issued and also in the States where the Real Estate is located and shall be issued by companies having a rating in Best’s Key Rating Guide of at least “A” and a financial size category of at least “X”. (g) None of Borrowers or any of their Subsidiaries shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this Section 7.7. 127 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

(h) In the event of any loss or damage to any Collateral Property, the applicable Borrower shall give prompt written notice to the insurance carrier and Administrative Agent. Each Borrower hereby irrevocably authorizes and empowers, subject to the terms of this Section 7.7(h) and Section 7.7(i), Administrative Agent, at Administrative Agent’s option and in Administrative Agent’s reasonable discretion or at the request of the Majority Real Estate Revolving Loan Lenders in their reasonable discretion, as its attorney in fact, to make proof of such loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds and condemnation proceeds, and to deduct therefrom Administrative Agent’s reasonable, out-of-pocket expenses incurred in the collection of such insurance proceeds; provided, however, that so long as no Default or Event of Default has occurred and is continuing and so long as any Borrower shall in good faith diligently pursue such claim, such Borrower may make proof of loss and appear in any proceedings or negotiations with respect to the adjustment of such claim and, subject to Administrative Agent’s consent rights set forth below, make all decisions with respect thereto, except that neither any Borrower nor any other Person may settle, adjust or compromise any such claim without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed; provided, further, that such Borrower may make proof of loss and adjust and compromise any claim under casualty insurance policies which is in an amount less than $750,000.00 so long as no Default or Event of Default has occurred and is continuing and so long as such Borrower shall in good faith diligently pursue such claim. Each Borrower further authorizes Administrative Agent, at Administrative Agent’s option, to (i) apply the excess balance of such insurance proceeds and condemnation proceeds following completion of the reconstruction or repair, if applicable, to the payment of the Obligations whether or not then due, or (ii) if Administrative Agent shall require the reconstruction or repair of the Collateral Property, to hold the balance of such proceeds as trustee to be used to pay taxes, charges, sewer use fees, water rates and assessments which may be imposed on the Collateral Property and the Obligations as they become due during the course of reconstruction or repair of the Collateral Property, and to reimburse such Borrower, in accordance with such terms and conditions as Administrative Agent may prescribe, for, or to pay directly, the costs of reconstruction or repair of the Collateral Property and upon completion of such reconstruction or repair to pay any excess insurance proceeds to Borrowers, provided that (i) upon completion of such reconstruction or repair, the Collateral Property is in compliance in all material respects with all applicable state, federal and local laws, ordinances and regulations, including all building and zoning laws, ordinances and regulations and (ii) no Defaults or Events of Default exist or are continuing under this Agreement on the date of such payment to Borrowers. (i) Notwithstanding the foregoing or anything to the contrary contained in the Mortgages, Administrative Agent shall make net insurance proceeds and condemnation proceeds available to such Borrower to reconstruct and repair the Collateral Property, in accordance with such terms and conditions as Administrative Agent may prescribe in Administrative Agent’s good faith and reasonable discretion for the disbursement of the proceeds, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) such Borrower shall have demonstrated to Administrative Agent’s reasonable discretion the availability of funds to cover any additional cash security in an amount equal to the amount reasonably estimated by Administrative Agent to be the amount in excess of such proceeds which will be required to complete such repair or restoration and such Borrower does in fact expend such amount for such purpose, (iii) Administrative Agent shall have approved the plans and specifications, construction budget, construction contracts, and construction schedule for such repair or restoration, which approval shall not be unreasonably withheld, delayed or conditioned (provided that Administrative Agent shall not disapprove such plans and specifications if the Building is to be restored to substantially its condition immediately prior to such damage), (iv) such Borrower shall have delivered to Administrative Agent written agreements binding upon each Operator, agreeing upon a date for delivery of possession of the Collateral Property or their respective portions thereof, to permit time which is sufficient in the reasonable judgment of Administrative Agent for such 128 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 repair or restoration and approving the plans and specifications for such repair or restoration, or other evidence reasonably satisfactory to Administrative Agent that none of such Operators may terminate their Leases or other agreements as a result of such casualty or as a result of having a right to approve the plans and specifications for such repair or restoration and prior to the exhaustion of expiration of any rental loss insurance coverage, (v) Administrative Agent shall reasonably determine that such repair or reconstruction can be completed prior to the Maturity Date and prior to the exhaustion of the benefits provided by the insurance described in Section 7.7(a)(iv), (vi) Administrative Agent shall receive evidence reasonably satisfactory to it that any such restoration, repair or rebuilding will comply in all material respects with any and all applicable state, federal and local laws, ordinances and regulations, including zoning laws, ordinances and regulations, and that all required permits, licenses and approvals relative thereto have been or will be issued in a manner so as not to materially impede the progress of restoration, (vii) Administrative Agent shall receive evidence reasonably satisfactory to it that the insurer under such policies of fire or other casualty insurance does not assert any defense to any payment under such policies with respect to such damage against any Borrower or Administrative Agent, unless such assertion is made prior to the commencement of restoration and Borrowers shall have demonstrated to Administrative Agent’s reasonable discretion the availability of funds to cover any payment amount at issue prior to such commencement, and such Borrower does in fact expend such amount for such purpose, and (viii) with respect to any Taking, Administrative Agent shall determine that following such repair or restoration there shall be no non-de minimis reduction in occupancy or rental income from the Collateral Property so affected by such specific condemnation or taking and that, in the reasonable, good faith judgment of Administrative Agent, determined after consultation in good faith with the applicable Borrower and giving special consideration to such Borrower’s provision of care to residents, compliance with applicable law and prudent standards of care with respect to the operation of the affected Collateral Property, such Taking does not render the affected Collateral Property unsuitable for continued use as a skilled nursing facility or assisted living facility, as the case may be. Any excess insurance proceeds shall be paid to Borrowers, or if a Default or Event of Default has occurred and is continuing, such proceeds shall be applied to the payment of the Obligations, unless in either case by the terms of the applicable insurance policy the excess proceeds are required to be returned to such insurer. Any excess condemnation proceeds shall be applied to the payment of the Obligations, with the remainder to Borrowers. In no event shall the provisions of this Section 7.7(i) be construed to extend the Maturity Date or to limit in any way any right or remedy of Administrative Agent upon the occurrence of an Event of Default hereunder. If the Collateral Property is sold or the Collateral Property is acquired by Administrative Agent following an Event of Default, all right, title and interest of any Borrower in and to any insurance policies to the extent that they relate to Collateral Properties and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Collateral Property prior to the sale or acquisition shall pass to Administrative Agent or any other successor in interest to the applicable Borrower or purchaser of the Collateral Property. Section 7.8 Taxes; Liens. Borrowers and Guarantors will duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all property taxes and all other material taxes, assessments and other governmental charges imposed upon them or upon the Collateral Properties or the other Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its property or other Liens affecting any of the Collateral or other property of Borrowers and all non-governmental assessments, levies, maintenance and other charges, whether resulting from covenants, conditions and restrictions or otherwise, water and sewer rents and charges assessments on any water stock, utility charges and assessments and owner association dues, fees and levies, provided that any such tax, assessment, charge or levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property and the applicable Loan Party shall not be subject to any fine, suspension or loss of privileges or rights by reason of such proceeding, neither such property 129 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 nor any portion thereof or interest therein would be in any danger of sale, forfeiture, loss or suspension of operation by reason of such proceeding and such Loan Party shall have set aside on its books adequate reserves in accordance with GAAP; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, such Loan Party either (i) will provide a bond issued by a surety reasonably acceptable to Administrative Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge or levy. Section 7.9 Inspection of Properties and Books. (a) Borrowers, Borrowers’ respective Subsidiaries and Guarantors will permit Administrative Agent and the Lenders, at Borrowers’ expense, upon reasonable prior notice and, if no Event of Default exists, during business hours, to visit and inspect, subject to HIPAA and all other applicable privacy laws, any of the properties of each Borrower (including with respect to any IGT Facility), to examine the books of account of any Borrower, any Guarantor and Borrower’s respective Subsidiaries (including with respect to any IGT Facility) (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of any Borrower, any Guarantor and Borrower’s respective Subsidiaries (including with respect to any IGT Facility) with, and to be advised as to the same by, their respective officers, partners or members, all at such reasonable times and intervals as Administrative Agent or any Lender may reasonably request; provided, however, that such visits and inspections shall be limited to one (1) time per year unless an Event of Default exists. The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of such Persons. (b) Each Loan Party will permit Revolving Agent and each of its duly authorized representatives or agents to conduct field examinations, appraisals and valuations (including audits of the Accounts) at such reasonable times (during regular business hours) and intervals as Revolving Agent may designate, provided that the obligation of Borrowers to reimburse Revolving Agent for the costs of any such field examinations, appraisals and valuations shall be subject to the provisions of Section 4.2(b). Section 7.10 Compliance with Laws, Contracts, Licenses, and Permits. Borrowers will, and will cause the Operators of the Real Estate to, comply with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, in all material respects, (b) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (c) all agreements and instruments to which it is a party or by which it or any of the Real Estate may be bound, (d) all applicable decrees, orders, and judgments affecting the Real Estate, and (e) all Permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of the Collateral Properties or other Senior Care Properties; except where failure to so comply with any of clause (a) through (e) would not result in the material non-compliance with the items described in such clauses. If any Permit from any officer, agency or instrumentality of any government shall become necessary or required in order that any Borrower may fulfill any of its obligations hereunder, such Borrower will promptly take or cause to be taken all steps necessary to obtain such Permit and, following a request by Administrative Agent, furnish Administrative Agent and the Lenders with evidence thereof. Each Borrower shall, and shall cause each of its Subsidiaries to, develop and implement such programs, policies and procedures as are necessary to comply with the Patriot Act and shall promptly advise Administrative Agent in writing in the event that such Borrower shall determine that any investors in such Borrower are in violation of such act. 130 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Section 7.11 Further Assurances. Each Borrower and each Guarantor will cooperate with Administrative Agent and the Lenders and execute such further instruments and documents as Administrative Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Agreement and the other Loan Documents; provided that no such instruments or documents shall create any new obligations of Borrower or Guarantor or reduce any of their rights. In furtherance of, and not in limitation of, the foregoing, each Borrower shall take such actions as Administrative Agent may reasonably request from time to time to ensure that the Obligations are secured by IGT Liens. Section 7.12 Collateral Properties. (a) Borrowers shall cause the Eligible Owned Real Estate and Eligible Villa Units included in the calculation of the Real Estate Borrowing Base Availability and inclusion as Collateral Properties or Villa Units, as the case may be, to at all times satisfy all of the following conditions: (i) the Eligible Owned Real Estate or Eligible Villa Units, as the case may be, shall be Senior Care Properties that are owned one hundred percent (100%) in fee simple (or, if applicable, leasehold) by a Borrower, free and clear of all Liens other than the Liens expressly permitted in Section 8.2(v) as to the Collateral Properties, and such Eligible Owned Real Estate or Eligible Villa Units, as the case may be, shall not have applicable to it any restriction on the sale, pledge, transfer, mortgage or assignment of such property (including any restrictions contained in the above-described Permitted Liens, Applicable Law and any applicable organizational documents); (ii) none of the Eligible Owned Real Estate or Eligible Villa Units, as the case may be, shall be subject to any condemnation proceeding, that in any event would give rise to a materially adverse effect as to the value, use of, operation of or ability to sell or finance such Real Estate; (iii) no strike, lockout, labor dispute, embargo, injunction or other proceeding (but only to the extent within Borrowers’ reasonable control to prevent) occurs which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities of any Borrower or any Operator at such property; (iv) such Eligible Owned Real Estate or Eligible Villa Units, as the case may be, are (A) leased by a Borrower to a Borrower that is an OpCo Affiliate under a Lease approved by Administrative Agent and (B) operated and managed by EIK Manager under a Management Agreement reasonably satisfactory to Administrative Agent; (v) except with respect to Primary Licenses held by an IGT Hospital pursuant to an IGT Transaction, the applicable OpCo Affiliate is the holder of all Primary Licenses for such Eligible Owned Real Estate or Eligible Villa Units; and (vi) such Eligible Owned Real Estate or Eligible Villa Units, as the case may be, have not been removed from the calculation of the Real Estate Borrowing Base Availability pursuant to Section 5.3, Section 7.12(b), 7.12(c) or 7.12(d). (b) In the event that all or any material portion of any Eligible Owned Real Estate or Eligible Villa Units, as the case may be, included in the calculation of Real Estate Borrowing Base Availability shall be materially damaged or taken by condemnation, then such property shall no longer be included in the calculation of Real Estate Borrowing Base Availability unless and until Administrative Agent shall receive evidence satisfactory to Administrative Agent that (i) with respect to any repair or restoration, of material damage, (A) the applicable Lease with an OpCo Affiliate will remain in effect, 131 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

(B) adequate rent loss insurance will be in effect during the period of restoration and (C) Borrowers are otherwise in compliance with Section 7.7 in connection with such repair or restoration and (ii) with respect to any condemnation, (A) adequate condemnation proceeds have been received to replace the subject property and (B) Borrowers are otherwise in compliance with Section 7.7(i)(viii) with respect to such Taking. (c) Upon any asset ceasing to qualify to be included in the calculation of Real Estate Borrowing Base Availability, such asset shall no longer be included in the calculation of Real Estate Borrowing Base Availability. Within five (5) Business Days after any such disqualification, Borrowers shall deliver to Administrative Agent a certificate reflecting such disqualification, together with the identity of the disqualified asset, a statement as to whether any Default or Event of Default arises as a result of such disqualification, and a calculation of Real Estate Borrowing Base Availability attributable to such asset. Simultaneously with the delivery of the items required above, Borrowers shall deliver to Administrative Agent a pro forma Compliance Certificate and Real Estate Borrowing Base Certificate demonstrating, after giving effect to such removal or disqualification, compliance with the covenants contained in Section 9. (d) In addition, Borrowers may voluntarily remove any Real Estate from the calculation of the Real Estate Borrowing Base Availability in their sole discretion pursuant to Section 5.3. Section 7.13 Business Operations. Borrowers and their Subsidiaries shall operate their respective businesses (a) in substantially the same manner and in substantially the same fields and lines of business as such business is now conducted and such other lines of business that are reasonably related or incidental thereto and (b) in compliance with the terms and conditions of this Agreement and the Loan Documents. Neither Parent nor any other Borrower will, or permit any of their respective Subsidiaries to, directly or indirectly, engage in any line of business other than the ownership, operation and development of Senior Care Properties and the provision of Ancillary Services at Senior Care Properties or included in the calculation of Ancillary Services Borrowing Base Value. Each lessee of Real Estate (other than sublessees and sublicensees for providers of resident services, such as haircare, under immaterial subleases and sublicenses, patients and residents) shall be an OpCo Affiliate and such Real Estate shall be operated and managed by EIK Manager. Section 7.14 Healthcare Laws and Covenants. (a) Each Borrower shall cause, and shall cause each of the applicable Operators to cause, the operations of its Senior Care Properties and the provision of its Ancillary Services at any Senior Care Property or included in the calculation of Ancillary Services Borrowing Base Value to be conducted at all times in material compliance with the requirements of all applicable Healthcare Laws, Governmental Authorities and Third Party Payor Programs in which any such Person participates (unless Borrowers have elected, with respect to a Third Party Payor Program with an Insurer, to no longer participate in such program), in each case as are now in effect and which may be imposed upon any Borrower, any Subsidiary thereof or any Operator or the maintenance, use or operation of the Real Estate, the provision of Ancillary Services at any Senior Care Property or included in the calculation of Ancillary Services Borrowing Base Value or the care or services to the occupants of any Senior Care Property, except, with respect to any of the foregoing, where any such failure to comply is in process of remediation pursuant to a written plan of correction accepted by the appropriate Governmental Authority and such failure to comply, following remediation pursuant to such plan, could not reasonably be expected, directly or indirectly, or with the passage of time (i) to have a Material Adverse Effect on any Senior Care Property or a material adverse effect on any Borrower’s or any Operator’s ability to accept or retain patients or residents, provide Ancillary Services at any Senior Care Property or included in the 132 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 calculation of Ancillary Services Borrowing Base Value or receive payment or reimbursement for care or services provided at, or operate, any Senior Care Property for its current use with not less than the current number of licensed beds, (ii) to adversely modify, limit or result in the transfer, suspension, revocation, non-renewal or imposition of probationary use or other limitation of any of the Primary Licenses, (iii) to adversely affect any Borrower’s, or any Operator’s continued participation in the Medicaid or Medicare programs or any other Third Party Payor Programs in which such Person participates in connection with any Senior Care Property (unless Borrowers have elected, with respect to a Third Party Payor Program with an Insurer, to no longer participate in such program), or any successor programs thereto, at then current rates, (iv) to result in any material civil or criminal penalty or remedy, or (v) to result in the appointment of a receiver or manager for any Senior Care Property. Borrowers shall not permit any Collateral Property to be a “special focus facility” as determined by CMS. (b) Borrowers shall cause the Operators to maintain, and to take all necessary action to timely renew and otherwise maintain in full force and effect, all Primary Licenses necessary to operate the Senior Care Properties and to provide Ancillary Services therefrom, and no Primary License shall be permitted to become irrevocably provisionary, probationary or otherwise restricted. (c) Borrowers shall cause the Operators to maintain, and to take all necessary action to timely renew and otherwise maintain in full force and effect, all Medicaid Provider Agreements, Medicare Provider Agreements, TRICARE provider agreements or any other Third Party Payor Program provider agreements or similar agreements necessary to operate the Senior Care Properties and to provide Ancillary Services therefrom, and no such agreement shall be permitted to become irrevocably provisionary, probationary or otherwise restricted. (d) Each Borrower and each applicable Operator (i) does and shall maintain all records required to be maintained under the Healthcare Laws, (ii) is, and shall at all times remain in compliance in all material respects with the provisions of HIPAA, as amended and supplemented by HITECH and the regulations promulgated pursuant to each, including the Standards of Privacy of Individually Identifiable Health Information and the Security Standards for the Protection of Electronic Health Information at 45 C.F.R. part 160 and part 164, in each case as applicable, and (iii) has, and will maintain in full force and effect, all business associate agreements necessary for the conduct of their respective businesses in compliance with HIPAA. (e) Without Administrative Agent’s prior written consent not to be unreasonably withheld, no Borrower shall (or suffer to be done), or shall permit any Operator to (or suffer to be done), any of the following: (i) transfer, terminate, relinquish, surrender or abandon any Primary License or any Medicaid Provider Agreement, Medicare Provider Agreement, TRICARE provider agreement or any other Third Party Payor Program provider agreement or similar agreement, in each case, necessary for the operation of any Senior Care Property; (ii) amend any Primary License or any Medicaid Provider Agreement, Medicare Provider Agreement, TRICARE provider agreement or any other Third Party Payor Program provider agreement or similar agreement necessary for the operation of any Senior Care Property, in each case, in such a manner that results in a material adverse effect on the rates charged, or otherwise diminishes or impairs the nature, tenor or scope of any Primary License or any such agreement; (iii) transfer all or any part of any Senior Care Property’s beds to another site or location, take out of service any licensed or certified units or beds, or otherwise reduce the number of licensed or certified units or beds at any Senior Care Property; provided, however, that (A) so long as 133 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Administrative Agent receives an updated Appraisal reflecting such immediately succeeding action at least five (5) Business Days prior thereto, and Borrowers comply with Sections 5.3(f) and 5.3(g) in connection therewith, Trilogy Real Estate Ohio, LLC, or the OpCo Affiliate leasing its Cypress Pointe Health Campus from such Borrower may transfer nine (9) beds from such Senior Care Property to a new Senior Care Facility to be operated by an OpCo Affiliate, and (B) an OpCo Affiliate, in accordance with applicable law, shall be permitted to avail itself of permitted bed “banking” opportunities so long as such opportunities: (1) do not result in more than (I) a ten percent (10%) reduction in the number of licensed or certified beds or units in operation at any Senior Care Property (determined on an individual Senior Care Property basis and not in the aggregate) as of the Closing Date or (II) a five percent (5%) reduction in the aggregate number of licensed or certified beds or units in operation at the Senior Care Properties (determined on an aggregate basis) as of the Closing Date, and (2) do not result in the permanent de-licensing of any beds or units at any time; (iv) voluntarily transfer or encourage the transfer of any resident to any facility, except in accordance with applicable law and (A) at the request of the resident, (B) for reasons relating to the health, required level of medical care or safety of the resident to be transferred or the residents remaining at such parcel or (C) as a result of the disruptive behavior of the transferred resident, or (D) as a result of a resident’s breach of, or failure to comply with such resident’s occupancy agreement or the rules, policies and procedures of the Senior Care Property. (f) Each Trilogy Pharmacy Company will comply with all applicable Public Health Laws, except to the extent that any noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Trilogy Pharmacy Company will keep and maintain all records required to be maintained by any Governmental Authority or otherwise under any Healthcare Law and Public Health Law. All products prepared, assembled, packaged, labeled, distributed, sold or marketed by or on behalf of any Trilogy Pharmacy Company that are subject to the jurisdiction of the FDA shall be distributed, sold and marketed in material compliance with the Public Health Laws. (g) Each Borrower, to the extent applicable to such party under applicable Healthcare Laws, shall maintain a corporate and health care regulatory compliance program (“RCP”) which addresses the requirements of Healthcare Laws, including HIPAA, and includes at least the following components: (i) standards of conduct and procedures that describe compliance policies regarding laws with an emphasis on prevention of fraud and abuse; (ii) a specific officer within high-level personnel identified as having overall responsibility for compliance with such standards and procedures; (iii) training and education programs which effectively communicate the compliance standards and procedures to employees and agents, including fraud and abuse laws and illegal billing practices; (iv) auditing and monitoring systems and reasonable steps for achieving compliance with such standards and procedures including publicizing a reporting system to allow employees and other agents to anonymously report criminal or suspect conduct and potential compliance problems; (v) disciplinary guidelines and consistent enforcement of compliance policies including discipline of individuals responsible for the failure to detect violations of the RCP; and (vi) mechanisms to promptly respond to detected violations of the RCP. Each Borrower shall modify such RCPs from time to time, as may be necessary to ensure continuing compliance with all applicable Healthcare Laws. Upon prior written request, Administrative Agent (and/or its consultants) shall be permitted to review such RCPs. Section 7.15 Registered Service Mark. Without prior written notice to Administrative Agent, except with respect to the trademarks, trade names, service marks or logos listed on Schedule 6.6 or in any Mortgage with respect to any Collateral Property other than the Initial Collateral Properties, none of the Collateral Properties shall be owned or operated by any Borrower under any trademark, trade name, service mark or logo. In the event any of the Collateral Properties shall be owned or operated by a Borrower under any trade name, trademark, service mark or logo, not listed on Schedule 6.6 or in any 134 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Mortgage with respect to any Collateral Property other than the Initial Collateral Properties, the applicable Borrower shall enter into such agreements with Administrative Agent in form and substance reasonably satisfactory to Administrative Agent, as Administrative Agent may reasonably require to grant Administrative Agent a perfected first priority security interest therein and to grant to Administrative Agent or any successful bidder at a foreclosure sale of such Collateral Property the right or license to continue operating such Collateral Property under such trade name, trademark, service mark or logo as determined by Administrative Agent. Section 7.16 Distributions of Income to Borrowers. Each Borrower shall cause all of its Subsidiaries (subject to the terms of any Non-Recourse Indebtedness permitted hereunder) to promptly distribute to such Borrower (but not less frequently than once each calendar quarter, unless otherwise approved by Administrative Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its debt service, operating expenses, capital improvements and leasing commissions for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements and tenant improvements to be made to such Subsidiary’s assets and properties approved by such Subsidiary in the course of its business consistent with its past practices. Section 7.17 Plan Assets. Borrowers and each of their respective Subsidiaries will do, or cause to be done, all things necessary to ensure that none of its Real Estate will be deemed to be Plan Assets at any time. Section 7.18 Assignments and Records of Accounts; Verification of Accounts. If so requested by Administrative Agent during the existence of an Event of Default, each Borrower shall execute and deliver (with respect to IGT Accounts (other than IGT UPL Payments), in such Borrower’s capacity as manager, as applicable), and, at the request of Administrative Agent, shall cause each IGT Hospital to execute and deliver, to Administrative Agent, for the benefit of Secured Parties, formal written assignments of all of the Accounts daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto, subject, at all times, to the applicable provisions of applicable Healthcare Laws prohibiting the assignment of Medicaid and Medicare account receivables. Each Borrower shall keep accurate and complete records of the Accounts, including the IGT Accounts, and all payments and collections thereon. Whether or not an Event of Default has occurred, any of any Agent’s officers, employees or agents shall have the right, at any time or times hereafter, in the name of such Agent, or any designee of the Lenders or Borrowers, to verify the validity, amount or other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrowers shall cooperate fully with each Agent and the Lenders in an effort to facilitate and promptly conclude any such verification process. Section 7.19 Bank Accounts. (a) Subject, at all times, to the applicable provisions of applicable Healthcare Laws prohibiting the assignment of Medicaid and Medicare account receivables, Borrowers shall establish and maintain, and cause each IGT Hospital to establish and maintain with respect to each applicable IGT Facility, one or more deposit and control accounts pursuant to arrangements and agreements acceptable to Administrative Agent with KeyBank or any other bank(s) as may be selected by such Borrower and reasonably approved by Administrative Agent. Each such other bank, if any, shall agree to Administrative Agent’s standard control account agreement or deposit account instructions and service agreement, as applicable, or such variation thereof as shall be mutually and reasonably satisfactory to Administrative Agent and such bank. All proceeds of Government Receivables shall be deposited into a 135 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

Deposit Account subject to a deposit account instructions and service agreement substantially in the form of Administrative Agent’s standard deposit account instructions and service agreement, and all other proceeds of Accounts shall be deposited into a Deposit Account subject to a control account agreement substantially in the form of Administrative Agent’s standard control account agreement. As of the Closing Date, all Deposit Accounts, securities accounts and other bank accounts of Borrowers and the IGT Hospitals with respect to any IGT Facility (other than for IGT UPL Payments) are listed on Schedule 7.19 and such Schedule designates which such accounts are Deposit Accounts. No Borrower shall open, or permit any IGT Hospital (with respect to any IGT Facility (other than for IGT UPL Payments) to open, any Deposit Account, securities account or other bank account unless the institution at which such account is to be maintained is KeyBank or shall have entered into an agreement with Administrative Agent substantially in the form of Administrative Agent’s standard control account agreement or deposit account instructions and service agreement, as applicable or variation thereof as shall be mutually and reasonably satisfactory to Administrative Agent and such institution. (b) Borrowers shall take all steps to ensure that all of their Account Debtors and all Account Debtors of each IGT Hospital with respect to each applicable IGT Facility, forward all items of payment (other than IGT UPL Payments) to a Collections Account or a Deposit Account maintained by a bank party to an agreement as provided in Section 7.19(a). No Borrower shall, or permit any IGT Hospital to, amend, waive, rescind, revoke, modify or terminate any funds transfer standing instructions or other instructions delivered to a bank party to an agreement as provided in Section 7.19(a) without the prior written consent of Administrative Agent. (c) In the event that any Borrower or any IGT Hospital (with respect to an applicable IGT Facility) shall at any time receive any remittances of any of the foregoing directly or shall receive any other funds representing proceeds of the Collateral, such Borrower shall hold, and shall cause such IGT Hospital to hold, the same as trustee for Administrative Agent, shall segregate such remittances from its other assets, and shall promptly deposit the same into the Collections Account or into a Deposit Account maintained by a bank party to an agreement as provided in Section 7.19(a). All cash, cash equivalents, checks, notes, drafts or similar items of payment (including from the sale of any assets or constituting insurance or condemnation proceeds) received by any Borrower or any IGT Hospital (with respect to an applicable IGT Facility, but excluding IGT UPL Payments) shall be deposited into the Collections Account or into a Deposit Account maintained by a bank party to an agreement as provided in Section 7.19(a), in each case, promptly upon (and in any event within one (1) Business Day of) receipt thereof by such Loan Party. (d) Without limiting the foregoing, each Borrower that is the owner or ground lessee of a Collateral Property shall promptly deposit or have deposited all rent and other amounts payable under each Lease for a Collateral Property into the Collections Account of Parent. Contemporaneously with the inclusion of any Eligible Owned Real Estate or Eligible Villa Unit as a Collateral Property, Borrowers shall, pursuant to a payment direction letter (a “Payment Direction Letter”) substantially in the form of the payment direction letter delivered to Borrowers that are OpCo Affiliates by Borrowers that are owners or ground lessees of a Collateral Property on the Closing Date, notify and advise each Borrower that is an OpCo Affiliate under a Lease of a Collateral Property to send directly to KeyBank, as depository at an address at KeyBank (the “Bank Account Address”), promptly when due all payments, whether in the form of checks, cash, drafts, money orders or any other type of payment whatsoever, of rent, fees or any other item payable to Borrowers under such Leases. Without limiting any of the foregoing provisions, Borrowers shall deposit or will cause to be deposited with KeyBank within one (1) Business Day of receipt any and all such amounts received by them. Until such time as deposited into a Collections Account, each such Borrower agrees not to commingle or permit to be commingled any such 136 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 amounts received by them in respect of the Collateral Property, and agrees to hold all such amounts in trust for Administrative Agent until deposited into a Collections Account. (e) Without the prior written consent of Administrative Agent, no Borrower shall (i) terminate, amend, revoke, modify or contradict any Payment Direction Letter in any manner or (ii) direct or cause any lessee of a Collateral Property to pay any amount in any manner other than as provided specifically in such Payment Direction Letter. (f) KeyBank shall have unrestricted access to each Collections Account and have complete and exclusive authority to receive, pickup and open all regular, registered, certified or insured mail addressed to Borrowers at the Bank Account Address and may receive, open and dispose of mail sent to the Bank Account Address that is addressed to any Borrower, and remove and inspect the contents and apply and credit to or for deposit to a Collections Account all funds from time to time tendered by or on behalf of any Borrower, for deposit therein. Administrative Agent agrees that it will use reasonable efforts to forward to Borrowers any correspondence other than payments received at the Bank Account Address, provided that under no circumstances shall Agent be liable to any Borrower for any failure to do so. Section 7.20 Formation of Subsidiaries. On or before the earlier of (x) ten (10) Business Days after the date of the formation of any direct or indirect Subsidiary of a Borrower after the Closing Date as expressly permitted by Section 8.3(i) and (y) the date on which such Subsidiary of a Borrower obtains any assets (other than the minimum amount of capitalization required by Applicable Law to form such Subsidiary), Borrowers, as appropriate, shall (a) cause such new Domestic Subsidiary to provide to Administrative Agent, for the benefit of the Secured Parties, a Joinder, pursuant to which such new Domestic Subsidiary shall agree to join as a Borrower of the Obligations and a Loan Party under this Agreement and the Notes, (b) cause such new Domestic Subsidiary to provide to Administrative Agent, for the benefit of the Secured Parties, a joinder and supplement to the Security Agreement, and such other Security Documents (including Mortgages with respect to any real estate owned or leased pursuant to a ground lease by such Subsidiary), the Contribution Agreement and the Indemnity Agreement, together with appropriate Uniform Commercial Code financing statements, all in form and substance reasonably satisfactory to Administrative Agent, (c) provide to Administrative Agent, for the benefit of the Secured Parties, a pledge agreement or supplement to the Security Agreement and appropriate certificates and powers or Uniform Commercial Code financing statements, pledging all direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Administrative Agent, and (d) provide to Administrative Agent, for the benefit of the Secured Parties, all other documentation, including one or more opinions of counsel satisfactory to Administrative Agent, which in its opinion is appropriate with respect to such formation and the execution and delivery of the applicable documentation referred to above. Nothing in this Section 7.20 shall authorize any Borrower or any Subsidiary thereof to acquire any Subsidiary absent express authorization to so form or acquire such Subsidiary pursuant to Section 8.3(i). Any document, agreement or instrument executed or issued pursuant to this Section 7.20 shall be a Loan Document for purposes of this Agreement. Section 7.21 Separateness. Each Borrower shall ensure the representations and warranties set forth in Section 6.37 are true and correct at all times and shall certify in each Compliance Certificate delivered to Administrative Agent as to each Borrower’s continued compliance with the terms of Section 6.37 as of the date of such certificate and that the representations and warranties of each Borrower set forth in Section 6.37 are true and correct as of the date of such Compliance Certificate. In addition, each Borrower shall provide Administrative Agent with such other reasonable evidence of such Borrower’s compliance with Section 6.37 as Administrative Agent may reasonably request from time to time. 137 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Section 7.22 EIK Manager. The Key Principal shall be the senior management of EIK Manager as of the Closing Date. No changes to the Key Principal of EIK Manager, shall be made without the approval of the Majority Lenders, which approval shall not be unreasonably withheld, delayed or conditioned, and any such senior management persons so approved shall then be the Key Principal. In the event the Majority Lenders approve a replacement EIK Manager (which approval shall not be unreasonably withheld, delayed or conditioned), the Majority Lenders shall also designate the Key Principal of such replacement manager that shall be subject to the terms of this Section 7.22. Any replacement EIK Manager and its Key Principal from and after the Closing Date must be approved by the Majority Lenders, which approval shall not be unreasonably withheld, delayed or conditioned (provided that with respect to the replacement of the Key Principal as a result of death or incapacitation, such approval by the Majority Lenders shall not be required for a temporary interim Key Principal (such period not to exceed six (6) months) approved by the board of directors of EIK Manager so long as any permanent Key Principal remains subject to Majority Lenders’ approval (not to be unreasonably withheld, delayed or conditioned). At least one Key Principal (or replacement thereof after the Closing Date who is approved by Majority Lenders in their reasonable discretion) shall remain actively involved in EIK Manager’s provision of services under the Management Agreements and shall devote sufficient time and attention (taking into account both magnitude and quality) thereto. Section 7.23 Construction of Villa Units. Borrowers shall cause the Villa Units included in Real Estate Borrowing Base Availability to be constructed and fully equipped in a good and workmanlike manner with materials of high quality, substantially in accordance with the Plans and Specifications (or in accordance with any changes therein that may be approved in writing by Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned, or as to which Administrative Agent’s approval is not required), and such construction and equipping will be prosecuted with due diligence and continuity; provided, however, that nothing herein shall limit the eighteen (18)-month duration set forth in clause (b) of the definition of Real Estate Borrowing Base Availability. Section 7.24 Inspection by Administrative Agent or any Lender of Construction at the Villa Units Complexes. Borrowers shall permit the Lenders, through Administrative Agent or any representative designated by Administrative Agent, and not more than one (1) consultant of Lender or Administrative Agent, at Borrowers’ expense, to visit and inspect the Villa Units and all materials to be used in the construction thereof and will cooperate with Administrative Agent and any construction inspector during such inspections (including making available working drawings of the Plans and Specifications); provided that this provision shall not be deemed to impose on the Lender, Administrative Agent or such consultant of Administrative Agent or any Lender any obligation to undertake such inspections. Borrowers shall, upon the request of the consultant of Administrative Agent or any Lender, correct any material defect in the Villa Units or any failure of the Villa Units or the construction thereof to comply with the Plans and Specifications in any material respect. Section 7.25 Mechanics’ Liens and Contest Thereof. Notwithstanding any provision in the Loan Documents to the contrary, Borrowers will not suffer or permit any mechanics’ lien claims to be filed or otherwise asserted against the Villa Units, and will promptly discharge the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, provided, however, that Borrowers shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim so long as Borrowers post a statutory lien bond which removes such lien from title to the Villa Units within thirty (30) days of the filing of the lien. Section 7.26 Settlement of Mechanics’ Lien Claims. If Borrowers shall, within thirty (30) days of the filing of a mechanics’ lien on Villa Units included in the calculation of Real Estate Borrowing Base Availability, fail (i) to discharge any such lien, or (ii) post a statutory lien bond with respect thereto, Administrative Agent may, at its election (but shall not be required to), procure the 138 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 release and discharge of any such claim and any judgment or decree thereon and, further, may in its sole discretion effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Insurance Company, and any amounts so expended by Administrative Agent, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursement of the proceeds of the Loans hereunder. In settling, compromising or discharging any claims for lien, Administrative Agent shall not be required to inquire into the validity or amount of any such claim. Section 7.27 Villa Unit Advances. (a) Notwithstanding anything herein to the contrary, advances under the Real Estate Revolving Loan Commitments for Villa Units are further subject to the following: not more frequently than one time each calendar month, Borrowers may submit to Administrative Agent evidence reasonably satisfactory to Administrative Agent of (i) costs expended to complete the Villa Units, and (ii) the remaining cost to complete the Villa Units (including the amount of any retainage), which evidence shall include executed lien waivers relating to previous payments, a certification from Borrowers regarding changes to the Plans and Specifications and the remaining cost to complete, and date down endorsements to the Title Policy for the applicable Villa Unit complex indicating the absence of liens. Following Administrative Agent’s receipt and review of such items, Administrative Agent will request Real Estate Revolving Loans from the Real Estate Revolving Loan Lenders. If the costs to complete the Villa Unit complex exceeds Real Estate Borrowing Base Availability for such complex, Borrowers shall be required to fund such shortfall prior to further advances of the Real Estate Revolving Loans. (b) Borrowers shall provide Administrative Agent of evidence reasonably satisfactory to Administrative Agent of (i) completion of the applicable Villa Unit complex, (ii) issuance of a certificate of occupancy permitting the use and occupancy of such Villa Unit complex, (iii) payment in full of all sums due in connection with the construction of such Villa Unit complex, and that no party claims or has a right to claim any statutory or common law lien arising out of the construction of such Villa Unit complex (which evidence shall include final lien waivers from any general contractor and such major subcontractors as Administrative Agent may reasonably require), and (iv) issuance of an endorsement to the Title Policy for such Villa Unit complex removing any exception for mechanic’s and materialmen’s liens. Section 7.28 Sanctions. Borrowers shall not, directly or indirectly, use the proceeds of the Loans or any Letter of Credit or lend, contribute or otherwise make available such proceeds to any Guarantor, Subsidiary, Unconsolidated Affiliate or other Person (i) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is itself the subject of territorial sanctions under applicable Sanctions, (ii) in any manner that would result in a violation of applicable Sanctions by any party to this Agreement, or (iii) in any manner that would cause any Borrower, any Guarantor or any of their respective Subsidiaries to violate the United States Foreign Corrupt Practices Act. None of the funds or assets of Borrowers or Guarantors that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are themselves the subject of territorial sanctions under applicable Sanctions. Borrower shall maintain policies and procedures designed to promote and achieve compliance with Sanctions. Section 7.29 KYC. In the event that there shall be a transfer of direct or indirect ownership interests in the aggregate in excess of 20% (or 10% if the transferee is domiciled or organized under the laws of any jurisdiction other than any State or is not a citizen of the United States) of the ownership interests of Trilogy Investors and which does not result in a Change of Control, Parent shall give prompt 139 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 written notice thereof to Administrative Agent and shall cause such transferee to comply with the Patriot Act/OFAC and other know your customer requests of Administrative Agent and the Lenders. Section 7.30 Existing and Future IGT Transactions. (a) Notwithstanding any provision herein to the contrary, “Eligible Accounts” shall not include (x) any Accounts of a Borrower who, as of the Closing Date, is an IGT Borrower party to an existing IGT Transaction with an IGT Hospital, or (y) Accounts of the applicable IGT Hospital with respect to such IGT Borrower, unless and until such IGT Borrower satisfies each of the conditions set forth in this Section 7.30(a): (i) such IGT Borrower shall have delivered to Administrative Agent copies of the executed IGT Documents (including an amended and restated or replacement IGT Security Agreement) for such IGT Transaction which shall be in form and substance acceptable to Administrative Agent; (ii) the applicable IGT Facility and the parties to such IGT Transaction are listed on Schedule 7.30; (iii) Administrative Agent and the applicable IGT Borrower have each been granted an IGT Lien from the applicable IGT Hospital pursuant to the IGT Documents executed in connection with such IGT Transaction, and such IGT Lien will be a first priority Lien and will secure all of the Obligations and all of the IGT Obligations under such IGT Documents; (iv) (A) a Uniform Commercial Code financing statement describing the assets subject to such IGT Lien and naming the applicable IGT Hospital as debtor, such IGT Borrower as secured party and Administrative Agent as assignee has been filed and (B) a Uniform Commercial Code financing statement describing the assets subject to such IGT Lien and naming the applicable IGT Hospital as debtor and Administrative Agent as secured party has been filed; (v) all Deposit Accounts maintained in connection with such IGT Transaction (other than any Deposit Account of the applicable IGT Hospital that is dedicated exclusively to the receipt of IGT UPL Payments), including all Deposit Accounts of the applicable IGT Hospital into which IGT Accounts (other than IGT UPL Payments) are deposited, are maintained in accordance with the terms and conditions of Section 7.19; (vi) Administrative Agent, the applicable IGT Hospital and the applicable bank have executed all standard control account agreement or deposit account instructions and service agreement required pursuant to the terms and conditions of Section 7.19; and (vii) Administrative Agent shall have received (A) copies of the applicable IGT Hospital’s organizational documents, as amended, modified, or supplemented to the date of the consummation of such IGT Transaction, which organizational documents shall be (1) certified by the Secretary of the applicable IGT Hospital, and (2) with respect to organizational documents that are charter documents, certified as of a recent date by the appropriate governmental official, (B) a certificate from the Secretary or other appropriate officer of the applicable IGT Hospital attesting to the resolutions of such IGT Hospital’s board of directors (or equivalent governing body), authorizing its execution, delivery, and performance of the IGT Documents and (C) an opinion of the applicable IGT Hospital’s outside counsel relating to the IGT Documents and the IGT Transaction, in form and substance satisfactory to Administrative Agent. 140 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (b) After the Closing Date, a Borrower that is not subject to an existing IGT Transaction may, upon satisfaction by such Borrower of the conditions set forth in this Section 7.30(b), enter into an IGT Transaction with an IGT Hospital: (i) such Borrower shall provide written notice to Administrative Agent of such Borrower’s intention to enter into such IGT Transaction, together with all proposed IGT Documents and all other documentation and information required to permit Administrative Agent to determine whether such IGT Transaction complies with this Section 7.30(b), at least fifteen (15) Business Days prior to such Borrower’s proposed closing date for such IGT Transaction; (ii) the IGT Hospital to be a party to such IGT Transaction is reasonably acceptable to Administrative Agent; (iii) Administrative Agent and such Borrower will each receive an IGT Lien from the applicable IGT Hospital pursuant to the IGT Documents executed in connection with such IGT Transaction, and such IGT Lien will be a first priority Lien and will secure both all of the Obligations hereunder and all of the IGT Obligations under any IGT Documents; (iv) (A) a Uniform Commercial Code financing statement describing the assets subject to such IGT Lien and naming the applicable IGT Hospital as debtor, such Borrower as secured party and Administrative Agent as assignee will be filed and (B) a Uniform Commercial Code financing statement describing the assets subject to such IGT Lien and naming the applicable IGT Hospital as debtor and Administrative Agent as secured party will be filed; (v) all Deposit Accounts maintained in connection with such IGT Transaction (other than any Deposit Account of the applicable IGT Hospital that is dedicated exclusively to the receipt of IGT UPL Payments), including all Deposit Accounts of the applicable IGT Hospital into which IGT Accounts (other than IGT UPL Payments) are deposited, are maintained in accordance with the terms and conditions of Section 7.19; (vi) Administrative Agent, the applicable IGT Hospital and the applicable bank have executed all standard control account agreement or deposit account instructions and service agreement required pursuant to the terms and conditions of Section 7.19; (vii) after giving effect to such IGT Transaction, each of the representations and warranties made by or on behalf of Borrowers and Guarantors contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which it was made and shall also be true as of the time of such IGT Transaction, with the same effect as if made at and as of that time (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing, and Administrative Agent shall have received a certificate of Borrowers and the Guarantors to such effect; (viii) Administrative Agent shall have reviewed and approved the forms of the IGT Documents delivered by such Borrower to Administrative Agent; (ix) Administrative Agent shall have consented to such IGT Transaction and approved such IGT Documents; and 141 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (x) Administrative Agent shall have received (A) copies of the applicable IGT Hospital’s organizational documents, as amended, modified, or supplemented to the date of the consummation of such IGT Transaction, which organizational documents shall be (1) certified by the Secretary or other appropriate officer of the applicable IGT Hospital, and (2) with respect to organizational documents that are charter documents, certified as of a recent date by the appropriate governmental official, (B) a certificate from the Secretary of the applicable IGT Hospital attesting to the resolutions of such IGT Hospital’s board of directors (or equivalent governing body), authorizing its execution, delivery, and performance of the IGT Documents and (C) an opinion of the applicable IGT Hospital’s outside counsel relating to the IGT Documents and the IGT Transaction, in form and substance satisfactory to Administrative Agent. Section 7.31 Post-Closing Obligations. Borrowers shall use commercially reasonable efforts to deliver to Administrative Agent on or before the date that is 180 days after the date of this Agreement (the "Updated Opinion Deadline"), a legal opinion in form and substance reasonably satisfactory to Administrative Agent (the "Updated Opinion") that Trilogy Healthcare of Kent, LLC has the requisite certificate of need necessary to operate the Facility located at 1157 Medical Parks Drive, Grand Rapids, Michigan. If the Borrowers fail to deliver the Updated Opinion on before the Updated Opinion Deadline, then the assets of Trilogy Healthcare of Kent, LLC shall no longer be included in the A/R Borrowing Base Availability. SECTION 8. NEGATIVE COVENANTS. Each Borrower covenants and agrees that, so long as any Obligation is outstanding or any of the Lenders has any obligation to make any Loans or issue Letters of Credit: Section 8.1 Restrictions on Indebtedness. Borrowers will not, and will not permit any of their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than: (a) Indebtedness to the Lenders arising under any of the Loan Documents; (b) Indebtedness to the Lender Hedge Providers in respect of any Hedge Obligations; (c) current liabilities of Borrowers or their respective Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services; (d) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8; (e) Indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in an Event of Default under Section 12.1(l); (f) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; and 142 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (g) subject to the provisions of Section 9, Indebtedness of Borrowers in respect of Derivatives Contracts that are entered into in the ordinary course of business and not for speculative purposes; (h) [Intentionally Omitted]; (i) [Intentionally Omitted]; (j) Indebtedness incurred to acquire furniture, fixtures or equipment to which a Borrower or a Subsidiary thereof is a party in the ordinary course of business in an aggregate outstanding amount not to exceed $12,000,000.00 at any time (an “FF&E Lease”), provided, however, that (i) the term of any such Indebtedness cannot exceed five (5) years, (ii) such Indebtedness shall amortize in a manner consistent with Borrowers’ current financings of this type, (iii) such Indebtedness cannot be reborrowed or refinanced and (iv) such Indebtedness is subject to an Intercreditor Agreement, a subordination, non-disturbance and attornment agreement and such other documents or agreements reasonably requested by Administrative Agent; (k) Indebtedness (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to Borrowers or any Subsidiary thereof, pursuant to reimbursement or indemnification obligations to such Person, in each case in the ordinary course of business or consistent with past practice or industry practices; (l) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry practices; (m) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services or netting services, in each case incurred in the ordinary course of business; (n) Indebtedness representing deferred compensation to employees, consultants or independent contractors of Borrowers (or, to the extent such work is done for Borrowers or their respective Subsidiaries, any direct or indirect parent thereof) or any Subsidiary thereof incurred in the ordinary course of business; (o) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business; and (p) obligations in respect of cash management agreements. Notwithstanding anything in this Agreement to the contrary, (i) none of the Indebtedness described in Sections 8.1(i) or 8.1(j) shall have any of the Collateral Properties, Villa Units, any other Collateral or any interest therein or any direct or indirect ownership interest in any Borrower or any Subsidiary thereof as collateral, a borrowing base, asset pool or any similar form of credit support for such Indebtedness, (ii) only the Borrower owning such Real Estate or other applicable asset, if such Indebtedness is secured as expressly permitted by Section 8.2, shall create, incur, assume, guarantee or be 143 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

or remain liable, contingently or otherwise, with respect to, any Indebtedness (including pursuant to any conditional or limited guaranty or indemnity agreement creating liability with respect to usual and customary exclusions from the non-recourse limitations governing the Non-Recourse Indebtedness of any Person, or otherwise) other than Indebtedness described in Sections 8.1(a), 8.1(c), 8.1(d), 8.1(e), 8.1(f) and 8.1(k) through 8.1(p), and (iii) in no event shall any Borrower guarantee, or otherwise be contingently liable for, any Indebtedness or other obligation of any Person that is not a Borrower. Section 8.2 Restrictions on Liens, Etc. Borrowers will not, and will not permit any of their respective Subsidiaries to (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, deed of trust, security deed, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of their property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement (or any financing lease having substantially the same economic effect as any of the foregoing; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against any of them that if unpaid could by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over any of their general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper, instruments or investment property, with or without recourse; (f) in the case of securities, create or incur or suffer to be created or incurred any purchase option, call or similar right with respect to such securities; or (g) incur or maintain any obligation to any holder of Indebtedness of any of such Persons which prohibits the creation or maintenance of any lien securing the Obligations (clauses (a) through (g) above, collectively, “Liens”); provided that notwithstanding anything to the contrary contained herein, any Borrower or any such Subsidiary may create or incur or suffer to be created or incurred or to exist (collectively, “Permitted Liens”): (i) Liens on properties to secure taxes, assessments and other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or claims for labor, material or supplies incurred in the ordinary course of business in respect of obligations not then delinquent for more than thirty (30) days or which are being contested as expressly permitted under this Agreement; (ii) Deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pensions or other social security obligations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations; (iii) Pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Borrower or any Subsidiary thereof; (iv) Pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof; 144 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (v) Liens expressly permitted by the Mortgages and the other Security Documents; (vi) To the extent not otherwise covered herein, encumbrances consisting of cable and utility easements serving the Collateral Properties which in the reasonable discretion of Administrative Agent do not interfere materially and adversely with the ordinary conduct on the business of any Borrower or the applicable Senior Care Property, and which matters do not have nor would have a Material Adverse Effect; (vii) To the extent not otherwise covered herein, the rights of OpCo Affiliates as tenant under the Leases entered into in compliance with the terms hereof; (viii) Liens and encumbrances on Real Estate not encumbered by a Mortgage consisting of easements, rights of way, zoning restrictions, leases and other occupancy agreements, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which a Borrower or a Subsidiary of such Person is a party, and other minor non-monetary liens or encumbrances none of which interferes materially with the use of such other property affected in the ordinary conduct of the business of Borrowers or their respective Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of any Borrower or any Subsidiary of Borrower individually or on such other property; (ix) Liens on assets of OpCo Affiliates granted to the landlords under the applicable leases approved by Administrative Agent and which are subject to an Intercreditor Agreement; (x) [Intentionally Omitted]; (xi) Liens on furniture, equipment or fixtures of any Borrower or any Subsidiary thereof, and the proceeds thereof, purchased with the proceeds of Recourse Indebtedness of such Borrower or such Subsidiary expressly permitted by Section 8.1(j) to secure such Recourse Indebtedness; (xii) Rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business, including (A) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness or (B) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of any Borrower or any Subsidiary thereof to permit satisfaction of overdraft or similar obligations, including with respect to credit card charge-backs and similar obligations; (xiii) Liens arising from filings of UCC financing statements or similar documents regarding leases (other than Leases) or otherwise for precautionary purposes relating to arrangements not constituting Indebtedness; (xiv) Liens solely on any cash earnest money deposits made by Borrowers or any of their respective Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder; (xv) Deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements 145 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 with networks, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business; (xvi) Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums; (xvii) Any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; and (xviii) Liens on assets other than Collateral Properties or other Collateral securing judgments that do not constitute an Event of Default under Section 12.1(l); and (xix) Liens in favor of Administrative Agent and the Lenders under the Loan Documents to secure the Obligations. Section 8.3 Restrictions on Investments. Neither any Borrower will, nor will it permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in: (a) marketable direct or guaranteed obligations of the United States that mature within one (1) year from the date of purchase by any Borrower or its Subsidiary; (b) marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States; (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000.00; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000.00 will not exceed $200,000.00; (d) commercial paper assigned the highest rating by two (2) or more national credit rating agencies and maturing not more than ninety (90) days from the date of creation thereof; (e) bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody’s and having a long term debt rating of not less than A by S&P and A1 by Moody’s issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing; (f) repurchase agreements having a term not greater than ninety (90) days and fully secured by securities described in Section 8.3(a), 8.3(b) or 8.3(c) with banks described in Section 8.3(c) or with financial institutions or other corporations having total assets in excess of $500,000,000.00; and 146 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (g) shares of so-called “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in Sections 8.3(a) through 8.3(f) and have total assets in excess of $50,000,000.00. (h) the acquisition or ownership of fee or leasehold interests by any Borrower or its Subsidiaries in Real Estate which is utilized for Senior Care Properties located in the continental United States or the District of Columbia and businesses and investments incidental thereto that are Collateral Properties; provided, however, that (i) the development of Villa Units on any Collateral Property is subject to compliance with clause (b) of the definition of Real Estate Borrowing Base Availability and the other applicable provisions of this Agreement and (ii) Borrowers may fund new development of Villa Units only at Collateral Properties listed on Schedule 1.1(c), and at other Collateral Properties as approved by Administrative Agent and the Majority Real Estate Revolving Loan Lenders; (i) (A) Borrowers and their Subsidiaries may hold the Equity Interests of their respective Subsidiaries in existence as of the Closing Date which are Borrowers, and (B) a Borrower may form Wholly-Owned Domestic Subsidiaries after the Closing Date, in each case, so long as such Subsidiary will own Real Estate that will become a Collateral Property or Accounts that will become Collateral and such Borrower and such Subsidiary comply with Section 7.20, as applicable; (j) Borrowers may make additional Investments in their Wholly-Owned Domestic Subsidiaries that are Borrowers; (k) Investments in the development of Villa Units included in the Real Estate Borrowing Base Availability and expansions of Collateral Properties as permitted by the Loan Documents; (l) amounts owed under the Leases of Collateral Properties with OpCo Affiliates; (m) Investments resulting from pledges and deposits permitted under Sections 8.2(ii), (iii), (xiii) and (xv); (n) Permitted IGT Loans; and (o) advances by Borrowers or their respective Subsidiaries in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of Borrowers or their respective Subsidiaries. Section 8.4 Merger, Consolidation. Other than with respect to any disposition expressly permitted under Section 8.8, Borrowers will not, nor will it permit any of their respective Subsidiaries or any Guarantors to, become a party to any dissolution, liquidation, disposition of all or substantially all of its assets or business, merger, reorganization, consolidation or other business combination, individually or in a series of transactions which may have a similar effect as any of the foregoing. Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing immediately before and after giving effect thereto and no Change of Control would occur, the following shall be permitted without the consent of Administrative Agent or any Lender: (i) the merger or consolidation of one or more Borrowers with and into a Borrower (it being understood and agreed that, in any such event, if Parent is a party to such transaction, Parent will be the surviving Person), (ii) the merger or consolidation of two or more Subsidiaries of Borrowers; provided that no such merger or consolidation shall involve any Subsidiary that is a Borrower unless a Borrower will be the surviving Person, (iii) the merger, liquidation or dissolution of any Subsidiary of a Borrower that does not own any assets so long as any assets previously owned by such Subsidiary were disposed of in accordance with this Agreement, 147 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

(iv) the merger of a Borrower that is the owner or lessee of a Collateral Property with and into a Subsidiary of Trilogy Investors in order to effect a release of a Collateral Property pursuant to Section 5.3, (v) the merger or consolidation of one or more Guarantors with and into a Guarantor (it being understood and agreed that, in any such event, if Trilogy Investors is a party to such transaction, Trilogy Investors will be the surviving Person), (vi) the merger or consolidation of two or more Subsidiaries of a Guarantor that are not a Guarantor, a Borrower or a Subsidiary of a Borrower, (vii) the merger, liquidation or dissolution of any Subsidiary of a Guarantor that is not also a Guarantor, a Borrower or a Subsidiary of Borrower that does not own any assets so long as any assets previously owned by such Subsidiary were disposed of in accordance with this Agreement, and (viii) any merger, consolidation or other business combination to effect an Investment permitted under Section 8.3 (it being understood and agreed that in any such event (A) if a Borrower is a party to such a transaction, a Borrower will be the surviving Person and (B) if Parent is a party to such transaction, Parent will be the surviving Person). Section 8.5 Sale and Leaseback. Borrowers will not, and will not permit their respective Subsidiaries to, enter into any arrangement, directly or indirectly, whereby any such Borrower or any such Subsidiary shall sell or transfer any Real Estate owned by it in order that then or thereafter any such Borrower or any such Subsidiary shall lease back such Real Estate without the prior written consent of Administrative Agent. Section 8.6 Compliance with Environmental Laws. Neither any Borrower will, nor will any of them permit any of their respective Subsidiaries or any Operator or other Person to, do any of the following with respect to any Collateral Property: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for quantities of Hazardous Substances used in the ordinary course of operating Senior Care Properties as expressly permitted under this Agreement and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in material compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in material compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner that could reasonably be contemplated to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which could reasonably be expected to give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in material compliance with all Environmental Laws). Borrowers shall, and shall cause their respective Subsidiaries to: (i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, take all reasonable action (including, if necessary or if requested by Administrative Agent, the conducting of engineering tests at the sole expense of Borrowers) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Collateral Properties in violation of applicable Environmental Laws; and (ii) if any Release or disposal of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which may otherwise expose it to liability shall occur or shall have occurred on the Collateral Properties (including any such Release or disposal occurring prior to the acquisition or leasing of such Collateral Property by any Borrower, or any Subsidiary thereof), Borrowers shall, after obtaining knowledge thereof, cause the prompt containment and removal of such Hazardous Substances and remediation of the Collateral Properties in full compliance with all applicable Environmental Laws; provided, that Borrowers and their respective Subsidiaries shall be deemed to be in compliance with Environmental Laws for the purpose of this clause 148 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the reasonable satisfaction of Administrative Agent and no action shall have been commenced or filed by any enforcement agency. Administrative Agent may engage its own Environmental Engineer to review the environmental assessments and the compliance with the covenants contained herein. (iii) At any time after an Event of Default shall have occurred and be continuing hereunder, Administrative Agent may at its election (and will at the request of the Majority Real Estate Revolving Loan Lenders) obtain such environmental assessments of any or all of the Collateral Properties prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (A) whether any Hazardous Substances are present in the soil or water at or adjacent to any such Collateral Property and (B) whether the use and operation of any such Collateral Property complies with all Environmental Laws to the extent required by the Loan Documents. Additionally, at any time that Administrative Agent or the Majority Real Estate Revolving Loan Lenders shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which otherwise may expose such Person to liability may have occurred, relating to any Collateral Property, or that any of the Collateral Properties is not in material compliance with Environmental Laws to the extent required by the Loan Documents, Borrowers shall, promptly upon the request of Administrative Agent, obtain and deliver to Administrative Agent such environmental assessments of such Collateral Property prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (A) whether any Hazardous Substances are present in the soil or water at or adjacent to such Collateral Property and (B) whether the use and operation of such Collateral Property comply with all Environmental Laws to the extent required by the Loan Documents. Environmental assessments may include reasonably detailed visual inspections of such Collateral Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are reasonably necessary or appropriate for a determination of the compliance of such Collateral Property and the use and operation thereof with all applicable Environmental Laws. All environmental assessments contemplated by this Section 8.6 shall be at the sole cost and expense of Borrowers. Section 8.7 Distributions by Borrowers. (a) Provided that no Event of Default has occurred and is continuing and that Borrowers would remain in compliance with the financial covenants set forth in Section 9.1 following any such Distribution, as determined on a pro forma basis taking into account the proposed Distribution, Borrowers shall be permitted to make any Distributions from time to time as determined by Borrowers; provided, however, that no Real Estate Borrowing Base Availability derived from clause (b) of the definition thereof may be used to support any Distribution unless Administrative Agent has received evidence, reasonably satisfactory to Administrative Agent, of substantial completion of the Eligible Villa Units used to calculate Real Estate Borrowing Base Availability and a copy of the certificate of occupancy permitting the use and occupancy of such Eligible Villa Units, in each case, prior to such Distribution. (b) Notwithstanding the foregoing, at any time when an Event of Default shall have occurred and be continuing, or the maturity of the Obligations has been accelerated, Borrowers shall not make any Distributions whatsoever, directly or indirectly. Section 8.8 Asset Sales. Borrowers will not, and will not permit their respective Subsidiaries to, sell, transfer or otherwise dispose of (a) any account (as defined in the UCC), other than the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course 149 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 of business, but only in connection with the compromise or collection thereof, or (b) any other asset, other than (i) pursuant to a Lease to an OpCo Affiliate that is a Borrower, (ii) the replacement of obsolete or worn out personal property in the ordinary course of business, so long as such personal property is promptly replaced with personal property of equal or greater value and utility to Borrowers, (iii) pursuant to a bona fide arm’s length transaction, (iv) pursuant to Section 5.3, (v) the lease of assets to an IGT Hospital pursuant to an IGT Transaction, (vi) pursuant to Section 8.2, (vii) pursuant to Section 8.3(j) and (viii) cash pursuant to Distributions permitted by Section 8.7. Notwithstanding the foregoing, in no event shall any sale, transfer or disposition of a Collateral Property or Villa Units occur other than in accordance with Section 5.3. In the event any Borrower sells an Account as permitted by this Section 8.8, Parent, on behalf of Borrowers, shall submit to Administrative Agent and Revolving Agent concurrently with such sale an A/R Borrowing Base Certificate reflecting the exclusion of such Account from the A/R Borrowing Base Availability and the Lien of Administrative Agent. Section 8.9 Restriction on Prepayment of Indebtedness. Borrowers will not, and will not permit their respective Subsidiaries to, (a) during the existence of any Event of Default, prepay, redeem, defease, purchase or otherwise retire the principal amount, in whole or in part, of any Indebtedness other than the Obligations and regularly scheduled amortization payments owing to third parties and not any Affiliate or any Loan Party pursuant to agreements in place before the occurrence of Event of Default; provided, that the foregoing shall not prohibit (x) the prepayment of Indebtedness which is financed solely from the proceeds of Indebtedness which would otherwise be expressly permitted by the terms of Section 8.1; and (y) the prepayment, redemption, defeasance or other retirement of the principal of Indebtedness secured by Real Estate other than a Collateral Property which is satisfied solely from the proceeds of a sale of the Real Estate other than a Collateral Property securing such Indebtedness; or (b) modify any document evidencing any Indebtedness (other than the Obligations) to accelerate the maturity date or required payments of principal of such Indebtedness during the existence of an Event of Default. Section 8.10 Zoning and Contract Changes and Compliance. No Borrower shall (a) initiate, acquiesce or consent to any zoning reclassification of any of its Collateral Property or seek any variance under any existing zoning ordinance or use or permit the use of any Collateral Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation without the applicable Borrower obtaining a special permit rendering such Collateral Property a conforming use, or (b) initiate any change in any laws, requirements of Governmental Authorities or obligations created by private contracts and Leases which now or hereafter may materially adversely affect the ownership, occupancy, use or operation of any Collateral Property. Section 8.11 Derivatives Contracts. Neither Borrowers nor any of their respective Subsidiaries shall contract, create, incur, assume or suffer to exist any Derivatives Contracts except for Hedge Obligations and interest rate swap, collar, cap or similar agreements providing interest rate protection and currency swaps and currency options made in the ordinary course of business and expressly permitted pursuant to Section 8.1. Section 8.12 Transactions with Affiliates. Other than Distributions permitted by Section 8.7, and Investments permitted by Sections 8.3(i), 8.3(j) and 8.3(n), Borrowers shall not, and shall not permit any Subsidiary of any of them to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (but not including any Borrower), except (a) the Leases between a Borrower, on the one hand, and a Borrower that is an OpCo Affiliate, on the other hand, so long as each such Lease is in the form delivered to and approved by Administrative Agent, (b) transactions in connection with Management Agreements or other property management agreements relating to Real Estate other than the Collateral Properties, (c) transactions set forth on Schedule 6.14, (d) [Intentionally Omitted], and (e) transactions pursuant to the 150 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 reasonable requirements of the business of such Person and upon terms which are no less favorable to such Person than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate. Section 8.13 Equity Pledges. Notwithstanding anything in this Agreement to the contrary, no Borrower will create or incur or suffer to be created or incurred, or permit any Guarantor to create or incur or suffer to be created or incurred, any Lien on any legal, equitable or beneficial interest of such Borrower in any of its Subsidiaries or of such Guarantor in any Borrower, including any Distributions or rights to Distributions on account thereof, except for the Lien of Administrative Agent pursuant to the Security Documents. Section 8.14 Management Fees. No Borrower shall pay any management fees or other payments under any Management Agreement for any Collateral Property to any manager that is an Affiliate of any Borrower, or any advisory fees or other payments to any advisor that is an Affiliate of any Borrower, in the event that an Event of Default shall have occurred; provided however in the event that an Event of Default shall have occurred and has continued for less than forty-five (45) days, Borrowers that are OpCo Affiliates shall be permitted to pay the EIK Manager with respect to a Collateral Property a portion of the Permitted Management Fee Payments in an amount equal to 60% of clauses (i) and (ii) of the definition of Permitted Management Fee Payments plus 100% of clause (iii) of the definition of Permitted Management Fee Payments. Nothing in this Section 8.14 shall prohibit the payment by any Borrower that is an OpCo Affiliate of the fees payable by it to the EIK Manager under the Management Agreements between such Persons, except payments made during the continuance of an Event of Default unless otherwise expressly permitted hereunder. Section 8.15 Inconsistent Agreements. No Borrower shall, or permit any of its Subsidiaries to, enter into any contract or agreement which would violate the terms hereof or any other Loan Document. Section 8.16 Leases of Property. No Borrower will lease (y) as tenant, all or any portion of Real Estate other than pursuant to (i) Ground Leases, (ii) a Lease of a Collateral Property pursuant to a Lease approved by Administrative Agent, and (iii) with respect to a Borrower that is not the owner or lessee of a Collateral Property, a Lease approved by Administrative Agent, or (z) as landlord, lease any Real Estate other than pursuant to a Lease with a Borrower that is an OpCo Affiliate. No Borrower will, or permit any Operator to, without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned, (a) amend, supplement or otherwise modify any now existing or future Lease (other than amendments required under such Lease solely in the form of acknowledgments entered into by the parties thereto to confirm changes made in accordance with the provisions thereof that were approved by Administrative Agent) at any Collateral Property, Leasehold Property or any Villa Unit complex, or any now existing or future IGT Document, or, except for subleases permitted under clause (b) below, enter into any Lease that (i) was not in a form approved by Administrative Agent, which approval shall not be unreasonably withheld, delayed or conditioned, or (ii) does not require quarterly and annual financial statements and underlying EBITDA and cash flow results (specifically or by reference to the requirements of financing documents), (b) allow or suffer to exist any sublicense or sublease of any Collateral Property, Leasehold Property or Villa Unit complex except for (i) subleases in connection with an IGT Transaction, so long as (A) the sublease is an IGT Document and (B) such IGT Transaction otherwise complies with Section 7.30, and (ii) immaterial subleases, sublicenses for providers of resident services such as haircare and other space leases of less than 5,000 square feet in the aggregate (collectively, “Permitted Subleases”) and occupancy agreements with patients or residents, (c) grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under any now existing or future Lease at any Collateral Property, Leasehold Property or Villa Unit complex or any IGT Hospital under any IGT Document or any other approved 151 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 sublease, (d) other than as permitted by Section 8.16(e), terminate, cancel or surrender any existing or future Lease at any Collateral Property, Leasehold Property or Villa Unit complex, (e) terminate or cancel any existing or future IGT Document or any other material sublease unless (i) required by law or (ii) such IGT Document or sublease is being terminated or cancelled in connection with the termination or cancellation of the applicable IGT Transaction and the Borrower party to such IGT Transaction, after giving effect to such termination or cancellation, (A) has in full force and effect (1) all Primary Licenses required to operate each Senior Care Property formerly subject to such IGT Transaction in compliance with applicable law, (2) all provider or similar agreements required to participate in any Third Party Payor Program in which each such Borrower participates with Medicare, Medicaid, TRICARE or any other Governmental Authority, and (3) all provider or similar agreements required to participate in any material Third Party Payor Program in which each such Borrower participates with any other Third Party Payor, and, in each case, no such Primary License, Permit or provider or similar agreement has been restricted, limited, placed in provisionary or probationary status, suspended, revoked or terminated, and (B) is, after giving effect to such termination or cancellation, able to operate such Senior Care Property, and otherwise conduct its business, in all material respects as if such IGT Transaction had not occurred, (f) accept the surrender of, or consent to or enter into the assignment or subletting of any existing or future Lease at any Collateral Property or Villa Unit complex or (g) fail to comply with its obligations and liabilities under any Lease or any IGT Document. There has been no anticipation or prepayment under any Lease or IGT Document of any of the rents, income, issues, profits or revenues from the Collateral Properties for more than one (1) month prior to the due dates of such revenues, and Borrowers will not collect or accept payment of any such revenues more than one (1) month prior to the due dates of such revenues. Section 8.17 Management. Borrowers shall not and shall not permit any Operator to enter into any Management Agreement with any Person other than EIK Manager for any Collateral Property without the prior written consent of Administrative Agent, provided that any IGT Hospital may engage an OpCo Affiliate to manage any Collateral Property so long as such OpCo Affiliate engages EIK Manager to sub-manage such Collateral Property and such consent shall not be unreasonably withheld, delayed or conditioned. Administrative Agent may condition any approval of a new manager engaged by a Borrower, any Subsidiary thereof or any Operator with respect to a Collateral Property or Villa Unit complex upon the execution and delivery to Administrative Agent of a Subordination of Management Agreement. No Management Agreement shall be (a) modified, or any provision thereof waived, in any material respect without Administrative Agent’s prior written approval (which shall not be unreasonably withheld, delayed or conditioned) or (b) terminated without Administrative Agent’s prior written approval, which approval in connection with such termination shall not be unreasonably withheld, delayed or conditioned if the applicable EIK Manager is in continuous material breach of such Management Agreement, and no Operator of a Collateral Property may enter into a Management Agreement with respect to a Collateral Property other than in the form approved by Administrative Agent (which shall not be unreasonably withheld, delayed or conditioned); provided, however, that a Management Agreement may be modified to reflect the removal of a Collateral Property therefrom upon the transfer of such Collateral Property in accordance with the provisions hereof or other event that results in such property no longer being collateral for the Loans in accordance with the Loan Documents. Borrowers shall not and shall not permit any Operator to increase any management fee payable under a Management Agreement by an Operator of the applicable Real Estate after the date the applicable Real Estate becomes a Collateral Property or a Villa Unit complex becomes subject to a Mortgage without the prior written consent of Administrative Agent, except as provided by such Management Agreement as in effect on the Closing Date. It shall be a condition to EIK Manager or any replacement manager being an EIK Manager under this Agreement that such EIK Manager not create, incur, assume, guaranty or otherwise be liable with respect to any Indebtedness in a principal amount in excess of $5,000,000.00 152 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 other than Indebtedness of the type described in Section 8.1(c), 8.1(d), 8.1(f), 8.1(k), 8.1(l), 8.1(m), 8.1(n) and 8.1(o). Section 8.18 OpCo Affiliate Indebtedness. Borrowers shall not permit OpCo Affiliate to incur any Indebtedness other than the types described in Sections 8.1(c), 8.1(d), 8.1(e), 8.1(f), 8.1(j) (subject to the proviso thereof but without giving effect to the maximum amount set forth therein; provided that the term of any such Indebtedness is permitted to be up to five (5) years) and 8.1(k) through 8.1(p). Section 8.19 Subordination. Borrowers shall not agree with any Person to release, terminate or subordinate its rights and remedies under any Lease other than the subordination of any Lien of Borrowers under the Leases on the assets of OpCo or an OpCo Affiliate with respect to any Indebtedness of such Persons permitted hereunder and, without limiting the foregoing, which complies with Section 8.18. Section 8.20 IGT Transactions. (a) No Borrower will permit any IGT Hospital to create, incur, assume or suffer to exist, directly or indirectly, any Lien upon the IGT Accounts. (b) No Borrower will permit any IGT Hospital to convey, sell, lease, license, assign, transfer or otherwise dispose of any IGT Accounts or any other assets used in connection with an IGT Transaction. (c) No Borrower will, without the prior written consent of Administrative Agent, (i) amend, supplement or otherwise modify any now existing or future IGT Document, (ii) grant any concessions to or waive the performance of any obligations of any IGT Hospital under any IGT Document, (iii) terminate or cancel any existing or future IGT Document, or (iv) fail to comply with its obligations and liabilities under any IGT Document. (d) Neither Borrowers nor any IGT Hospital shall fail to comply with any of the provisions set forth in Section 7.19. SECTION 9. FINANCIAL COVENANTS. Each Borrower covenants and agrees that, so long as any Obligation is outstanding or any Lender has any obligation to make any Loans or issue Letters of Credit: Section 9.1 Borrowing Base Availability. Borrowers shall not at any time permit (a) the Aggregate A/R Revolving Credit Obligations to be greater than the lesser of (i) the Total A/R Revolving Loan Commitment and (ii) the A/R Borrowing Base Availability or (b) the Aggregate Real Estate Revolving Credit Obligations to be greater than the lesser of (i) the Total Real Estate Revolving Loan Commitment and (ii) the Real Estate Borrowing Base Availability, subject to compliance with Section 3.2. Section 9.2 Total Adjusted EBITDAR to Consolidated Fixed Charges. Borrowers shall not permit at any time the ratio of Total Adjusted EBITDAR to Consolidated Fixed Charges to be less than 1.50 to 1.00; provided, however, that notwithstanding the foregoing, during the Covenant Relief Period, Borrowers shall not permit at any time the ratio of Total Adjusted EBITDAR to Consolidated Fixed 153 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 154 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 December 31, 2021 1.40 to 1.00 March 31, 2022 September 30, 2021 1.45 to 1.00 Fiscal Quarter Ending 1.40 to 1.00 June 30, 2022 Charges to be less than the applicable ratio set forth below with respect to each applicable fiscal quarter set forth below: 1.45 to 1.00 Section 9.3 Minimum Consolidated Net Worth. Borrowers shall not permit at any time Consolidated Net Worth to be less than the sum of (a) $606,602,000.00 plus (b) seventy-five percent (75%) of the sum of any additional Net Offering Proceeds after the date of this Agreement. Section 9.4 Recourse Indebtedness. Borrowers shall not permit at any time (a) the sum of (i) the Recourse Indebtedness (excluding the Loans and Letter of Credit Liabilities) of Trilogy Investors plus (ii) the product of (X) the aggregate total rent obligations due for the period of twelve (12) months following the date of determination under leases, occupancy agreements or similar agreements that are recourse to Trilogy Investors, multiplied by (Y) six (6), to exceed (b) an amount equal to twenty-five percent (25%) of Consolidated Total Asset Value; provided, however, that for no more than one (1) period of up to four (4) consecutive calendar quarters immediately following a Material Acquisition of which Borrower has given Administrative Agent written notice (with such four (4) consecutive fiscal quarter period to include the quarter in which such Material Acquisition is consummated), the amount in clause (a) of this Section 9.4 may exceed twenty-five percent (25%) of Consolidated Total Asset Value but shall not exceed thirty percent (30%) of Consolidated Total Asset Value during such period. For purposes of calculating compliance with this Section 9.4, in the event that such Recourse Indebtedness is solely pursuant to a guaranty that limits recovery with respect to the underlying obligations that are guaranteed, the amount of Recourse Indebtedness shall be calculated giving effect to such limitation. Notwithstanding anything to the contrary contained herein, during the Covenant Relief Period, Borrowers shall not permit Trilogy Investors to create, incur, assume, guarantee or become liable under any additional Recourse Indebtedness not existing immediately prior to the commencement of the Covenant Relief Period, other than the Covenant Relief Period Permitted Recourse Indebtedness subject to compliance with the terms and conditions of this Agreement, including, without limitation, this Section 9.4. Section 9.5 Distributions. (a) Borrowers shall not permit Trilogy Investors to pay for the period of the four (4) consecutive fiscal quarters most recently ended any Distribution to its partners, shareholders, members or other owners, to the extent that the aggregate amount of such Distribution paid, when added to the aggregate amount of all other Distributions paid in such period, exceeds ninety-five percent (95%) of Funds from Operations for such period; provided that no such Distributions shall be paid if Trilogy Investors would not be in pro forma compliance with the financial covenants set forth in Sections 9.2, 9.3, 9.4 and 9.5 following any such Distribution, as determined on a pro forma basis taking into account Total Adjusted EBITDAR to Consolidated Fixed Charges the proposed Distributions; provided further that the limitations contained in this Section 9.5 shall not preclude Distributions in an amount equal to the Minimum REIT Distributions. For the purposes hereof, “Minimum REIT Distributions” shall mean Distributions in the minimum amount required under the Code to maintain the REIT Status of each applicable direct or indirect owner of Trilogy Investors that is a “real estate investment trust” as a “real estate investment trust”, provided that such Minimum REIT Distributions to be made by Trilogy Investors shall be limited to a pro rata amount reasonably approved by Administrative Agent based on the relative total assets of Trilogy Investors to the other assets of the direct or indirect owners of Trilogy Investors that are real estate investment trusts, as evidenced by a certification of the principal financial officer of Trilogy Investors with accompanying reasonably detailed calculations in form and substance satisfactory to Administrative Agent. (b) If an Event of Default shall have occurred and be continuing, Borrowers shall not permit Trilogy Investors to make any Distributions to its partners, shareholders, members or other owners, provided that Trilogy Investors may, nonetheless, make Distributions in an amount equal to the Minimum REIT Distributions, as evidenced by a certification of the principal financial officer of Trilogy Investors containing reasonably detailed calculations satisfactory in form and substance to Administrative Agent. (c) Notwithstanding the proviso in Section 9.5(a), at any time when an Event of Default under Sections 12.1(a) or 12.1(b) shall have occurred, an Event of Default under Sections 12.1(h), 12.1(i) or 12.1(j) shall have occurred, or the maturity of the Obligations has been accelerated, Trilogy Investors shall not make any Distributions whatsoever, directly or indirectly. (d) Notwithstanding anything to the contrary contained herein, during the Covenant Relief Period, Borrowers shall not (x) make any Distributions to their respective partners, shareholders, members or other owners except in the minimum amount necessary to permit Trilogy Investors to make Distributions in an amount equal to the Minimum REIT Distributions, and (y) permit Trilogy Investors to make any Distributions to its partners, shareholders, members or other owners, other than Distributions in an amount equal to the Minimum REIT Distributions, in each case of the foregoing clauses (x) and (y), as evidenced by a certification of the principal financial officer of Trilogy Investors containing reasonably detailed proforma calculations satisfactory in form and substance to Administrative Agent. Section 9.6 Minimum Collateral Properties Requirement. At all times, (i) the Appraised Value of the Eligible Owned Real Estate included in the calculation of Real Estate Borrowing Base Availability shall be $150,000,000.00 or greater and (ii) at least ten (10) Collateral Properties shall be Eligible Owned Real Estate included in the calculation of Real Estate Borrowing Base Availability. SECTION 10. CLOSING CONDITIONS. Section 10.1 Closing Date. The effectiveness of this Agreement and the obligations of the Lenders to make any Loan or issue and Letter of Credit shall be subject to the satisfaction of the following conditions precedent: (a) Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. Administrative Agent shall have received a fully executed counterpart of each such document, except that each Lender shall have receive the fully-executed original of its Note. (b) Organizational Documents and Good Standing Certificates. Administrative Agent shall have received from each Borrower, each Guarantor and such other Persons as Administrative Agent may reasonably request (A) its operating agreement or other organizational agreement of such 155 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

Person, certified by a duly authorized officer of such Person, as applicable, to be true and complete, (B) its certificate or articles of formation, certified as of a recent date by the Secretary of State of such Person’s state of formation and (C) certificates dated as of a recent date evidencing the good standing (or equivalent status) of such Person in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Person’s business activities or the ownership of its properties necessitates qualification, issued by the Secretary of State or other appropriate official of each such jurisdiction. (c) Resolutions. All action on the part of each Borrower, each Guarantor and each Person authorizing any of such Persons necessary for the valid execution, delivery and performance by each Borrower and each Guarantor of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to Administrative Agent shall have been provided to Administrative Agent. (d) Incumbency Certificate; Authorized Signers. Administrative Agent shall have received from each Borrower, each Guarantor and each Person authorizing any of such Persons an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Borrower or Guarantor, each of the Loan Documents to which such Borrower or Guarantor is or is to become a party. Administrative Agent shall have also received from Parent a certificate, dated as of the Closing Date, signed by a duly authorized representative of Parent and giving the name and specimen signature of each Authorized Officer who shall be authorized to make Loan Requests and Conversion/Continuation Requests and to give notices and to take other action on behalf of Borrowers under the Loan Documents. (e) Opinions of Counsel. Administrative Agent shall have received opinions addressed to the Lenders, Swing Loan Lender, Administrative Agent and Revolving Agent and dated as of the Closing Date from counsel to each Borrower in form and substance reasonably satisfactory to Administrative Agent. (f) Performance; No Default. Each Borrower and Guarantor shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist, no Default or Event of Default. (g) Representations and Warranties. The representations and warranties made by each Borrower and Guarantor in the Loan Documents or otherwise made by or on behalf of Borrowers and Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date. (h) Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to Administrative Agent and Administrative Agent’s counsel in form and substance, and Administrative Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as Administrative Agent and Administrative Agent’s counsel may reasonably require. (i) Security Agreement and Pledge Agreement. Administrative Agent shall have received the Security Agreement and Pledge Agreement duly executed by each Borrower and Guarantor a party thereto, together with Uniform Commercial Code financing statements related thereto, certificates representing all of the certificated Equity Interests of the pledged Subsidiaries, and all other original 156 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Collateral to be delivered to Administrative Agent pursuant to the Security Agreement or Pledge Agreement, and transfer powers with respect thereto duly endorsed in blank. (j) Lien Searches. Administrative Agent shall have received Lien search results with respect to each Borrower and such other Persons as Administrative Agent may reasonably request from all appropriate jurisdictions and filing offices. (k) First Priority Liens. Administrative Agent shall have received evidence that the Liens granted pursuant to the Security Documents will be first priority perfected Liens on the Collateral (subject only to Permitted Liens that are prior to the Liens of Administrative Agent by operation of law). (l) Consents; Laws. Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that (i) all necessary stockholder, partner, member or other consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents, have been obtained, and (ii) Borrowers are in compliance with all applicable laws and legal requirements in all material respects. (m) KYC. Each Borrower, each Guarantor and any other Person reasonably requested by any Lender shall have complied with all know-your-customer and anti-money laundering requirements of the Lenders, including the Patriot Act and the provision of a Beneficial Ownership Certification. (n) Organizational Structure. Administrative Agent shall have approved of the corporate structure of Borrowers and Guarantors. (o) Due Diligence. Completion of due diligence as reasonably requested by Administrative Agent, Administrative Agent’s Special Counsel or Revolving Agent. (p) Payment of Fees. Borrowers shall have paid to each Agent the fees payable pursuant to Section 4.2 and all mortgage, recording, intangible, documentary stamp or other similar taxes and charges payable in connection with such borrowing and recording and filing of Security Documents, as determined by Administrative Agent. (q) Real Estate Documents. For each Collateral Property, the items listed on Schedules 10.10 and, if applicable, 10.11, respectively, shall have been delivered to Administrative Agent at Borrowers’ expense and shall be in form and substance reasonably satisfactory to Administrative Agent. (r) Payoff Letters. Administrative Agent shall have received a pay-off letter, termination statements, canceled pledges and the like required by Administrative Agent in connection with the credit facility provided by Wells Fargo Bank, National Association and other lenders to certain of Borrowers, and the obligations thereunder shall be terminated and paid in full on the Closing Date. (s) Compliance Certificate. Administrative Agent shall have received a Compliance Certificate dated as of the Closing Date demonstrating compliance with each of the covenants calculated therein. (t) Borrowing Base Certificate. Administrative Agent shall have received a Real Estate Borrowing Base Certificate and an A/R Borrowing Base Certificate, each dated as of the Closing Date, demonstrating compliance with Section 9.1 after giving effect to the initial advances of the Loans. 157 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (u) Solvency Certificate. Administrative Agent shall have received a Solvency Certificate, dated as of the Closing Date, as to Borrowers. (v) Collections Account. Parent and each Borrower that is not the owner or lessee under a Ground Lease of a Collateral Property shall have opened a Collections Account with KeyBank. (w) Subordination of Management Agreement. Administrative Agent shall have received an executed counterpart of a Subordination of Management Agreement with respect to each Management Agreement. (x) Intercreditor Agreements. Administrative Agent shall have received an executed counterpart of each Intercreditor Agreement. (y) Control Agreements. Administrative Agent shall have received any control agreements and depositary agreements required by Administrative Agent with respect to the accounts maintained by Borrowers, duly executed by the parties thereto. (z) Other. Administrative Agent and Revolving Agent shall have reviewed and approved such other documents, instruments, certificates, opinions, assurances, consents, and approvals as Administrative Agent, Administrative Agent’s Special Counsel or Revolving Agent may reasonably have requested. SECTION 11. CONDITIONS TO ALL BORROWINGS. The obligations of the Lenders to make any Loan or issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent: Section 11.1 Representations True; No Default. Each of the representations and warranties made by or on behalf of any Loan Party contained in this Agreement, the other Loan Documents or in any document or instrument delivered by or on behalf of any Loan Party to Administrative Agent, Revolving Agent or the Lenders pursuant to or in connection with this Agreement shall be true and correct in all material respects both as of the date as of which they were made and shall also be true and correct in all material respects as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time, except to the extent of changes in the facts and circumstances after the date such representation and warranty was made that resulted from actions or inactions not prohibited by this Agreement (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing. Section 11.2 Borrowing Documents. Administrative Agent shall have received a fully completed Loan Request for such Loan and the other documents and information as required by Section 2.6, or a fully completed Letter of Credit Request and the other documents and information as required by Section 2.9. Section 11.3 Endorsement to Title Policy. To the extent Administrative Agent is a beneficiary of any Mortgage, at such times as Administrative Agent shall determine in its discretion prior to each funding, to the extent available under applicable law, a “date down” endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by Administrative Agent, which endorsement shall, expressly or by virtue of a proper “revolving credit” clause or endorsement in each Title Policy, increase the coverage of each Title Policy to the aggregate amount of all Loans advanced and outstanding and Letters of Credit issued and outstanding (provided 158 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 that the amount of coverage under an individual Title Policy for an individual Collateral Property need not equal the aggregate amount of all Loans), or if such endorsement is not available, such other evidence and assurances as Administrative Agent may reasonably require (which evidence may include an affidavit from Parent stating that there have been no changes in title from the date of the last effective date of the Title Policy). Section 11.4 Future Advances Tax Payment. To the extent Administrative Agent is a beneficiary of any Mortgage, as a condition precedent to any Lender’s obligations to make any Loans available to Borrowers hereunder, Borrowers will pay to Administrative Agent any actual, out-of-pocket mortgage, recording, intangible, documentary stamp or other similar taxes and charges which Administrative Agent reasonably determines to be payable as a result of such Loan to any state or any county or municipality thereof in which any of the Collateral Properties are located, and deliver to Administrative Agent such affidavits or other information which Administrative Agent reasonably determines to be necessary in connection with such payment in order to insure that the Mortgages on the Collateral Properties located in such state secure Borrowers’ obligation with respect to the Loans then being requested by Borrowers. The provisions of this Section 11.4 shall not limit Borrowers’ obligations under other provisions of the Loan Documents, including Section 15. SECTION 12. EVENTS OF DEFAULT; ACCELERATION; ETC. Section 12.1 Events of Default and Acceleration. If any of the following events (“Events of Default”) shall occur while any Obligations remain outstanding or any Lender has any obligation to make any Loans or issue any Letter of Credit, subject to the cure periods set forth in Section 12.2: (a) Borrowers shall fail to pay any principal of the Loans or any reimbursement obligations with respect to the Letters of Credit when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; (b) Borrowers shall fail to pay any interest on the Loans or any fees or other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; (c) any Loan Party shall fail to perform any term, covenant or agreement contained in Section 9; (d) any Borrower or any of their respective Subsidiaries or any Guarantor shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents or the Contribution Agreement which they are required to perform (other than those specified in the other sections or clauses of this Section 12 or in the other Loan Documents); (e) any representation or warranty made by or on behalf of any Borrower or any Guarantor in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, Letter of Credit Request or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan, the issuance of a Letter of Credit or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated; (f) any Loan Party or any of their respective Subsidiaries (other than the RHS Entities as specifically set forth below in clause (ii)) shall fail to pay when due (including at maturity), or within any applicable period of grace, any obligation for borrowed money or credit received or other 159 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

Indebtedness (including under any Derivatives Contract), or the FF&E Leases or shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or other Indebtedness (including under any Derivatives Contract) or the FF&E Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or require the prepayment, redemption, purchase, termination or other settlement thereof; provided, however, that the events described in this Section 12.1(f) shall not constitute an Event of Default (i) solely with respect to Guarantors or any of their Subsidiaries (but specifically excluding Borrowers and any of their Subsidiaries) unless such failure to perform, together with other failures to perform as described in this Section 12.1(f), involves singly or in the aggregate obligations for Recourse Indebtedness in excess of $15,000,000.00 and which events described in this Section 12.1(f)(i) with respect to such Recourse Indebtedness of Guarantors or any of their Subsidiaries (but specifically excluding Borrowers and any of their Subsidiaries) is not cured to the reasonable satisfaction of Administrative Agent within fifteen (15) days or such occurrence or (ii) solely with respect to Guarantors or any of their Subsidiaries (other than the RHS Entities) (but specifically excluding Borrowers and any of their Subsidiaries) unless such failure to perform, together with other failures to perform as described in this Section 12.1(f), involves singly or in the aggregate obligations for Non-Recourse Indebtedness in excess of $25,000,000.00; (g) EIK Manager shall fail to pay when due (including at maturity), or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness (including under any Derivatives Contract), or shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or other Indebtedness (including under any Derivatives Contract) for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or require the prepayment, redemption, purchase, termination or other settlement thereof; provided, however, that the events described in this Section 12.1(g) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this Section 12.1(g), involves singly or in the aggregate obligations for Indebtedness in excess of $5,000,000.00; (h) any Borrower, any Guarantor, any of their respective Subsidiaries, EIK Manager or any other Operator (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing; provided that the events described in this Section 12.1(h) as to any Subsidiary of the Guarantor that is not a Borrower, a Subsidiary of a Borrower, a Guarantor or an Operator shall not constitute an Event of Default unless the value of the assets of any such Subsidiary or Subsidiaries that is not a Borrower, a Subsidiary of a Borrower, a Guarantor or an Operator (calculated based on “total assets plus accumulated appreciation” as defined under GAAP) subject to an event or events described in Sections 12.1(h), 12.1(i) or 12.1(j) in the aggregate equals or exceeds $25,000,000.00; (i) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any Borrower, any Guarantor, any of their respective Subsidiaries, OpCo, EIK Manager or any other Operator or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent 160 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed, rescinded, discharged or otherwise cured within sixty (60) days following the filing or commencement thereof; provided that the events described in this Section 12.1(i) as to any Subsidiary of the Guarantor that is not a Borrower, a Subsidiary of a Borrower, a Guarantor or an Operator shall not constitute an Event of Default unless the value of the assets of any such Subsidiary or Subsidiaries that is not a Borrower, a Subsidiary of a Borrower, a Guarantor or an Operator (calculated based on “total assets plus accumulated appreciation” as defined under GAAP) subject to an event or events described in Sections 12.1(h), 12.1(i) or 12.1(j) in the aggregate equals or exceeds $25,000,000.00; (j) a decree or order is entered appointing a trustee, custodian, liquidator or receiver for any Borrower, any Guarantor, any of their respective Subsidiaries, OpCo, EIK Manager or any other Operator or adjudicating any such Person, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted; provided that the events described in this Section 12.1(j) as to any Subsidiary of the Guarantor that is not a Borrower, a Subsidiary of a Borrower, a Guarantor or an Operator shall not constitute an Event of Default unless the value of the assets of any such Subsidiary or Subsidiaries that is not a Borrower, a Subsidiary of a Borrower, a Guarantor or an Operator (calculated based on “total assets plus accumulated appreciation” as defined under GAAP) subject to an event or events described in Sections 12.1(h), 12.1(i) or 12.1(j) in the aggregate equals or exceeds $25,000,000.00; (k) any event of default (after expiration of any applicable notice and cure period) shall have occurred under any Management Agreement with EIK Manager or, with respect to any OpCo Affiliate, any Lease with such OpCo Affiliate at a Collateral Property; (l) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, one (1) or more uninsured or unbonded final judgments against any Borrower, any Guarantor, any of their respective Subsidiaries, EIK Manager or any other Operator that, either individually or in the aggregate, exceed $5,000,000.00 per occurrence or during any twelve (12) month period; (m) any of the Loan Documents or the Contribution Agreement shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Lenders, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents or the Contribution Agreement shall be commenced by or on behalf of any Loan Party, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof; (n) any dissolution, termination, partial or complete liquidation, merger or consolidation of any Loan Party, EIK Manager or any other Operator shall occur or any sale, transfer or other disposition of the assets of any Loan Party, EIK Manager or any IGT Hospital or any other Operator shall occur, in each case, other than as expressly permitted under the terms of this Agreement or the other Loan Documents; except with respect to a merger of EIK Manager, where EIK Manager is the surviving entity or a sale, transfer or other disposition of assets by EIK Manager that does not involve a sale of all or substantially all of its assets; and except with respect to a merger of any IGT Hospital where the applicable IGT Hospital is the surviving entity or a sale, transfer or other disposition of assets by an IGT Hospital which does not cause a breach (whether with the giving of notice, passage of time, or both) under any IGT Documents; 161 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (o) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any Loan Party to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $5,000,000.00 and (x) such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or (y) a trustee shall have been appointed by the United States District Court to administer such Plan; or (z) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan; (p) any Loan Party, EIK Manager or any other Operator or any direct shareholder, officer, director, partner or member of any of them shall be indicted for a federal crime, a punishment for which could include the forfeiture of (i) any assets of any Loan Party which in the good faith judgment of the Majority Lenders could reasonably be expected to have a Material Adverse Effect, or (ii) the Collateral, and such Person (other than any Loan Party, EIK Manager or any other Operator) is not immediately dismissed and such forfeiture irrevocably averted; (q) any Guarantor denies in writing that it has any liability or obligation under the Guaranty or any other Loan Document to which such Guarantor is a party, or shall notify Administrative Agent or any of the Lenders of such Guarantor’s intention to attempt to cancel or terminate the Guaranty or any other Loan Document to which such Guarantor is a party, or shall fail to observe or comply with any term, covenant, condition or agreement under any Guaranty or any other Loan Document to which such Guarantor is a party (beyond any applicable notice and cure period); (r) any Borrower abandons, closes or otherwise fails to use all or a portion (other than de minimis portion) of any Senior Care Property (casualty and condemnation excepted); (s) any Senior Care Property shall be taken on execution or other process of law (other than by eminent domain) in any action against any Loan Party by a party other than by or on behalf of the Secured Parties; (t) any Change of Control shall occur; (u) EIK Manager shall fail to manage any Real Estate of a Borrower; or (v) Borrowers or any OpCo Affiliates shall sell, assign or otherwise transfer any of their respective assets to EIK Manager; (w) If any Borrower (or with respect to an IGT Transaction, the applicable IGT Hospital) is found to have been overpaid by an Account Debtor under a Government Receivable by more than $500,000 during any period covered by an audit conducted by such Account Debtor, and such overpayment is not repaid within thirty (30) days of its due date or reserved for in a manner reasonably acceptable to Revolving Agent; (x) If (i) any instruction or agreement regarding any Deposit Account or deposit account instructions and service agreement required pursuant to this Agreement is amended or terminated without the written consent of Administrative Agent, or any Borrower or IGT Hospital gives a notice with respect to any deposit account instructions and service agreement to change the instructions for the disposition of funds thereunder, (ii) Borrower fails to forward any collections on Accounts, or any IGT Hospital fails to forward collections on IGT Accounts, in each case to the applicable Deposit Account as required pursuant to Section 7.19, or (iii) any Loan Party directs any Account Debtor to make a payment 162 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 in respect of any Account, or any IGT Hospital directs any Account Debtor with respect to IGT Accounts to make a payment in respect of any IGT Account, in each case to any place, lockbox or Deposit Account other than as required pursuant to Section 7.19; (y) If any of the following shall occur: (i) any Borrower shall enter into a settlement or other agreement with CMS or any other Governmental Authority for an amount in excess of $500,000, or (ii) any Borrower or IGT Hospital, or any officer, director, shareholder or managing employee of a Borrower or an IGT Hospital (i) shall have been found guilty of an act of fraud (ii) shall have been indicted for or convicted of a felony crime that relates to any Medical Services or Third Party Payor Program; (z) (i) Any Trilogy Pharmacy Company enters into a settlement agreement with the FDA for an amount in excess of $500,000; or (ii) the FDA revokes any authorization or permission granted under any material Registration; (aa) If at any time during the term of this Agreement, five (5) or more Senior Care Properties have outstanding Medicare or Medicaid survey deficiencies at Level G, H, I, J, K, L or worse that have been outstanding for a period greater than ninety (90) days or have resulted in the imposition by CMS or the applicable state survey agency of sanctions in the form of a program termination, temporary management, denial of payment for new admissions as a result of Medicare or Medicaid survey deficiencies or state monitoring; (bb) Any Senior Care Property has been closed or ordered to be closed by any Governmental Authority, or any Governmental Authority ceases to permit new patients, residents or tenants to be admitted to any Senior Care Property; or (cc) If any of the following shall occur: (i) any of the IGT Documents shall be canceled, terminated, revoked or rescinded other than in accordance with the terms thereof or with the express prior written agreement, consent or approval of Administrative Agent, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the IGT Documents shall be commenced by or on behalf of any Borrower or any IGT Hospital, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the IGT Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or (ii) any IGT Hospital denies that it has any liability or obligation under any of the IGT Documents, or shall notify any Borrower, Administrative Agent or any of the Lenders of such IGT Hospital’s intention to attempt to cancel or terminate any of the IGT Documents, or shall fail to observe or comply with any term, covenant, condition or agreement under any of the IGT Documents; then, upon and during the continuance of such Event of Default, Administrative Agent may, and, upon the request of the Majority Lenders, shall by notice in writing to Borrowers declare all amounts owing with respect to this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers; provided that in the event of any Event of Default specified in Section 12.1(h), 12.1(i) or 12.1(j), all such amounts shall 163 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Lenders or Administrative Agent, Borrowers hereby expressly waiving any right to notice of intent to accelerate and notice of acceleration. Upon demand by Administrative Agent or the Majority Real Estate Revolving Loan Lenders in their absolute and sole discretion after the occurrence and during the continuance of an Event of Default, and regardless of whether the conditions precedent in this Agreement for a Real Estate Revolving Loan have been satisfied, the Real Estate Revolving Loan Lenders will cause a Real Estate Revolving Loan to be made in the undrawn amount of all Letters of Credit. The proceeds of any such Real Estate Revolving Loan will be pledged to and held by Administrative Agent as security for any amounts that become payable under the Letters of Credit. In the alternative, if demanded by Administrative Agent in its absolute and sole discretion after the occurrence and during the continuance of an Event of Default, Borrowers will deposit into the Collateral Account and pledge to Administrative Agent cash in an amount equal to 105% of the amount of all undrawn Letters of Credit. Such amounts will be pledged to and held by Administrative Agent for the benefit of the Lenders as security for any amounts that become payable under the Letters of Credit. Upon any draws under Letters of Credit, at Administrative Agent’s sole discretion, Administrative Agent may apply any such amounts to the repayment of amounts drawn thereunder and upon the expiration of the Letters of Credit any remaining amounts will be applied to the payment of all other Obligations or if there are no outstanding Obligations and the Lenders have no further obligation to make Real Estate Revolving Loans, A/R Revolving Loans or issue Letters of Credit or if such excess no longer exists, such proceeds deposited by Borrowers will be released to Borrowers. Section 12.2 Certain Cure Periods; Limitation of Cure Periods. (a) Notwithstanding anything contained in Section 12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(b) in the event that Borrowers cure such Default within five (5) Business Days after the date such payment is due (or, with respect to any payments other than interest on the Loans or any fees due under the Loan Documents, within five (5) Business Days after written notice thereof shall have been given to Parent by Administrative Agent), provided, however, that Borrowers shall not be entitled to receive more than two (2) grace or cure periods in the aggregate pursuant to this clause (i) in any period of three hundred sixty-five (365) days ending on the date of any such occurrence of Default, and provided further, that no such cure period shall apply to any payments due upon the maturity of the Notes, (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(d) in the event that Borrowers cure (or causes to be cured) such Default within thirty (30) days following receipt of written notice of such default, provided that the provisions of this clause (ii) shall not pertain to defaults consisting of a failure to provide insurance as required by Section 7.7, to any default (whether of any Borrower or any Guarantor) consisting of a failure to comply with Section 7.4(a)(iii)(A), 7.4(a)(x), 7.12, 7.13 (other than clause (b) of the first sentence thereof), 7.16, 7.17, 7.18, 7.19, 7.20, 7.21, 7.22, 7.25, 7.26, 8.1, 8.2, 8.3, 8.4, 8.7, 8.8, 8.9, 8.12, 8.16, 8.17, 8.18 or 8.19, or to any Default excluded from any provision of cure of defaults contained in any other of the Loan Documents and (iii) no Event of Default shall exist hereunder upon the occurrence of any event of default under Section 12.1(k) with respect to any Management Agreement in the event Borrowers, within thirty (30) days of such occurrence, replace the existing EIK Manager and related Management Agreements with a successor EIK Manager and Management Agreements with such successor EIK Manager that, in each case, (A) comply with the requirements of this Agreement and (B) are approved by the Majority Lenders, which approval shall not be unreasonably withheld, delayed or conditioned; provided that during that period there shall be no material adverse effect on any Loan Party’s, any Subsidiary of a Borrower’s or any Operator’s ability to accept or retain patients or residents, provide Ancillary Services at any Senior Care Property, receive payment or reimbursement for care or services provided at, or operate, any Senior Care Property for its current use with not less than the current number of licensed beds, shall not result in any material civil or 164 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 criminal penalty or remedy against any Loan Party, IGT Hospital or Operator, and shall not result in the appointment of a receiver or manager. (b) In the event that there shall occur any Default or Event of Default that affects only certain Collateral Properties or Senior Care Properties, or the owner(s) and/or Operator(s) thereof, then Borrowers may elect to cure such Default or Event of Default (so long as no other Default or Event of Default would arise as a result) by electing to have (i) if such Default or Event of Default affects one or more Collateral Properties, Administrative Agent remove such Collateral Properties from the calculation of the Collateral Pool Value and the Real Estate Borrowing Base Availability and reducing (to the extent necessary) the outstanding Real Estate Revolving Loans and Letter of Credit Liabilities so that no Default or Event of Default exists under this Agreement or (ii) if such Default or Event of Default affects one or more other Senior Care Properties that are not Collateral Properties, Revolving Agent remove the applicable Borrowers from the calculation of A/R Borrowing Base Availability and reducing (to the extent necessary) the outstanding A/R Revolving Loans so that no Default or Event of Default exists under this Agreement, in which event such removal and reduction shall be completed within ten (10) Business Days after receipt of notice of such Default or Event of Default from Administrative Agent, the Majority Real Estate Revolving Loan Lenders or the Majority A/R Revolving Loan Lenders and, following such time when such Collateral Property is removed from the calculation of the Collateral Pool Value and Real Estate Borrowing Base Availability or such Borrower is removed from the calculation of A/R Borrowing Base Availability, as the case may be, there shall be no Default or Event of Default solely with respect to such Collateral Property to the extent there are representations or warranties, covenants, Defaults or Events of Default that relate solely to such Collateral Property. Section 12.3 Termination of Total Commitment. If any one or more Events of Default specified in Section 12.1(h), 12.1(i), 12.1(j) or 12.1(l) shall occur, then immediately and without any action on the part of Administrative Agent or any Lender any unused portion of the Total Commitment hereunder shall terminate and the Lenders shall be relieved of any obligations to make Loans or issue Letters of Credit hereunder. If any other Event of Default shall have occurred, Administrative Agent may, and upon the election of the Majority A/R Revolving Loan Lenders or the Majority Real Estate Revolving Loan Lenders, as applicable shall, by notice to Borrowers terminate the obligation to make A/R Revolving Loans, Real Estate Revolving Loans or issue Letters of Credit hereunder. No termination under this Section 12.3 shall relieve Borrowers or the Guarantors of their obligations to the Lenders arising under this Agreement or the other Loan Documents. Section 12.4 Remedies. In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 12.1, Administrative Agent, on behalf of the Lenders may, and upon the direction of the Majority Lenders, shall proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by applicable law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the ex parte appointment of a receiver, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof. No remedy herein conferred upon Administrative Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple Notes in favor of the Lenders, the Lenders acknowledge and agree that only Administrative Agent may exercise any remedies arising by reason of a Default or Event of Default. If any Loan Party fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, Administrative Agent may itself perform, or cause to be performed, any agreement or covenant 165 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the reasonable and documented out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by Administrative Agent in connection therewith, shall be payable by Borrowers upon demand and shall constitute a part of the Obligations and shall if not paid within five (5) days after demand bear interest at the Default Rate. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, Borrowers shall pay all actual, out-of-pocket costs of collection including reasonable attorney’s fees. Section 12.5 Collateral Account. (a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, Swing Loans and the other Obligations, Borrowers hereby pledge and grant to Administrative Agent, for the ratable benefit of Administrative Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities or Swing Loans until applied by Administrative Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section 12.5. (b) Amounts on deposit in the Collateral Account shall be invested and reinvested by Administrative Agent in such Cash Equivalents as Administrative Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of Administrative Agent for the ratable benefit of the Lenders. Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which Administrative Agent accords other funds deposited with Administrative Agent, it being understood that Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account. (c) If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, Borrowers and the Lenders authorize Administrative Agent to use the monies deposited in the Collateral Account to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment. If a Swing Loan is not refinanced as a Base Rate Loan as provided in Section 2.4, then Administrative Agent is authorized to use monies deposited in the Collateral Account to make payment to the Swing Loan Lender with respect to any participation not funded by a Defaulting Lender. (d) If an Event of Default exists, the Majority Real Estate Revolving Loan Lenders may, in their discretion, at any time and from time to time, instruct Administrative Agent to liquidate any such investments and reinvestments and apply proceeds thereof to the Obligations in accordance with Section 3.6. (e) So long as no Default or Event of Default exists, and to the extent amounts on deposit in the Collateral Account exceed 105% of the aggregate amount of the Letter of Credit Liabilities then due and owing and the pro rata share of any Letter of Credit Liabilities and Swing Loans of any Defaulting Lender after giving effect to Section 2.12(c), Administrative Agent shall, from time to time, at the request of Parent, deliver to Parent on behalf of Borrowers within ten (10) Business Days after Administrative Agent’s receipt of such request from Parent, against receipt but without any recourse, 166 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate amount of the Letter of Credit Liabilities and Swing Loans at such time. (f) Borrowers shall pay to Administrative Agent from time to time such fees as Administrative Agent normally charges for similar services in connection with Administrative Agent’s administration of the Collateral Account and investments and reinvestments of funds therein. Each Borrower authorizes Administrative Agent to file such financing statements as Administrative Agent may reasonably require in order to perfect Administrative Agent’s security interest in the Collateral Account, and each Borrower shall promptly upon demand execute and deliver to Administrative Agent such other documents as Administrative Agent may reasonably request to evidence its security interest in the Collateral Account. SECTION 13. SETOFF. Regardless of the adequacy of any Collateral, during the continuance of any Event of Default under Section 12.1(a) or Section 12.1(b), including in connection with any acceleration of the Obligations, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any Lender to Borrowers or the Guarantors and any securities or other property of Borrowers or the Guarantors in the possession of such Lender may, without notice to any Borrower or any Guarantor (any such notice being expressly waived by each Borrower and each Guarantor) but with the prior written approval of Administrative Agent, be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of Borrowers or the Guarantors to such Lender. Each of the Lenders agree with each other Lender that if such Lender shall receive from Borrowers or the Guarantors, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender (but excluding the Swing Loan Note) any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. In the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders, and (b) such Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. SECTION 14. AGENTS. Section 14.1 Authorization. Each Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to such Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by such Agent. The obligations of each Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute such Agent as a trustee for any Lender or to create an agency or fiduciary relationship. Administrative Agent shall act as the contractual representative of the Lenders hereunder, 167 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

and notwithstanding the use of the term “Administrative Agent”, it is understood and agreed that Administrative Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Revolving Agent shall act as the contractual representative of the A/R Revolving Loan Lenders hereunder, and notwithstanding the use of the term “Revolving Agent”, it is understood and agreed that Revolving Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Borrowers, Guarantors and any other Person shall be entitled to conclusively rely on a statement from an Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents. Section 14.2 Employees and Agents. Each Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. Each Agent may utilize the services of such Persons as such Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by Borrowers. Section 14.3 No Liability. Neither any Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any Lender for (a) any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that such Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods or (b) any action taken or not taken by such Agent with the consent or at the request of the Majority Lenders or, as applicable, the Majority A/R Revolving Loan Lenders, the Majority Real Estate Revolving Loan Lenders or all Lenders, as the case may be. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless such Agent has received notice from a Lender or any Borrower referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”. Section 14.4 No Representations. No Agent shall be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of Borrowers, the Guarantors or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents. No Agent shall be bound to ascertain whether any notice, consent, waiver or request delivered to it by Borrowers, the Guarantors or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. Neither Agent has made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Secured Parties, with respect to the creditworthiness or financial condition of Borrowers, the Guarantors or any of their respective Subsidiaries, or the value of the Collateral or any other assets of any Borrower, any Guarantor or any of their respective Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender, and based upon such information and documents as it has 168 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. Administrative Agent’s Special Counsel has only represented Administrative Agent and KeyBank in connection with the Loan Documents and the only attorney client relationship or duty of care is between Administrative Agent’s Special Counsel and Administrative Agent or KeyBank. Revolving Agent and each Lender has been independently represented by separate counsel on all matters regarding the Loan Documents and the granting and perfecting of liens in the Collateral. Section 14.5 Payments. (a) A payment by any Borrower or any Guarantor to Administrative Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. Administrative Agent agrees to distribute to each Lender not later than one (1) Business Day after Administrative Agent’s receipt of good funds, determined in accordance with Administrative Agent’s customary practices, such Lender’s pro rata share of payments received by Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, each payment by Borrowers hereunder shall be applied in accordance with Section 2.12(d). (b) If in the opinion of Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. In the event that Administrative Agent shall refrain from making any distribution of any amount received by it as provided in this Section 14.5(b), Administrative Agent shall endeavor to hold such amounts in an interest bearing account and at such time as such amounts may be distributed to the Lenders, Administrative Agent shall distribute to each Lender, based on their respective Commitment Percentages, its pro rata share of the interest or other earnings from such deposited amount. Section 14.6 Holders of Notes. Subject to the terms of Section 18, each Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee. Section 14.7 Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless each Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which such Agent has not been reimbursed by Borrowers as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or such Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all 169 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 applicable appeal periods. The agreements in this Section 14.7 shall survive the payment of all amounts payable under the Loan Documents. Section 14.8 Agents as Lenders. In its individual capacity, each of KeyBank and CIT Bank, N.A. shall have the same obligations and the same rights, powers and privileges in respect to its Commitments and the Loans made by it, and as the holder of any of the Notes as it would have were it not also an Agent. Section 14.9 Resignation. Any Agent may resign at any time by giving at least thirty (30) calendar days prior written notice thereof to the Lenders, Parent and the other Agent. Revolving Agent shall resign in the event neither it nor any of its Affiliates or Related Funds are Lenders. Any such resignation of Administrative Agent may at such Agent’s option also constitute, as applicable, Administrative Agent’s resignation as the Issuing Lender and the Swing Loan Lender. Upon any such resignation, the Majority Lenders, subject to the terms of Section 18.1, shall have the right to appoint as a successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, any Lender or any bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00; provided, however, that Revolving Agent shall be a Lender or a Lender shall be an Affiliate or Related Fund of Revolving Agent at all times. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall be reasonably acceptable to Parent. If no successor Agent shall have been appointed and shall have accepted such appointment within ten (10) days after the retiring Agent’s giving of notice of resignation (or the date of Revolving Agent’s mandatory resignation, as applicable), then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be any Lender or any bank whose senior debt obligations are rated not less than “A2” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00; provided, however, that Revolving Agent shall be a Lender or a Lender shall be an Affiliate or Related Fund of Revolving Agent at all times. Upon the acceptance of any appointment as Agent and, if applicable, the Issuing Lender and the Swing Loan Lender, hereunder by a successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, such successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and, if applicable, Issuing Lender and Swing Loan Lender, and the retiring Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall be discharged from its duties and obligations hereunder as such Agent and, if applicable, the Issuing Lender and the Swing Loan Lender. After any retiring Agent’s resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent, the Issuing Lender and the Swing Loan Lender. If the resigning Agent shall also resign as the Issuing Lender, such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Issuing Lender, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit. Upon any change in any Agent under this Agreement, the resigning Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning Agent. Section 14.10 Duties in the Case of Enforcement. In case one or more Defaults or Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, Administrative Agent may and, if (a) so requested by the Majority Lenders and (b) the Lenders have provided to Administrative Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as Administrative Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have; provided, however, that unless and until Administrative Agent 170 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, to the extent permitted by the Loan Documents, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders. Without limiting the generality of the foregoing, if Administrative Agent reasonably determines payment is in the best interest of all the Lenders, Administrative Agent may without the approval of the Lenders pay taxes and insurance premiums and spend money for maintenance, repairs or other expenses which may be necessary to be incurred, and Administrative Agent shall promptly thereafter notify the Lenders of such action. Each Lender shall, within thirty (30) days of request therefor, pay to Administrative Agent its Commitment Percentages of the reasonable costs incurred by Administrative Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to Administrative Agent by Borrowers or the Guarantors or out of the Collateral within such period. The Majority Lenders may direct Administrative Agent in writing as to the method and the extent of any such exercise, the Lenders hereby agreeing to indemnify and hold Administrative Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that Administrative Agent need not comply with any such direction to the extent that Administrative Agent reasonably believes Administrative Agent’s compliance with such direction to be unlawful in any applicable jurisdiction or commercially unreasonable under the UCC as enacted in any applicable jurisdiction. Section 14.11 Request for Agent Action. Administrative Agent and the Lenders acknowledge that in the event that Administrative Agent is the beneficiary of a Mortgage, (a) in the ordinary course of business of Borrowers, Borrowers will enter into leases or rental agreements covering Collateral Properties that may require the execution of a subordination, attornment and non-disturbance agreement in favor of the tenant thereunder, (b) in the ordinary course of business of Borrowers, Real Estate may be subject to a Taking, or (c) in the ordinary course of business of Borrowers, any Borrower may desire to enter into easements or other agreements affecting the Collateral Properties, or take other actions or enter into other agreements in the ordinary course of business (including Leases) which similarly require the consent, approval or agreement of Administrative Agent. In connection with the foregoing, the Lenders hereby expressly authorize Administrative Agent to (w) execute and deliver to Borrowers subordination, attornment and non-disturbance agreements with any tenant under a Lease upon such terms as Administrative Agent in its good faith judgment determines are appropriate (Administrative Agent in the exercise of its good faith judgment may agree to allow some or all of the casualty, condemnation, restoration or other provisions of the applicable Lease to control over the applicable provisions of the Loan Documents), (x) execute releases of liens in connection with any Taking or the land swap described in clause (c) above, (y) execute consents or subordinations in form and substance satisfactory to Administrative Agent in connection with any easements or agreements affecting the Real Estate, or (z) execute consents, approvals, or other agreements in form and substance satisfactory to Administrative Agent in connection with such other actions or agreements as may be necessary in the ordinary course of Borrowers’ business. Section 14.12 Bankruptcy. In the event a bankruptcy or other insolvency proceeding is commenced by or against any Borrower or any Guarantor with respect to the Obligations, Administrative Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Lenders. Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Majority Lenders or all of the Lenders as required by this Agreement. Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless Administrative Agent fails to file such claim within thirty (30) days after receipt of written notice from the Lenders requesting that Administrative Agent file such proof of claim. Section 14.13 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, 171 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by an Authorized Officer. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Section 14.14 Approvals. If consent is required for some action under this Agreement (including any amendment or waiver of the Loan Documents), or except as otherwise provided herein an approval of the Lenders, the Majority Lenders, the Majority A/R Revolving Loan Lenders or the Majority Real Estate Revolving Loan Lenders is required or permitted under this Agreement, each Lender agrees to give the applicable Agent, with a copy to Administrative Agent if the applicable Agent is Revolving Agent, within ten (10) Business Days of receipt of the request for action from such Agent together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively, “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof. Each Agent agrees to provide notice of the initial request for action pursuant to this Section 14.14 to the Lenders through the use of Intralinks, Debtdomain, SyndTrak or any other electronic information dissemination system. If such Agent submits a written request for consent with respect to this Agreement to the Lenders and any Lender fails to provide Directions within ten (10) Business Days after such Lender receives from such Agent such initial request for Directions together with all reasonably requested information relating thereto, then such Agent shall make a second request for approval, which approval shall include the following in capital, bolded, block letters on the first page thereof: “THE FOLLOWING REQUEST REQUIRES A RESPONSE WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT. FAILURE TO DO SO WILL BE DEEMED APPROVAL OF THE REQUEST.” If such Agent submits to such Lender a second written request to approve or disapprove such action, and such Lender fails to provide Directions within five (5) Business Days after such Lender receives from such Agent such second request, then such Lender’s failure to respond to such request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action; provided, however, that such deemed approval shall only apply to a request that requires approval of the Majority Lenders and not to any request that requires approval of all Lenders. Section 14.15 Collateral. Administrative Agent is hereby authorized to hold all Collateral pledged pursuant to this Agreement or any Security Document and to act on behalf of itself and the Secured Parties, in its own capacity and through other agents appointed by it, thereunder; provided, that Administrative Agent shall not agree to the release of any Collateral except in accordance with the terms of this Agreement. Each Lender acknowledges that the Loans and all interest, fees and expenses hereunder constitute one Indebtedness, secured by all of the Collateral. Administrative Agent hereby appoints each Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Administrative Agent’s Liens in assets which, in accordance with the Uniform Commercial Code, can be perfected by possession. Should any Lender obtain possession of any such Collateral, subject to the limitations set forth in the deposit account control agreements that are Loan Documents, 172 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 such Lender shall promptly, upon Administrative Agent’s request therefor, deliver such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions. Section 14.16 Borrowers Not Beneficiaries. Except for the provisions of Section 14.9 relating to the appointment of a successor Agent, the provisions of this Section 14 are solely for the benefit of Agents and the Lenders, may not be enforced by any Borrower or any Guarantor, and except for the provisions of Section 14.9, may be modified or waived without the approval or consent of Borrowers. Section 14.17 Intercreditor Agreements. The Lenders hereby (a) authorize Administrative Agent to execute and deliver each Intercreditor Agreement on behalf of the Secured Parties and to perform its obligations thereunder and (b) agree to be bound by the provisions of each Intercreditor Agreement. Section 14.18 Release of Collateral. (a) Each Lender hereby directs, in accordance with the terms of this Agreement, Administrative Agent to release any Lien held by Administrative Agent for the benefit of Secured Parties: (i) against all of the Collateral, upon the payment in full of the Obligations (excluding any contingent indemnification and reimbursement claims not then due) and termination of the Commitments, provided that Administrative Agent has not received a written notice from a Bank Product Provider or a Lender Hedge Provider that any Bank Product Obligations or any Hedge Obligation is then due and payable to such Person; or (ii) against any part of the Collateral sold or disposed of by the Loan Parties if such sale or disposition is expressly permitted by Section 5.3 or 8.8 or is otherwise consented to by Administrative Agent, to the extent permitted by this Agreement, or the requisite Lenders for such release as set forth in Section 27, as certified to Administrative Agent by Parent in a certificate of an Authorized Officer. (b) Each Lender hereby directs Administrative Agent to execute and deliver or file or authorize the filing of such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 14.18 promptly upon the effectiveness of any such release. Upon request by Administrative Agent at any time, the Lenders will confirm in writing Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 14.18. Section 14.19 Erroneous Payments. (a) If the Administrative Agent notifies a Lender, Issuing Lender or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender or Secured Party such Lender or Issuing Lender (any such Lender, Issuing Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of 173 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Lender, Issuing Lender or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender or Secured Party such Lender or Issuing Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender, Issuing Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 14.19(b). (c) Each Lender, Issuing Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Lender or Secured Party under any Loan 174 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class of Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance Agreement (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance Agreement by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent 175 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). (e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (g) Each party’s obligations, agreements and waivers under this Section 14.19 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. SECTION 15. EXPENSES. Borrowers agree to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein for the purpose of providing copies thereof to Borrowers, Guarantors, Lenders and their respective counsel, (b) any Indemnified Taxes (including any interest and penalties in respect thereto) payable by any Agent or any of the Lenders, including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by any Agent or any of the Lenders after the Closing Date (Borrowers hereby agreeing to indemnify each Agent and each Lender with respect thereto), (c) all out-of-pocket title insurance premiums, engineer’s fees, environmental reviews and reasonable out-of-pocket fees, expenses and disbursements of the counsel to Administrative Agent and Co-Lead Arrangers and any local counsel to Administrative Agent incurred in connection with the preparation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable and documented out-of-pocket fees, costs, expenses and disbursements of Administrative Agent and Co-Lead Arrangers incurred in connection with the syndication or participation (by KeyBank) of the Loans, (e) all other reasonable and documented out-of-pocket fees, expenses and disbursements of Administrative Agent incurred by Administrative Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, the addition or substitution of additional Collateral, the review of Leases and related documents, the making of each 176 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 advance hereunder, the issuance of Letters of Credit and the syndication of the Total Commitment pursuant to Section 18 (without duplication of those items addressed in clause (d) above) and the release of Collateral, (f) all reasonable and documented out-of-pocket expenses (including attorneys’ fees and costs, and fees and costs of appraisers, engineers, investment bankers or other experts retained by Administrative Agent or any Lender) incurred by any Lender or Administrative Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against Borrowers or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to Administrative Agent’s, or any of the Lenders’ relationship with Borrowers or the Guarantors, (g) all reasonable fees, expenses and disbursements of Administrative Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, (h) all reasonable and documented out-of-pocket fees, expenses and disbursements (including reasonable attorneys’ fees and costs) which may be incurred by KeyBank in connection with the execution and delivery of this Agreement and the other Loan Documents (without duplication of any of the items listed above), (i) all out-of-pocket expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information in connection with the Loans, and (j) all out-of-pocket fees, expenses, and disbursements incurred by Revolving Agent in connection with the performance of its duties under this Agreement, and including reasonable out-of-pocket fees, expenses and disbursements of counsel to Revolving Agent in connection therewith and in connection with Revolving Agent’s entry into the Loan Documents. The covenants of this Section 15 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder. SECTION 16. INDEMNIFICATION. Each Borrower agrees to indemnify and hold harmless Administrative Agent, Revolving Agent, each Lender, each Co-Lead Arranger and each director, officer, employee, agent, attorney and Affiliate thereof and Person who controls Administrative Agent, Revolving Agent, any Lender or any Co-Lead Arranger against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including (a) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Collateral Properties, other Real Estate or the Loans, (b) any condition of the Collateral Properties or other Real Estate, (c) any actual or proposed use by any Borrower of the proceeds of any of the Loans or Letters of Credit, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any Loan Party, (e) Borrowers and the Guarantors entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Collateral Properties or any other Real Estate, (g) with respect to Borrowers and the Guarantors and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including claims with respect to wrongful death, personal injury, nuisance or damage to property), and (h) any use of Intralinks, SyndTrak or any other system for the dissemination and sharing of documents and information, in each case including the reasonable out-of-pocket fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that Borrowers shall not be obligated under this Section 16 to indemnify any Person for liabilities arising from such Person’s own gross negligence, willful misconduct or breach by such Person of its obligations under this Agreement or any other Loan Document, in each case, as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods. In litigation, or the preparation therefor, the Lenders, Revolving Agent and Administrative Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, each Borrower agrees to pay promptly the reasonable 177 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 out-of-pocket fees and expenses of such counsel. If, and to the extent that the obligations of any Borrower under this Section 16 are unenforceable for any reason, such Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder. SECTION 17. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any Loan Party pursuant hereto or thereto shall be deemed to have been relied upon by the Lenders and each Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Letters of Credit remain outstanding or any Lender has any obligation to make any Loans or issue Letters of Credit. The indemnification obligations of Borrowers provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate delivered to any Lender or any Agent at any time by or on behalf of any Loan Party pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder. SECTION 18. ASSIGNMENT AND PARTICIPATION. Section 18.1 Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentages and Commitments and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (a) Administrative Agent, the Issuing Lender and, so long as no Default or Event of Default exists hereunder, Parent shall have each given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed, and if Parent does not respond to any such request for consent within five (5) Business Days, Parent shall be deemed to have consented (provided that such consent shall not be required for any assignment to another Lender, to a Related Fund, to a lender or an Affiliate of a Lender which controls, is controlled by or is under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender’s rights and obligations under this Agreement with respect to its Commitments, (c) each Commitment of such Lender shall be assigned pursuant to such assignment, and such assignment shall assign the same percentage of each of such Lender’s Commitments, (d) the parties to such assignment shall execute and deliver to Administrative Agent, for recording in the Register (as hereinafter defined) an assignment and acceptance agreement in the form of Exhibit M (an “Assignment and Acceptance Agreement”), together with any Notes subject to such assignment, (e) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by any Borrower or any Guarantor or be to a Defaulting Lender or an Affiliate of a Defaulting Lender, (f) such assignee shall have a net worth or unfunded commitment as of the date of such assignment of not less than $500,000,000.00 (unless otherwise approved by Administrative Agent and, so long as no Default or Event of Default exists hereunder, Parent), (g) such assignee shall acquire an interest in the Loans of not less than $5,000,000.00 and integral multiples of $1,000,000.00 in excess thereof (or if less, the remaining Loans of the assignor), unless waived by Administrative Agent, and so long as no Default or Event of Default exists hereunder, Parent and (h) if such assignment is less than the assigning Lender’s entire Commitments, the assigning Lender shall retain an interest in the Loans of not less than 178 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 $5,000,000.00. Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, upon payment to Administrative Agent of the registration fee referred to in Section 18.2, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) Administrative Agent may unilaterally amend Schedule 1.1(a) to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to Administrative Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, any Borrower or any Guarantor and whether such assignee is a Defaulting Lender or an Affiliate of a Defaulting Lender. In connection with any assignment of rights and obligations of any Defaulting Lender, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or actions, including funding, with the consent of Parent and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Commitment Percentages. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Section 18.2 Register. Administrative Agent shall maintain on behalf of Borrowers a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentages of and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, the Guarantors, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Parent and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to Administrative Agent a registration fee in the sum of $3,500.00. Section 18.3 New Notes. Upon its receipt of an Assignment and Acceptance Agreement executed by the parties to such assignment, together with each Note subject to such assignment, Administrative Agent shall record the information contained therein in the Register. Within five (5) Business Days after the later of (a) receipt of notice of such assignment from Administrative Agent and (b) a request from the assignee to execute and deliver a new Note to the order of such assignee, Borrowers, at Borrowers’ expense, shall execute and deliver to Administrative Agent, in exchange for each surrendered original Note (or an indemnity agreement, as provided in Section 31), a new Note to the order of such assignee in an amount equal to the amount assigned to such assignee pursuant to such Assignment and Acceptance Agreement and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance Agreement and shall otherwise be in substantially the form of the assigned Notes. The surrendered original Notes shall 179 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 be canceled and returned to Parent (or Borrowers shall receive an indemnity agreement, as provided in Section 31). Section 18.4 Participations. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder; provided, further, with respect to Section 4.8, that the participant’s rights shall be subject to the requirements and limitations therein, including the requirements under Section 4.3(f) (it being understood that the documentation required under Section 4.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 18.1; and that such participant (A) agrees to be subject to the provisions of Section 4.8 as if it were an assignee under Section 18.1; and (B) shall not be entitled to receive any greater payment under Section 4.8, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Applicable Law that occurs after the participant acquired the applicable participation, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including rights granted to the Lenders under Sections 4.8, 4.9, 4.10 and 13, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications, (d) such participant shall have no direct rights against the Loan Parties, (e) such sale is effected in accordance with all applicable laws, and (f) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by any Borrower or any Guarantor and shall not be a Defaulting Lender or an Affiliate of a Defaulting Lender; provided, however, such Lender may agree with the participant that it will not, without the consent of the participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender’s Commitments, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender (other than pursuant to an extension of the Maturity Date pursuant to Section 2.11), (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release any Guarantor or any material Collateral (except as otherwise permitted under this Agreement). Any Lender which sells a participation shall promptly notify Administrative Agent of such sale. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in such Lender’s Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Section 18.5 Pledge by Lender. Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 or to such other Person as Administrative Agent may approve to secure obligations of such Lender. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents. 180 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Section 18.6 No Assignment by Borrowers. No Borrower shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each of the Lenders. Section 18.7 Disclosure. Each Borrower agrees to promptly cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitments. Each Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder. Each Lender agrees for itself that it shall use reasonable efforts in accordance with its customary procedures to hold confidential all non-public information obtained from any Borrower or any Guarantor that has been identified in writing as confidential by any of them, and shall use reasonable efforts in accordance with its customary procedures to not disclose such information to any other Person, it being understood and agreed that, notwithstanding the foregoing, a Lender may make (a) disclosures to its participants (provided such Persons are advised of the provisions of this Section 18.7), (b) disclosures to its directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors of such Lender (provided that such Persons who are not employees of such Lender are advised of the provision of this Section 18.7), (c) disclosures customarily provided or reasonably required by any potential or actual bona fide assignee, transferee or participant or their respective directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors in connection with a potential or actual assignment or transfer by such Lender of any Loans or any participations therein (provided such Persons are advised of the provisions of this Section 18.7), (d) disclosures to bank regulatory authorities or self-regulatory bodies with jurisdiction over such Lender, or (e) disclosures required or requested by any other Governmental Authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Parent of any request by any Governmental Authority or representative thereof prior to disclosure (other than any such request in connection with any examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Lender may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty’s professional advisors (so long as such contractual counterparty or professional advisors agree to be bound by the provisions of this Section 18.7). Non-public information shall not include any information which is or subsequently becomes publicly available other than as a result of a disclosure of such information by a Lender, or prior to the delivery to such Lender is within the possession of such Lender if such information is not known by such Lender to be subject to another confidentiality agreement with or other obligations of secrecy to Borrowers or the Guarantors, or is disclosed with the prior approval of Borrowers. Nothing herein shall prohibit the disclosure of non-public information to the extent necessary to enforce the Loan Documents. Section 18.8 Mandatory Assignment. In the event Borrowers request that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request requires approval of all of the Lenders or all of the Lenders directly affected thereby and is approved by the Majority Lenders, but is not approved by one or more of the Lenders (any such non-consenting Lender shall hereafter be referred to as the “Non-Consenting Lender”), then, within thirty (30) Business Days after Parent’s receipt of notice of such disapproval by such Non-Consenting Lender, Borrowers shall have the right as to such Non-Consenting Lender, to be exercised by delivery of written notice delivered to Administrative Agent and the Non-Consenting Lender within thirty (30) Business Days of receipt of such notice, to elect to cause the Non-Consenting Lender to transfer its Commitments to an assignee reasonably acceptable to Administrative Agent. Upon any such purchase of the Commitments of the Non-Consenting Lender, the Non-Consenting Lender’s interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Lender shall promptly execute and deliver any and all documents reasonably requested by Administrative Agent to surrender and transfer such interest, including an Assignment and 181 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Acceptance Agreement and such Non-Consenting Lender’s original Note. The purchase price for the Non-Consenting Lender’s Commitments shall equal any and all amounts outstanding and owed by Borrowers to the Non-Consenting Lender, including principal and all accrued and unpaid interest or fees, plus any applicable amounts payable pursuant to Section 4.7 which would be owed to such Non-Consenting Lender if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Lender’s Commitments (provided that Borrowers may pay to such Non-Consenting Lender any interest, fees or other amounts (other than principal) owing to such Non-Consenting Lender). Section 18.9 Amendments to Loan Documents. Upon any such assignment, Borrowers and the Guarantors shall, upon the request of Administrative Agent, enter into such documents as may be reasonably required by Administrative Agent to modify the Loan Documents to reflect such assignment; provided such documents shall not create any new obligations or reduce any rights of Borrowers or Guarantors. Section 18.10 Titled Agents. The Titled Agents shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Lender. SECTION 19. NOTICES. (a) Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as “Notice”), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, by telecopy or, as expressly permitted herein, electronic mail (but specifically excluding notices of Default, Event of Default or acceleration of the Loans) and addressed as follows: If to Administrative Agent or KeyBank: KeyBank National Association Mailcode: NY-00-72-0100 726 Exchange Street, Suite 900 Buffalo, New York 14210 Attn: Yolanda M. Fields E-mail: Yolanda_Fields@keybank.com With a copy to: KeyBank Real Estate Capital 127 Public Square Cleveland, Ohio 44114 Attn: Laura Conway Telecopy No.: (216) 689-5970689-3630 E-mail: Laura_Conway@keybank.com and KeyBank Real Estate Capital 1200 Abernathy Road NE, Suite 1550 Atlanta, Georgia 30328 182 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Attn: Mark Amantea Telecopy No.: (770) 510-2195 E-mail: Mark_J_Amantea@KeyBank.com and Dentons US LLP 303 Peachtree Street, N.E., Suite 5300 Atlanta, Georgia 30308 Attn: William F. TimmonsSuneet Sidhu, Esq. Telecopy No.: (404) 527-4198 E-mail: bill.timmonssuneet.sidhu@dentons.com If to the Revolving Agent: CIT Bank, N.A. 11 West 42nd Street, 12th Floor New York, New York 10036 Attn: Healthcare Portfolio Manager Telecopy No.: (866) 344-1368 Email: Richard.Reynoso@cit.com If to a Borrower: c/o Trilogy Management Services, LLC Forum Office Park II 303 N. Hurstbourne Parkway, Suite 200 Louisville, Kentucky 40222 Attention: Bradley WilliamsonGregory A. Conner Telecopy No.: (502) 213-1800716-6510 E-mail: Bradley.WilliamsonGreg.Conner@trilogyhs.com With a copy to: Baker, Donelson, Bearman, Caldwell & Berkowitz, PC 211 Commerce Bradley Arant Boult Cummings LLP Roundabout Plaza 1600 Division Street, Suite 800700 Baker Donelson Center Nashville, Tennessee 37201TN 37203 Attention: Elizabeth C. Sauer Phone No.: (615) 726-5745252-4423 Telecopy No.: (615) 744-5745 E-mail: esauer@bakerdonelsonecsauer@bradley.com to any other Lender which is a party hereto, at the address for such Lender set forth on Schedule 1.1(a), and to any Lender which may hereafter become a party to this Agreement, at such address as may be designated by such Lender. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by electronic mail, as provided in Section 19(c) with respect to electronic mail. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), 183 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt or as provided in Section 19(c) with respect to electronic mail. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given or for any other reason shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, a Borrower, a Lender or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States. (b) Loan Documents and notices under the Loan Documents may, with Administrative Agent’s or Revolving Agent’s, as applicable, approval, be transmitted or signed by signatures delivered in “PDF” format by electronic mail. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on Borrowers, the Guarantors, Administrative Agent, Revolving Agent and the Lenders. Each Agent may also require that any such documents and signature delivered by facsimile or “PDF” format by electronic mail be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver any such manually-signed original shall not affect the effectiveness of any facsimile or “PDF” document or signature. (c) Notices and other communications to Administrative Agent, the Revolving Agent, the Lenders, the Issuing Lender and the Swing Loan Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent (and, if to Revolving Agent, Revolving Agent, provided that the foregoing shall not apply to notices to any Lender (including Issuing Lender) pursuant to Section 2 if such Lender (including Issuing Lender) has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communications. Administrative Agent, Revolving Agent, Borrowers or Guarantors may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address of any Borrower, any Guarantor or any Affiliate shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications to any Agent or any Lender posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day. SECTION 20. RELATIONSHIP. Neither any Agent nor any Lender has any fiduciary relationship with or fiduciary duty to any Borrower, any Guarantor or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and Agents, on the one hand, and the Loan Parties, on the other hand, is solely that of a lender and debtor, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and debtor. 184 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 SECTION 21. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN OR THEREIN, SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5- 1401, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK (INCLUDING ANY FEDERAL COURT SITTING THEREIN). EACH BORROWER FURTHER ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY (a) AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY WITH RESPECT TO THIS AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS AND (b) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM. EACH BORROWER FURTHER AGREES THAT SERVICE OF PROCESS IN ANY SUCH SUIT MAY BE MADE UPON SUCH BORROWER IN THE MANNER PROVIDED FOR NOTICES IN SECTION 19. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, REVOLVING AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER, ANY GUARANTOR OR ANY OF THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWER IN THE MANNER PROVIDED FOR NOTICES IN SECTION 19. SECTION 22. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. SECTION 23. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. SECTION 24. ENTIRE AGREEMENT, ETC. This Agreement and the Loan Documents is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the Loan Documents, except, as among KeyBank, KeyBanc Capital Markets, Inc., and Trilogy Investors as set forth in Administrative Agent Fee Letter and as among Revolving Agent and Borrowers as set forth in the Revolving Agent Fee Letter, to the extent otherwise agreed by such parties. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the Loan Documents. Neither this Agreement nor any term hereof may be 185 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 changed, waived, discharged or terminated, except as provided in Section 27. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and each of the other Loan Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement and each other Loan Document shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any other Loan Document. SECTION 25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. EACH OF BORROWERS, ADMINISTRATIVE AGENT, REVOLVING AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF BORROWERS, ADMINISTRATIVE AGENT, REVOLVING AGENT AND THE LENDERS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, PUNITIVE OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER, ADMINISTRATIVE AGENT OR REVOLVING AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER, ADMINISTRATIVE AGENT OR REVOLVING AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT ADMINISTRATIVE AGENT, REVOLVING AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 25. EACH BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS SECTION 25 WITH LEGAL COUNSEL AND THAT SUCH BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT. SECTION 26. DEALINGS WITH BORROWERS. Administrative Agent, Revolving Agent, each Lender and each Affiliate thereof may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with Borrowers, Guarantors and their respective Subsidiaries or any of their Affiliates regardless of the capacity of Administrative Agent, Revolving Agent, such Lender or such Affiliate hereunder. The Lenders acknowledge that, pursuant to such activities, KeyBank or its Affiliates or CIT Bank, N.A. or its Affiliates, may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that Agents shall be under no obligation to provide such information to them. SECTION 27. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Loan Parties of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or 186 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 prospectively) with, but only with, the written consent of the Majority Lenders; provided, however, that the Administrative Agent Fee Letter and the Revolving Agent Fee Letter may be amended or otherwise modified, or rights or privileges thereunder waived, in a writing executed by the respective parties thereto only; and the definition of Change of Control may be amended or otherwise modified, or compliance therewith waived, in a writing executed by Administrative Agent and Majority Lenders. Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender directly affected thereby (it being understood and agreed that the following clauses (h), (i) and (l) directly affect each Lender): (a) a reduction in the rate of interest on the Notes (other than a reduction or waiver of default interest); (b) an increase in the amount of the Commitment of the Lenders or the Total Commitment (except as provided in Section 2.10 and Section 18.1); (c) a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon (other than a reduction or waiver of default interest) or fee payable under the Loan Documents; (d) a change in the amount of any fee payable to a Lender hereunder; (e) the postponement of any date fixed for any payment of principal of or interest on any Loan; (f) an extension of the Maturity Date (except as provided in Section 2.11); (g) a change in Section 3.2 or Section 3.6, or a change in the manner of distribution of any payments to the Lenders or any Agent; (h) the release of any Borrower, any Guarantor or any Collateral except as otherwise provided in this Agreement; (i) an amendment of the definition of Majority Lenders or of any requirement for consent by all of the Lenders; (j) any modification to require a Lender to fund a pro rata share of a request for an advance of any Loan made by Borrowers other than based on its Commitment Percentage; (k) an amendment to this Section 27; or (l) an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders or the Majority Lenders, the Majority A/R Revolving Loan Lenders or the Majority Real Estate Revolving Loan Lenders to require a lesser number of Lenders to approve such action; provided, however, that this Agreement and the other Loan Documents may be amended (or amended and restated), modified or supplemented with the written consent of Administrative Agent and the applicable Loan Party or Loan Parties party thereto to (x) cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender and (y) reflect one or more Commitment Increases and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Real Estate Revolving Loans or A/R Revolving Loans, as applicable, and the accrued interest and fees in respect thereof; provided, that the conditions set forth in Section 2.10 are satisfied. The provisions of Section 14 may not be amended without the written consent of Administrative Agent, or with respect to the provisions of Section 14 relating to the Revolving Agent, the Revolving Agent. There shall be no amendment, modification or waiver of any provision in the Loan Documents with respect to Administrative Agent or the Revolving Agent nor any change in the rights, duties or obligations of Administrative Agent or the Revolving Agent under this Agreement or any other Loan Document without the written consent of Administrative Agent or the Revolving Agent, as applicable. There shall be no amendment, modification or waiver of any provision in the Loan Documents which result in a modification of the conditions to funding with respect to the Real Estate Revolving Loan Commitment or the A/R Revolving Loan Commitment without the written consent of the Majority Real Estate Revolving Lenders or the Majority A/R Revolving Lenders, respectively, nor any amendment, modification or waiver that disproportionately affects the Real Estate Revolving Loan Lenders or the A/R Revolving Loan Lenders without the approval of the Majority Real Estate Revolving Loan Lenders or Majority A/R Revolving Loan Lenders, respectively. Any amendment of any provision of any Loan Document that requires the approval of the Majority Real Estate Revolving Loan Lenders to require a lesser number of Lenders to approve such action, shall require the approval of each Revolving Loan Lender and, in the case of an amendment to any provision of the Loan Documents that requires the approval of the Majority A/R Revolving Loan Lenders to require a lesser number of Lenders to approve such action shall require the approval of each A/R Revolving Loan Lender. There shall be no amendment, modification or waiver of any provision in the Loan Documents with respect to Swing Loans without the consent of the Swing Loan Lender, nor any amendment, modification or waiver of any 187 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

provision in the Loan Documents with respect to Letters of Credit or Issuing Lender without the consent of Issuing Lender. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that no Commitment of any Defaulting Lender may be increased without the consent of such Lender. Each Borrower agrees to enter into such commercially reasonable modifications or amendments of this Agreement or the other Loan Documents as reasonably may be requested by KeyBank and Co-Lead Arrangers in connection with the syndication of the Loans and the Total Commitment, provided that no such amendment or modification materially affects or increases any of the obligations, or reduces the rights, of Borrowers and Guarantors hereunder. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon Borrowers shall entitle Borrowers to other or further notice or demand in similar or other circumstances. SECTION 28. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction. SECTION 29. TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of the Loan Parties under this Agreement and the other Loan Documents. SECTION 30. NO UNWRITTEN AGREEMENTS. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW. SECTION 31. REPLACEMENT NOTES. Upon receipt of evidence reasonably satisfactory to Borrowers of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrowers and Borrowers’ counsel or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, Borrowers will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note. All reasonable costs and expenses incurred by Borrowers in connection with the foregoing, including reasonable attorneys’ fees, shall be paid by the Lender that requested the replacement Note. 188 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 SECTION 32. NO THIRD PARTIES BENEFITED. This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of Borrowers, the Lenders, Administrative Agent, Revolving Agent, Co-Lead Arrangers and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. All conditions to the performance of the obligations of Administrative Agent, Revolving Agent and the Lenders under this Agreement, including the obligation to make Loans and issue Letters of Credit, are imposed solely and exclusively for the benefit of Administrative Agent, Revolving Agent and the Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Administrative Agent and the Lenders will refuse to make Loans or issue Letters of Credit in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Administrative Agent and the Lenders at any time if in their sole discretion they deem it desirable to do so. In particular, Agents and the Lenders make no representations and assume no obligations as to third parties concerning the quality of any construction by Borrowers or any of its Subsidiaries of any development or the absence therefrom of defects. SECTION 33. PATRIOT ACT. Each Lender and each Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrowers, which information includes names and addresses and other information that will allow such Lender or such Agent, as applicable, to identify Borrowers in accordance with the Patriot Act. SECTION 34. BANK PRODUCT PROVIDERS AND LENDER HEDGE PROVIDERS. Each Bank Product Provider and Lender Hedge Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to such parties, it being understood and agreed, however, that the rights and benefits of such Bank Product Provider and such Lender Hedge Provider under the Loan Documents consist exclusively of such Bank Product Provider’s and such Lender Hedge Provider’s right to share in payments and collections of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Revolving Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Revolving Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments and collections, or any release of Collateral, Administrative Agent shall be entitled to assume no amounts are due to any Bank Product Provider or any Lender Hedge Provider unless such Bank Product Provider or such Lender Hedge Provider has notified each Agent in writing of the amount of any such liability owed to it prior to such distribution or release. In connection with calculation of the A/R Borrowing Base Availability, Revolving Agent shall be entitled to assume no amounts are due to any Bank Product Provider unless such Bank Product Provider has notified Revolving Agent in writing of the amount of any such liability owed to it prior to such calculation. No Agent shall have any obligation to calculate the amount due and payable with respect to any Bank Products or Hedge Obligations, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider or Lender Hedge Provider. In the absence of an updated certification, each Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider or Lender Hedge Provider is the 189 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 amount last certified to Agents by such Bank Product Provider or Lender Hedge Provider as being due and payable (less any distributions made to such Bank Product Provider or Lender Hedge Provider on account thereof). In no event shall the approval of any Person in its capacity as Bank Product Provider or Lender Hedge Provider be required in connection with the release or termination of any security interest or Lien of Administrative Agent. SECTION 35. ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEAAFFECTED FINANCIAL INSTITUTIONS. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEAAffected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEAthe applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEAthe applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEAAffected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEAAffected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEAthe applicable Resolution Authority. SECTION 36. CONSENT TO AMENDMENT AND RESTATEMENT; EFFECT OF AMENDMENT AND RESTATEMENT. Pursuant to Section 27 of the Original Credit Agreement, KeyBank as Administrative Agent under, and as defined in, the Original Credit Agreement and each Lender under, and as defined in, the Original Credit Agreement (including, for the avoidance of doubt, the Exiting Lenders) hereby consents to the amendment and restatement of the Original Credit Agreement pursuant to the terms of this Agreement, and the execution of the other Loan Documents. The Lenders authorize Administrative Agent to enter into the other Loan Documents. The parties hereto acknowledge and agree that entering into this Agreement, and the other Loan Documents, does not constitute a novation of the Original Credit Agreement or the other Loan Documents (as defined in the Original Credit Agreement) or a novation, termination, extinguishment or discharge of the “Obligations” under the Original Credit Agreement or such other Loan Documents, which remain outstanding as of the Closing Date, and Borrowers hereby ratifies, renews and extends the Security Documents to which they are a party and the liens and security interests created thereby in their entirety, which liens and security interests continue in full force and effect from the original date thereof without interruption, novation or discharge. All interest and fees accrued and unpaid (determined after giving effect to any payments made to Exiting Lenders on the Closing Date) under the Original Credit Agreement as of the date of this Agreement shall be due and payable in the amount determined pursuant to the Original Credit 190 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 Agreement for periods prior to the Closing Date on the next payment date for such interest or fee set forth in this Agreement. SECTION 37. WAIVER OF CLAIMS. Borrowers, for themselves and on behalf of Guarantors, acknowledge, represent and agree that Borrowers and Guarantors as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the “Loan Documents” (as defined in the Original Credit Agreement), the administration or funding of the “Loans” (as defined in the Original Credit Agreement) or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Administrative Agent or any Lender, under the Original Credit Agreement, and each of Borrowers and Guarantors does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any. SECTION 38. ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for a Derivatives Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. [Remainder of page intentionally left blank.] 191 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed by its duly authorized representatives as of the date first set forth above. BORROWERS: PARAGON OUTPATIENT REHABILITATION SERVICES, LLC, an Indiana limited liability company PCA-CORRECTIONS, LLC, a Kentucky limited liability company TRILOGY HEALTHCARE OF ALLEN II, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF BATTLE CREEK, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF CLERMONT, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF COLUMBUS, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF COMMERCE, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF CORYDON, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF CYNTHIANA, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF DAVIESS, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF FAYETTE III, LLC, a Kentucky limited liability company TRILOGY HEALTHCARE OF GENESEE, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF GLEN RIDGE, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF HAMILTON, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF HENRY, LLC, an Indiana limited liability company TRILOGY HEALTHCARE OF HENRY II, LLC, an Indiana limited liability company TRILOGY HEALTHCARE OF HURON, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF JEFFERSON II, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF KENT, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF LAPEER, LLC, a Delaware limited liability company By: Name: Brad Williamson Title: Senior Vice-President, Treasurer and Assistant Secretary FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT US_Active\120558968\V-3ACTIVE\122519032\V-4 TRILOGY HEALTHCARE OF LIVINGSTON, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF LOUISVILLE EAST, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF LOUISVILLE NORTHEAST, LLC, a Kentucky limited liability company TRILOGY HEALTHCARE OF LOUISVILLE SOUTHWEST, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF LOWELL, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MERCER, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MILFORD, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MONTGOMERY, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MONTICELLO, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MORGAN, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MUNCIE, LLC, an Indiana limited liability company TRILOGY HEALTHCARE OPERATIONS OF MUNCIE, LLC, an Indiana limited liability company TRILOGY HEALTHCARE OF MUSKINGUM, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF NEW ALBANY, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF NORTH BALTIMORE, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF PUTNAM II, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF PUTNAM III, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF SEYMOUR, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF SYLVANIA, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF VANDERBURGH, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF VIGO, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF WOOD COUNTY SUCCESSOR, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OPERATIONS OF SPRINGFIELD II, LLC, a Delaware limited liability company By: Name: Brad Williamson Title: Senior Vice-President, Treasurer and Assistant Secretary FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT US_Active\120558968\V-3ACTIVE\122519032\V-4 TRILOGY MISSION RX, LLC, a Delaware limited liability company TRILOGY NUSCRIPTRX, LLC, a Delaware limited liability company TRILOGY PCA HOLDINGS, LLC, a Delaware limited liability company TRILOGY REAL ESTATE COLUMBUS, LLC, a Delaware limited liability company TRILOGY REAL ESTATE CYNTHIANA, LLC, a Delaware limited liability company TRILOGY REAL ESTATE FAYETTE III, LLC, a Delaware limited liability company TRILOGY REAL ESTATE HARRISON, LLC, a Delaware limited liability company TRILOGY REAL ESTATE HOWELL, LLC, a Delaware limited liability company TRILOGY REAL ESTATE HURON, LLC, a Delaware limited liability company TRILOGY REAL ESTATE KENTUCKY III, LLC, a Delaware limited liability company TRILOGY REAL ESTATE KENTUCKY V, LLC, a Delaware limited liability company TRILOGY REAL ESTATE KENTUCKY, LLC, a Delaware limited liability company TRILOGY REAL ESTATE MORGAN, LLC, a Delaware limited liability company TRILOGY REAL ESTATE NEW ALBANY, LLC, a Delaware limited liability company TRILOGY REAL ESTATE NORTHPOINTE, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OAKLAND, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OF BATTLE CREEK, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OF GRAND BLANC, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OF LAPEER, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OHIO, LLC, a Delaware limited liability company TRILOGY REAL ESTATE PUTNAM II, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OF SEYMOUR, LLC, a Delaware limited liability company By: Name: Brad Williamson Title: Senior Vice-President, Treasurer and Assistant Secretary FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT US_Active\120558968\V-3ACTIVE\122519032\V-4 TRILOGY REAL ESTATE VIGO, LLC, a Delaware limited liability company TRILOGY REHAB SERVICES, LLC, a Delaware limited liability company TRILOGY RER, LLC, a Delaware limited liability company By: Name: Brad Williamson Title: Senior Vice-President, Treasurer and Assistant Secretary FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT US_Active\120558968\V-3ACTIVE\122519032\V-4

AGENT AND LENDERS: KEYBANK NATIONAL ASSOCIATION, individually as a Lender and as Administrative Agent By: Name: Title: FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT US_Active\120558968\V-3ACTIVE\122519032\V-4 CIT BANK, N.A., individually as a Lender and as Revolving Agent By: Name: Title: FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT US_Active\120558968\V-3ACTIVE\122519032\V-4 REGIONS BANK, as a Lender By: Name: Title: FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT US_Active\120558968\V-3ACTIVE\122519032\V-4 BANK OF AMERICA, N.A., as a Lender By: Name: Title: FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT US_Active\120558968\V-3ACTIVE\122519032\V-4

THE HUNTINGTON NATIONAL BANK, as a Lender By: Name: Title: FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT US_Active\120558968\V-3ACTIVE\122519032\V-4 SYNOVUS FINANCIAL CORPORATION, as a Lender By: Name: Title: FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT US_Active\120558968\V-3ACTIVE\122519032\V-4 PACIFIC WESTERN BANK, a California state chartered bank, as a Lender By: Name: Title: FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT US_Active\120558968\V-3ACTIVE\122519032\V-4 CIBC BANK USA, as a Lender By: Name: Title: FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT US_Active\120558968\V-3ACTIVE\122519032\V-4

BOKF, NA dba BANK OF OKLAHOMA, as a Lender By: Name: Title: FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 EXITING LENDERS Each of the lenders executing below (each, an “Exiting Lender”) is a “Lender” under the Original Credit Agreement that is not continuing as a lender under the First Amended and Restated Master Credit Agreement to which this signature page is attached (the “Amended Credit Agreement”). Simultaneously with the effective date and time of the Amended Credit Agreement (the “Effective Date”), and the payment all outstanding amounts due or accrued and unpaid to each Exiting Lender under the Original Credit Agreement and the other “Loan Documents” (as defined in the Original Credit Agreement), including all principal, accrued and unpaid interest and fees, and any amounts under Section 4.7 of the Original Credit Agreement, each of the Exiting Lenders shall cease to be a “Lender” under the Original Credit Agreement, and shall have no further liabilities or obligations thereunder; provided that, notwithstanding anything else provided herein or otherwise, any rights of an Exiting Lender under the Loan Documents (as defined in the Original Credit Agreement) that are intended by their express terms to survive termination of the Commitments (as defined in the Original Credit Agreement) or the repayment, satisfaction or discharge of obligations under any such Loan Document shall survive for such Exiting Lender. Furthermore, no Exiting Lender shall be a “Lender” under the Amended Credit Agreement and shall not have any liabilities or obligations under the Amended Credit Agreement. To the extent required under the Original Credit Agreement, each Exiting Lender consents to the amendment of the Original Credit Agreement and the “Loan Documents” (as defined in the Original Credit Agreement). The undersigned Exiting Lenders have duly executed this Agreement for the limited purpose of acknowledging and agreeing to the terms set forth above under “Exiting Lenders”: EXITING LENDERS: OPUS BANK, as an Exiting Lender By: Name: _________________________________ Title:__________________________________ CADENCE BANK, N.A., as an Exiting Lender By: Name: _________________________________ Title: __________________________________ EXHIBIT A FORM OF A/R REVOLVING LOAN NOTE $______________ _____________, 20__ FOR VALUE RECEIVED, each of the undersigned (collectively, “Makers”), hereby promises, jointly and severally, to pay to ________________ (“Payee”), or order, in accordance with the terms of that certain First Amended and Restated Senior Secured Credit Agreement dated as of September 5, 2019, among the undersigned Makers, the other Persons now or thereafter party thereto as Borrowers, KeyBank National Association, as Administrative Agent, CIT Bank, N.A., as Revolving Agent, and the Lenders from time to time party thereto (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed or modified or restated from time to time in accordance with its terms, the “Credit Agreement”), to the extent not sooner paid, on or before the Maturity Date, the principal sum of _______ Million and No/100 Dollars ($__,000,000.00), or such amount as may be advanced by Payee under the Credit Agreement as an A/R Revolving Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. Payments hereunder shall be made to Administrative Agent for Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Administrative Agent may designate from time to time by notice to Parent and the Lenders. This Note is one of one or more A/R Revolving Loan Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement and the other Loan Documents. Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Makers and the Lenders, Administrative Agent and Revolving Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Makers and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Makers, such excess shall be refunded to the undersigned Makers. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Makers (including the period of any renewal A-1 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Makers and the Lenders and Administrative Agent. In case an Event of Default shall occur and be continuing, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement. This Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York. The undersigned Makers and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice. [Remainder of page intentionally left blank.] A-2 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

IN WITNESS WHEREOF, each of the undersigned has by its duly authorized officer executed this Note on the day and year first above written. PARAGON OUTPATIENT REHABILITATION SERVICES, LLC, an Indiana limited liability company PCA-CORRECTIONS, LLC, a Kentucky limited liability company TRILOGY HEALTHCARE OF ALLEN II, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF BATTLE CREEK, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF CLERMONT, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF COLUMBUS, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF COMMERCE, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF CORYDON, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF CYNTHIANA, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF DAVIESS, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF FAYETTE III, LLC, a Kentucky limited liability company TRILOGY HEALTHCARE OF GENESEE, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF GLEN RIDGE, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF HAMILTON, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF HENRY, LLC, an Indiana limited liability company TRILOGY HEALTHCARE OF HENRY II, LLC, an Indiana limited liability company TRILOGY HEALTHCARE OF HURON, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF JEFFERSON II, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF KENT, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF LAPEER, LLC, a Delaware limited liability company By: Name: Brad Williamson Title: Senior Vice-President, Treasurer and Assistant Secretary A-3 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 TRILOGY HEALTHCARE OF LIVINGSTON, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF LOUISVILLE EAST, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF LOUISVILLE NORTHEAST, LLC, a Kentucky limited liability company TRILOGY HEALTHCARE OF LOUISVILLE SOUTHWEST, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF LOWELL, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MERCER, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MILFORD, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MONTGOMERY, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MONTICELLO, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MORGAN, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MUNCIE, LLC, an Indiana limited liability company TRILOGY HEALTHCARE OPERATIONS OF MUNCIE, LLC, an Indiana limited liability company TRILOGY HEALTHCARE OF MUSKINGUM, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF NEW ALBANY, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF NORTH BALTIMORE, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF PUTNAM II, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF PUTNAM III, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF SEYMOUR, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF SYLVANIA, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF VANDERBURGH, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF VIGO, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF WOOD COUNTY SUCCESSOR, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OPERATIONS OF SPRINGFIELD II, LLC, a Delaware limited liability company By: Name: Brad Williamson Title: Senior Vice-President, Treasurer and Assistant Secretary A-4 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 TRILOGY MISSION RX, LLC, a Delaware limited liability company TRILOGY NUSCRIPTRX, LLC, a Delaware limited liability company TRILOGY PCA HOLDINGS, LLC, a Delaware limited liability company TRILOGY REAL ESTATE COLUMBUS, LLC, a Delaware limited liability company TRILOGY REAL ESTATE CYNTHIANA, LLC, a Delaware limited liability company TRILOGY REAL ESTATE FAYETTE III, LLC, a Delaware limited liability company TRILOGY REAL ESTATE HARRISON, LLC, a Delaware limited liability company TRILOGY REAL ESTATE HOWELL, LLC, a Delaware limited liability company TRILOGY REAL ESTATE HURON, LLC, a Delaware limited liability company TRILOGY REAL ESTATE KENTUCKY III, LLC, a Delaware limited liability company TRILOGY REAL ESTATE KENTUCKY V, LLC, a Delaware limited liability company TRILOGY REAL ESTATE KENTUCKY, LLC, a Delaware limited liability company TRILOGY REAL ESTATE MORGAN, LLC, a Delaware limited liability company TRILOGY REAL ESTATE NEW ALBANY, LLC, a Delaware limited liability company TRILOGY REAL ESTATE NORTHPOINTE, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OAKLAND, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OF BATTLE CREEK, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OF GRAND BLANC, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OF LAPEER, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OHIO, LLC, a Delaware limited liability company TRILOGY REAL ESTATE PUTNAM II, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OF SEYMOUR, LLC, a Delaware limited liability company By: Name: Brad Williamson Title: Senior Vice-President, Treasurer and Assistant Secretary A-5 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 TRILOGY REAL ESTATE VIGO, LLC, a Delaware limited liability company TRILOGY REHAB SERVICES, LLC, a Delaware limited liability company TRILOGY RER, LLC, a Delaware limited liability company By: Name: Brad Williamson Title: Senior Vice-President, Treasurer and Assistant Secretary A-6 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

EXHIBIT B FORM OF REAL ESTATE REVOLVING LOAN NOTE $______________ _______________, 20__ FOR VALUE RECEIVED, each of the undersigned (collectively, “Makers”), hereby promises, jointly and severally, to pay to ________________ (“Payee”), or order, in accordance with the terms of that certain First Amended and Restated Senior Secured Credit Agreement dated as of September 5, 2019, among the undersigned Makers, the other Persons now or thereafter party thereto as Borrowers, KeyBank National Association, as Administrative Agent, CIT Bank, N.A., as Revolving Agent, and the Lenders from time to time party thereto (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed or modified or restated from time to time in accordance with its terms, the “Credit Agreement”), to the extent not sooner paid, on or before the Maturity Date, the principal sum of _______ Million and No/100 Dollars ($__,000,000.00), or such amount as may be advanced by Payee under the Credit Agreement as a Real Estate Revolving Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. Payments hereunder shall be made to Administrative Agent for Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Administrative Agent may designate from time to time by notice to Parent and the Lenders. This Note is one of one or more Real Estate Revolving Loan Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement and the other Loan Documents. Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Makers and the Lenders, Administrative Agent and Revolving Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Makers and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Makers, such excess shall be refunded to the undersigned Makers. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment B-1 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 in full of the principal of the Obligations of the undersigned Makers (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Makers and the Lenders and Administrative Agent. In case an Event of Default shall occur and be continuing, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement. This Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York. The undersigned Makers and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice. This Note, together with the other Real Estate Revolving Loan Notes executed pursuant to the Credit Agreement contemporaneously with the execution hereof, are executed in amendment and restatement of, and not as a novation or an accord and satisfaction of, the “Revolving Loan Notes” under the Original Credit Agreement. [Remainder of page intentionally left blank.] B-2 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 IN WITNESS WHEREOF, each of the undersigned has by its duly authorized officer executed this Note on the day and year first above written. PARAGON OUTPATIENT REHABILITATION SERVICES, LLC, an Indiana limited liability company PCA-CORRECTIONS, LLC, a Kentucky limited liability company TRILOGY HEALTHCARE OF ALLEN II, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF BATTLE CREEK, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF CLERMONT, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF COLUMBUS, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF COMMERCE, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF CORYDON, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF CYNTHIANA, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF DAVIESS, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF FAYETTE III, LLC, a Kentucky limited liability company TRILOGY HEALTHCARE OF GENESEE, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF GLEN RIDGE, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF HAMILTON, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF HENRY, LLC, an Indiana limited liability company TRILOGY HEALTHCARE OF HENRY II, LLC, an Indiana limited liability company TRILOGY HEALTHCARE OF HURON, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF JEFFERSON II, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF KENT, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF LAPEER, LLC, a Delaware limited liability company By: Name: Brad Williamson Title: Senior Vice-President, Treasurer and Assistant Secretary B-3 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 TRILOGY HEALTHCARE OF LIVINGSTON, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF LOUISVILLE EAST, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF LOUISVILLE NORTHEAST, LLC, a Kentucky limited liability company TRILOGY HEALTHCARE OF LOUISVILLE SOUTHWEST, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF LOWELL, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MERCER, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MILFORD, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MONTGOMERY, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MONTICELLO, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MORGAN, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MUNCIE, LLC, an Indiana limited liability company TRILOGY HEALTHCARE OPERATIONS OF MUNCIE, LLC, an Indiana limited liability company TRILOGY HEALTHCARE OF MUSKINGUM, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF NEW ALBANY, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF NORTH BALTIMORE, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF PUTNAM II, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF PUTNAM III, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF SEYMOUR, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF SYLVANIA, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF VANDERBURGH, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF VIGO, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF WOOD COUNTY SUCCESSOR, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OPERATIONS OF SPRINGFIELD II, LLC, a Delaware limited liability company By: Name: Brad Williamson Title: Senior Vice-President, Treasurer and Assistant Secretary B-4 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

TRILOGY MISSION RX, LLC, a Delaware limited liability company TRILOGY NUSCRIPTRX, LLC, a Delaware limited liability company TRILOGY PCA HOLDINGS, LLC, a Delaware limited liability company TRILOGY REAL ESTATE COLUMBUS, LLC, a Delaware limited liability company TRILOGY REAL ESTATE CYNTHIANA, LLC, a Delaware limited liability company TRILOGY REAL ESTATE FAYETTE III, LLC, a Delaware limited liability company TRILOGY REAL ESTATE HARRISON, LLC, a Delaware limited liability company TRILOGY REAL ESTATE HOWELL, LLC, a Delaware limited liability company TRILOGY REAL ESTATE HURON, LLC, a Delaware limited liability company TRILOGY REAL ESTATE KENTUCKY III, LLC, a Delaware limited liability company TRILOGY REAL ESTATE KENTUCKY V, LLC, a Delaware limited liability company TRILOGY REAL ESTATE KENTUCKY, LLC, a Delaware limited liability company TRILOGY REAL ESTATE MORGAN, LLC, a Delaware limited liability company TRILOGY REAL ESTATE NEW ALBANY, LLC, a Delaware limited liability company TRILOGY REAL ESTATE NORTHPOINTE, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OAKLAND, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OF BATTLE CREEK, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OF GRAND BLANC, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OF LAPEER, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OHIO, LLC, a Delaware limited liability company TRILOGY REAL ESTATE PUTNAM II, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OF SEYMOUR, LLC, a Delaware limited liability company By: Name: Brad Williamson Title: Senior Vice-President, Treasurer and Assistant Secretary B-5 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 TRILOGY REAL ESTATE VIGO, LLC, a Delaware limited liability company TRILOGY REHAB SERVICES, LLC, a Delaware limited liability company TRILOGY RER, LLC, a Delaware limited liability company By: Name: Brad Williamson Title: Senior Vice-President, Treasurer and Assistant Secretary B-6 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 EXHIBIT C FORM OF SWING LOAN NOTE $35,000,000.00 _______________, 20__ FOR VALUE RECEIVED, each of the undersigned (collectively, “Makers”), hereby promises, jointly and severally, to pay to ________________ (“Payee”), or order, in accordance with the terms of that certain First Amended and Restated Senior Secured Credit Agreement dated as of September 5, 2019, among the undersigned Makers, the other Persons now or thereafter party thereto as Borrowers, KeyBank National Association, as Administrative Agent, CIT Bank, N.A., as Revolving Agent, and the Lenders from time to time party thereto (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed or modified or restated from time to time in accordance with its terms, the “Credit Agreement”), to the extent not sooner paid, on or before the Maturity Date, the principal sum of Thirty-Five Million and No/100 Dollars ($35,000,000.00), or such amount as may be advanced by Payee under the Credit Agreement as a Swing Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. Payments hereunder shall be made to Administrative Agent for Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Administrative Agent may designate from time to time by notice to Parent and the Lenders. This Note is one of one or more Swing Loan Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement and the other Loan Documents. Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Makers and the Lenders and Administrative Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Makers and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Makers, such excess shall be refunded to the undersigned Makers. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Makers (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum C-1 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Makers and the Lenders and Administrative Agent. In case an Event of Default shall occur and be continuing, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement. This Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York. The undersigned Makers and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice. This Note is executed in amendment and restatement of, and not as a novation or an accord and satisfaction of, the “Swing Loan Note” under the Original Credit Agreement. [Remainder of page intentionally left blank.] C-2 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

IN WITNESS WHEREOF, each of the undersigned has by its duly authorized officer executed this Note on the day and year first above written. PARAGON OUTPATIENT REHABILITATION SERVICES, LLC, an Indiana limited liability company PCA-CORRECTIONS, LLC, a Kentucky limited liability company TRILOGY HEALTHCARE OF ALLEN II, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF BATTLE CREEK, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF CLERMONT, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF COLUMBUS, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF COMMERCE, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF CORYDON, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF CYNTHIANA, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF DAVIESS, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF FAYETTE III, LLC, a Kentucky limited liability company TRILOGY HEALTHCARE OF GENESEE, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF GLEN RIDGE, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF HAMILTON, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF HENRY, LLC, an Indiana limited liability company TRILOGY HEALTHCARE OF HENRY II, LLC, an Indiana limited liability company TRILOGY HEALTHCARE OF HURON, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF JEFFERSON II, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF KENT, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF LAPEER, LLC, a Delaware limited liability company By: Name: Brad Williamson Title: Senior Vice-President, Treasurer and Assistant Secretary C-3 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 TRILOGY HEALTHCARE OF LIVINGSTON, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF LOUISVILLE EAST, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF LOUISVILLE NORTHEAST, LLC, a Kentucky limited liability company TRILOGY HEALTHCARE OF LOUISVILLE SOUTHWEST, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF LOWELL, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MERCER, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MILFORD, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MONTGOMERY, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MONTICELLO, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MORGAN, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF MUNCIE, LLC, an Indiana limited liability company TRILOGY HEALTHCARE OPERATIONS OF MUNCIE, LLC, an Indiana limited liability company TRILOGY HEALTHCARE OF MUSKINGUM, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF NEW ALBANY, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF NORTH BALTIMORE, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF PUTNAM II, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF PUTNAM III, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF SEYMOUR, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF SYLVANIA, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF VANDERBURGH, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF VIGO, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OF WOOD COUNTY SUCCESSOR, LLC, a Delaware limited liability company TRILOGY HEALTHCARE OPERATIONS OF SPRINGFIELD II, LLC, a Delaware limited liability company By: Name: Brad Williamson Title: Senior Vice-President, Treasurer and Assistant Secretary C-4 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 TRILOGY MISSION RX, LLC, a Delaware limited liability company TRILOGY NUSCRIPTRX, LLC, a Delaware limited liability company TRILOGY PCA HOLDINGS, LLC, a Delaware limited liability company TRILOGY REAL ESTATE COLUMBUS, LLC, a Delaware limited liability company TRILOGY REAL ESTATE CYNTHIANA, LLC, a Delaware limited liability company TRILOGY REAL ESTATE FAYETTE III, LLC, a Delaware limited liability company TRILOGY REAL ESTATE HARRISON, LLC, a Delaware limited liability company TRILOGY REAL ESTATE HOWELL, LLC, a Delaware limited liability company TRILOGY REAL ESTATE HURON, LLC, a Delaware limited liability company TRILOGY REAL ESTATE KENTUCKY III, LLC, a Delaware limited liability company TRILOGY REAL ESTATE KENTUCKY V, LLC, a Delaware limited liability company TRILOGY REAL ESTATE KENTUCKY, LLC, a Delaware limited liability company TRILOGY REAL ESTATE MORGAN, LLC, a Delaware limited liability company TRILOGY REAL ESTATE NEW ALBANY, LLC, a Delaware limited liability company TRILOGY REAL ESTATE NORTHPOINTE, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OAKLAND, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OF BATTLE CREEK, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OF GRAND BLANC, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OF LAPEER, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OHIO, LLC, a Delaware limited liability company TRILOGY REAL ESTATE PUTNAM II, LLC, a Delaware limited liability company TRILOGY REAL ESTATE OF SEYMOUR, LLC, a Delaware limited liability company By: Name: Brad Williamson Title: Senior Vice-President, Treasurer and Assistant Secretary C-5 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 TRILOGY REAL ESTATE VIGO, LLC, a Delaware limited liability company TRILOGY REHAB SERVICES, LLC, a Delaware limited liability company TRILOGY RER, LLC, a Delaware limited liability company By: Name: Brad Williamson Title: Senior Vice-President, Treasurer and Assistant Secretary C-6 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

EXHIBIT D FORM OF JOINDER AGREEMENT THIS JOINDER AGREEMENT NO. [___] (this “Agreement”) is executed as of [_______________], 20[__], by the parties executing this Agreement as a joining party (each, a “Joining Party” and collectively, “Joining Parties”), and delivered to KeyBank National Association, as Administrative Agent, pursuant to Section 7.20 of that certain First Amended and Restated Senior Secured Credit Agreement dated as of September 5, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings defined for those terms in the Credit Agreement) among Trilogy RER, LLC, a Delaware limited liability company (“Parent”), as a Borrower, the other parties now or thereafter party thereto, as Borrowers, the Lenders party thereto from time to time, Administrative Agent, and CIT Bank, N.A., as Revolving Agent. W I T N E S S E T H: WHEREAS, pursuant to the Credit Agreement, Administrative Agent and the Lenders have made and continue to make certain financial accommodations to Borrowers from time to time; WHEREAS, pursuant to Section 7.20 of the Credit Agreement, each of Joining Parties has been required to become a Borrower; and WHEREAS, Joining Parties expect to realize direct and indirect benefits as a result of becoming Borrowers under the Credit Agreement and having access to the credit facilities made available thereunder; NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as set forth below. 1. Joinder. (a) By this Agreement, each Joining Party hereby becomes a “Borrower” under the Credit Agreement, the Notes, the Indemnity Agreement and the other Loan Documents with respect to all of the Obligations under the Credit Agreement, the Notes, the Indemnity Agreement and the other Loan Documents, whether now existing or hereafter incurred, and a “Contributing Party” under the Contribution Agreement. Each Joining Party agrees that it is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a “Borrower” and a “Contributing Party” under the Credit Agreement, the Notes, the Indemnity Agreement, the other Loan Documents and the Contribution Agreement. (b) Each Joining Party represents and warrants to Administrative Agent that, as of the date hereof, the representations and warranties contained in the Credit Agreement and the other Loan Documents applicable to a “Borrower” are true and correct in all material respects as applied to such Joining Party as a Borrower. As of the date hereof, all covenants and agreements in the Loan Documents and the Contribution Agreement of Borrowers apply to Joining Parties and no Default or Event of Default exists with respect to Joining Parties. (c) Each Joining Party hereby agrees that, as of the date hereof, the Credit Agreement, the other Loan Documents and the Contribution Agreement heretofore delivered to Administrative Agent and the Lenders shall be a joint and several obligation of such Joining Party to the same extent as if D-1 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 executed and delivered by such Joining Party, and, upon request by Administrative Agent, such Joining Party will promptly execute and deliver such other agreements, instruments and other documents requested by Administrative Agent to confirm such obligations or to further evidence the fact that such Joining Party has become a party to the Credit Agreement, the other Loan Documents and the Contribution Agreement. 2. Acknowledgment of Joining Parties. Each Joining Party hereby acknowledges, represents and agrees as follows: (a) the Loan Documents are in full force and effect and constitute the valid and legally binding obligations of each Joining Party, enforceable against each Joining Party in accordance with their respective terms, and the execution and delivery of this Agreement does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of any Borrower’s or any Joining Party’s obligations under the Loan Documents, except as expressly provided herein; (b) this Agreement shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Administrative Agent and the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Administrative Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future; (c) Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents; and (d) Joining Parties do not have any knowledge of any challenge to the claims of Administrative Agent or any Lender arising under the Loan Documents, or to the effectiveness of the Loan Documents. 3. Representations and Warranties. Each Joining Party represents and warrants to Administrative Agent and the Lenders as set forth below. 3.1 Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby (a) are within the authority of each Joining Party, (b) have been duly authorized by all necessary proceedings on the part of each Joining Party, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any Joining Party is subject or any judgment, order, writ, injunction, license or permit applicable to any Joining Party, (d) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of any partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any Joining Party or any of their respective properties or to which any Joining Party is subject, and (e) do not and will not result in or require the imposition of any Lien on any of the properties, assets or rights of any Joining Party. 3.2 Enforceability. The execution and delivery of this Agreement is valid and a legally binding obligation of each Joining Party, enforceable in accordance with the respective terms and provisions hereof except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity. D-2 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 3.3 Approvals. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained. 4. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. 5. Continuing Validity. Each of the Loan Documents is, and shall remain, in full force and effect. 6. Governing Law. This Agreement shall pursuant to New York General Obligations Law Section 5-1401 be construed in accordance with and governed by the laws of the State of New York. [Remainder of this page intentionally left blank.] D-3 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above. JOINING PARTY: [NAME OF NEW JOINING PARTY] By: Name: Title: [NAME OF NEW JOINING PARTY] By: Name: Title: ADMINISTRATIVE AGENT: KEYBANK NATIONAL ASSOCIATION, as Administrative Agent By: Name: Title: D-4 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

EXHIBIT E [RESERVED] E-1 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 EXHIBIT f FORM OF REQUEST FOR LOAN/CONVERSION KeyBank National Association, as Administrative Agent Mailcode: NY-00-72-0100 726 Exchange Street, Suite 900 Buffalo, New York 14210 Attn: Yolanda M. Fields Ladies and Gentlemen: This request is delivered pursuant to the provisions of Section [2.6/4.1] of that certain First Amended and Restated Senior Secured Credit Agreement dated as of September 5, 2019 (as the same may hereafter be amended, the “Credit Agreement”), among TRILOGY RER, LLC, a Delaware limited liability company, as a Borrower (“Parent”) and the other Persons now or thereafter party thereto as Borrowers, KeyBank National Association, as Administrative Agent, CIT Bank, N.A., as Revolving Agent, and the Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement, Parent hereby requests, on behalf of itself and the other Borrowers, and certifies as follows: 1. Loan. Borrowers hereby request a [Real Estate Revolving Loan under Section 2.1] [A/R Revolving Loan under Section 2.2] [A/R Swing Loan under Section 2.4] [Real Estate Swing Loan under Section 2.4] [conversion of a Loan under Section 4.1] of the Credit Agreement: Principal Amount: $__________ Type (LIBOR Rate, Base Rate): Drawdown/Conversion Date: Interest Period for LIBOR Rate Loans: [If a request of a Loan under Section 2.1 or Section 2.2 or a Swing Loan under Section 2.4, add the following: by credit to the general account of [designate Borrower] with Administrative Agent at Administrative Agent’s Head Office.] [If the requested Loan is a Swing Loan and Borrowers desire for such Loan to be a LIBOR Rate Loan following its conversion as provided in Section 2.4(d), specify the Interest Period following conversion:_________________] 2. Use of Proceeds. Such Loan shall be used in accordance with the terms of Section 2.8 of the Credit Agreement. 3. No Default. The undersigned Authorized Officer of Parent certifies, on behalf of Borrowers, that Loan Parties are and will be in compliance with all covenants under the Loan Documents after giving effect to the making or conversion, as the case may be, of the Loan requested hereby and no Default or Event of Default has occurred and is continuing. F-1 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 4. Borrowing Base Certificate. [If a request of an A/R Revolving Loan or Real Estate Revolving Loan under Section 2.1 or Section 2.2 or Swing Loan under Section 2.4, add the following: Attached hereto is [an A/R] [a Real Estate] Borrowing Base Certificate setting forth a calculation of the [A/R/Real Estate] Borrowing Base Availability after giving effect to the [A/R/Real Estate] Revolving Loan requested hereby. After giving effect to the making of such Loan, (a) the Aggregate A/R Revolving Credit Obligations shall not be greater than the lesser of (i) the Total A/R Revolving Loan Commitment and (ii) the A/R Borrowing Base Availability, and (b) the Aggregate Real Estate Revolving Credit Obligations shall not be greater than the lesser of (i) the Total Real Estate Revolving Loan Commitment and (ii) the Real Estate Borrowing Base Availability.] [INCLUDE IF NOTICE IS DELIVERED IN CONNECTION WITH A DRAW: 5. Representations True. The undersigned certifies, represents and agrees, on behalf of Borrowers, that each of the representations and warranties made by any Loan Party contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered by or on behalf of any Loan Party to Administrative Agent, Revolving Agent or the Lenders pursuant to or in connection with the Credit Agreement shall be true and correct in all material respects both as of the date as of which they were made and shall also be true and correct in all material respects as of the time of the making of such Loan, with the same effect as if made at and as of that time, except to the extent of changes in the facts and circumstances after the date such representation and warranty was made that resulted from actions or inactions not prohibited by the Credit Agreement (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing.] [5/6]. Other Conditions. The undersigned certifies, represents and agrees, on behalf of Borrowers, that all conditions to the making or conversion, as the case may be, of the Loan requested hereby set forth in the Credit Agreement have been satisfied or waived in writing. [6/7]. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined. IN WITNESS WHEREOF, the undersigned has duly executed this request this _____ day of _____________, 20__. TRILOGY RER, LLC, a Delaware limited liability company, on behalf of Borrowers By: Name: Title: F-2 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 EXHIBIT G FORM OF LETTER OF CREDIT REQUEST [Date] KeyBank National Association, as Administrative Agent Mailcode: NY-00-72-0100 726 Exchange Street, Suite 900 Buffalo, New York 14210 Attn: Yolanda M. Fields Re: Letter of Credit Request under Credit Agreement Ladies and Gentlemen: Pursuant to Section 2.9 of that certain First Amended and Restated Senior Secured Credit Agreement dated as of September 5, 2019 (as the same may hereafter be amended, the “Credit Agreement”), among Trilogy RER, LLC (“Parent”), as a Borrower, the other Persons now or hereafter a party thereto as Borrowers, KeyBank National Association, as Administrative Agent, CIT Bank, N.A., as Revolving Agent, and the Lenders from time to time party thereto, we hereby request that you issue a Letter of Credit as follows: (i) Name and address of beneficiary: (ii) Face amount: $ (iii) Proposed Issuance Date: (iv) Proposed Expiration Date: (v) Other terms and conditions as set forth in the proposed form of Letter of Credit attached hereto. (vi) Purpose of Letter of Credit: This Letter of Credit Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in Section 2.9 of the Credit Agreement. The undersigned Authorized Officer certifies, on behalf of Borrowers, that the Loan Parties are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of the Letter of Credit requested hereby and no Default or Event of Default has occurred and is continuing. Attached hereto is a Real Estate Borrowing Base Certificate setting forth a calculation of the Real Estate Borrowing Base Availability after giving effect to the Letter of Credit requested hereby. We also understand that if you grant this request this request obligates us to accept the requested Letter of Credit and pay the issuance fee and Letter of Credit fee as required by Section 2.9(e). All capitalized terms defined in the Credit Agreement and used herein without definition shall have the meanings set forth in Section 1.1 of the Credit Agreement. G-1 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

The undersigned certifies, represents and agrees, on behalf of Borrowers, that each of the representations and warranties made by any Loan Party contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered by or on behalf of any Loan Party to Administrative Agent or the Lenders pursuant to or in connection with the Credit Agreement shall be true and correct in all material respects both as of the date as of which they were made and shall also be true and correct in all material respects as of the time of the proposed issuance of such Letter of Credit, with the same effect as if made at and as of that time, except to the extent of changes in the facts and circumstances after the date such representation and warranty was made that resulted from actions or inactions not prohibited by the Credit Agreement (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing.] The undersigned certifies, represents and agrees, on behalf of Borrowers, that all conditions to the issuance of the Letter of Credit requested hereby set forth in the Credit Agreement have been satisfied or waived in writing. Very truly yours, TRILOGY RER, LLC, a Delaware limited liability company, on behalf of Borrowers By: Name: Title: G-2 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 EXHIBIT H FORM OF LETTER OF CREDIT APPLICATION H-1 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 H-2 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 H-3 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

EXHIBIT I-1 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is made to that certain First Amended and Restated Senior Secured Credit Agreement dated as of September 5, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Trilogy RER, LLC, a Delaware limited liability company (“Parent”), as a Borrower, the other Persons now or thereafter party thereto (together with Parent, collectively, “Borrowers” and each, a “Borrower”), as Borrowers, KeyBank National Association (“KeyBank”), as a Lender, the other lending institutions which are parties to the Credit Agreement from time to time as Lenders, KeyBank, as Administrative Agent, and CIT Bank, N.A., as Revolving Agent. Pursuant to the provisions of Section 4.3 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a “10 percent shareholder” of a Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished Administrative Agent and Parent with a certificate of its non-U.S. Person status on an appropriate IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform Administrative Agent and Parent, and (b) the undersigned shall have at all times furnished Administrative Agent and Parent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF LENDER] By: Name: Title: Date: _______________, 20__ I-1 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 EXHIBIT I-2 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is made to that certain First Amended and Restated Senior Secured Credit Agreement dated as of September 5, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Trilogy RER, LLC, a Delaware limited liability company (“Parent”), as a Borrower, the other Persons now or thereafter party thereto (together with Parent, collectively, “Borrowers” and each, a “Borrower”), as Borrowers, KeyBank National Association (“KeyBank”), as a Lender, the other lending institutions which are parties to the Credit Agreement from time to time as Lenders, KeyBank, as Administrative Agent, and CIT Bank, N.A., as Revolving Agent. Pursuant to the provisions of Section 4.3 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a “10 percent shareholder” of a Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on an appropriate IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF PARTICIPANT] By: Name: Title: Date: _______________, 20__ I-2 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 EXHIBIT I-3 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is made to that certain First Amended and Restated Senior Secured Credit Agreement dated as of September 5, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Trilogy RER, LLC, a Delaware limited liability company (“Parent”), as a Borrower, the other Persons now or thereafter party thereto (together with Parent, collectively, “Borrowers” and each, a “Borrower”), as Borrowers, KeyBank National Association (“KeyBank”), as a Lender, the other lending institutions which are parties to the Credit Agreement from time to time as Lenders, KeyBank, as Administrative Agent, and CIT Bank, N.A., as Revolving Agent. Pursuant to the provisions of Section 4.3 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a “10 percent shareholder” of a Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one (1) of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an appropriate IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an appropriate IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (y) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (z) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF PARTICIPANT] By: Name: Title: Date: _______________, 20__ I-3 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 EXHIBIT I-4 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is made to that certain First Amended and Restated Senior Secured Credit Agreement dated as of September 5, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Trilogy RER, LLC, a Delaware limited liability company (“Parent”), as a Borrower, the other Persons now or thereafter party thereto (together with Parent, collectively, “Borrowers” and each, a “Borrower”), as Borrowers, KeyBank National Association (“KeyBank”), as a Lender, the other lending institutions which are parties to the Credit Agreement from time to time as Lenders, KeyBank, as Administrative Agent, and CIT Bank, N.A., as Revolving Agent. Pursuant to the provisions of Section 4.3 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a “10 percent shareholder” of a Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished Administrative Agent and Parent with IRS Form W-8IMY accompanied by one (1) of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an appropriate IRS Form W-8BEN or (b) an appropriate IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (y) if the information provided on this certificate changes, the undersigned shall promptly so inform Administrative Agent and Parent, and (z) the undersigned shall have at all times furnished Administrative Agent and Parent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF LENDER] By: Name: Title: Date: _______________, 20__ I-4 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

EXHIBIT J

FORM OF REAL ESTATE BORROWING BASE CERTIFICATE

KeyBank National Association,
as Administrative Agent
1200 Abernathy Road, Suite 1550
Atlanta, Georgia 30328
Attn: Mark J. Amantea

Ladies and Gentlemen:

Reference is made to that certain First Amended and Restated Senior Secured Credit Agreement dated as of September 5, 2019 (as the same may hereafter be amended, the "Credit Agreement"), among TRILOGY RER, LLC, a Delaware limited liability company ("Parent"), as a Borrower, the other Persons now or thereafter party thereto as Borrowers, KeyBank National Association, as Administrative Agent, CIT Bank, N.A., as Revolving Agent, and the Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to the Credit Agreement, Parent, on behalf of Borrowers, is furnishing to you herewith this Real Estate Borrowing Base Certificate and supporting calculations and information. The information presented herein has been prepared in accordance with the requirements of the Credit Agreement.

The undersigned is providing the attached information to demonstrate the components of the Real Estate Borrowing Base Availability and the calculation of the Real Estate Borrowing Base Availability. All Collateral Properties included in the calculation of the Real Estate Borrowing Base Availability satisfy the requirements of the Credit Agreement to be included therein.

Parent hereby certifies that, as of the date hereof, no Default or Event of Default exists.

IN WITNESS WHEREOF, the undersigned has duly executed this Real Estate Borrowing Base Certificate on behalf of Parent and the other Borrowers (and not, in either case, in his or her individual capacity) this _____ day of ___________, 20__.

TRILOGY RER, LLC, a Delaware limited liability company, on behalf of Borrowers

By:________________________________
Name:______________________________
Title:_______________________________

(SEAL)

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REAL ESTATE BORROWING BASE WORKSHEET

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KeyBank Borrowing Base Availability

	Date	
Total Appraised Value of Owned Properties		
Applicable Advanced Rate		70%
(1) Availability on the Basis of Appraised Value		
Total Adjusted EBITDAR		
Required Permanent DSCR		1.75x
Applicable Interest Rate		
Greater of:		
(a) Actual Interest Rate (L + 275 bps)		
(b) 6.0%	6.00%	
(c) 10-yr UST + 250 bps		
Amortized over 30 years	30	30
(2) Availability on the Basis of Minimum Perm DSCR		
Availability from Owned Properties = the lesser of (1) or (2)		

(1) Total Maximum Availability for Eligible Villa Units		
Availability on the Basis of Appraised Value or Construction Costs:		
Total Appraised Value of Eligible Villa Units, as stabilized		
Applicable Advanced Rate		70%
(a) Availability on the Basis of Appraised Value		
Total Construction Costs of Eligible Villa Units		
Applicable Advanced Rate		70%
(b) Availability on the Basis of Construction Costs		
(2) The lesser of (a) or (b)		
Total Adjusted EBITDAR		
Required Permanent DSCR		1.75x
Applicable Interest Rate		
Greater of:		
(a) Actual Interest Rate (L + 275 bps)		
(b) 6.0%	6.00%	
(c) 10-yr UST + 250 bps		
Amortized over 30 years	30	30
(3) Availability on the Basis of Minimum Perm DSCR		
Availability from Eligible Villa Units = the lesser of (1) or (2) or (3)		
Less: Remaining Amount to Complete		
Availability from Eligible Villa Units		

TTM EBITDA of Ancillary Business	

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Multiple		3.00x
(1) 3.0x TTM EBITDA of Ancillary Business		
Maximum Availability for Ancillary Business Assets:		
(a) Ancillary Business Revolver Availability		
(b) Ancillary Business A/R Availability		
(c) Sum of (a) + (b)		
Total Revolver Borrowing Base		
Maximum for Total Ancillary Business Availability	20%	
(2) Amount over maximum		
Availability from Ancillary Business Assets = (1) minus (2)		
Aggregate Borrowing Base Availability = the lesser of Owned + Villas + Ancillary or $325MM		
Maximum Revolver Credit Amount		$325,000,000
Eligible OpCo Co-Borrower A/R		
85%		85%
(1) OpCo Co-Borrower A/R Availability		
Eligible Ancillary Business A/R		
75%		75%
(2) Ancillary Business A/R Availability		
Estimated A/R Availability = the lesser of (1) + (2) or $35MM		
Maximum A/R Revolver Credit Amount		$35,000,000
Aggregate Borrowing Base Availability		
Aggregate Real Estate Revolving Credit Obligation		
Borrowing Request (Paydown) Based on Availability		
Total Outstanding		
Net Availability		

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EXHIBIT K

FORM OF A/R BORROWING BASE CERTIFICATE

CIT Bank, N.A., as Revolving Agent
11 West 42nd Street, 12th Floor
New York, New York 10036
Attn: Healthcare Portfolio Manager

KeyBank National Association,
as Administrative Agent
1200 Abernathy Road, Suite 1550
Atlanta, Georgia 30328
Attn: Mark J. Amantea

Ladies and Gentlemen:

Reference is made to that certain First Amended and Restated Senior Secured Credit Agreement dated as of September 5, 2019 (as the same may hereafter be amended, the "Credit Agreement"), among TRILOGY RER, LLC, a Delaware limited liability company ("Parent"), as a Borrower, the other Persons now or thereafter party thereto as Borrowers, KeyBank National Association, as Administrative Agent, CIT Bank, N.A., as Revolving Agent, and the Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to the Credit Agreement, Parent, on behalf of Borrowers, is furnishing to you herewith this A/R Borrowing Base Certificate and supporting calculations and information. The information presented herein has been prepared in accordance with the requirements of the Credit Agreement.

The undersigned is providing the attached information to demonstrate the components of the A/R Borrowing Base Availability and the calculation of the A/R Borrowing Base Availability. All Eligible Accounts included in the calculation of the A/R Borrowing Base Availability satisfy the requirements of the Credit Agreement to be included therein.

Parent hereby certifies that, as of the date hereof, no Default or Event of Default exists.

IN WITNESS WHEREOF, the undersigned has duly executed this A/R Borrowing Base Certificate on behalf of Parent and the other Borrowers (and not, in either case, in his or her individual capacity) this _____ day of ___________, 20__.

TRILOGY RER, LLC, a Delaware limited liability company, on behalf of Borrowers

By:____________________________________
Name:_______________________________
Title:________________________________

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CIT Bank

Borrowing Base Certificate

BBC Date: ____________ Report # ____________ 1 Aging Date ____________

Name: ____________ Customer # ____________ Facility # ____________

A/R Category	Trilogy - 36 SNFs	PCA Pharmacy	Paragon Therapy	TOTAL
1. Summary AR Aging				
0-30 Days				$ -
31-60 Days				-
61-90 Days				-
91-120 Days				-
121-150 Days				-
> 150 Days				-
Total A/R	$ -	$ -	$ -	$ -
2. (Less): Ineligibles AR				
> 150 Days (SNF)				$ -
> 120 Days (PCA and Paragon)				-
Medicaid Pending > 90 < 150 Days				-
Self-Pay				-
Crossage @ 50%				-
Total Ineligible AR	-	-	-	$ -
3. Total Eligible A/R	$ -	$ -	$ -	$ -
4. Liquidity Factor				
Net Eligible A/R	$ -	$ -	$ -	$ -
6. Less: Reserves				
Credits > 150 days (SNF)				$ -
Credits > 120 days (PCA and Paragon)				-
Provider Taxes				-
Unapplied Cash / Other				-
7. Net Eligible A/R	$ -	$ -	$ -	$ -

Computation of Availability

	Trilogy - 36 SNFs	PCA Pharmacy	Paragon Therapy	TOTAL
8. Total Eligible Accounts	$ -	$ -	$ -	$ -
9a. (Less): Cash Posted Since Last Aging	-	-	-	-
9b. Add: Revenues Since Last Aging (unbilled)	-	-	-	-
10. Plus/(Minus): Adjustments	-	-	-	-
11. Net Eligible Accounts	$ -	$ -	$ -	$ -
12. Advance Rate	85.0%	75.0%	75.0%	
13. Net Availability	$ -	$ -	$ -	$ -
14. (Less): Suppressed Availability at $35.0MM Credit Line				-
15. Net Availability (after Suppressed)				$ -

Computation of Loan

	TOTAL
18. Facility Credit Limit	$ 35,000,000
19. Available to Borrow (not to exceed limit)	-
20. Loan Balance on Prior Borrowing Base Certificate	-
21. (Less): Cash Collections since last Borrowing Base Certificate	-
22. Increase/(Decrease): Adjustments	-
23. Loan Advances / Funding at close	-
24. Ending Loan Balance	$ -
25. (Less): Letter of Credit Outstandings	-
26. (Less): Reserves	-
27. Excess Availability (Lines 19-24-25-26)	$ -

Pursuant to, and in accordance with, the terms and provisions of the Secured Credit Agreement, the Borrowers are executing and delivering to lenders this Borrowing Base Report accompanied by supporting data (collectively referred to as "Report"). The Borrowers warrant and represent to lenders that this Report is true, correct, and based on information contained in Borrower's own financial accounting records.

The Borrowers, by the execution of this Report:
(a) Hereby ratify, confirm, and affirm all of the terms, and further certify that the Borrowers are in compliance with the Secured Credit Agreement as of ____________ and as further amended, restated, supplemented or otherwise modified from time to time;
(b) Hereby certify that the Borrowers have paid all accounts payable, State and Federal payroll withholding taxes immediately due and payable through the date of this certificate; and,
(c) Hereby certify that no Default or Event of Default (as such terms are defined in the Credit Agreement) has occurred and is continuing.

This document does not supersede any provisions of the Secured Credit Agreement. Capitalized Terms used herein and not otherwise defined shall have the meaning ascribed to them in the Secured Credit Agreement and as further amended, restated, supplemented or otherwise modified from time to time.

(Responsible Officer's Signature)

Name: ______________________

Signature: ______________________

Title: ______________________

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EXHIBIT L

FORM OF COMPLIANCE CERTIFICATE

KeyBank National Association,
as Administrative Agent
1200 Abernathy Road, Suite 1550
Atlanta, Georgia 30328
Attention: Mark Amantea

Ladies and Gentlemen:

Reference is made to that certain First Amended and Restated Senior Secured Credit Agreement dated as of September 5, 2019 (as the same may hereafter be amended, the "Credit Agreement"), among TRILOGY RER, LLC, a Delaware limited liability company ("Parent"), as a Borrower, the other Persons now or thereafter party thereto as Borrowers, KeyBank National Association, as Administrative Agent, CIT Bank, N.A., as Revolving Agent, and the Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to the Credit Agreement, the undersigned [chief financial officer] or [chief accounting officer]] of Parent, on Borrowers' behalf, [and Trilogy Investors, on Borrowers' and Guarantors' behalf] [is/are] furnishing to you herewith (or has most recently furnished to you) the consolidated financial statements of Trilogy Investors and its Subsidiaries for the fiscal period ended _______________ (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with GAAP and present fairly the consolidated financial position of Trilogy Investors and its Subsidiaries at the date thereof and the results of its operations for the periods covered thereby.

Pursuant to the Credit Agreement, Parent, on Borrowers' behalf, [and Trilogy Investors], [is/are] furnishing to you herewith the financial statements and other information required to be delivered pursuant to Sections 7.4(a)(iii)(A), 7.4(a)(iii)(B), 7.4(a)(iii)(C), 7.4(a)(iii)(D), 7.4(a)(iii)(E), [7.4(a)(x) and 7.4(a)(xi)] of the Credit Agreement. Such financial statements and other information have been prepared in accordance with GAAP, as applicable to such information, and present fairly the financial position of Trilogy Investors and its Subsidiaries at the date thereof and the results of its operations for the periods covered thereby.

Neither any Borrower or Guarantor is in default of any Indebtedness of such Person. **[If there is a default under such Indebtedness, please specify.]**

This certificate is submitted in compliance with requirements of Section 2.10(d), 5.3(b), 7.4(a)(iii)(A), 7.12(c) or 10.1(s) of the Credit Agreement, as applicable. If this certificate is provided under a provision other than Section 7.4(a)(iii)(A) of the Credit Agreement, the calculations provided below for the applicable period are made using the consolidated financial statements of Trilogy Investors and its Subsidiaries as of the Balance Sheet Date adjusted in the best good faith estimate of Trilogy Investors to give effect to the making of a Loan, issuance of a Letter of Credit, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the estimate of Trilogy Investors of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer is the chief executive officer or chief financial officer of Trilogy Investors.

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The undersigned representative has caused the provisions of the Loan Documents to be reviewed and has no knowledge of any Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by any Borrower or any Guarantor with respect thereto.)

Borrowers continue to comply with the terms of Section 6.37 of the Credit Agreement as of the date of this certificate, and the representations and warranties of Borrowers set forth in Section 6.37 of the Credit Agreement are true and correct in all material respects as of the date of this certificate.

The undersigned is providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto.

IN WITNESS WHEREOF, the undersigned has duly executed this Compliance Certificate this _____ day of ___________, 20__.

TRILOGY RER, LLC, a Delaware limited liability company, on behalf of itself and Borrowers

By: ________________________________
Name: ______________________________
Title: ______________________________

TRILOGY INVESTORS, LLC, a Delaware limited liability company

By: ________________________________
Name: ______________________________
Title: ______________________________

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APPENDIX TO COMPLIANCE CERTIFICATE

COMPLIANCE CALCULATIONS

For the period ending [DATE]

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Trilogy Investors, LLC

($US in thousands)
All tested quarterly unless otherwise noted

KeyBank Covenants - new revolver

Guarantor - Trilogy Investors, LLC

1. Total Adjusted EBITDAR to Consolidated Fixed Charges
   - Total Adjusted EBITDAR
   - Consolidated Fixed Charges
   - **Coverage Ratio**
   - **Minimum**

2. Minimum Consolidated Net Worth
   - Consolidated Total Asset Value
   - Less: Right of Use Assets
   - Add back: Cumulative Depreciation
   - Consolidated Total Indebtedness
   - **Consolidated Net Worth**
   - **Minimum Allowed**

3. Maximum Recourse Indebtedness
   - Recourse Indebtedness
   - Undepreciated Book Value
   - **% of Undepreciated Book Value**
   - **Maximum**

4. Permitted Distributions
   - Distributions Made
   - Cumulative Funds from Operations
   - **% of Cumulative Funds from Operations**
   - **Maximum**

5. Borrowing Base Availability
   - **Collateral Borrowers Availability**
   - Credit Obligations
   - **Maximum**

   - **A/R Borrowers Availability**
   - Credit Obligations
   - **Maximum**

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EXHIBIT M

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement") dated ____________________, by and between ____________________________ ("Assignor"), and ____________________________ ("Assignee").

WITNESSETH:

WHEREAS, Assignor is a party to that certain First Amended and Restated Senior Secured Credit Agreement, dated as of September 5, 2019, among **TRILOGY RER, LLC**, a Delaware limited liability company ("Parent"), as a Borrower, the other Persons now or thereafter party thereto, as Borrowers, the Lenders that are or may become a party thereto, **KEYBANK NATIONAL ASSOCIATION**, as Administrative Agent, and **CIT BANK, N.A.**, as Revolving Agent (as amended from time to time, the "Credit Agreement"); and

WHEREAS, Assignor desires to transfer to Assignee its **[A/R Revolving Loan] [Real Estate Revolving Loan]** Commitment under the Credit Agreement, its rights with respect to the Commitment assigned and its outstanding Loans with respect thereto;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Definitions. Terms defined in the Credit Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Credit Agreement.

2. Assignment.

(a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by Assignee to Assignor pursuant to Paragraph 5 of this Agreement, effective as of the "Assignment Date" (as defined in Paragraph 7 below), Assignor hereby irrevocably sells, transfers and assigns to Assignee, without recourse, a $_______________ **[A/R Revolving Loan] [Real Estate Revolving Loan]** Commitment, and a ____________________ percent (_____%) **[A/R Revolving Loan] [Real Estate Revolving Loan]** Commitment Percentage, and a corresponding interest in and to all of the other rights and obligations under the Credit Agreement and the other Loan Documents (the assigned interests being hereinafter referred to as the "Assigned Interests"), including Assignor's share of all outstanding **[A/R] [Real Estate]** Revolving Loans with respect to the Assigned Interests and the right to receive interest and principal on and all other fees and amounts in accordance with the Credit Agreement with respect to the Assigned Interests, all from and after the Assignment Date, all as if Assignee were an original Lender under and signatory to the Credit Agreement having **[an A/R Revolving Loan] [a Real Estate Revolving Loan]** Commitment Percentage equal to the amount of the respective Assigned Interests.

(b) Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Assignment Date as if Assignee were an original Lender under and signatory to the Credit Agreement, which obligations shall include, but shall not be limited to, the obligation to make **[A/R] [Real Estate]** Revolving Loans to Borrowers with respect to the Assigned Interests and to indemnify Administrative Agent as provided therein (such obligations, together with all other obligations set forth in the Credit Agreement and the

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other Loan Documents are hereinafter collectively referred to as the "Assigned Obligations"). Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

3. Representations and Requests of Assignor.

(a) Assignor represents and warrants to Assignee (i) that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) that as of the date hereof, before giving effect to the assignment contemplated hereby the amount of Assignor's **[A/R Revolving Loan] [Real Estate Revolving Loan]** Commitment is $____________ and the aggregate outstanding principal balance of the **[A/R] [Real Estate]** Revolving Loans made by it equals $____________, and (iii) that it has forwarded to Administrative Agent the **[A/R] [Real Estate]** Revolving Loan Note held by Assignor, if any. Assignor makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto or in connection with the Loan, the collectability of the Loans, the continued solvency of the Loan Parties or the continued existence, sufficiency or value of any assets of the Loan Parties which may be realized upon for the repayment of the Loans, or the performance or observance by the Loan Parties of any of their respective obligations under the Loan Documents to which it is a party or any other instrument or document delivered or executed pursuant thereto or in connection with the Loan; other than that it is the legal and beneficial owner of, or has the right to assign, the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim.

(b) If the applicable box is checked below, Assignor requests that Administrative Agent obtain replacement notes for each of Assignor and Assignee as provided in the Credit Agreement.

☐ Replacement Note Requested for Assignor

☐ Replacement Note Requested for Assignee.

4. Representations of Assignee. Assignee makes and confirms to Administrative Agent, Assignor and the other Lenders all of the representations, warranties and covenants of a Lender under Sections 14 and 18 of the Credit Agreement. Without limiting the foregoing, Assignee (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon Assignor, any other Lender, Administrative Agent, Revolving Agent or any Titled Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Loan Parties and the value of the assets of the Loan Parties, and taking or not taking action under the Loan Documents; (d) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; (e) agrees that, by this Assignment, Assignee has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; (f) represents and warrants that Assignee does not control, is not controlled by, is not under common control with and is otherwise free from influence or control by, any Loan Party and is not a Defaulting Lender or Affiliate of a Defaulting Lender, (g) represents and warrants that if Assignee is not incorporated under the laws of the United States or any State, it has on or prior to the date hereof delivered to Parent and Administrative Agent certification as to its exemption (or lack thereof) from

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deduction or withholding of any United States federal income taxes and (h) Assignee has a net worth or unfunded commitments as of the date hereof of not less than $500,000,000.00 unless waived in writing by Parent and Administrative Agent as required by the Credit Agreement. Assignee agrees that Borrowers may rely on the representation contained in Section 4(h).

5. Payments to Assignor. In consideration of the assignment made pursuant to Paragraph 1 of this Agreement, Assignee agrees to pay to Assignor on the Assignment Date, an amount equal to $____________ representing the aggregate principal amount outstanding of the Loans owing to Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Interests.

6. Payments by Assignor. Assignor agrees to pay Administrative Agent on the Assignment Date the registration fee required by Section 18.2 of the Credit Agreement.

7. Effectiveness.

(a) The effective date for this Agreement shall be _______________ (the "Assignment Date"). Following the execution of this Agreement, each party hereto shall deliver its duly executed counterpart hereof to Administrative Agent for acceptance and recording in the Register by Administrative Agent.

(b) Upon such acceptance and recording and from and after the Assignment Date, (i) Assignee shall be a party to the Credit Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Lender thereunder, and (ii) Assignor shall, with respect to the Assigned Interests, relinquish its rights and be released from its obligations under the Credit Agreement.

(c) Upon such acceptance and recording and from and after the Assignment Date, Administrative Agent shall make all payments in respect of the rights and interests assigned hereby accruing after the Assignment Date (including payments of principal, interest, fees and other amounts) to Assignee.

(d) All outstanding LIBOR Rate Loans shall continue in effect for the remainder of their applicable Interest Periods and Assignee shall accept the currently effective interest rates on its Assigned Interest of each LIBOR Rate Loan.

7. Notices. Assignee specifies as its address for notices and its Lending Office for all assigned Loans, the offices set forth below:

Notice Address: ______________________________________
____
____
____
Attn:__________________________________
Facsimile:_____________________________

Domestic Lending Office: Same as above

Eurodollar Lending Office: Same as above

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8. Payment Instructions. All payments to Assignee under the Credit Agreement shall be made as provided in the Credit Agreement in accordance with the separate instructions delivered to Administrative Agent.

9. **GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.**

10. Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

11. Amendments. This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Assignor and Assignee, and consented to by Administrative Agent.

12. Successors. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms of Credit Agreement.

[signatures on following page]

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M-5 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 CONSENTED TO BY:1 TRILOGY RER, LLC, as Parent By: Name: Title: IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the date first above written. ASSIGNEE: By: Title: ASSIGNOR: By: Title: RECEIPT ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO BY: KEYBANK NATIONAL ASSOCIATION, as Administrative Agent By: Title: 1 Insert to extent required by Credit Agreement. SCHEDULE 1.1(a) – PAGE 1 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 18.054285714286 % Real Estate Revolving Loan Commitment $58,681,000.00 18.055692307692 % Real Estate Revolving Loan Commitment Percentage $65,000,000.00 Name and Address Commitment Regions Bank Domestic Lending Office: Regions Bank One Indiana Square Indianapolis, Indiana 46204 Attn: Jack Boudler LIBOR Lending Office: Same as above Notices: See Section 19 $6,319,000.00 A/R Revolving Loan Commitment 18.054285714286% $58,681,000.00 SCHEDULE 1.1(a) LENDERS, COMMITMENTS AND COMMITMENT PERCENTAGES 18.055692307692 % KeyBank National Association Domestic Lending Office: KeyBank National Association Mailcode: NY-00-72-0100 726 Exchange Street, Suite 900 Buffalo, New York 14210 Attn: Yolanda M. Fields LIBOR Lending Office: Same as above Notices: See Section 19 $65,000,000.00 A/R Revolving Loan Commitment Percentage $6,319,000.00 SCHEDULE 1.1(a) - PAGE 2 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 $36,111,000.00 A/R Revolving Loan Commitment 11.111076923077 % Total Commitment $40,000,000.00 11.111111111111 % Total Commitment Percentage A/R Revolving Loan Commitment Percentage The Huntington National Bank Domestic Lending Office: The Huntington National Bank 10200 Forest Green Boulevard, Suite 112 Louisville, Kentucky 40223 Attn: Michael Kinnick LIBOR Lending Office: Same as above Notices: See Section 19 $3,889,000.00 Name and Address 11.111428571429 % Bank of America, N.A. Domestic Lending Office: Bank of America, N.A. 222 2nd Ave. S., Suite 2440 Nashville, Tennessee 37201 Attn: Hope Walker LIBOR Lending Office: Same as above Notices: See Section 19 $36,111,000.00 Real Estate Revolving Loan Commitment 11.111076923077% $3,889,000.00 $40,000,000.00 11.111111111111% 11.111428571429 % Real Estate Revolving Loan Commitment Percentage SCHEDULE 1.1(a) - PAGE 3 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 $31,597,000.00 A/R Revolving Loan Commitment 9.722153846154% Total Commitment $35,000,000.00 9.722222222222% Total Commitment Percentage A/R Revolving Loan Commitment Percentage Synovus Financial Corporation Domestic Lending Office: Synovus Financial Corporation 800 Shades Creek Parkway, Suite 325 Birmingham, Alabama 35209 Attn: Kathyrn H. Buchanan LIBOR Lending Office: Same as above Notices: See Section 19 $3,403,000.00 Name and Address 9.722857142857% CIT Bank, N.A. Domestic Lending Office: CIT Bank, N.A. 11 w. 42ND Street, 12th Floor New York, New York 10036 Attn: Thomas Gatsios LIBOR Lending Office: Same as above Notices: See Section 19 $31,597,000.00 Real Estate Revolving Loan Commitment 9.722153846154% $3,403,000.00 $35,000,000.00 9.722222222222% 9.722857142857% Real Estate Revolving Loan Commitment Percentage

SCHEDULE 1.1(a) - PAGE 4 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 $27,083,000.00 A/R Revolving Loan Commitment 8.333230769231% Total Commitment $30,000,000.00 8.333333333333% Total Commitment Percentage A/R Revolving Loan Commitment Percentage Pacific Western Bank Domestic Lending Office: Pacific Western Bank 5404 Wisconsin Ave., 2nd Floor Chevy Chase, Maryland 20815 Attn: Jason Schwartz LIBOR Lending Office: Same as above Notices: See Section 19 $2,917,000.00 Name and Address 8.334285714286% CIBC Bank USA Domestic Lending Office: CIBC Bank USA 120 S. LaSalle Street Chicago, Illinois 60603 Attn: Michael Velazquez LIBOR Lending Office: Same as above Notices: See Section 19 $27,083,000.00 Real Estate Revolving Loan Commitment 8.333230769231% $2,917,000.00 $30,000,000.00 8.333333333333% 8.334285714286% Real Estate Revolving Loan Commitment Percentage SCHEDULE 1.1(a) - PAGE 5 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 $18,056,000.00 A/R Revolving Loan Commitment 5.555692307692% Total Commitment $20,000,000.00 5.555555555556% Total Commitment Percentage A/R Revolving Loan Commitment Percentage TOTAL $35,000,000.0 0 Name and Address 100% BOKF, NA dba Bank of Oklahoma Domestic Lending Office: BOKF One Williams Center, 8th Floor Tulsa, Oklahoma 74172 Attn: Chris Rollman LIBOR Lending Office: Same as above Notices: See Section 19 325,000,000.00 Real Estate Revolving Loan Commitment 100% $1,944,000.00 $360,000,000.0 0 100% 5.554285714286% Percentages may not equal 100% due to rounding. Real Estate Revolving Loan Commitment Percentage SCHEDULE 1.1(b) PRE-APPROVED COLLATERAL PROPERTIES River Terrace Health Campus, 120 Presbyterian Way, Madison, Indiana 47250 RidgeCrest Health Campus, 703 Robinson Road, Jackson, MI 49203 SCHEDULE 1.1(c) PRE-APPROVED VILLA UNITS The Willows at Willard Villas, 1050 Neal Zick Road, Willard, Ohio 44890 Cypress Point Health Campus Villas, 600 West National Road, Englewood, Ohio 45322

SCHEDULE 1.1(d)

BORROWERS PROVIDING A/R COLLATERAL

Each of the entities listed below are Borrowers as of the Closing Date providing Collateral included in the calculation of A/R Borrowing Base Availability:

1. Trilogy Healthcare of Milford, LLC
2. Trilogy Healthcare of Vanderburgh, LLC
3. Trilogy Healthcare of Lowell, LLC
4. Trilogy Healthcare of Daviess, LLC
5. Trilogy Healthcare of Monticello, LLC
6. Trilogy Healthcare of Columbus, LLC
7. Trilogy Healthcare of Corydon, LLC
8. Trilogy Healthcare Operations of Muncie, LLC
9. Trilogy Healthcare of New Albany, LLC
10. Trilogy Healthcare of Seymour, LLC
11. Trilogy Healthcare of Vigo, LLC
12. Trilogy Healthcare of Henry, LLC
13. Trilogy Healthcare of Mercer, LLC
14. Trilogy Healthcare of Louisville Northeast, LLC
15. Trilogy Healthcare of Jefferson II, LLC
16. Trilogy Healthcare of Cynthiana, LLC
17. Trilogy Healthcare of Fayette III, LLC
18. Trilogy Healthcare of Glen Ridge, LLC
19. Trilogy Healthcare of Louisville Southwest, LLC
20. Trilogy Healthcare of Louisville East, LLC
21. Trilogy Healthcare of Battle Creek, LLC
22. Trilogy Healthcare of Genesee, LLC
23. Trilogy Healthcare of Livingston, LLC

SCHEDULE 1.1(d) – PAGE 1

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24. Trilogy Healthcare of Commerce, LLC
25. Trilogy Healthcare of Lapeer, LLC
26. Trilogy Healthcare Operations of Springfield II, LLC
27. Trilogy Healthcare of Sylvania, LLC
28. Trilogy Healthcare of Clermont, LLC
29. Trilogy Healthcare of Hamilton, LLC
30. Trilogy Healthcare of Montgomery, LLC
31. Trilogy Healthcare of Putnam III, LLC
32. Trilogy Healthcare of Allen II, LLC
33. Trilogy Healthcare of Morgan, LLC
34. Trilogy Healthcare of North Baltimore, LLC
35. Trilogy Healthcare of Putnam II, LLC
36. Trilogy Healthcare of Huron, LLC
37. Trilogy Healthcare of Muskingum, LLC
38. Trilogy Healthcare of Kent, LLC
39. PCA-Corrections, LLC
40. Trilogy Mission RX, LLC
41. Trilogy NuScriptRX, LLC
42. Trilogy PCA Holdings, LLC
43. Trilogy Rehab Services, LLC
44. Paragon Outpatient Rehabilitation Services, LLC

SCHEDULE 1.1(d) - PAGE 2
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SCHEDULE 1.1(e)

BORROWERS OWNING OR OPERATING COLLATERAL PROPERTIES

Collateral Property	Owner	Tenant
Autumn Woods Health Campus, 2911 Green Valley Rd, New Albany, IN	Trilogy Real Estate New Albany, LLC	Trilogy Healthcare of New Albany, LLC
Briar Hill Health Campus, 600 Sterling Drive, North Baltimore, OH	Trilogy Healthcare of Wood County Successor, LLC	Trilogy Healthcare of North Baltimore, LLC
Cedar Ridge Health Campus, 1217 US Highway 62E, Cynthiana, KY	Trilogy Real Estate Cynthiana, LLC	Trilogy Healthcare of Cynthiana, LLC
Cobblestone Crossings Health Campus, 1850 E. Howard Wayne Dr., Terre Haute, IN	Trilogy Real Estate Vigo, LLC	Trilogy Healthcare of Vigo, LLC
Covered Bridge Health Campus, 1675 W. Tipton Street, Seymour, IN[2]	Trilogy Real Estate of Seymour, LLC	Trilogy Healthcare of Seymour, LLC
Cypress Pointe Health Campus, 600 West National Rd, Englewood, OH	Trilogy Real Estate Ohio, LLC	Trilogy Healthcare of Montgomery, LLC
Glen Ridge Health Campus, 6415 Calm River Way, Louisville, KY	Trilogy Real Estate Kentucky III, LLC	Trilogy Healthcare of Glen Ridge, LLC
Harrison Springs Health Campus, 871 Pacer Drive NW, Corydon, IN	Trilogy Real Estate Harrison, LLC	Trilogy Healthcare of Corydon, LLC
Highland Oaks Health Center 4114 N State Route 376 NW McConnelsville, OH 43756	Trilogy Real Estate Morgan, LLC	Trilogy Healthcare of Morgan, LLC
Morrison Woods Health Campus, 4100 N Morrison Road, Muncie, IN	Trilogy Healthcare of Muncie, LLC	Trilogy Healthcare Operations of Muncie, LLC
Park Terrace Health Campus, 9700 Stonestreet Rd, Louisville, KY	Trilogy Real Estate Kentucky, LLC	Trilogy Healthcare of Louisville Southwest, LLC
Park Terrace MOB [Medical Plaza I and II] 9702 Stonestreet Rd, Louisville, KY	Trilogy Real Estate Kentucky, LLC	
Senior Living at Forest Ridge, 2800 Forest Ridge Parkway, New Castle, IN	Trilogy Healthcare of Henry II, LLC	Trilogy Healthcare of Henry, LLC
Silver Oaks Health Campus, 2011 Chapa Dr, Columbus, IN[3]	Trilogy Real Estate Columbus, LLC	Trilogy Healthcare of Columbus, LLC

[2] The land is leased pursuant to a ground lease.

[3] The land is leased pursuant to a ground lease.

SCHEDULE 1.1(e) – PAGE 1

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Collateral Property	Owner	Tenant
Springview Manor, 883 W. Spring St, Lima, OH	Trilogy Real Estate Ohio, LLC	Trilogy Healthcare of Allen II, LLC
Stonegate Health Campus, 2525 DeMille Blvd, Lapeer, MI	Trilogy Real Estate of Lapeer, LLC	Trilogy Healthcare of Lapeer, LLC
The Meadows of Leipsic, 901 East Main St, Leipsic, OH	Trilogy Real Estate Ohio, LLC	Trilogy Healthcare of Putnam III, LLC
The Meadows of Ottawa, 147 Putnam Parkway, Ottawa, OH	Trilogy Real Estate Putnam II, LLC	Trilogy Healthcare of Putnam II, LLC
The Oaks at Northpointe, 3291 Northpointe Dr, Zanesville, OH	Trilogy Real Estate Northpointe, LLC	Trilogy Healthcare of Muskingum, LLC
The Oaks at NorthPointe Woods, 706 North Ave, Battle Creek, MI	Trilogy Real Estate of Battle Creek, LLC	Trilogy Healthcare of Battle Creek, LLC
The Oaks at Woodfield, 5370 East Baldwin Rd, Grand Blanc, MI	Trilogy Real Estate of Grand Blanc, LLC	Trilogy Healthcare of Genesee, LLC
The Villas at Westlake, 5916-5996, 6000 Lake Villa Circle, Commerce, MI	Trilogy Real Estate Oakland, LLC	Trilogy Healthcare of Commerce, LLC
The Willows at Citation, 1376 Silver Springs Dr, Lexington, KY	Trilogy Real Estate Fayette III, LLC	Trilogy Healthcare of Fayette III, LLC
The Willows at Howell, 1500 Byron Rd, Howell, MI	Trilogy Real Estate Howell, LLC	Trilogy Healthcare of Livingston, LLC
The Willows at Willard, 1050 Neal Zick Rd, Willard, OH[4]	Trilogy Real Estate Huron, LLC	Trilogy Healthcare of Huron, LLC
Westport Place Health Campus, 4247 Westport Rd, Louisville, KY	Trilogy Real Estate Kentucky V, LLC	Trilogy Healthcare of Louisville East, LLC

[4] A portion of the land is leased pursuant to a ground lease.

SCHEDULE 1.1(e) - PAGE 2

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SCHEDULE 4.3

ACCOUNTS

Bank: KeyBank National Association
Account of: Trilogy RER, LLC
Account #: 359681550778

Bank: KeyBank National Association
Account of: Trilogy Healthcare of Battle Creek, LLC
Account #: 359681408043

SCHEDULE 4.3 – PAGE 1

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SCHEDULE 6.3

TITLE TO PROPERTIES

The Borrowers identified in the chart below lease assets from the third party listed across from their respective names.

Borrower	Third Party	Assets
PCA-Corrections, LLC	Cumberland Valley	SynMed Machine
PCA-Corrections, LLC	Capsa Solutions	First Dose Machine
PCA-Corrections, LLC	Capsa Solutions	First Dose Machine
PCA-Corrections, LLC	Capsa Solutions	First Dose Machine
PCA-Corrections, LLC	Capsa Solutions	First Dose Machine
PCA-Corrections, LLC	Cumberland Valley	Dosis Machine
PCA-Corrections, LLC	Capsa Solutions	First Dose Machine
PCA-Corrections, LLC	Capsa Solutions	First Dose Machine
PCA-Corrections, LLC	Capsa Solutions	First Dose Machine
PCA-Corrections, LLC	Capsa Solutions	First Dose Machine
Trilogy Healthcare of Clermont, LLC	The Leasing Group	New Furniture & Equipment
Trilogy Healthcare of Columbus, LLC	The Leasing Group	Senior TV
Trilogy Healthcare of Corydon, LLC	The Leasing Group	New Furniture & Equipment
Trilogy Healthcare of Daviess, LLC	Capital Source	New Furniture & Equipment
Trilogy Healthcare of Jefferson II, LLC	The Leasing Group	New Furniture & Equipment
Trilogy Healthcare of Livingston, LLC	Capital Source	New Furniture & Equipment
Trilogy Healthcare of Louisville Northeast, LLC	Capital Source	New Furniture & Equipment
Trilogy Healthcare of Lowell, LLC	Capital Source	New Furniture & Equipment
Trilogy Healthcare of Mercer, LLC	The Leasing Group	New Furniture & Equipment
Trilogy Healthcare of Putnam II, LLC	Capital Source	New Furniture & Equipment
Trilogy Healthcare of Seymour, LLC	The Leasing Group	Senior TV
Trilogy Healthcare of Sylvania, LLC	The Leasing Group	12-Passenger Van
Trilogy Healthcare of Sylvania, LLC	The Leasing Group	New Furniture & Equipment
Trilogy Healthcare Operations of Muncie, LLC	The Leasing Group	Senior TV
Trilogy Healthcare Operations of Springfield II, LLC	The Leasing Group	New Furniture & Equipment
Trilogy Mission RX, LLC	Cumberland Valley	Dosis Machine
Trilogy NuScriptRx, LLC	Americorp	TCGRX Machine
Trilogy NuScriptRx, LLC	Americorp	TCGRX Machine
Trilogy NuScriptRx, LLC	Americorp	TCGRX Machine
Trilogy NuScriptRx, LLC	Americorp	TCGRX Machine
Trilogy NuScriptRx, LLC	Americorp	TCGRX Machine
Trilogy NuScriptRx, LLC	Americorp	TCGRX Machine
Trilogy NuScriptRx, LLC	Americorp	TCGRX Machine
Trilogy NuScriptRx, LLC	Graybar	Shoretel Phone System

SCHEDULE 6.3 – PAGE 1

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SCHEDULE 6.6

TRADEMARKS, TRADENAMES, SERVICE MARKS OR LOGOS

Borrowers claim only common law rights for local use in the 'names' of its senior care facilities listed on Schedule 6.22(a) attached collaterally hereto and incorporated herein by reference, and in "Trilogy Health Services," "Trilogy Healthcare Centers," and in the following mark:

Trilogy Health Services, LLC (not any Borrower or Guarantor) owns the following registered website domains used in connection with its business:

ambermanorhc.com
arlingtonplacehc.com
ashfordplacehc.com
aspenplacehc.com
autumnwoodshc.com
avalonspringshc.com
baptisthomeeast.com
baptisthomeeast.org
baptisthomesinc.com
baptisthomesinc.org
bethanypointehc.com
blairridge.com
briarhillhc.com
bridgepointehc.com
campusofdistinction.com
cedarcreekhc.com
cedarridgehs.com
clearvistalakehc.com
cobblestonehc.com
cornelltrace.com
cornelltrace.org
coveredbridgehc.com
creasyspringshc.com
cumberlandpointehc.com
cypresspointehs.com
Fit.thetrilogyfoundation.org
forestglenhc.com
forestparkhc.com
forestspringshc.com
forestviewhc.com
franciscanhc.com
genoahs.com
glenoakshc.com
glenridgehc.com
greenleafhs.com
hamptonoakshc.com
harrisonscrossinghc.com
harrisonspringshc.com
hearthstonehc.com
heatherhillscare.com
highlandoakshc.com
homewoodhc.com
icanliveadream.com
icanliveadream.org
lakelandrhc.com
lakesofmonclova.com
lakesofsylvania.com
legacyatenglishstation.com
legacyatlibertyridge.com
legacyatwoodbinesprings.com
meadowsofdelphos.com
meadowsofkalida.com
meadowsofleipsic.com
meadowsofottawa.com
millpondhc.com
morrisonwoodshc.com
MSJOSSTARS.COM
novilakeshc.com
nriverhc.com
oaksatbethesda.com
oaksatnorthpointe.com
oakwoodhs.com
orchardgrovehc.com
orchardpointehc.com
owenvalleyhc.com
paddocksprings.com
paragonmatch.com
paragonrehab.com
paragon-rehab.com
parkterracehc.com
parrsatspringhurst.com
parrsatspringhurst.org
parrsrest.com
parrsrest.org
pcamatch.com
prairielakeshc.com
richlandmanorhc.com
ridgecresths.com
ridgewoodhs.com
riveroakshc.com
riverpointehs.com
riverterracehealthcampus.com
riverterrhc.com
Sandersridgehc.com
scenichillshs.com
scenichillsmonastery.com
seniorlivingatforestridge.com
shelbycrossinghc.com
silveroakshc.com
springhursthc.com
springhursthealthandrehab.com

SCHEDULE 6.6 – PAGE 1

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springhursthealthandrehab.org
springhurstpines.com
springhurstpines.org
springsatlafayette.com
springsatstonybrook.com
springsoflima.com
springsofmooresville.com
springsofrichmond.com
springviewmanorhc.com
standrewshc.com
stcharleshc.com
stelizabethhc.com
stmaryhcc.com
stonebridgehs.com
stonecrofthc.com
stonegatehc.com
susansavings.com
theglensl.com
theheritagehc.com
themapleshc.com
theoaksatcascade.com
theoaksatwoodfield.com
theoakshc.com
thetrilogyfoundation.org
thevillasatoakridge.com
thevillasatoakwood.com
thorntonterracehc.com
thsbreezie.com
trilogybff.com
trilogybyroncenter.com
trilogyfasttrack.com
trilogyfoundation.com
trilogygahanna.com
trilogyhilliard.com
trilogyhs.com
trilogyjobs.com
trilogymatch.com
trilogymountwashington.com
trilogynamedrop.com
trilogynewalbany.com
trilogypickerington.com
trilogytiffin.com
trilogytravelclub.com
triplecreekretirement.com
tristarhc.com
trsrehab.com
valleyviewhc.com
villagegreenhc.com
villagesatoakridge.com
villagesatsilvercrest.com
villasatashfordplace.com
villasatbellevue.com
villasatbethanypointe.com
villasatblairridge.com
villasatcobblestone.com
villasatcreasysprings.com
villasatforestglen.com
villasatforestsprings.com
villasatharrisonsprings.com
villasatleipsic.com
villasatsilvercrest.com
villasatspringhurst.com
villasatstcharles.com
villasattriplecreek.com
villasatwaterfordplace.com
villasatwestlake.com
violetspringshc.com
waterfordcrossinghc.com
waterfordcrossingsl.com
waterfordplacehc.com
wellbrookeatavon.com
wellbrookeatcrawfordsville.com
wellbrookeatwestfield.com
wellbrookeavon.com
wellbrookecrawfordsville.com
wellbrookeofavon.com
wellbrookeofcarmel.com
wellbrookeofcrawfordsville.com
wellbrookeofkokomo.com
wellbrookeofsouthbend.com
wellbrookeofwabash.com
wellbrookeofwestfield.com
wellbrookewestfield.com
westlakehc.com
westlakehealthcampus.com
westpicoterrace.com
westportplacehc.com
westriverhc.com
whiteoakhc.com
willardhc.com
willowsatbellevue.com
willowsatcitation.com
willowsateastlansing.com
willowsatfritzfarm.com
willowsathamburg.com
willowsatharrodsburg.com
willowsathowell.com
willowsatokemos.com
willowsattiffin.com
willowsatwillard.com
woodbridgehc.com
woodedglensl.com
woodmonthc.com
workwithpurposetoday.com

SCHEDULE 1.1(e) - PAGE 2

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None of the trademarks, trade names, service marks, or logos on this Schedule 6.6 are registered or subject to any license or provision of law limiting their assignability or use except.

SCHEDULE 6.6

– PAGE 1
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SCHEDULE 6.7

PENDING LITIGATION

None.

SCHEDULE 6.7

– PAGE 1
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SCHEDULE 6.10

TAX STATUS; TAX PAYOR IDENTIFICATION NUMBERS

No exceptions.

GUARANTORS:

GUARANTORS	EIN
TRILOGY INVESTORS, LLC	20-0985191
TRILOGY HEALTHCARE HOLDINGS, INC.	61-1771489
TRILOGY PRO SERVICES, LLC	35-2542381
TRILOGY OPCO, LLC	37-1792471

BORROWERS:

BORROWER	EIN
PARAGON OUTPATIENT REHABILITATION SERVICES, LLC	38-3863509
PCA-CORRECTIONS, LLC	61-1267449
TRILOGY HEALTHCARE OF ALLEN II, LLC	20-4787999
TRILOGY HEALTHCARE OF BATTLE CREEK, LLC	20-4787402
TRILOGY HEALTHCARE OF CLERMONT, LLC	81-1677558
TRILOGY HEALTHCARE OF COLUMBUS, LLC	32-0449364
TRILOGY HEALTHCARE OF COMMERCE, LLC	82-2378020
TRILOGY HEALTHCARE OF CORYDON, LLC	37-1784348
TRILOGY HEALTHCARE OF CYNTHIANA, LLC	38-3941031
TRILOGY HEALTHCARE OF DAVIESS, LLC	61-1717291
TRILOGY HEALTHCARE OF FAYETTE III, LLC	27-4627897
TRILOGY HEALTHCARE OF GENESEE, LLC	20-5352580
TRILOGY HEALTHCARE OF GLEN RIDGE, LLC	47-5294379
TRILOGY HEALTHCARE OF HAMILTON, LLC	20-3482181
TRILOGY HEALTHCARE OF HENRY, LLC	45-3136148
TRILOGY HEALTHCARE OF HENRY II, LLC	45-3143058
TRILOGY HEALTHCARE OF HURON, LLC	20-2887268
TRILOGY HEALTHCARE OF JEFFERSON II, LLC	81-3667101
TRILOGY HEALTHCARE OF KENT, LLC	81-4062108
TRILOGY HEALTHCARE OF LAPEER, LLC	26-2481002
TRILOGY HEALTHCARE OF LIVINGSTON, LLC	26-2480927
TRILOGY HEALTHCARE OF LOUISVILLE EAST, LLC	27-1007235
TRILOGY HEALTHCARE OF LOUISVILLE NORTHEAST, LLC	38-3870319

SCHEDULE 6.10 – PAGE 1

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TRILOGY HEALTHCARE OF LOUISVILLE SOUTHWEST, LLC	20-3360543
TRILOGY HEALTHCARE OF LOWELL, LLC	38-3900428
TRILOGY HEALTHCARE OF MERCER, LLC	36-4818714
TRILOGY HEALTHCARE OF MILFORD, LLC	37-1765070
TRILOGY HEALTHCARE OF MONTGOMERY, LLC	26-2408288
TRILOGY HEALTHCARE OF MONTICELLO, LLC	27-2607249
TRILOGY HEALTHCARE OF MORGAN, LLC	27-3229523
TRILOGY HEALTHCARE OF MUNCIE, LLC	45-3306354
TRILOGY HEALTHCARE OPERATIONS OF MUNCIE, LLC	61-1673311
TRILOGY HEALTHCARE OF MUSKINGUM, LLC	27-3229467
TRILOGY HEALTHCARE OF NEW ALBANY, LLC	30-0842276
TRILOGY HEALTHCARE OF NORTH BALTIMORE, LLC	20-8789992
TRILOGY HEALTHCARE OF PUTNAM II, LLC	20-3843860
TRILOGY HEALTHCARE OF PUTNAM III, LLC	20-4788076
TRILOGY HEALTHCARE OF SEYMOUR, LLC	32-0448464
TRILOGY HEALTHCARE OF SYLVANIA, LLC	37-1792882
TRILOGY HEALTHCARE OF VANDERBURGH, LLC	27-3236912
TRILOGY HEALTHCARE OF VIGO, LLC	26-2762879
TRILOGY HEALTHCARE OF WOOD COUNTY SUCCESSOR, LLC	47-5668999
TRILOGY HEALTHCARE OPERATIONS OF SPRINGFIELD II, LLC	30-0827529
TRILOGY MISSION RX, LLC	35-2521646
TRILOGY NUSCRIPTRX, LLC	82-1778580
TRILOGY PCA HOLDINGS, LLC	26-0164761
TRILOGY REAL ESTATE COLUMBUS, LLC	61-1812625
TRILOGY REAL ESTATE CYNTHIANA, LLC	81-2505272
TRILOGY REAL ESTATE FAYETTE III, LLC	81-2278540
TRILOGY REAL ESTATE HARRISON, LLC	37-1781232

TRILOGY REAL ESTATE HOWELL, LLC	81-2378643
TRILOGY REAL ESTATE HURON, LLC	27-3294974
TRILOGY REAL ESTATE KENTUCKY III, LLC	27-0558719
TRILOGY REAL ESTATE KENTUCKY V, LLC	30-0796641
TRILOGY REAL ESTATE KENTUCKY, LLC	26-0193715
TRILOGY REAL ESTATE MORGAN, LLC	35-2507632
TRILOGY REAL ESTATE NEW ALBANY, LLC	81-2558138
TRILOGY REAL ESTATE NORTHPOINTE, LLC	81-2306593
TRILOGY REAL ESTATE OAKLAND, LLC	32-0518430
TRILOGY REAL ESTATE OF BATTLE CREEK, LLC	37-1792517
TRILOGY REAL ESTATE OF GRAND BLANC, LLC	30-0883702

SCHEDULE 1.1(e) - PAGE 2

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TRILOGY REAL ESTATE OF LAPEER, LLC	30-0883595
TRILOGY REAL ESTATE OHIO, LLC	20-2886974
TRILOGY REAL ESTATE PUTNAM II, LLC	32-0546565
TRILOGY REAL ESTATE OF SEYMOUR, LLC	61-1770908
TRILOGY REAL ESTATE VIGO, LLC	36-4793975
TRILOGY REHAB SERVICES, LLC	20-3847825
TRILOGY RER, LLC	61-1933285

SCHEDULE 1.1(e) - PAGE 3
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SCHEDULE 6.14

CERTAIN TRANSACTIONS

None.

SCHEDULE 6.14 – PAGE 1

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SCHEDULE 6.17

TRADE NAME/PLACE OF BUSINESS

See Schedule 6.6 attached collaterally hereto and incorporated herein by reference.

SCHEDULE 6.17 – PAGE 1

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SCHEDULE 6.20(a)

ORGANIZATIONAL STRUCTURE

TRILOGY INVESTORS, LLC, a Delaware limited liability company

- Trilogy Real Estate Investment Trust, Inc., a Maryland corporation, owns 96.74% of the outstanding membership interest of Trilogy Investors, LLC.
- Randall J. Bufford owns 2.7944% of the outstanding membership interest of Trilogy Investors, LLC.
- Leigh Ann Barney owns 0.2567% outstanding membership interest of Trilogy Investors, LLC.
- Gloria Ising owns 0.0557% outstanding membership interest of Trilogy Investors, LLC.
- John Eckman owns 0.0482% outstanding membership interest of Trilogy Investors, LLC.
- Michael Bryant owns 0.0315% outstanding membership interest of Trilogy Investors, LLC.
- Rhonda Sanders-Simmonds owns 0.0291% outstanding membership interest of Trilogy Investors, LLC.
- Cheryl Johnson owns 0.0268% outstanding membership interest of Trilogy Investors, LLC.
- Lance Miller owns 0.0031% outstanding membership interest of Trilogy Investors, LLC.
- Joe Whitt owns 0.0020% outstanding membership interest of Trilogy Investors, LLC.
- Lisa McClure owns 0.0020% outstanding membership interest of Trilogy Investors, LLC.
- Madhu Krish owns 0.0015% outstanding membership interest of Trilogy Investors, LLC.
- Andra Bladen owns 0.0008% outstanding membership interest of Trilogy Investors, LLC.
- Brad Williamson owns 0.0008% outstanding membership interest of Trilogy Investors, LLC.
- Mary Smith owns 0.0007% outstanding membership interest of Trilogy Investors, LLC.
- Dawn Black owns 0.0007% outstanding membership interest of Trilogy Investors, LLC.
- Marnie Davisson owns 0.0002% outstanding membership interest of Trilogy Investors, LLC.

Name of Subsidiary	*State of Domicile*	*Class of Interest*	*% of Class Owned*
TRILOGY INVESTORS, LLC owns the following:			
Trilogy RER, LLC	DE	LLC	100%
Trilogy Healthcare Holdings, Inc.	DE	Common Stock	100%
TRILOGY RER, LLC owns the following:			
Trilogy Real Estate New Albany, LLC	DE	LLC	100%
Trilogy Healthcare of Wood County Successor, LLC	DE	LLC	100%
Trilogy Real Estate Cynthiana, LLC	DE	LLC	100%
Trilogy Real Estate Vigo, LLC	DE	LLC	100%
Trilogy Real Estate of Seymour, LLC	DE	LLC	100%

SCHEDULE 6.20(a) – PAGE 1

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Name of Subsidiary	***State of Domicile***	***Class of Interest***	***% of Class Owned***
Trilogy Real Estate Ohio, LLC	DE	LLC	100%
Trilogy Real Estate Kentucky III, LLC	DE	LLC	100%
Trilogy Real Estate Harrison, LLC	DE	LLC	100%
Trilogy Real Estate Morgan, LLC	DE	LLC	100%
Trilogy Healthcare of Muncie, LLC	IN	LLC	100%
Trilogy Real Estate Kentucky, LLC	DE	LLC	100%
Trilogy Healthcare of Henry II, LLC	IN	LLC	100%
Trilogy Real Estate Columbus, LLC	DE	LLC	100%
Trilogy Real Estate of Lapeer, LLC	DE	LLC	100%
Trilogy Real Estate Putnam II, LLC	DE	LLC	100%
Trilogy Real Estate Northpointe, LLC	DE	LLC	100%
Trilogy Real Estate of Battle Creek, LLC	DE	LLC	100%
Trilogy Real Estate of Grand Blanc, LLC	DE	LLC	100%
Trilogy Real Estate Oakland, LLC	DE	LLC	100%
Trilogy Real Estate Fayette III, LLC	DE	LLC	100%
Trilogy Real Estate Howell, LLC	DE	LLC	100%
Trilogy Real Estate Huron, LLC	DE	LLC	100%
Trilogy Real Estate Kentucky V, LLC	DE	LLC	100%
TRILOGY HEALTHCARE HOLDINGS, INC. owns the following:			
Trilogy OpCo, LLC	DE	LLC	100%
Trilogy Pro Services, LLC	DE	LLC	100%
TRILOGY OPCO, LLC owns the following:			
Trilogy Healthcare of Columbus, LLC	DE	LLC	100%
Trilogy Healthcare of Corydon, LLC	DE	LLC	100%
Trilogy Healthcare of Vanderburgh, LLC	DE	LLC	100%
Trilogy Healthcare of Lowell, LLC	DE	LLC	100%
Trilogy Healthcare of Monticello, LLC	DE	LLC	100%
Trilogy Healthcare Operations of Muncie, LLC	IN	LLC	100%
Trilogy Healthcare of New Albany, LLC	DE	LLC	100%
Trilogy Healthcare of Seymour, LLC	DE	LLC	100%
Trilogy Healthcare of Vigo, LLC	DE	LLC	100%
Trilogy Healthcare of Milford, LLC	DE	LLC	100%
Trilogy Healthcare of Henry, LLC	IN	LLC	100%
Trilogy Healthcare of Daviess, LLC	DE	LLC	100%
Trilogy Healthcare of Cynthiana, LLC	DE	LLC	100%
Trilogy Healthcare of Mercer, LLC	DE	LLC	100%
Trilogy Healthcare of Fayette III, LLC	KY	LLC	100%
Trilogy Healthcare of Louisville Northeast, LLC	KY	LLC	100%
Trilogy Healthcare of Glen Ridge, LLC	DE	LLC	100%
Trilogy Healthcare of Louisville Southwest, LLC	DE	LLC	100%
Trilogy Healthcare of Jefferson II, LLC	DE	LLC	100%
Trilogy Healthcare of Louisville East, LLC	DE	LLC	100%
Trilogy Healthcare of Lapeer, LLC	DE	LLC	100%
Trilogy Healthcare of Battle Creek, LLC	DE	LLC	100%
Trilogy Healthcare of Genesee, LLC	DE	LLC	100%
Trilogy Healthcare of Commerce, LLC	DE	LLC	100%
Trilogy Healthcare of Livingston, LLC	DE	LLC	100%

SCHEDULE 6.20(a) – PAGE 2

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Name of Subsidiary	***State of Domicile***	***Class of Interest***	***% of Class Owned***
Trilogy Healthcare of Kent, LLC	DE	LLC	100%
Trilogy Healthcare of Hamilton, LLC	DE	LLC	100%
Trilogy Healthcare of Montgomery	DE	LLC	100%
Trilogy Healthcare of Putnam III, LLC	DE	LLC	100%
Trilogy Healthcare of Allen II, LLC	DE	LLC	100%
Trilogy Healthcare of Morgan, LLC	DE	LLC	100%
Trilogy Healthcare of North Baltimore, LLC	DE	LLC	100%
Trilogy Healthcare of Putnam II, LLC	DE	LLC	100%
Trilogy Healthcare Operations of Springfield II, LLC	DE	LLC	100%
Trilogy Healthcare of Sylvania, LLC	DE	LLC	100%
Trilogy Healthcare of Clermont, LLC	DE	LLC	100%
Trilogy Healthcare of Huron, LLC	DE	LLC	100%
Trilogy Healthcare of Muskingum, LLC	DE	LLC	100%
TRILOGY PRO SERVICES, LLC owns the following:			
Trilogy PCA Holdings, LLC	DE	LLC	100%
Trilogy Rehab Services, LLC	DE	LLC	100%
Trilogy Mission RX, LLC	DE	LLC	100%
Trilogy NuScriptRX, LLC	DE	LLC	100%
PCA-Corrections, LLC	KY	LLC	68.68%
TRILOGY REHAB SERVICES, LLC owns the following:			
Paragon Outpatient Rehabilitation Services, LLC	IN	LLC	100%
TRILOGY PCA HOLDINGS, LLC owns the following:			
PCA-Corrections, LLC	KY	LLC	31.32%

SCHEDULE 6.20(a) – PAGE 3

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SCHEDULE 6.20(b)

UNCONSOLIDATED AFFILIATES OF BORROWERS AND THEIR SUBSIDIARIES

None.

SCHEDULE 6.20(b) – PAGE 1

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SCHEDULE 6.21

LEASES, ETC.

Schedule 6.21(a)

Free Rent; Defaults Under Leases; Parking Compliance

None.

Schedule 6.21(b)

Subleases

None, except for immaterial subleases and the subleases disclosed in Schedule 6.22(a) which is collaterally attached hereto and incorporated herein by reference.

Schedule 6.21(c)

Management Agreements

1. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Allen II, LLC and the EIK.
2. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Battle Creek, LLC and the EIK.
3. The Sub-management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Columbus, LLC and the EIK.
4. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Commerce LLC and the EIK.
5. The Sub-management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Corydon, LLC and the EIK.
6. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Cynthiana, LLC and the EIK.

7. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Fayette III, LLC and the EIK.

8. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Genesee, LLC and the EIK.

9. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Glen Ridge, LLC and the EIK.

10. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Henry, LLC and the EIK.

SCHEDULE 6.21 – PAGE 1

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11. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Huron, LLC and the EIK.
12. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Lapeer, LLC and the EIK.
13. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Livingston, LLC and the EIK.
14. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Louisville East, LLC and the EIK.
15. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Louisville Southwest, LLC and the EIK.
16. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Montgomery, LLC and the EIK.
17. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Morgan, LLC and the EIK.
18. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Muskingum, LLC and the EIK.
19. The Sub-management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of New Albany, LLC and the EIK.
20. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of North Baltimore, LLC and the EIK.
21. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Putnam II, LLC and the EIK.
22. The Management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Putnam III, LLC and the EIK.
23. The Sub-management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Seymour, LLC and the EIK.
24. The Sub-management Agreement, dated as of September 4, 2019, between Trilogy Healthcare of Vigo, LLC and the EIK.
25. The Sub-management Agreement, dated as of September 4, 2019, between Trilogy Healthcare Operations of Muncie, LLC and the EIK.

SCHEDULE 6.21 – PAGE 2

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SCHEDULE 6.22(a)

REAL ESTATE AS OF THE CLOSING DATE

A. Owned Properties

Facility Name:	**Silver Oaks Health Campus**
Street Address:	2011 Chapa Drive
City, State, Zip:	Columbus, IN 47203
County	Bartholomew County
Fee Owner:	Ground Lease: Board of Aviation Commissioners
PropCo/Tenant:	Trilogy Real Estate Columbus, LLC {DE}
OpCo/Subtenant:	Trilogy Healthcare of Columbus, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	Henry County Memorial Hospital

Facility Name:	**Harrison Springs Health Campus**
Street Address:	871 Pacer Drive
City, State, Zip:	Corydon, IN 47112
County	Harrison County
Fee Owner/PropCo	Trilogy Real Estate Harrison, LLC {DE}
OpCo/Subtenant:	Trilogy Healthcare of Corydon, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	Harrison County Hospital

Facility Name:	**Morrison Woods Health Campus (excluding the Memory Care Facility and the Villas)**
Street Address:	4100 N. Morrison Road
City, State, Zip:	Muncie, IN 47304
County	Delaware County
Fee Owner/PropCo:	Trilogy Healthcare of Muncie, LLC {IN}
OpCo/Tenant:	Trilogy Healthcare Operations of Muncie, LLC {IN}
Third party IGT Subtenant/Operator (if applicable):	Hancock Regional Hospital

SCHEDULE 6.22(a) – PAGE 1
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Facility Name:	**Autumn Woods Health Campus**
Street Address:	2911 Green Valley Road
City, State, Zip:	New Albany, IN 47150
County	Floyd County
Fee Owner/PropCo:	Trilogy Real Estate New Albany, LLC {DE}
OpCo/Tenant:	Trilogy Healthcare of New Albany, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	Daviess County Hospital

Facility Name:	**Cedar Ridge Health Campus**
Street Address:	1217 US Highway 62E
City, State, Zip:	Cynthiana, KY 41031
County	Harrison County
Fee Owner/PropCo:	Trilogy Real Estate Cynthiana, LLC{DE}
OpCo/Tenant:	Trilogy Healthcare of Cynthiana, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	Daviess County Hospital

Facility Name:	**Covered Bridge Health Campus**
Street Address:	1675 W. Tipton Street
City, State, Zip:	Seymour, IN 47150
County	Jackson County
Fee Owner	Ground Lease: Schleters', LLC
PropCo/Tenant:	Trilogy Real Estate of Seymour, LLC {DE}
OpCo/Subtenant:	Trilogy Healthcare of Seymour, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	Jackson County Schneck Memorial Hospital

Facility Name:	**Cobblestone Crossings Health Campus**
Street Address:	1850 E. Howard Wayne Drive
City, State, Zip:	Terre Haute, IN 47802
County	Vigo County
Fee Owner/PropCo:	Trilogy Real Estate Vigo, LLC {DE}
OpCo/Tenant:	Trilogy Healthcare of Vigo, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	Putnam County Hospital

SCHEDULE 6.22(a) – PAGE 2

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Facility Name:	**Senior Living at Forest Ridge**
Street Address:	2800 Forest Ridge Parkway
City, State, Zip:	New Castle, IN 47362
County	Henry County
Fee Owner/PropCo:	Trilogy Healthcare of Henry II, LLC {IN}
OpCo/Tenant:	Trilogy Healthcare of Henry, LLC {IN}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**The Willows at Citation**
Street Address:	1376 Silver Springs Drive
City, State, Zip:	Lexington, KY 40511
County	Fayette County
Fee Owner/PropCo:	Trilogy Real Estate Fayette III, LLC {DE}
OpCo/Tenant:	Trilogy Healthcare of Fayette III, LLC {KY}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**Glen Ridge Health Campus**
Street Address:	6415 Calm River Way
City, State, Zip:	Louisville, KY 40299
County	Jefferson County
Fee Owner/PropCo:	Trilogy Real Estate Kentucky III, LLC {DE}
OpCo/Tenant:	Trilogy Healthcare of Glen Ridge, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**Park Terrace Health Campus (including medical office buildings)**
Street Address:	9700 Stonestreet Road
City, State, Zip:	Louisville, KY 40272
County	Jefferson County
Fee Owner/PropCo:	Trilogy Real Estate Kentucky, LLC {DE}
OpCo/Tenant:	Trilogy Healthcare of Louisville Southwest, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

SCHEDULE 6.22(a) – PAGE 3

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Facility Name:	**Westport Place Health Campus**
Street Address:	4247 Westport Road
City, State, Zip:	Louisville, KY 40207
County	Jefferson County
Fee Owner/PropCo:	Trilogy Real Estate Kentucky V, LLC {DE}
OpCo/Tenant:	Trilogy Healthcare of Louisville East, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**The Oaks at NorthPointe Woods**
Street Address:	706 North Avenue
City, State, Zip:	Battle Creek, MI 49017
County	Calhoun County
Fee Owner/PropCo:	Trilogy Real Estate of Battle Creek, LLC {DE}
OpCo/Tenant:	Trilogy Healthcare of Battle Creek, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**The Oaks at Woodfield**
Street Address:	5370 Baldwin Road
City, State, Zip:	Grand Blanc, MI 48439
County	Genesee County
Fee Owner/PropCo:	Trilogy Real Estate of Grand Blanc, LLC {DE}
OpCo/Tenant:	Trilogy Healthcare of Genesee, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**The Willows at Howell**
Street Address:	1500 Byron Road
City, State, Zip:	Howell, MI 48855
County	Livingston County
Fee Owner/PropCo:	Trilogy Real Estate Howell, LLC {DE}
OpCo/Tenant:	Trilogy Healthcare of Livingston, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

SCHEDULE 6.22(a) – PAGE 4

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Facility Name:	**Stonegate Health Campus**
Street Address:	2525 DeMille Boulevard
City, State, Zip:	Lapeer, MI 48446
County	Lapeer County
Fee Owner/PropCo:	Trilogy Real Estate of Lapeer, LLC {DE}
OpCo/Tenant:	Trilogy Healthcare of Lapeer, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**Cypress Pointe Health Campus**
Street Address:	600 West National Road
City, State, Zip:	Englewood, OH 45322
County	Montgomery County
Fee Owner/PropCo:	Trilogy Real Estate Ohio, LLC {DE}
OpCo/Tenant:	Trilogy Healthcare of Montgomery, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**The Meadows of Leipsic**
Street Address:	901 East Main Street
City, State, Zip:	Leispic, OH 45856
County	Putnam
Fee Owner/PropCo:	Trilogy Real Estate Ohio, LLC
OpCo/Tenant:	Trilogy Healthcare of Putnam III, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**Springview Manor**
Street Address:	883 W. Spring Street
City, State, Zip:	Lima, OH 45805
County	Allen County
Fee Owner/PropCo:	Trilogy Real Estate Ohio, LLC {DE}
OpCo/Tenant:	Trilogy Healthcare of Allen II, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

SCHEDULE 6.22(a) – PAGE 5

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Facility Name:	**Highland Oaks Health Center**
Street Address:	4114 N. State Route 376 NW
City, State, Zip:	McConnelsville, OH 43756
County	Morgan County
Fee Owner/PropCo:	Trilogy Real Estate Morgan, LLC {DE}
OpCo/Tenant:	Trilogy Healthcare of Morgan, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**Briar Hill Health Campus**
Street Address:	600 Sterling Drive
City, State, Zip:	North Baltimore, OH 45872
County	Wood County
Fee Owner/PropCo:	Trilogy Healthcare of Wood County Successor, LLC {DE}
OpCo/Tenant:	Trilogy Healthcare of North Baltimore, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**The Meadows of Ottawa**
Street Address:	147 Putnam Parkway
City, State, Zip:	Ottawa, OH 45875
County	Putnam County
Fee Owner/PropCo:	Trilogy Real Estate Putnam II, LLC {DE}
OpCo/Tenant:	Trilogy Healthcare of Putnam II, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**The Oaks at Northpointe**
Street Address:	3291 Northpointe Drive
City, State, Zip:	Zanesville, OH 43701
County	Muskingum County
Fee Owner/PropCo:	Trilogy Real Estate Northpointe, LLC{DE}
OpCo/Tenant:	Trilogy Healthcare of Muskingum, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

SCHEDULE 6.22(a) – PAGE 6

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Facility Name:	**The Villas of Westlake**
Street Address:	6000 Lake Villa Circle
City, State, Zip:	Commerce, MI 48382
County	Oakland County
Fee Owner/PropCo:	Trilogy Real Estate Oakland, LLC {DE}
OpCo/Tenant:	Trilogy Healthcare of Commerce, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**The Willows at Willard**
Street Address:	1050 Neal Zick Road
City, State, Zip:	Willard, OH 44890
County	Huron County
Ground Lessor:	Mercy Health-Willard Hospital, LLC
Fee Owner/PropCo:	Trilogy Real Estate Huron, LLC {DE}
OpCo/Tenant:	Trilogy Healthcare of Huron, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**Paddock Springs Health Campus**
Street Address:	2695 Shelden Street
City, State, Zip:	Warsaw, IN 46582
County	Kosciusko County
Fee Owner/PropCo:	Trilogy Real Estate Kosciusko, LLC {DE}
OpCo/Tenant:	Trilogy Healthcare of Milford, LLC {DE}
Mortgagee:	Canadian Imperial Bank of Commerce
Third party IGT Subtenant/Operator (if applicable):	Hancock Regional Hospital

B. Leased Properties

Facility Name:	**West River Health Campus**
Street Address:	714 S. Eickhoff Road
City, State, Zip:	Evansville, IN 47712
County	Vanderburgh County
Lessor:	G&L Partnership, L.P.
OpCo/Tenant:	Trilogy Healthcare of Vanderburgh, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	Good Samaritan Hospital

SCHEDULE 6.22(a) – PAGE 7

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Facility Name:	**Cedar Creek Health Campus**
Street Address:	18275 Burr Street
City, State, Zip:	Lowell, IN 46356
County	Lake County
Lessor:	Oakbrook Properties, LLC
OpCo/Tenant:	Trilogy Healthcare of Lowell, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	Hancock Regional Hospital

Facility Name:	**White Oak Health Campus**
Street Address:	814 S. 6th Street
City, State, Zip:	Monticello, IN 47960
County	White County
Lessor:	G&L Partnership, L.P.
OpCo/Tenant:	Trilogy Healthcare of Monticello, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	Witham Memorial Hospital

Facility Name:	**Forest Springs Health Campus**
Street Address:	4120 Wooded Acre Lane
City, State, Zip:	Louisville, KY 40245
County	Jefferson County
Lessor:	Louisville Healthcare Partners, LLC
OpCo/Tenant:	Trilogy Healthcare of Louisville Northeast, LLC {KY}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**Triple Creek Retirement Community**
Street Address:	11230 Pippin Road
City, State, Zip:	Colerain, OH 45231
County	Hamilton County
Lessors:	C&K Partners and Oakwood Trading
OpCo/Tenant:	Trilogy Healthcare of Hamilton, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

SCHEDULE 6.22(a) – PAGE 8
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Facility Name:	**The Willows at Harrodsburg**
Street Address:	180 Lucky Man Way
City, State, Zip:	Harrodsburg, KY 40330
County	Mercer County
Lessor:	Harrodsburg Partners, LLC
OpCo/Tenant:	Trilogy Healthcare of Mercer, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**Wooded Glen Health Campus**
Street Address:	2900 Bechtle Avenue
City, State, Zip:	Springfield, OH 45504
County	Clark County
Lessor:	Englewood Partners, LLC
OpCo/Tenant:	Trilogy Healthcare Operations of Springfield II, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**The Lakes of Sylvania**
Street Address:	5351 Mitchaw Road
City, State, Zip:	Sylvania, OH 43560
County	Lucas County
Lessor:	Sylvania Healthcare Partners, LLC
OpCo/Tenant:	Trilogy Healthcare of Sylvania, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**The Glen**
Street Address:	4300 Gleneste-Withamsville Rd
City, State, Zip:	Union Township, OH 45245
County	Clermont County
Fee Owner/PropCo:	Macomb Partners of Kentucky, LLC
OpCo/Tenant:	Trilogy Healthcare of Clermont, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

SCHEDULE 6.22(a) – PAGE 9

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Facility Name:	**The Springs at Stony Brook**
Street Address:	2200 Stony Brook Drive
City, State, Zip:	Louisville, KY 40220
County	Jefferson County
Lessor:	Stonybrook Health Partners, LLC
OpCo/Tenant:	Trilogy Healthcare of Jefferson II, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**The Villages at Oak Ridge**
Street Address:	1694 Troy Road
City, State, Zip:	Washington, IN 47501
County	Daviess County
Lessor:	Lynncom, LLC
OpCo/Tenant:	Trilogy Healthcare of Daviess, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**The Oaks at Cascade**
Street Address:	1157 Medical Park Drive
City, State, Zip:	Grand Rapids, MI 49546
County	Kent County
Lessor:	PVR - Heather Hills
OpCo/Tenant:	Trilogy Healthcare of Kent, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**PCA Louisville Pharmacy**
Street Address:	2701 Chestnut Station Court
City, State, Zip:	Louisville, KY 40299
County	Jefferson County
Lessor:	ACP, LLC
OpCo/Tenant:	PCA-Corrections, LLC {KY}
Third party IGT Subtenant/Operator (if applicable):	N/A

SCHEDULE 6.22(a) – PAGE 10

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Facility Name:	**Choice Pharmacy**
Street Address:	4014 Venture Court
City, State, Zip:	Columbus, OH 43228
County	Franklin County
Lessor:	Westpointe Metro Lake SPE, LLC
OpCo/Tenant:	PCA-Corrections, LLC {KY}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**Curo Pharmacy**
Street Address:	4665 44th Street SE, Suite A-1106
City, State, Zip:	Grand Rapids, MI 49512
County	Kent County
Lessor:	Open Terrace Associates, LLC
OpCo/Tenant:	PCA-Corrections, LLC {KY}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**PCA Indianapolis Pharmacy**
Street Address:	5925 West 71st Street, Suite B
City, State, Zip:	Indianapolis, IN
County	Marion County
Lessor:	PF Realty LLC
OpCo/Tenant:	PCA-Corrections, LLC {KY}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**PCA Southern Indiana**
Street Address:	1740 Williamsburg Drive, Suite A
City, State, Zip:	Jeffersonville, IN 47130
County	Clark County
Lessor:	William Sprigler Bridge Limited Partnership
OpCo/Tenant:	PCA-Corrections, LLC {KY}
Third party IGT Subtenant/Operator (if applicable):	N/A

SCHEDULE 6.22(a) – PAGE 11

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Facility Name:	**Mission Pharmacy**
Street Address:	201 N. Jefferson Street, Suite 300
City, State, Zip:	Kittanning, PA 16201
County	Armstrong County
Lessor:	Seven Six Partners, LLC
OpCo/Tenant:	Trilogy Mission RX, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**PCA NuScriptRX**
Street Address:	5215 Linbar Drive, Suite 210
City, State, Zip:	Nashville, TN 37211
County	Davidson County
Lessor:	Firstcal Industrial Acquisition, LLC
OpCo/Tenant:	Trilogy NuScriptRX, LLC {DE}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**Liberty Heights**
Street Address:	12105 Ambassador Drive
City, State, Zip:	Colorado Springs, CO 80921
County	El Paso County
Lessor:	GA HC REIT Liberty TRS SUB, LLC
OpCo/Tenant:	Paragon Outpatient Rehabilitation Services, LLC {IN}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**Lincolnwood Place**
Street Address:	7000 North McCormick Blvd.
City, State, Zip:	Licolnwood, IL 60712
County	Cook County
Lessor:	GA HC REIT II Lincolnwood TRS SUB, LLC
OpCo/Tenant:	Paragon Outpatient Rehabilitation Services, LLC {IN}
Third party IGT Subtenant/Operator (if applicable):	N/A

SCHEDULE 6.22(a) – PAGE 12

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Facility Name:	**Evergreen Retirement Community**
Street Address:	230 W. Galbraith Road
City, State, Zip:	Cincinnati, OH 45215
County	Hamilton County
Lessor:	GA HC REIT II Evergreen TRS SUB, LLC
OpCo/Tenant:	Paragon Outpatient Rehabilitation Services, LLC {IN}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**Seasons Retirement Community**
Street Address:	7100 Dearwester Drive
City, State, Zip:	Cincinnati, OH 45236
County	Hamilton County
Lessor:	GA HC REIT II Seasons TRS SUB, LLC
OpCo/Tenant:	Paragon Outpatient Rehabilitation Services, LLC {IN}
Third party IGT Subtenant/Operator (if applicable):	N/A

Facility Name:	**Clarendale of Schererville**
Street Address:	7770 Burr Street
City, State, Zip:	Schererville, IN 46375
County	Lake County
Lessor:	Ryan Companies
OpCo/Tenant:	Paragon Outpatient Rehabilitation Services, LLC {IN}
Third party IGT Subtenant/Operator (if applicable):	N/A

SCHEDULE 6.22(a) – PAGE 13

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SCHEDULE 6.22(b)

REAL ESTATE EXCEPTIONS

No exceptions, other than such matters as may be disclosed on the Title Policies and/or the Surveys.

SCHEDULE 6.22(b) – PAGE 1

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SCHEDULE 6.24

OTHER DEBT

1. Trilogy Investors is a guarantor under that certain Construction Loan Agreement dated as of March 13, 2018, by and among Trilogy Real Estate Kosciusko, LLC and Trilogy Real Estate Ferdinand II, LLC, as borrowers, and CIBC Bank USA, as the lender, providing for a construction loan in the principal amount of up to $20,827,500.

2. Trilogy Investors is a guarantor, jointly and severally with EB Partners, LLC, of the obligations of the borrowers under that certain Term Loan Agreement dated as of June 28, 2019, by and among, RHS PropCo Mooresville, LLC, Trilogy Real Estate Bloomington, LLC, Trilogy Real Estate Floyd, LLC and RHS Partners of Mooresville, LLC Trilogy Healthcare of Bloomington, LLC, Trilogy Healthcare of Floyd, LLC, KeyBank National Association, and the other lending institutions which are or may become parties thereto, providing for a term loan in the principal amount of up to $43,300,000.

3. Trilogy Investors is a guarantor of the tenant's purchase obligation in the amount of $10,100,000 under that certain Development and Lease Agreement dated and effective as of January 1, 2018, by and between DMK Pickerington, LLC, as the landlord and Trilogy Real Estate Fairfield, LLC, as the tenant.

4. Trilogy Investors is a guarantor of the tenant's purchase obligation in the amount of $7,600,000, pertaining to the villas, clubhouse and the building containing thirty five assisted living / memory care beds, under that certain Development and Lease Agreement dated and effective as of May 31, 2017, by and between TGY Muncie, LLC, as the landlord, and Trilogy Real Estate Muncie, LLC, as the tenant.

SCHEDULE 6.24 – PAGE 1

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SCHEDULE 6.32

HEALTHCARE EXCEPTIONS

None.

SCHEDULE 6.32 – PAGE 1

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SCHEDULE 7.19

BANK ACCOUNTS

Each of the bank accounts listed below are Deposit Accounts.

Bank	**IGT Hospital**	**Campus**	**Government Account Number**	**Non-Government Account Number**
KeyBank	Henry County Memorial Hospital	Silver Oaks Health Campus	359681394441	359681394425
KeyBank	Harrison County Hospital	Harrison Springs Health Campus	359681532313	359681532305
KeyBank	Good Samaritan Hospital	West River Health Campus	359681393138	359681393203
KeyBank	Hancock Regional Hospital	Cedar Creek Health Campus	359681396677	359681396685
KeyBank	Witham Memorial Hospital *a/k/a* Board of Trustees of the Flavius J. Witham Memorial Hospital *a/k/a* Witham Health Services.	White Oak Health Campus	359681393963	359681393997
KeyBank	Daviess County Hospital	Autumn Woods Health Campus	359681395075	359681395083
KeyBank	Jackson Schneck Memorial Hospital	Covered Bridge Health Campus	359681393880	359681393906
KeyBank	Putnam County Hospital	Cobblestone Crossing Health Campus	359681393823	359681393831
KeyBank	Hancock Regional Hospital	Paddock Springs Health Campus	359681392940	359681392981
KeyBank	Daviess County Hospital	The Villages at Oak Ridge	359681405395	359681405387
KeyBank	Hancock Regional Hospital	Morrison Woods Health Campus	359681396750	359681396768

SCHEDULE 7.19 – PAGE 1

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SCHEDULE 7.30

IGT TRANSACTIONS

Facility Name	**IGT Hospital**	**Operator**
Silver Oaks Health Campus	Henry County Memorial Hospital	Trilogy Healthcare of Columbus, LLC
Harrison Springs Health Campus	Harrison County Hospital	Trilogy Healthcare of Corydon, LLC
West River Health Campus	Good Samaritan Hospital	Trilogy Healthcare of Vanderburgh, LLC
Cedar Creek Health Campus	Hancock Regional Hospital	Trilogy Healthcare of Lowell, LLC
White Oak Health Campus	Witham Memorial Hospital *a/k/a* Board of Trustees of the Flavius J. Witham Memorial Hospital *a/k/a* Witham Health Services.	Trilogy Healthcare of Monticello, LLC
Autumn Woods Health Campus	Daviess County Hospital	Trilogy Healthcare of New Albany, LLC
Covered Bridge Health Campus	Jackson Schneck Memorial Hospital	Trilogy Healthcare of Seymour, LLC
Cobblestone Crossing Health Campus	Putnam County Hospital	Trilogy Healthcare of Vigo, LLC
Paddock Springs Health Campus	Hancock Regional Hospital	Trilogy Healthcare of Milford, LLC
The Villages at Oak Ridge	Daviess County Hospital	Trilogy Healthcare of Daviess, LLC
Morrison Woods Campus	Hancock Regional Hospital	Trilogy Healthcare Operations of Muncie, LLC

SCHEDULE 7.30 – PAGE 1
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SCHEDULE 10.10

ELIGIBLE OWNED REAL ESTATE QUALIFICATION DOCUMENTS

With respect to any parcel of Real Estate of a Borrower to be included as a Collateral Property, each of the following:

(a) Description of Collateral Property. A narrative description of the Real Estate, the improvements thereon, the tenants and Leases relating to such Real Estate, the market in which such Real Estate is located and the competition located in such market.

(b) Security Documents. Such Security Documents relating to such Real Estate as Administrative Agent shall in good faith require, and such Security Documents required by Section 7.20, in each case, duly executed and delivered by the respective parties thereto, in order to grant to Administrative Agent, for the benefit of the Secured Parties, a first priority lien and security interest of such Real Estate and the OpCo Affiliate's interest as lessee, and the Equity Interests issued by each such Borrower, as required by the Credit Agreement.

(c) Authority Documents. Such organizational and formation documents of such Borrowers as Administrative Agent shall in good faith require.

(d) Enforceability Opinion. The favorable legal opinion of counsel to such Borrowers, from counsel reasonably acceptable to Administrative Agent and qualified to practice in the State in which such Real Estate is located, addressed to the Lenders, Swing Loan Lender, Administrative Agent and Revolving Agent and covering the enforceability of such Security Documents and such other matters as Administrative Agent shall reasonably request.

(e) Perfection of Liens. Evidence reasonably satisfactory to Administrative Agent that the Security Documents are effective to create in favor of Administrative Agent a legal, valid and enforceable first lien or security title and security interest in such Real Estate and the OpCo Affiliate's interest as lessee and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security title or security interests have been duly effected.

(f) Survey and Taxes. The Survey of such Real Estate, together with the Surveyor Certification and evidence of payment of all real estate taxes, assessments and municipal charges on such Real Estate which on the date of determination are required to have been paid under Section 7.8.

(g) Title Insurance; Title Exception Documents. The Title Policy (or "marked" commitment/pro forma policy for a Title Policy) covering such Real Estate, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and copies of all documents listed as exceptions under such policy.

(h) UCC Certification. A certification from the Title Insurance Company, records search firm, or counsel satisfactory to Administrative Agent that a search of the appropriate public records disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect any property, rights or interests of any of Borrowers that are or are intended to be subject to the security interest, security title, assignments, and mortgage liens created by the Security Documents relating to such Real Estate and the OpCo Affiliate's interest as lessee except to the extent that the same are discharged and removed prior to

SCHEDULE 10.10 – PAGE 1

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or simultaneously with the inclusion of the Real Estate in the Collateral or any Liens otherwise approved by Administrative Agent’s Special Counsel in its review of the Title Policy covering such Real Estate. (i) Management Agreement. A true, correct and complete copy of the Management Agreement relating to such Real Estate, which shall be in the form and substance reasonably satisfactory to Administrative Agent and a subordination of the manager’s rights thereunder to the rights of Administrative Agent and the Lenders under the Loan Documents. (j) Leases. True, correct and complete copies of all Leases and material subleases relating to such Real Estate and a Facility Occupancy Report for such Real Estate for the preceding twelve (12)-month period certified by Parent as accurate and complete as of a recent date, each of which shall be in form and substance reasonably satisfactory to Administrative Agent. (k) Contracts. True, correct and complete copies of all other material contracts and leases of property, plant or equipment relating to such Real Estate certified by Parent as accurate and complete as of a recent date, each of which shall be in form and substance reasonably satisfactory to Administrative Agent. (l) Subordination Agreements. A Subordination and Attornment Agreement from each tenant of such Real Estate as required by Administrative Agent. (m) Estoppel Certificates. Estoppel certificates from each tenant of such Real Estate and such certificates to be dated after execution of the applicable Lease and in any event not more than thirty (30) days prior to the inclusion of such Real Estate in the Collateral, each such estoppel certificate to be in form and substance reasonably satisfactory to Administrative Agent. (n) Certificates of Insurance. Each of (i) a current certificate of insurance as to the insurance maintained by Borrowers or Operator on such Real Estate (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms (and with respect to any required flood insurance coverage, policies and other regulatory proof of coverage), (ii) certificates evidencing such insurance, and (iii) such further information and certificates from Borrowers, Operators, their respective insurers and insurance brokers as Administrative Agent may reasonably request, all of which shall be in compliance with the requirements of this Agreement. (o) Property Condition Report. A property condition report from a firm of professional engineers or architects selected by Borrowers and reasonably acceptable to Administrative Agent satisfactory in date, form and content to Administrative Agent, addressing such matters as Administrative Agent may reasonably require. (p) Hazardous Substance Assessments. An environmental report addressed to Administrative Agent (or the subject of a reliance letter addressed to, and in a form reasonably satisfactory to, Administrative Agent) concerning any Hazardous Substances or asbestos on such Real Estate from the Environmental Engineer, such report to have a date reasonably satisfactory to Administrative Agent and to contain no qualifications except those that are acceptable to the Majority Real Estate Revolving Loan Lenders in their reasonable discretion and to otherwise be in form and substance reasonably satisfactory to Administrative Agent in its sole discretion. SCHEDULE 10.10 – PAGE 2 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (q) Zoning and Land Use Compliance. Such evidence regarding zoning and land use compliance as Administrative Agent may require and approve in its reasonable discretion, including a zoning report in form and substance satisfactory to Administrative Agent. (r) Certificate of Occupancy. Unless covered by a zoning report, and to the extent available, a copy of the certificate(s) of occupancy issued to any Borrower for such parcel of Real Estate permitting the use and occupancy of the Building thereon (or a copy of the certificates of occupancy issued for such parcel of Real Estate and evidence satisfactory to Administrative Agent that any previously issued certificate(s) of occupancy is not required to be reissued to such Borrower), or a legal opinion or certificate from the appropriate authority reasonably satisfactory to Administrative Agent that no certificates of occupancy are necessary to the use and occupancy thereof. (s) License and Permits. A copy of any permits or any licenses needed to operate any Collateral Properties, including the Primary Licenses, and evidence reasonably satisfactory to Administrative Agent that all such licenses and permits are in full force and effect. (t) Appraisal. An Appraisal of such Real Estate, in form and substance satisfactory to Administrative Agent as provided in Section 5.2 and having a date reasonably acceptable to Administrative Agent. (u) Environmental Disclosure. Such evidence regarding compliance with Section 6.19(d) as Administrative Agent may reasonably require. (v) Flood. A flood hazard determination on a FEMA approved form and a signed notification, if applicable, to the required qualification documents if such Real Estate is in a flood zone. (w) Financial Information. (i) Two (2) years of annual operating statements for such Real Estate, a year-to-date operating statement for such Real Estate and monthly operating statements for such Real Estate for the twelve (12) months most recently completed and (ii) a pro forma calculation of Collateral Pool Value and covenant compliance certificate showing the impact of such Real Estate. (x) KYC. Each Borrower and any other Person reasonably requested by any Lender shall have complied with all know-your-customer and anti-money laundering requirements of the Lenders, including the Patriot Act and the provision of a Beneficial Ownership Certification. (y) Additional Documents. Such other agreements, documents, certificates, reports, assurances or due diligence deliverables as Administrative Agent may reasonably require. SCHEDULE 10.10 – PAGE 3 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 SCHEDULE 10.11 ELIGIBLE VILLA UNIT QUALIFICATION DOCUMENTS With respect to any Villa Unit complex of a Borrower to be included as a Collateral Property, each of the following: (a) Description of Collateral Property. A narrative description of the Collateral Property on which such Villa Units will be located, the tenants and Leases relating to thereto, the market in which such Collateral Property is located and the competition located in such market. (b) Description of Villa Units. All information reasonably requested by Administrative Agent with respect to the design, location and number of Villa Units, including the Plans and Specifications, which information shall be in form and substance reasonably acceptable to Administrative Agent; (c) Construction Budget and other Construction Requirements. Delivery of the Construction Budget and a schedule for completion for such Villa Units, which Construction Budget and schedule are in form and substance reasonably acceptable to Administrative Agent and demonstrates the ability of such Borrower to complete such Villa Units in a timely manner and in accordance with the information provided in clause (b) of this Schedule 10.11, and satisfactory completion of all other customary construction requirements of Administrative Agent, including delivery of construction contracts, assignments thereof in favor of Administrative Agent and a site plan. (d) Security Documents. Such Security Documents relating to such Villa Units as Administrative Agent shall in good faith require, duly executed and delivered by the respective parties thereto, in order to grant to Administrative Agent, for the benefit of the Secured Parties, a first priority lien and security interest of such Villa Units and the OpCo Affiliates’ interest as lessee, and the equity interests issued by each such Borrower, as required by the Credit Agreement. (e) Authority Documents. Such organizational and formation documents of such Borrowers as Administrative Agent shall in good faith require. (f) Enforceability Opinion. The favorable legal opinion of counsel to such Borrowers, from counsel reasonably acceptable to Administrative Agent and qualified to practice in the State in which such Villa Units are located, addressed to the Lenders, Swing Loan Lender, Administrative Agent and Revolving Agent and covering the enforceability of such Security Documents and such other matters as Administrative Agent shall reasonably request. (g) Perfection of Liens. Evidence reasonably satisfactory to Administrative Agent that the Security Documents are effective to create in favor of Administrative Agent a legal, valid and enforceable first lien or security title and security interest in such Villa Units and the OpCo Affiliates’ interest as lessee, and the equity interests issued by each such Borrower, and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security title or security interests have been duly effected. (h) Survey and Taxes. The Survey of such Collateral Property, together with the Surveyor Certification and evidence of payment of all real estate taxes, assessments and municipal charges on such Collateral Property and such Villa Units which on the date of determination are required to have been paid under Section 7.8. SCHEDULE 10.11 – PAGE 1 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4 (i) Title Insurance; Title Exception Documents. The Title Policy (or “marked” commitment/pro forma policy for a Title Policy) covering such Collateral Property and such Villa Units, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and copies of all documents listed as exceptions under such policy. (j) Management Agreement. A true, correct and complete copy of the Management Agreement relating to such Real Estate, which shall be in the form and substance reasonably satisfactory to Administrative Agent and a subordination of the manager’s rights thereunder to the rights of Administrative Agent and the Lenders under the Loan Documents. (k) Leases. True, correct and complete copies of all Leases and subleases relating to such Real Estate and a Facility Occupancy Report for such Real Estate for the preceding twelve (12)-month period certified by Parent as accurate and complete as of a recent date, each of which shall be in form and substance reasonably satisfactory to Administrative Agent. (l) Contracts. (i) True, correct and complete copies of all other contracts and leases of property, plant or equipment relating to such Real Estate certified by Parent as accurate and complete as of a recent date, each of which shall be in form and substance reasonably satisfactory to Administrative Agent and (ii) upon the request of Administrative Agent, true, correct and complete copies of all agreements related to the design and construction of the Villa Units and all permits for building and development of the Villa Units. (m) Subordination Agreements. A Subordination and Attornment Agreement from each tenant of such Real Estate as required by Administrative Agent. (n) UCC Certification. A certification from the Title Insurance Company, records search firm, or counsel satisfactory to Administrative Agent that a search of the appropriate public records disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect any property, rights or interests of any of Borrowers that are or are intended to be subject to the security interest, security title, assignments, and mortgage liens created by the Security Documents relating to such Collateral Property and such Villa Units and the OpCo Affiliates’ interest as lessee except to the extent that the same are discharged and removed prior to or simultaneously with the inclusion of the Villa Units in the Collateral or any Liens otherwise approved by Administrative Agent’s Special Counsel in its review of the Title Policy covering such Real Estate. (o) Certificates of Insurance. Each of (i) a current certificate of insurance as to the insurance maintained by Borrowers on such Collateral Property and such Villa Units (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms, (ii) certificates evidencing such insurance, and (iii) such further information and certificates from Borrowers, their respective insurers and insurance brokers as Administrative Agent may reasonably request, all of which shall be in compliance with the requirements of this Agreement. (p) Hazardous Substance Assessments. An environmental report addressed to Administrative Agent (or the subject of a reliance letter addressed to, and in a form reasonably satisfactory to, Administrative Agent) concerning any Hazardous Substances and asbestos on such Collateral Property and Villa Units from the Environmental Engineer, such report to have a date reasonably satisfactory to Administrative Agent and to contain no qualifications except those that are SCHEDULE 10.11 – PAGE 2 US_Active\120558968\V-3 US_ACTIVE\122519032\V-4

acceptable to the Majority Real Estate Revolving Loan Lenders in their reasonable discretion and to otherwise be in form and substance reasonably satisfactory to Administrative Agent in its sole discretion.

(q) Zoning and Land Use Compliance. Such evidence regarding zoning and land use compliance as Administrative Agent may require and approve in its reasonable discretion, including a zoning report in form and substance satisfactory to Administrative Agent.

(r) License and Permits. A copy of any permits or any licenses needed to construct and operate the Villa Units, including, as applicable, the Primary Licenses.

(s) Environmental Disclosure. Such evidence regarding compliance with Section 6.19(d) as Administrative Agent may reasonably require.

(t) Flood. A flood hazard determination on a FEMA approved form and a signed notification, if applicable, to the required qualification documents if such Real Estate is in a flood zone.

(u) KYC. Each Borrower and any other Person reasonably requested by any Lender shall have complied with all know-your-customer and anti-money laundering requirements of the Lenders, including the Patriot Act and the provision of a Beneficial Ownership Certification.

(v) Appraisal. An Appraisal of such Villa Units, in form and substance satisfactory to Administrative Agent as provided in Section 5.2 and having a date reasonably acceptable to Administrative Agent.

(w) Financial Information. A pro forma calculation of Collateral Pool Value and covenant compliance certificate showing the impact of such Real Estate.

(x) Additional Documents. Such other agreements, documents, certificates, reports, assurances or due diligence deliverables as Administrative Agent may reasonably require.

SCHEDULE 10.11 – PAGE 3

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EXHIBITS AND SCHEDULES

Exhibits:

Exhibit A	FORM OF A/R REVOLVING LOAN NOTE
Exhibit B	FORM OF REAL ESTATE REVOLVING LOAN NOTE
Exhibit C	FORM OF SWING LOAN NOTE
Exhibit D	FORM OF JOINDER
Exhibit E	RESERVED
Exhibit F	FORM OF REQUEST FOR LOAN/CONVERSION
Exhibit G	FORM OF LETTER OF CREDIT REQUEST
Exhibit H	FORM OF LETTER OF CREDIT APPLICATION
Exhibit I	FORMS OF U.S. TAX COMPLIANCE CERTIFICATES
Exhibit J	FORM OF REAL ESTATE BORROWING BASE CERTIFICATE
Exhibit K	FORM OF A/R BORROWING BASE CERTIFICATE
Exhibit L	FORM OF COMPLIANCE CERTIFICATE
Exhibit M	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Schedules:

Schedule 1.1(a)	LENDERS, COMMITMENTS AND COMMITMENT PERCENTAGES
Schedule 1.1(b)	PRE-APPROVED COLLATERAL PROPERTIES
Schedule 1.1(c)	PRE-APPROVED VILLA UNITS
Schedule 1.1(d)	BORROWERS PROVIDING A/R COLLATERAL
Schedule 1.1(e)	BORROWERS OWNING OR OPERATING A COLLATERAL PROPERTY
Schedule 4.3	ACCOUNTS
Schedule 6.3	TITLE TO PROPERTIES
Schedule 6.6	TRADEMARKS, TRADE NAMES
Schedule 6.7	PENDING LITIGATION
Schedule 6.10	TAX STATUS; TAX IDENTIFICATION NUMBERS
Schedule 6.14	CERTAIN TRANSACTIONS
Schedule 6.17	TRADE NAME/PLACE OF BUSINESS
Schedule 6.20(a)	ORGANIZATIONAL STRUCTURE
Schedule 6.20(b)	UNCONSOLIDATED AFFILIATES OF BORROWERS AND THEIR SUBSIDIARIES
Schedule 6.21	LEASES, ETC.
Schedule 6.22(a)	REAL ESTATE AS OF THE CLOSING DATE
Schedule 6.22(b)	REAL ESTATE EXCEPTIONS

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Schedule 6.24	OTHER DEBT
Schedule 6.32	HEALTHCARE EXCEPTIONS
Schedule 7.19	BANK ACCOUNTS
Schedule 7.30	IGT TRANSACTIONS
Schedule 10.10	ELIGIBLE OWNED REAL ESTATE QUALIFICATION DOCUMENTS
Schedule 10.11	ELIGIBLE VILLA UNIT QUALIFICATION DOCUMENTS

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TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION 1
Section 1.1 Definitions 1
Section 1.2 Rules of Interpretation 4548
Section 1.3 Rates 4751
SECTION 2. THE CREDIT FACILITY 4751
Section 2.1 Real Estate Revolving Loans 4751
Section 2.2 A/R Revolving Loans 4852
Section 2.3 Facility Unused Fees 4953
Section 2.4 Swing Loan Commitment 4953
Section 2.5 Interest on Loans 5357
Section 2.6 Requests for Loans 5357
Section 2.7 Funds for Loans 5357
Section 2.8 Use of Proceeds 5458
Section 2.9 Letters of Credit 5458
Section 2.10 Increase in Commitments 5761
Section 2.11 Extension of Maturity Date 6165
Section 2.12 Defaulting Lenders 6266
Section 2.13 Borrowing Agency Provisions; Joint and Several Liability; Waivers 6569
Section 2.14 Termination or Reduction of the Commitments 6973
Section 2.15 No Novation 7074
SECTION 3. REPAYMENT OF THE LOANS 7074
Section 3.1 Stated Maturity 7074
Section 3.2 Mandatory Prepayments 7074
Section 3.3 Optional Prepayments 7175
Section 3.4 Partial Prepayments 7175
Section 3.5 Effect of Prepayments 7175
Section 3.6 Application of Payments 7175
SECTION 4. CERTAIN GENERAL PROVISIONS 7377

Section 4.1	Conversion/Continuation Options	~~73~~77
Section 4.2	Fees	~~73~~77
Section 4.3	Funds for Payments	~~74~~78

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TABLE OF CONTENTS
(continued)

Page

Section 4.4 Computations 7882
Section 4.5 Suspension of LIBOR Rate Loans78Temporary Inability to Determine Rates 82
Section 4.6 Illegality 7882
Section 4.7 Additional Interest 78Breakage Compensation 83
Section 4.8 Additional Costs, Etc. 7983
Section 4.9 Capital Adequacy 8084
Section 4.10 Breakage Costs 80Intentionally Omitted 85
Section 4.11 Default Interest; Late Charge 8085
Section 4.12 Certificate 8185
Section 4.13 Limitation on Interest 8185
Section 4.14 Certain Provisions Relating to Increased Costs 8186
Section 4.15 Successor LIBOR Rate IndexPermanent Ability to Determine Rate; Benchmark Replacement. 8286
SECTION 5. COLLATERAL SECURITY 8687
Section 5.1 Collateral 8687
Section 5.2 Appraisals 8688
Section 5.3 Release of Collateral Properties 8688
Section 5.4 Addition of Collateral Properties and Villa Units 8889
Section 5.5 Additional Borrowers 8991
Section 5.6 Release of Collateral 9092
SECTION 6. REPRESENTATIONS AND WARRANTIES 9092
Section 6.1 Corporate Authority, Etc. 9092
Section 6.2 Governmental Approvals 9193
Section 6.3 Title to Properties 9193
Section 6.4 Financial Statements 9193
Section 6.5 No Material Changes 9193
Section 6.6 Franchises, Patents, Copyrights, Etc. 9193
Section 6.7 Litigation 9293
Section 6.8 No Material Adverse Contracts, Etc. 9294
Section 6.9 Compliance with Other Instruments, Laws, Etc. 9294
Section 6.10 Tax Status 9294

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TABLE OF CONTENTS
(continued)

Page

Section 6.11 No Event of Default ~~92~~94
Section 6.12 Investment Company Act ~~93~~94
Section 6.13 Setoff, Etc. ~~93~~94
Section 6.14 Certain Transactions ~~93~~95
Section 6.15 Employee Benefit Plans ~~93~~95
Section 6.16 Disclosure ~~93~~95
Section 6.17 Trade Name; Place of Business ~~94~~96
Section 6.18 Regulations T, U and X ~~94~~96
Section 6.19 Environmental Compliance ~~94~~96
Section 6.20 Subsidiaries; Organizational Structure ~~95~~97
Section 6.21 Leases ~~95~~97
Section 6.22 Real Estate ~~97~~98
Section 6.23 Brokers ~~98~~100
Section 6.24 Other Debt ~~98~~100
Section 6.25 Solvency ~~98~~100
Section 6.26 No Bankruptcy Filing ~~98~~100
Section 6.27 No Fraudulent Intent ~~98~~100
Section 6.28 Transaction in Best Interests of Borrowers and Guarantors; Consideration ~~98~~100
Section 6.29 Contribution Agreement ~~99~~100
Section 6.30 Representations and Warranties of Borrowers ~~99~~101
Section 6.31 OFAC ~~99~~101
Section 6.32 Healthcare Representations ~~99~~101
Section 6.33 FDA Regulatory Compliance. ~~101~~103
Section 6.34 Accounts ~~102~~104
Section 6.35 Ground Lease ~~102~~104
Section 6.36 Labor Matters ~~102~~104
Section 6.37 Single Purpose Entity/Separateness ~~103~~105
Section 6.38 Holding Companies ~~105~~106
Section 6.39 Michigan Lessees ~~105~~106
SECTION 7. AFFIRMATIVE COVENANTS ~~105~~107

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Section 7.1	Punctual Payment	~~105~~107
Section 7.2	Maintenance of Office	~~105~~107
Section 7.3	Records and Accounts	~~105~~107
Section 7.4	Financial Statements; Borrowing Base Information; other Certificates and Information	~~106~~107
Section 7.5	Notices	~~111~~113
Section 7.6	Existence; Maintenance of Properties	~~113~~115
Section 7.7	Insurance; Condemnation	~~113~~115
Section 7.8	Taxes; Liens	~~118~~120
Section 7.9	Inspection of Properties and Books	~~119~~120
Section 7.10	Compliance with Laws, Contracts, Licenses, and Permits	~~119~~121
Section 7.11	Further Assurances	~~119~~121
Section 7.12	Collateral Properties	~~120~~121
Section 7.13	Business Operations	~~121~~122
Section 7.14	Healthcare Laws and Covenants	~~121~~123
Section 7.15	Registered Service Mark	~~123~~125
Section 7.16	Distributions of Income to Borrowers	~~123~~125
Section 7.17	Plan Assets	~~124~~125
Section 7.18	Assignments and Records of Accounts; Verification of Accounts	~~124~~125
Section 7.19	Bank Accounts	~~124~~126
Section 7.20	Formation of Subsidiaries	~~126~~127
Section 7.21	Separateness	~~126~~128
Section 7.22	EIK	~~126~~128
Section 7.23	Construction of Villa Units	~~127~~128
Section 7.24	Inspection by Administrative Agent or any Lender of Construction at the Villa Units Complexes	~~127~~128
Section 7.25	Mechanics' Liens and Contest Thereof	~~127~~129
Section 7.26	Settlement of Mechanics' Lien Claims	~~127~~129
Section 7.27	Villa Unit Advances	~~127~~129
Section 7.28	Sanctions	~~128~~129
Section 7.29	KYC	~~128~~130

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Section 7.30	Existing and Future IGT Transactions.	~~128~~130
Section 7.31	Post-Closing Obligations	~~130~~132
SECTION 8.	NEGATIVE COVENANTS	~~131~~132
Section 8.1	Restrictions on Indebtedness	~~131~~132
Section 8.2	Restrictions on Liens, Etc.	~~132~~134
Section 8.3	Restrictions on Investments	~~134~~136
Section 8.4	Merger, Consolidation	~~136~~137
Section 8.5	Sale and Leaseback	~~136~~138
Section 8.6	Compliance with Environmental Laws	~~136~~138
Section 8.7	Distributions by Borrowers	~~138~~139
Section 8.8	Asset Sales	~~138~~139
Section 8.9	Restriction on Prepayment of Indebtedness	~~138~~140
Section 8.10	Zoning and Contract Changes and Compliance	~~138~~140
Section 8.11	Derivatives Contracts	~~139~~140
Section 8.12	Transactions with Affiliates	~~139~~140
Section 8.13	Equity Pledges	~~139~~140
Section 8.14	Management Fees	~~139~~141
Section 8.15	Inconsistent Agreements	~~139~~141
Section 8.16	Leases of Property	~~139~~141
Section 8.17	Management	~~140~~142
Section 8.18	OpCo Affiliate Indebtedness	~~141~~142
Section 8.19	Subordination	~~141~~142
SECTION 9.	FINANCIAL COVENANTS	~~141~~143
Section 9.1	Borrowing Base Availability	~~141~~143
Section 9.2	Total Adjusted EBITDAR to Consolidated Fixed Charges	~~142~~143
Section 9.3	Minimum Consolidated Net Worth	~~142~~144
Section 9.4	Recourse Indebtedness	~~142~~144
Section 9.5	Distributions	~~142~~144
Section 9.6	Minimum Collateral Properties Requirement	~~143~~145
SECTION 10.	CLOSING CONDITIONS	~~143~~145
Section 10.1	Closing Date	~~143~~145

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SECTION 11. CONDITIONS TO ALL BORROWINGS ~~146~~148
- Section 11.1 Representations True; No Default ~~146~~148
- Section 11.2 Borrowing Documents ~~146~~148
- Section 11.3 Endorsement to Title Policy ~~146~~148
- Section 11.4 Future Advances Tax Payment ~~147~~148

SECTION 12. EVENTS OF DEFAULT; ACCELERATION; ETC. ~~147~~148
- Section 12.1 Events of Default and Acceleration ~~147~~148
- Section 12.2 Certain Cure Periods; Limitation of Cure Periods ~~152~~153
- Section 12.3 Termination of Total Commitment ~~153~~154
- Section 12.4 Remedies ~~153~~155
- Section 12.5 Collateral Account ~~154~~155

SECTION 13. SETOFF ~~155~~156

SECTION 14. AGENTS ~~155~~157
- Section 14.1 Authorization ~~155~~157
- Section 14.2 Employees and Agents ~~156~~157
- Section 14.3 No Liability ~~156~~157
- Section 14.4 No Representations ~~156~~158
- Section 14.5 Payments ~~157~~158
- Section 14.6 Holders of Notes ~~157~~159
- Section 14.7 Indemnity ~~157~~159
- Section 14.8 Agents as Lenders ~~158~~159
- Section 14.9 Resignation ~~158~~159
- Section 14.10 Duties in the Case of Enforcement ~~158~~160
- Section 14.11 Request for Agent Action ~~159~~160
- Section 14.12 Bankruptcy ~~159~~161
- Section 14.13 Reliance by Agents ~~159~~161
- Section 14.14 Approvals ~~160~~161
- Section 14.15 Collateral ~~160~~162
- Section 14.16 Borrowers Not Beneficiaries ~~160~~162
- Section 14.17 Intercreditor Agreements ~~161~~162
- Section 14.18 Release of Collateral ~~161~~162

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Section 14.19 Erroneous Payments ~~161~~163

SECTION 15. EXPENSES 165

SECTION 16. INDEMNIFICATION 166

SECTION 17. SURVIVAL OF COVENANTS, ETC. 167

SECTION 18. ASSIGNMENT AND PARTICIPATION 167

Section 18.1 Conditions to Assignment by Lenders 167

Section 18.2 Register 168

Section 18.3 New Notes 168

Section 18.4 Participations 169

Section 18.5 Pledge by Lender 169

Section 18.6 No Assignment by Borrowers 170

Section 18.7 Disclosure 170

Section 18.8 Mandatory Assignment 170

Section 18.9 Amendments to Loan Documents 171

Section 18.10 Titled Agents 171

SECTION 19. NOTICES 171

SECTION 20. RELATIONSHIP 173

SECTION 21. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE 173

SECTION 22. HEADINGS 174

SECTION 23. COUNTERPARTS 174

SECTION 24. ENTIRE AGREEMENT, ETC. 174

SECTION 25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS 174

SECTION 26. DEALINGS WITH BORROWERS 175

SECTION 27. CONSENTS, AMENDMENTS, WAIVERS, ETC. 175

SECTION 28. SEVERABILITY 177

SECTION 29. TIME OF THE ESSENCE 177

SECTION 30. NO UNWRITTEN AGREEMENTS 177

SECTION 31. REPLACEMENT NOTES 177

SECTION 32. NO THIRD PARTIES BENEFITED 177

SECTION 33. PATRIOT ACT 178

SECTION 34. BANK PRODUCT PROVIDERS AND LENDER HEDGE PROVIDERS 178

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SECTION 35.	ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF AFFECTED FINANCIAL INSTITUTIONS	178
SECTION 36.	CONSENT TO AMENDMENT AND RESTATEMENT; EFFECT OF AMENDMENT AND RESTATEMENT	179
SECTION 37.	WAIVER OF CLAIMS	179
SECTION 38.	ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCs	179

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Document comparison by Workshare 10.0 on Monday, December 19, 2022 4:03:58 PM

Input:	
Document 1 ID	iManage://WORKSITE.US.DENTONS.COM/US_ACTIVE/122519032/1
Description	#122519032v1<WORKSITE.US.DENTONS.COM> - Trilogy - COMPOSITE First Amended and Restated Credit Agreement (with SOFR Amendments)
Document 2 ID	iManage://WORKSITE.US.DENTONS.COM/US_ACTIVE/122519032/4
Description	#122519032v4<WORKSITE.US.DENTONS.COM> - KeyBank/Trilogy - Third Amendment to First AR Credit Agreement - Annex 1
Rendering set	Underline Strikethrough

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